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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Sonus Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONUS PHARMACEUTICALS, INC.
1522 217th Place SE, Suite 100
Bothell, Washington 98021
Telephone: (425) 487-9500

July 3, 2008

Dear Fellow Stockholder:

        The Board of Directors of Sonus Pharmaceuticals, Inc., a Delaware corporation, has approved an arrangement, which we refer to as the Arrangement, with OncoGenex Technologies Inc., a corporation organized pursuant to the Canada Business Corporations Act, or CBCA, pursuant to which Sonus will issue shares of its common stock in exchange for all of the outstanding securities of OncoGenex, resulting in OncoGenex becoming a wholly owned subsidiary of Sonus. The Board believes that the Arrangement will create a biopharmaceutical company with a strong oncology pipeline for a range of oncology indications with the resources to achieve near-term milestones. Your vote is very important and we ask for your support in approving the issuance of Sonus common stock in connection with the proposed Arrangement.

        On May 27, 2008, Sonus and OncoGenex entered into an Arrangement Agreement pursuant to which Sonus agreed to issue at closing that number of shares of its common stock equal to the number of its shares outstanding immediately prior to the closing of the Arrangement in exchange for all of the outstanding securities of OncoGenex. The Arrangement would cause the OncoGenex securityholders existing immediately prior to the closing to own 50% of the outstanding shares of Sonus common stock immediately following the closing. An additional 25,000,000 shares will be held in escrow and released to OncoGenex's securityholders upon the achievement of specified milestones. In addition, the Arrangement Agreement provides for the assumption by Sonus of all of the outstanding options to purchase OncoGenex common stock. Following the closing, Sonus stockholders will continue to own their existing Sonus common stock, which will not be affected by the Arrangement. Under the terms of the Arrangement Agreement, the proposed transactions would be consummated pursuant to a Plan of Arrangement under the CBCA which requires approval by OncoGenex securityholders and the Supreme Court of British Columbia.

        Your vote is very important.    The Arrangement cannot be completed unless Sonus stockholders approve the issuance of Sonus common stock in connection with the Arrangement. Completion of the Arrangement is also subject to other customary conditions.

        We are holding an annual and special meeting of our stockholders, which we refer to as the Meeting, to vote on the proposals necessary to complete the Arrangement and certain other matters unrelated to the Arrangement. The Meeting will be held on August 19, 2008, at 9:00 a.m., Pacific time, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington 98101. Notice of the Meeting and the related proxy statement are enclosed. More information about the Meeting, the Arrangement and the other business to be considered by Sonus stockholders is contained in this proxy statement. We encourage you to read this proxy statement carefully and in its entirety before voting.

        Whether or not you plan to attend the Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope. Stockholders who attend the Meeting may revoke their proxies and vote in person.

        Our Board of Directors unanimously recommends that you vote "FOR" the proposal to approve the issuance of Sonus common stock in connection with the Arrangement and "FOR" the other proposals described in this proxy statement.

        We enthusiastically support the issuance of shares of Sonus common stock in connection with the Arrangement and join our Board of Directors in recommending that you vote in favor of the proposals described in this proxy statement.

Sincerely,

Michael A. Martino President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state, provincial or territorial securities regulatory agency or authority has approved or disapproved the Arrangement, passed upon the merits or fairness of the Arrangement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated July 3, 2008, and is first being mailed to stockholders on or about July 9, 2008.

SONUS PHARMACEUTICALS, INC.
1522 217th Place SE, Suite 100
Bothell, Washington 98021
Telephone: (425) 487-9500

NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

        An Annual and Special Meeting of Stockholders of Sonus Pharmaceuticals, Inc., will be held on August 19, 2008, at 9:00 a.m., Pacific time, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington 98101, to consider and vote on the proposals listed below and to transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting:

  1.
  Approval of Arrangement.    To approve the issuance of Sonus common stock in connection with the Arrangement Agreement, dated as of May 27, 2008, by and between Sonus and OncoGenex Technologies Inc., a corporation organized pursuant to the CBCA, a copy of which is included as Annex A to the proxy statement accompanying this notice, and the Plan of Arrangement relating to the Arrangement Agreement, a copy of which is included as Annex B to the proxy statement accompanying this notice;

  2.
  Election of Directors.    To elect the following five members of the Board of Directors of Sonus to serve until the 2009 annual meeting of stockholders or until their successors are elected and qualified:

Michael A. Martino	Robert E. Ivy
Michelle G. Burris	Dwight Winstead
George W. Dunbar, Jr.
  3.
  Approval of Name Change.    To approve an amendment to Sonus' Amended and Restated Certificate of Incorporation to change Sonus' name to "OncoGenex Pharmaceuticals, Inc." effective immediately upon completion of the Arrangement;

  4.
  Approval of Reverse Stock Split.    To approve an amendment to Sonus' Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of the outstanding shares of Sonus' common stock within the range of 1-for-10 to 1-for-20, the final ratio to be determined by Sonus' Board of Directors immediately prior to the closing of the Arrangement, and (ii) reduce the number of authorized shares of Sonus' common stock from 75,000,000 to the number of shares which is equal to two times the number of shares of Sonus' common stock outstanding immediately following the closing of the Arrangement and the reverse stock split;

  5.
  Ratification of Independent Auditors.    To ratify the appointment of Ernst & Young LLP as Sonus' independent registered public accounting firm for the fiscal year ending December 31, 2008;

  6.
  Adjournments.    To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Meeting to solicit additional proxies; and

  7.
  Other Business.    To consider and act upon such other business and matters or proposals as may properly come before the Meeting or any adjournments or postponements thereof.

        The close of business on June 23, 2008 has been fixed as the record date for determining those Sonus stockholders entitled to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Meeting or any adjournments or postponements of the Meeting. Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.

        If Sonus stockholders wish to approve the Arrangement, they must approve Proposal No. 1 relating to the issuance of Sonus common stock to be made in connection with the Arrangement. The proposals to elect directors, amend Sonus' Amended and Restated Certificate of Incorporation to effect the name change and the reverse stock split, and ratify the appointment of Ernst & Young LLP as Sonus' independent registered public accounting firm are not dependent upon approval of the Arrangement. However, the proposal to amend Sonus' Amended and Restated Certificate of Incorporation to effect the name change will not be implemented unless the Arrangement is completed.

        Approval of the various proposals to be voted upon at the Meeting requires different votes:

  •
  The issuance of Sonus common stock in connection with the Arrangement and the ratification of Ernst & Young LLP as Sonus' independent registered public accounting firm require approval by the affirmative vote of a majority of the total number of votes cast on the particular proposal;

  •
  The election of five directors to Sonus' Board of Directors requires the affirmative vote of a plurality of votes cast by the holders of Sonus common stock; and

  •
  Approval of the amendments to Sonus' Restated Certificate of Incorporation to effect the name change and the reverse stock split requires the affirmative vote of a majority of the outstanding shares of Sonus common stock.

        As of the close of business on the record date for the Meeting, the directors and executive officers of Sonus collectively beneficially owned approximately 1,854,374 shares of Sonus common stock, inclusive of shares subject to stock options that may be exercised within 60 days following that date. Such shares represented approximately 4.79% of the total Sonus voting power as of such date.

        Your vote is very important.    Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you expect to attend the Meeting in person, and no matter how many shares you own, please vote your shares as promptly as possible in accordance with the instructions on the enclosed proxy card. Submitting a proxy now will help assure a quorum and avoid added proxy solicitation costs. It will not prevent you from voting in person at the Meeting.

        The Board of Directors of Sonus unanimously recommends that you vote "FOR" the issuance of Sonus common stock in connection with the Arrangement, "FOR" the election of each of the director nominees, "FOR" the amendments to Sonus' Amended and Restated Certificate of Incorporation to effect the name change and the reverse stock split, and "FOR" the approval of the other proposals listed above and described in this proxy statement.

By Order of the Board of Directors

Michael A. Martino President and Chief Executive Officer
July 3, 2008 Bothell, Washington

IMPORTANT NOTE

        In deciding how to vote on the matters described in this proxy statement, you should rely only on the information contained in this proxy statement and the annexes attached hereto. Neither Sonus nor OncoGenex has authorized any person to provide you with any information that is different from what is contained in this proxy statement.

        The information contained in this proxy statement speaks only as of the date on which this proxy statement was filed unless the information specifically indicates that another date applies.

        If you have any questions about the matters described in this proxy statement, you may contact: Sonus Pharmaceuticals, Inc., 1522 217th Place SE, Suite 100, Bothell, Washington, 98021, Telephone: (425) 487-9500, Attn: Chief Financial Officer.

i

v

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE ARRANGEMENT

        The following are some of the questions that you may have as a stockholder of Sonus Pharmaceuticals, Inc. and brief answers to those questions. These questions and answers are not meant to be a substitute for the information contained in the remainder of this proxy statement, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this proxy statement and the attached annexes. You are encouraged to read this proxy statement and the attached annexes carefully and in their entirety prior to making any decision relating to the proposals to be voted on at the Annual and Special Meeting of Stockholders, which we refer to as the Meeting. Throughout this proxy statement, Sonus Pharmaceuticals, Inc. is sometimes referred to as Sonus, we or us.

The Arrangement

Q1:	Why am I receiving this proxy statement?
A1:
On May 27, 2008, we entered into an Arrangement Agreement with OncoGenex Technologies Inc., a corporation organized pursuant to the Canada Business Corporations Act, or CBCA, pursuant to which Sonus agreed to issue shares of its common stock in exchange for all of the outstanding securities of OncoGenex. The proposed transaction will result in OncoGenex becoming a wholly owned subsidiary of Sonus. The Arrangement Agreement and the transaction contemplated thereby have been unanimously approved by the Board of Directors of Sonus, which we refer to as the Board. A copy of the Arrangement Agreement is included as Annex A to this proxy statement and a copy of the Plan of Arrangement relating to the Arrangement Agreement is included as Annex B to this proxy statement. Throughout this proxy statement, we refer to the transaction contemplated by the Arrangement Agreement and Plan of Arrangement as the Arrangement.

The Arrangement cannot be completed unless, among other things, our stockholders approve the issuance of our common stock contemplated by the Arrangement. This proxy statement is being used by the Board to solicit the proxies of our stockholders. This proxy statement, which you should read carefully, contains important information about the Arrangement Agreement, the Arrangement and the Meeting. The Board recommends that you vote "FOR" the issuance of shares of our common stock in connection with the Arrangement.
Q2:	Why are the companies proposing to effect the Arrangement?
A2:
The Board believes that the Arrangement will provide strategic and financial benefits by creating a biopharmaceutical company with a strong oncology pipeline with three product candidates in various stages of clinical development that have the potential to achieve value-creating milestones in the near-term, the ability to reach a broader market of oncology indications, and the financial and human resources necessary to further develop the combined product pipeline. The Board believes that the combined company will have increased access to capital markets and has the potential to generate improved long-term operating and financial results for the benefit of its stockholders. For a more complete description of the reasons for the Arrangement, see the section entitled "The Arrangement—Sonus' Reasons for the Arrangement" beginning on page 61 of this proxy statement.

Q3:	Does the Board recommend approval of the proposed Arrangement?
A3:
Yes. The Board has unanimously approved the proposed Arrangement as well as the Arrangement Agreement and related Plan of Arrangement because the Board believes that the Arrangement is fair to, and in the best interests of, Sonus and its stockholders. Accordingly, the Board unanimously recommends that you approve the issuance of shares of our common stock in connection with the Arrangement. For a more complete description of the reasons for the Board's recommendations, see the section entitled "The Arrangement—Sonus' Reasons for the Arrangement" beginning on page 61 of this proxy statement.
Q4:	What will happen if the proposed Arrangement is completed?
A4:
Assuming the Arrangement is completed as proposed, it would have the effect of making OncoGenex a wholly owned subsidiary of Sonus. We will continue to exist as the parent entity of OncoGenex. For more information regarding the effect of completion of the Arrangement, see the section entitled "Arrangement Agreement and Plan of Arrangement" beginning on page 74 of this proxy statement.
Q5:	What will Sonus stockholders receive if the Arrangement is completed?
A5:
Our stockholders will continue to own their existing Sonus shares, which will not be affected by the Arrangement. However, those shares will represent a smaller proportion of the outstanding shares of the combined company due to the issuance of our common stock to OncoGenex securityholders in connection with the Arrangement. The OncoGenex securityholders existing immediately prior to the closing of the Arrangement would own 50% of the shares of our common stock outstanding immediately following the closing of the Arrangement. An additional 25,000,000 shares will be held in escrow and released to OncoGenex's securityholders upon the achievement of specified milestones. Assuming the escrowed shares are earned in full and no other shares of our common stock are issued after the closing of the Arrangement, the OncoGenex securityholders existing immediately prior to closing would own 62.6% of the outstanding shares of our common stock following the release of the escrowed shares. For more information, see the section entitled "Arrangement Agreement and Plan of Arrangement—Arrangement Consideration" beginning on page 74 of this proxy statement.
Q6:	What will Sonus optionholders receive if the Arrangement occurs?
A6:
Options to purchase shares of our common stock under the Sonus 2007 Stock Performance Incentive Plan will be subject to accelerated vesting in accordance with the terms of such plan and will remain outstanding. Options to purchase shares of our common stock under the 1991 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan will also remain outstanding, but will not be subject to accelerated vesting. All other outstanding options to purchase our common stock will terminate. We will assume OncoGenex's stock option plan and agreements, which will represent the right to purchase shares of our common stock, adjusted to reflect the terms of the Arrangement. For more information about the effects of the Arrangement on our optionholders, see the section entitled "Arrangement Agreement and Plan of Arrangement—Stock Options" beginning on page 75 of this proxy statement.

Q7:	How was the Arrangement consideration determined?
A7:
The Arrangement consideration was determined after considerable negotiations by us and OncoGenex and the consideration of numerous factors that each company deemed relevant. In addition, we received a fairness opinion from our financial advisor, Leerink Swann LLC, or Leerink, which provided that the consideration to be paid to OncoGenex securityholders was fair, from a financial point of view, to our stockholders. For more information about the determination of the Arrangement consideration, see the section entitled "The Arrangement—Opinion of Our Financial Advisor" beginning on page 64 of this proxy statement.
Q8:	When do you expect the Arrangement to be completed?
A8:
If our stockholders approve the proposals related to the Arrangement, we expect to complete the Arrangement shortly after the Meeting, which we expect to occur in the third quarter of 2008. However, the Arrangement is also subject to the satisfaction or waiver of certain other conditions, including the approval of the OncoGenex securityholders. Accordingly, we cannot assure you when or if the Arrangement will be completed.
Q9:	What are the material U.S. federal income tax consequences of the Arrangement to Sonus stockholders?
A9:
Our stockholders will not exchange their Sonus common stock in the Arrangement and accordingly will not recognize any taxable gain or loss as a result of the Arrangement. However, we strongly urge you to consult with a tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the Arrangement to you.
Q10:	Where will my shares of Sonus common stock be listed after completion of the Arrangement?
A10:
After the Arrangement, we expect that our common stock will continue to be listed and traded on The Nasdaq Capital Market or Nasdaq Global Market under the symbol "OGXI." For more information about the listing of Sonus common stock, please see the section entitled "The Arrangement—Listing of Sonus Common Stock" beginning on page 73 of this proxy statement. Sonus may also apply for listing on the Toronto Stock Exchange, if requested by OncoGenex.
Q11:	Have any Sonus stockholders committed to vote in favor of the issuance of Sonus common stock in connection with the Arrangement?
A11:
Yes. Certain of our executive officers and directors have entered into voting agreements with OncoGenex pursuant to which they have agreed to, among other things, vote in favor of the issuance of our common stock to OncoGenex securityholders in connection with the Arrangement, subject to limited exceptions. A copy of the form of such voting agreements is included as Annex D-1 to this proxy statement. For more information relating to these voting agreements, see the section entitled "Related Agreements—OncoGenex Voting Agreements" beginning on page 86 of this proxy statement.

Q12:	Does the Arrangement require the approval of OncoGenex securityholders and are any OncoGenex securityholders already committed to vote in favor of the Arrangement?
A12:
The Arrangement must be approved by the OncoGenex securityholders at a special meeting called for that purpose. Certain OncoGenex securityholders have entered into voting agreements with us pursuant to which they have agreed to, among other things, vote in favor of the Arrangement, subject to limited exceptions, at the special meeting of OncoGenex securityholders. The voting agreements with OncoGenex securityholders represent approximately 82% of the outstanding shares of common stock of OncoGenex, at least 67% of each series of the outstanding shares of OncoGenex preferred stock and approximately 96% of the outstanding principal amount of convertible debentures of OncoGenex. A copy of the form of such voting agreements is included as Annex D-2 to this proxy statement. For more information relating to these voting agreements, see the section entitled "Related Agreements—Sonus Voting Agreements" beginning on page 87 of this proxy statement.
Q13:	Will Sonus have an obligation to issue additional shares to OncoGenex securityholders under the terms of any agreements related to the Arrangement Agreement?
A13:
Yes. Concurrent with the closing, we will issue and deposit into escrow an aggregate of 25,000,000 additional shares of our common stock, which shares will be held in escrow and distributed to OncoGenex stockholders if certain milestones set forth in the escrow agreements to be entered into between us and each of the OncoGenex stockholders at closing are achieved. During the time such shares are held in escrow, they will be voted in proportion to all other votes cast at a stockholder meeting, such that they will not affect the outcome on any manner submitted to stockholders. A copy of the form of escrow agreement is included as Annex E to this proxy statement. For more information relating to the escrow agreements, see the section entitled "Related Agreements—Escrow Agreements" beginning on page 88 of this proxy statement.
Q14:	Will shares of Sonus common stock issued pursuant to the Arrangement be affected by the reverse stock split?
A14:
Yes. The number of shares issued to OncoGenex securityholders, including the shares deposited into escrow, pursuant to the Arrangement will be reduced in proportion to the ratio of the reverse stock split on the same basis as any other outstanding shares of our common stock.

The Annual and Special Meeting of Stockholders; Voting Your Shares

Q15:	When and where is the Annual and Special Meeting of Stockholders?
A15:
The Sonus Annual and Special Meeting of Stockholders will be held at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington 98101, on August 19, 2008 at 9:00 a.m. Pacific time. For more information relating to the Meeting please see the section entitled "The Sonus Annual and Special Meeting" beginning on page 52 of this proxy statement.
Q16:	Who can vote at the Meeting?
A16:	Only holders of record of our common stock as of the close of business on June 23, 2008, will be entitled to notice of and to vote at the Meeting.

Q17:	Why am I being asked to consider other proposals unrelated to the Arrangement?
A17:
The timing of a special meeting to consider the Arrangement would have occurred around the time we would regularly hold our annual meeting of stockholders. We determined to combine the two meetings in an effort to significantly reduce proxy statement printing and other meeting costs and administrative burdens on us and to reduce the burden on our stockholders who would otherwise receive two sets of proxy materials around the same time to consider and vote on two separate sets of stockholder proposals. The election of our directors, the proposals to amend our Amended and Restated Certificate of Incorporation and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm are not dependent upon approval of the Arrangement. However, the proposal to change our name to "OncoGenex Pharmaceuticals, Inc." will not be implemented unless the Arrangement is consummated.
Q18:	What vote is required to approve the issuance of Sonus common stock in connection with the Arrangement?
A18:
The proposal to approve the issuance of our common stock in connection with the Arrangement requires the affirmative vote of a majority of the total number of votes cast on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. For more information relating to the vote required to approve the issuance of our common stock in connection with the Arrangement, see the section entitled "The Sonus Annual and Special Meeting—Required Votes" beginning on page 53 of this proxy statement.
Q19:	What vote is required to approve the other proposals to be considered at the Meeting?
A19:
Each of the proposed members of the Board will be elected by a plurality of the votes cast at the Meeting. If you are present at the meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, the shares withheld or not voted will not be counted for purposes of the election of directors. With respect to this proposal, there will be no broker non-votes because brokerage firms may vote in their discretion on behalf of clients on this proposal even if such clients have not furnished voting instructions with respect to this proposal.

The proposals to approve the amendment to our Amended and Restated Certificate of Incorporation to effect the name change and the reverse stock split require the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Meeting. With respect to these proposals, there will be no broker non-votes because brokerage firms may vote in their discretion on behalf of clients on these proposals even if such clients have not furnished voting instructions with respect to these proposals. Failures to vote and abstentions will be the equivalent of a vote against these proposals.

The proposals to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008 and, if necessary, to approve an adjournment or postponement of the Meeting to solicit additional proxies each require the affirmative vote of a majority of the total number of votes cast on the particular proposal. With respect to these proposals, there will be no broker non-votes because brokerage firms may vote in their discretion on behalf of clients on these proposals even if such clients have not furnished voting instructions with respect to these proposals. Abstentions will have no effect on the outcome of these proposals.

For more information relating to the vote required to approve these other matters, see the section entitled "The Sonus Annual and Special Meeting—Required Votes" beginning on page 53 of this proxy statement.

Q20:	If my shares are held in "street name" by my broker, will my broker automatically vote my shares for me?
A20:
If your shares are held in the name of a bank or broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. The availability of different voting methods, including telephonic or Internet voting, will depend on the bank's or broker's voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides.

You should instruct your bank, broker or other nominee how to vote your shares. Although rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters, your broker does not have discretionary authority to vote your shares for the issuance of our common stock in connection with the Arrangement. If your broker does not receive voting instructions from you regarding that proposal, your shares will not be voted on that proposal. Your broker will have discretion to vote your shares on the other matters submitted to a vote of stockholders at the Meeting other than the issuance of shares in connection with the Arrangement.
Q21:	What do I need to do now?
A21:
After carefully reading and considering the information contained in this proxy statement and the attached annexes, please submit your proxy in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares will be represented at the Meeting.
Q22:	If I am going to attend the Meeting, should I return my proxy card or voting instruction card?
A22:
Yes. Returning your signed and dated proxy card or voting instruction card ensures that your shares will be represented and voted at the Meeting. Stockholders of record as of the record date for the Meeting can vote in person at the Meeting. Stockholders who attend the Meeting may revoke their proxies and vote in person. If your shares are held in the name of a bank, broker or other nominee, then you are not a stockholder of record and you must ask your bank, broker or other nominee how you can vote at the Meeting.
Q23:	Am I entitled to exercise any dissenters' or appraisal rights in connection with the Arrangement?
A23:	No. Our stockholders are not entitled to dissenters' or appraisal rights under Delaware law in connection with the Arrangement.
Q24:	May I change my vote after I have submitted a proxy?
A24:
Yes. You can change your vote at any time before your proxy is voted at the Meeting. For more information relating to how to change your vote, see the sections entitled "The Sonus Annual and Special Meeting—How to Change Your Vote" beginning on page 55 of this proxy statement.

Additional Questions

Q25:	Where can I find more information about Sonus?
A25:	You can find more information about us from various sources described in the section entitled "Where You Can Find More Information" beginning on page 146 of this proxy statement.

Q26:	Who can help answer my questions?
A26:
If you have any questions about the Arrangement or the other matters described in this proxy statement or need assistance in voting your shares, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Sonus Pharmaceuticals, Inc.,
1522 217th Place SE, Suite 100
Bothell, Washington, 98021
Telephone: (425) 487-9500
Attn: Chief Financial Officer

SUMMARY

        This summary highlights selected information contained elsewhere in this proxy statement and may not contain all the information that is important to you. We urge you to carefully read the remainder of this proxy statement and the attached annexes for a more complete understanding of the Arrangement and the other matters being considered at the Meeting. For more information, see the section entitled "Where You Can Find More Information" beginning on page 146 of this proxy statement. We have included page references to direct you to a more complete description of the topics presented in this summary.

THE COMPANIES

Sonus (Page 90)

  Overview

        We are a biopharmaceutical company developing novel small molecule drugs for the treatment of patients with cancer. Our objective is to identify opportunities where there is the possibility for major improvements in patient treatments and where we believe we can mitigate development risk. We currently have one drug in clinical development. Our plan is to focus our efforts on development of this drug product and to evaluate in-licensing and out-licensing opportunities, as a means of achieving our business strategies and enhancing stockholder value.

  Products

  SN2310

        SN2310 Injectable Emulsion, or SN2310, is a novel camptothecin derivative. Camptothecins are an important class of anti-cancer drugs introduced in recent years; however, the marketed camptothecin analogs, irinotecan (Camptosar®) and topotecan (Hycamtin®), have limitations that may reduce their clinical utility. In the case of irinotecan, there is limited and variable conversion of the prodrug and unpredictable degree of toxicity whereas topotecan exhibits a short half-life. Irinotecan is used in the treatment of colorectal cancer, and topotecan is used in the treatment of lung, ovarian, and cervical cancers. SN2310 is a novel prodrug of SN-38 which is the active moiety of both SN2310 and irinotecan. Our objective with SN2310 is to provide a product that has enhanced anti-tumor activity and improved tolerability compared with the approved camptothecin-based products. An Investigational New Drug Application, or IND, was submitted to the U.S. Food and Drug Administration, or FDA, for SN2310 in June 2006 and Phase 1 clinical testing was initiated in September 2006. We expect to close enrollment in this study in 2008, and initiate a Phase 2 clinical trial in 2009.

  TOCOSOL Paclitaxel

        TOCOSOL Paclitaxel is a novel formulation of paclitaxel manufactured in a ready-to-use, injectable vitamin E-based emulsion formulation. On September 24, 2007 we announced that TOCOSOL Paclitaxel failed to meet the primary endpoint in Phase 3 clinical testing. We have discontinued development of TOCOSOL Paclitaxel due to results of the Phase 3 study, and the time and cost that would be required to conduct the necessary clinical studies to continue development, which at a minimum, would include another Phase 3 pivotal trial. These closure activities were substantially complete by December 31, 2007.

  Company Information

        Sonus Pharmaceuticals was incorporated in California in October 1991 and subsequently reorganized as a Delaware corporation in September 1995. Sonus' principal executive offices are located at 1522 217th Place SE, Suite 100, Bothell, Washington 98021, and its telephone number is (425) 487-9500.

OncoGenex (Page 96)

  Overview

        OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies which focus on mechanisms of treatment resistance in cancer patients. OncoGenex product candidates address treatment resistance by blocking the production of specific proteins which it believes promote survival of tumor cells and are over-produced in response to a variety of cancer treatments. OncoGenex's aim in targeting these particular proteins is to disable the tumor cells' adaptive defenses and thereby render the tumor cells more susceptible to attack with a variety of cancer therapies, including chemotherapy, which OncoGenex believes will increase survival time and improve the quality of life for cancer patients.

  Products

        OncoGenex has two product candidates in clinical development and one product candidate in pre-clinical development.

  OGX-011 (custirsen sodium)

        OncoGenex is treating cancer patients in several clinical trials with OGX-011 to reduce clusterin production. Clusterin is a protein that is over-produced in several cancer types and in response to many cancer treatments, including hormone ablation therapy, chemotherapy and radiation therapy. Pre-clinical data suggest clusterin promotes cell survival. Increased clusterin production has been linked to faster rates of cancer progression, treatment resistance and shorter survival duration. Since increased clusterin production is observed in many human cancers, including prostate, non-small cell lung, breast, ovarian, bladder, renal, pancreatic, anaplastic large cell lymphoma, colon cancers and melanoma, OncoGenex believes that OGX-011 may have broad market potential to treat many cancer indications and disease stages.

        A broad range of pre-clinical studies conducted by the Prostate Centre at Vancouver General Hospital, which we refer to as the Prostate Centre, and others have shown that reducing clusterin production with OGX-011: (i) facilitates tumor cell death by sensitizing human prostate, non-small cell lung, breast, ovarian, bladder, renal and melanoma tumor cells to various chemotherapies; and (ii) sensitizes prostate tumor cells to hormone ablation therapy and sensitizes prostate and non-small cell lung tumor cells to radiation therapy. Pre-clinical studies conducted by the Prostate Centre also indicate that reducing clusterin production with OGX-011 re-sensitizes docetaxel-resistant prostate tumor cells to docetaxel.

        The Phase 1 clinical trials evaluated the safety, and established a recommended Phase 2 dose of OGX-011 in combination with docetaxel chemotherapy (two different schedules), gemcitabine and a platinum chemotherapy or hormone ablation therapy. In all the Phase 1 clinical trials, 640 mg, the highest dose evaluated, was well tolerated and established as the recommended Phase 2 dose.

        Five Phase 2 clinical trials have been conducted to evaluate the ability of OGX-011 to enhance the effects of therapy in prostate cancer, non-small cell lung cancer, or NSCLC, and breast cancer. Based on the Phase 2 results in over 300 patients, OncoGenex believes that both the hormone refractory prostate cancer, or HRPC, and NSCLC indications warrant development effort towards achieving marketing approval, although resources will initially be focused on the HRPC indication. Interim data are available from each of the five Phase 2 studies which demonstrate that adding OGX-011 to therapy shows potential benefits including:

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  longer survival duration when adding OGX-011 to either mitoxantrone or docetaxel chemotherapy compared to survival duration observed in a 2007 clinical trial conducted by the British Columbia Cancer Agency and the TAX 327 study, a Phase 3 clinical trial evaluating docetaxel treatment compared to motoxantrone treatment as first-line chemotherapy in HRPC patients, in HRPC patients receiving either mitoxantrone or docetaxel as second-line chemotherapy;

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  longer survival duration when adding OGX-011 to gemcitabine and a platinum-containing chemotherapy compared to the survival duration reported in prior published results from randomized clinical trials in NSCLC patients receiving gemcitabine and a platinum-containing chemotherapy; and

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  early survival advantage when adding OGX-011 to first-line docetaxel chemotherapy compared to first-line docetaxel chemotherapy alone in patients with HRPC within a randomized Phase 2 trial.

        In addition to the encouraging interim survival data, HRPC patients receiving OGX-011 in combination with first-line chemotherapy had lower rates of disease progression and fewer treatment failures resulting in patients receiving an overall greater median number of chemotherapy treatment cycles and being maintained on chemotherapy longer than patients receiving chemotherapy alone. The interim data from OncoGenex's Phase 2 clinical trial in patients with HRPC receiving second-line chemotherapy showed evidence that adding OGX-011 to chemotherapy may have reversed docetaxel resistance. Reduction in pain with a median duration of 6 months was also observed in at least 46% of patients. In preliminary analyses, the average post-treatment serum clusterin levels were significantly lower compared to baseline levels before OGX-011 treatment and the average serum clusterin levels were predictive of survival with low serum clusterin levels correlating to longer survival. Low serum clusterin levels have also been shown to correlate with survival in OncoGenex's clinical trial in NSCLC.

        Based on data collected to date from OncoGenex's Phase 2 clinical trials, OncoGenex initially intends to perform a randomized clinical trial in patients with HRPC that will serve as a supportive registration trial in a New Drug Application, or NDA. OncoGenex intends to initiate this study in the first half of 2009. A second larger, randomized clinical trial, OncoGenex's primary registration trial, will be initiated following agreement on a Special Protocol Assessment with the FDA and when sufficient capital is available, which may be following completion of the randomized supportive registration trial, a subsequent financing, or upon establishing a development and marketing partnership. The USAN name for the OGX-011 drug product is custirsen sodium. Thus, in OncoGenex's registration trials OGX-011 will be referred to as custirsen sodium.

  OGX-427

        OncoGenex's second product candidate, OGX-427, is designed to reduce production of heat shock protein 27, or Hsp 27. Hsp27 is a protein that is over-produced in response to many cancer treatments. Pre-clinical data suggest that Hsp 27 promotes cell survival. The development program for OGX-427 is focused on enhancing treatment sensitivity and delaying tumor progression in patients who have not fully developed treatment resistance and restoring treatment sensitivity in patients who have developed treatment resistance.

        OncoGenex is initially developing OGX-427 to enhance the effects of chemotherapy in a variety of cancers. OGX-427 is being evaluated in a Phase 1 clinical trial both as monotherapy, and in combination with chemotherapy. OncoGenex began treating patients in this clinical trial in July 2007 and expects results from the monotherapy evaluation of OGX-427 by the end of 2008.

        A number of pre-clinical studies conducted by the Prostate Centre and others have shown that inhibiting the production of Hsp27 in human prostate, breast, ovarian, pancreatic and bladder tumor cells sensitizes the cells to chemotherapy. Pre-clinical studies conducted by the Prostate Centre and others have shown that reducing Hsp27 production induced tumor cell death in prostate, breast, non-small cell lung, bladder and pancreatic cancers. The Prostate Centre has also conducted pre-clinical studies that indicate that reducing Hsp27 production sensitizes prostate tumor cells to hormone ablation therapy.

        The Phase 1 study of OGX-427 is in the dose escalation phase. To date, there has not been dose-limiting toxicity defining the maximum tolerated dose. Once a maximum tolerated dose for OGX-427 as a monotherapy has been determined per protocol, OGX-427 in combination with docetaxel will be evaluated.

  OGX-225

        OncoGenex's third product candidate, OGX-225, is designed to reduce production of both insulin-like growth factor binding protein-2, or IGFBP-2, and insulin-like growth factor binding protein-5, or IGFBP-5, with a single product. Increased IGFBP-2 or IGFBP-5 production is observed in many human cancers and is linked to faster rates of cancer progression, treatment resistance and shorter survival duration. OncoGenex believes employing OGX-225 as a single product to simultaneously inhibit the production of both IGFBP-2 and IGFBP-5 has the potential to delay disease progression in cancers dependent upon insulin-like growth factor-1, or IGF-1. OncoGenex has completed pre-clinical proof of concept studies with OGX-225.

        Since IGFBP-2 and IGFBP-5 are over-expressed in a variety of cancers, OGX-225 may have broad market potential to treat many cancer indications. OncoGenex believes that the initial opportunity for OGX-225 would be in breast and prostate cancer patients early in the course of their recurrence after failed hormone ablation therapy.

        OncoGenex has identified the lead compound and has completed numerous pre-clinical proof of concept studies with OGX-225 indicating that it delays progression to hormone independence in prostate and breast cancer model systems. OncoGenex has not defined when it will initiate the pre-clinical studies required for a regulatory submission and initiation of Phase 1 clinical trials.

  Company Information

        OncoGenex Technologies Inc. was incorporated in Canada in 2000. OncoGenex's principal executive offices are located at 400 - 1001 West Broadway, Vancouver, British Columbia, V6H 4B1, and its telephone number is (604) 736-3678.

THE ARRANGEMENT

Overview of the Arrangement (Page 74)

        The Board has unanimously approved the terms of an Arrangement Agreement, dated as of May 27, 2008, by and between Sonus and OncoGenex, pursuant to which we will issue shares of our common stock in exchange for all of the outstanding securities of OncoGenex, including common stock, preferred stock and convertible debentures. The result of the transaction will be to cause OncoGenex to become a wholly owned subsidiary of Sonus. We will continue to exist as the parent entity of OncoGenex and will continue to be publicly traded. The Board has also unanimously approved the Plan of Arrangement relating to the Arrangement Agreement. In accordance with the CBCA, the Plan of Arrangement must be approved by OncoGenex securityholders and the Supreme Court of British Columbia, or the Court, prior to effectiveness of the transactions contemplated by the Arrangement Agreement. We have included the Arrangement Agreement as Annex A to this proxy statement, and we have included the Plan of Arrangement as Annex B to this proxy statement. We encourage you to read the entire Arrangement Agreement and Plan of Arrangement carefully as they are the legal documents governing the Arrangement.

        If our stockholders approve the issuance of our common stock in connection with the Arrangement, we expect to complete the Arrangement shortly after the Meeting. However, the

Arrangement is also subject to the satisfaction or waiver of certain other conditions, including the approval of the OncoGenex securityholders. Accordingly, we cannot assure you when or if the Arrangement will be completed.

Reasons for the Arrangement (Page 61)

        The Board has unanimously approved the Arrangement because it believes that the Arrangement will result in a biopharmaceutical company with the following potential advantages:

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  Pipeline.  The combined company will have a strong oncology pipeline addressing distinct unmet needs in the treatment of cancer, with three candidates in various stages of clinical development and an additional product in preclinical development;

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  Markets.  The drug candidates in the combined company's pipeline address a range of oncology indications. The patient populations targeted by these clinical and preclinical stage product candidates are large, and their needs are either underserved by existing, approved products or existing, approved products do not fully meet their medical needs. The product candidates may address these unmet needs in large markets;

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  Financial Resources.  The financial resources of the combined company will position it to focus on execution of near-term milestones and further development of the combined product pipeline; and

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  Human Resources and Capabilities.  The combined company will be led by a capable management team and have the preclinical, clinical and regulatory development capabilities in place necessary to design and implement the required programs to demonstrate the benefits of the various drug candidates and progress those candidates through the various stages of regulatory development.

Opinion of Our Financial Advisor (Page 64)

        In connection with the Arrangement, the Board received an opinion from our financial advisor, Leerink Swann LLC, as to the fairness, from a financial point of view and as of the date of such opinion, to our stockholders of the consideration to be paid by us in connection with the Arrangement. The full text of Leerink's written opinion is attached to this proxy statement as Annex C. Holders of our common stock are encouraged to read this opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Leerink's opinion was provided to the Board in its evaluation of the consideration to be paid in connection with the Arrangement from a financial point of view, does not address any other aspect of the Arrangement and does not constitute a recommendation to any of our stockholders as to how to vote or act with respect to the Arrangement.

Recommendations of the Board of Directors (Page 69)

        After careful consideration, including the assessment of a number of strategic alternatives, the Board unanimously approved the Arrangement and the issuance of our common stock in connection with the Arrangement. The Board determined that the Arrangement and the transactions contemplated thereby are fair to, and in the best interests of, Sonus and its stockholders. Accordingly, the Board unanimously recommends that you vote "FOR" the proposal to issue our common stock in connection with the Arrangement.

Additional Interests of Sonus Directors and Executive Officers in the Arrangement (Page 69)

        Certain of our executive officers and directors may have interests in the completion of the Arrangement that are different from, or in addition to, their interests as our stockholders generally. In particular, Michael A. Martino, our President, Chief Executive Officer and a member of our Board, and Alan Fuhrman, our Senior Vice President and Chief Financial Officer, are parties to severance/change in control agreements that are triggered upon a termination of employment in specified circumstances. Mr. Martino and Mr. Fuhrman will be terminated upon completion of the Arrangement. The estimated severance payments that will be made in connection with such terminations are: Mr. Martino—$1,150,501; and Mr. Fuhrman—$273,249.

Directors and Management of Sonus Following the Arrangement (Page 70)

        Assuming that each of the director nominees referenced in the section entitled "Proposal No. 2—Election of Directors" beginning on page 115 of this proxy statement is approved by our stockholders at the Meeting, our Board will be comprised of the following persons immediately following the Meeting: Michael A. Martino, Michelle G. Burris, George W. Dunbar, Jr., Robert E. Ivy and Dwight Winstead. In the event the Arrangement is completed, the Board has approved modifications to the composition of the Board such that immediately upon completion of the Arrangement:

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  the number of directors that shall serve on the Board shall be increased from five to seven in accordance with our bylaws;

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  George W. Dunbar, Jr. and Robert E. Ivy shall resign from the Board;

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  Scott Cormack, Neil Clendeninn and Patrick R. Brady shall be appointed by OncoGenex to fill three of the vacancies on the Board; and

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  the remaining vacancy shall be filled by an independent director to be selected by the three Sonus directors and the three OncoGenex directors serving on the Board upon completion of the Arrangement.

        As of the date of the Meeting, we expect to have two executive officers: Michael A. Martino our President and Chief Executive Officer, and Alan Fuhrman, our Senior Vice President and Chief Financial Officer. In the event the Arrangement is completed, Mr. Martino and Mr. Fuhrman will be terminated and will be replaced by Scott Cormack, who will serve as our President and Chief Executive Officer, and Steve Anderson, who will serve as our Chief Financial Officer.

Material United States Federal Income Tax Consequences (Page 72)

        Our stockholders will not exchange their Sonus common stock in the Arrangement and accordingly will not recognize any taxable gain or loss as a result of the Arrangement. However, we strongly urge you to consult with a tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the Arrangement to you.

Accounting Treatment of the Arrangement (Page 72)

        Upon completion of the Arrangement, OncoGenex securityholders will hold approximately 50% of the outstanding shares of the combined company (or up to 62.6% if certain milestones are reached) and both OncoGenex and Sonus will have equal representation on the Board of Directors of the combined company. Because OncoGenex senior management will comprise the majority of senior management positions of the combined company and because OncoGenex shareholders are expected to hold more than 50% of the combined company upon achievement of certain milestones, it is anticipated that the transaction will be treated as a reverse merger under the purchase method of accounting in accordance with U.S. generally accepted accounting principles, with OncoGenex being identified as the acquiring entity. This means that OncoGenex will allocate the purchase price, including the costs of the acquisition, to the fair value of our tangible and intangible assets and liabilities as of the effective date of the Arrangement. Our assets and liabilities and results of operations will be consolidated into the results of operations of OncoGenex as of and from the effective date of the Arrangement.

Regulatory Matters Related to the Arrangement (Page 73)

        Other than approval of the Arrangement by the Court and the filing of this proxy statement with the U. S. Securities and Exchange Commission, or SEC, Sonus and OncoGenex are not aware of any material governmental or regulatory requirements that must be complied with regarding the Arrangement.

Dissenters'/Appraisal Rights for Sonus Stockholders (Page 73)

        Our stockholders are not entitled to dissenters' or appraisal rights under Delaware law in connection with the Arrangement.

Listing of Sonus Common Stock (Page 73)

        Our common stock is currently traded on the Nasdaq Global Market under the symbol "SNUS." Pursuant to the terms of the Arrangement Agreement, we are required to use our best efforts to maintain the listing of our common stock on the Nasdaq Global Market or the Nasdaq Capital Market and to cause our common stock, including the shares of our common stock to be issued in connection with the Arrangement, to be listed and traded on the Nasdaq Global Market or the Nasdaq Capital Market. We may also apply for listing on the Toronto Stock Exchange, if requested by OncoGenex.

ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

Plan of Arrangement and Court Approval (Page 74)

        The Arrangement of OncoGenex under the CBCA requires approval by both the Court and the OncoGenex securityholders. Prior to the mailing of this proxy statement, OncoGenex expects to obtain an interim order of the Court providing for the holding of an OncoGenex special meeting to approve the Arrangement. Subject to approval by the OncoGenex securityholders at the meeting, a hearing in respect of a final order will be scheduled. At the hearing, the Court will consider, among other things, the fairness of the Arrangement. The Arrangement will be effective upon filing the Articles of Arrangement pursuant to the provisions of the CBCA after obtaining a final order from the Court approving the Arrangement.

Arrangement Consideration (Page 74)

        Upon completion of the Arrangement, we will issue to the securityholders of OncoGenex a number of shares of our common stock equal to the number of shares of our common stock outstanding immediately prior to the closing, which we refer to as the non-contingent shares. Accordingly, immediately after the closing of the Arrangement, our stockholders and the former OncoGenex securityholders will each collectively own 50% of the outstanding shares of our common stock. The non-contingent shares will be allocated among the OncoGenex securityholders outstanding as of the date of closing, including holders of common stock, preferred stock and convertible debentures. The formula for determining the allocation of our common stock as between the various OncoGenex securityholders is set forth in the Arrangement Agreement.

        In addition to the non-contingent shares, the holders of OncoGenex capital stock are also entitled to receive up to an aggregate of 25,000,000 additional shares of our common stock upon the achievement of specified milestones relating to OncoGenex product candidates and the future price of Sonus' common stock, which we refer to as the milestone shares. Assuming the milestone shares are earned in full and no other shares of our common stock are issued after completion of the

Arrangement, the OncoGenex securityholders existing immediately prior to closing would own 62.6% of the outstanding shares of our common stock following the release of the milestone shares. Until such time as the milestone shares are earned, they will be deposited into an escrow account and will be voted in proportion to all other votes cast at a stockholder meeting, such that the milestone shares will not affect the outcome of a vote on any matter submitted to stockholders while they are held in escrow. The details surrounding the milestone shares are set forth in the escrow agreements to be executed prior to the closing of the Arrangement, the form of which is included as Annex E to this proxy statement.

        In the event we effect the reverse stock split as described in Proposal No. 4, the number of shares of our common stock issued pursuant to the Arrangement, including the milestone shares, will be reduced in proportion to the ratio of the reverse stock split on the same basis as any other outstanding shares of our common stock.

Stock Options (Page 75)

        Options to purchase shares of our common stock under the Sonus 2007 Stock Performance Incentive Plan will be subject to accelerated vesting in accordance with the terms of such plan and will remain outstanding. Options to purchase shares of our common stock under the 1991 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan will also remain outstanding, but will not be subject to accelerated vesting. All other outstanding options to purchase our common stock will terminate.

        Each option to purchase shares of OncoGenex common stock will be assumed by us and will be exercisable by its holder for shares of our common stock, as adjusted to reflect the terms of the Arrangement.

Other Material Provisions of the Arrangement Agreement

Representations and Warranties (Page 76)

        Each of OncoGenex and Sonus made customary representations and warranties in the Arrangement Agreement. These representations and warranties relate to, among other things:

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  corporate organization, qualification to do business and good standing;

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  capital structure;

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  corporate authority to enter into the Arrangement Agreement and to consummate the transactions contemplated thereby;

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  accuracy of financial statements;

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  absence of undisclosed liabilities;

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  absence of any litigation, claims, investigations or other actions against OncoGenex;

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  compliance with applicable laws; and

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  approval of the Arrangement Agreement and the transactions contemplated thereby.

Covenants and Agreements (Page 78)

        Each of OncoGenex and Sonus agreed through the Arrangement Agreement that they will, among other things:

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  carry on their business in the ordinary course consistent with past practice, including not making any substantial or unusual capital expenditures or expansion of its business facilities;

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  not amend or change their articles or by-laws, except as contemplated by the Arrangement Agreement;

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  not reorganize or merge with any other person or entity, nor acquire or agree to acquire the business of any other person or entity, except as contemplated by the Arrangement Agreement;

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  use all reasonable efforts to obtain the required approvals of their respective securityholders for the transactions contemplated by the Arrangement Agreement; and

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  use all reasonable efforts to ensure that the representations and warranties given by it in connection with the Arrangement Agreement are true and correct in all material respects on and as of the effective date of the Arrangement.

        In addition, OncoGenex and Sonus have each agreed that, except as contemplated by the Arrangement Agreement, they shall not solicit, participate in discussions regarding, or enter into any agreement regarding, any acquisition proposal, as such term is defined in the Arrangement Agreement.

Conditions to Completion of the Arrangement (Page 81)

        The respective obligations of Sonus and OncoGenex to complete the transactions contemplated by the Arrangement Agreement shall be subject to, among others things, the satisfaction of the following conditions:

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  the Arrangement shall have been approved at the meeting of the OncoGenex securityholders by the requisite number of votes of each class and series of outstanding security;

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  the issuance of shares of our common stock in connection with the Arrangement shall have been approved at the Meeting in accordance with Delaware law and Sonus' Amended and Restated Certificate of Incorporation and bylaws;

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  the shares of our common stock issuable in connection with the Arrangement shall have been authorized for listing on any stock exchange or trading market on which shares of Sonus common stock are then listed for trading;

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  this proxy statement shall have been approved by the SEC under the Securities Exchange Act prior to mailing;

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  the amendment to our Amended and Restated Certificate of Incorporation to change our name shall have been effected, unless waived by OncoGenex securityholders in accordance with the Arrangement Agreement;

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  the amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split of the authorized and outstanding shares of our common stock shall have been effected, unless waived by OncoGenex securityholders in accordance with the Arrangement Agreement;

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  the issuance of our common stock in connection with the Arrangement shall be exempt from registration pursuant to Section 3(a)(10) of the Securities Act;

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  we shall have taken steps to ensure that the shares of our common stock to be issued in connection with the Arrangement may be resold under applicable Canadian securities laws;

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  between the execution date of the Arrangement Agreement and the completion date of the Arrangement, there shall not have occurred a material adverse change (as defined in the Arrangement Agreement) to OncoGenex or us, as applicable;

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  holders of more than 2% of the issued and outstanding shares of OncoGenex capital stock shall not have exercised dissenters' rights in respect of the Arrangement;

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  each of the voting agreements executed by certain officers, directors and principal stockholders of Sonus and OncoGenex shall be and remain in full force and effect; and

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  the receipt by us of written resignations of our directors such that three (3) of our directors remain and the Board shall have appointed specified directors to fill the vacancies.

Termination of the Arrangement (Page 83)

        The Arrangement Agreement may be terminated and the Arrangement abandoned at any time prior to the closing of the Arrangement:

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  by the mutual written consent of OncoGenex and Sonus;

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  by either OncoGenex or Sonus;

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  if there is any injunction or other court order issued that would prevent completion of the Arrangement,

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  if the Arrangement is not completed by September 30, 2008, except as set forth in the Arrangement Agreement;

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  if the approval of Sonus stockholders is not obtained at the Meeting, except as set forth in the Arrangement Agreement; or

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  if the approval of OncoGenex securityholders is not obtained at the OncoGenex securityholders' meetings, except as set forth in the Arrangement Agreement.

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  by Sonus:

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  upon a breach of any covenant, agreement, representation or warranty by OncoGenex, if such breach would result in a failure to satisfy any condition to Sonus' obligation to closing;

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  if the Sonus Board recommends an alternative acquisition proposal after determining that such alternative acquisition proposal constitutes a superior proposal;

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  if there shall have occurred one or more events which have caused a material adverse effect, as defined in the Arrangement Agreement, on OncoGenex; or

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  if the working capital of OncoGenex on the day immediately prior to the proposed closing date is negative.

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  by OncoGenex:

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  upon a breach of any covenant, agreement, representation or warranty by Sonus, if such breach would result in a failure to satisfy any condition to OncoGenex's obligation to closing;

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  if the Sonus Board withdraws or modifies its recommendation to approve the issuance of shares in connection with the Arrangement, recommends an alternative acquisition proposal, or fails to recommend against accepting any tender offer made for 20% or more of the outstanding shares of Sonus common stock;

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  if there shall have occurred one or more events which have caused a material adverse effect (as defined in the Arrangement Agreement) on Sonus; or

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  if the working capital of Sonus on the day immediately prior to the proposed closing date is below a specified amount as set forth in the Arrangement Agreement.

Termination Fees and Expenses (Page 84)

        We will be required to pay OncoGenex a termination fee in the amount of $500,000, and will be required to reimburse OncoGenex for out-of-pocket expenses not to exceed $350,000, if the Arrangement Agreement is terminated for either of the following reasons:

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  if OncoGenex terminates the Arrangement Agreement because our Board withdraws or modifies its recommendation to approve the issuance of shares in connection with the Arrangement, recommends an alternative acquisition proposal, or fails to recommend against accepting any tender offer made for 20% or more of the outstanding shares of our common stock; or

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  if we terminate the Arrangement Agreement because our Board recommends an alternative acquisition proposal after determining that such alternative acquisition proposal constitutes a superior proposal.

        Except as stated above, all costs and expenses incurred be each party will be the responsibility of the party incurring such expenses.

RELATED AGREEMENTS

OncoGenex Voting Agreements (Page 86)

        We have entered into voting agreements with certain OncoGenex securityholders in connection with the proposed Arrangement. Such voting agreements represent approximately 82% of the outstanding shares of common stock of OncoGenex, at least 67% of each series of the outstanding shares of preferred stock of OncoGenex, and approximately 96% of the outstanding principal amount of convertible debentures of OncoGenex. Pursuant to and during the terms of the voting agreements, each OncoGenex securityholder that has entered into a voting agreement with us has agreed to vote, or cause to be voted, all of the OncoGenex securities owned by such securityholder in favor of, among other things, the approval of the Arrangement and the transactions contemplated thereby.

Sonus Voting Agreements (Page 87)

        OncoGenex has entered into voting agreements with our executive officers and directors in connection with the proposed Arrangement. Pursuant to and during the terms of the voting agreements, each Sonus executive officer and director that has entered into a voting agreement with OncoGenex has agreed to vote, or cause to be voted, all of the Sonus common stock owned by such executive officer and director in favor of, among other things, the approval of the issuance of our common stock in connection with the Arrangement.

Escrow Agreements (Page 88)

        Under the terms of escrow agreements to be executed upon the closing of the Arrangement, the holders of OncoGenex capital stock will be entitled to receive up to an aggregate of 25,000,000 shares of our common stock in addition to the non-contingent shares issued at closing. The additional shares, or milestone shares, will be deposited by us into escrow accounts and will be released upon achievement of various milestones relating to OncoGenex product candidates and the future price of our common stock, as detailed in the escrow agreements. If the milestone shares are not earned within 6 years after the closing of the Arrangement, they will be returned to us for cancellation.

THE ANNUAL AND SPECIAL MEETING

The Sonus Annual and Special Meeting (Page 52)

        The Meeting will be held on August 19, 2008, at 9:00 a.m., Pacific time, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington 98101. At the Meeting, our stockholders will be asked:

1.
To approve the issuance of our common stock in connection with the Arrangement;

2.
To elect the following five members of the Board to serve until our 2009 annual meeting of stockholders or until their successors are elected and qualified;
Michael A. Martino	Robert E. Ivy
Michelle G. Burris	Dwight Winstead
George W. Dunbar, Jr.
3.
To approve an amendment to our Amended and Restated Certificate of Incorporation to change our name to "OncoGenex Pharmaceuticals, Inc." effective immediately following completion of the Arrangement;

4.
To approve an amendment to our Amended and Restated Certificate of Incorporation to: (i) effect a reverse stock split of the outstanding shares of our common stock within the range of 1-for-10 and 1-for-20, the final ratio to be determined by the Board immediately prior to completion of the Arrangement and (ii) reduce the number of authorized shares of our common stock from 75,000,000 to the number of shares which is equal to two times the number of shares of our common stock outstanding immediately following closing of the Arrangement and the reverse stock split;

5.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

6.
To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Meeting to solicit additional proxies; and

7.
To consider and act upon such other business and matters or proposals as may properly come before the Meeting or any adjournments or postponements thereof.

        The approval of the issuance of our common stock in connection with the Arrangement is a condition to the completion of the Arrangement. Accordingly, if our stockholders wish to approve the Arrangement, they must approve this proposal.

        The close of business on June 23, 2008 has been fixed as the record date for determining those Sonus stockholders entitled to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Meeting or any adjournments or postponements of the Meeting. Each of the items of business listed above is more fully described in this proxy statement.

SELECTED HISTORICAL CONDENSED FINANCIAL DATA OF SONUS

        The following information is being provided to aid in your analysis of the financial aspects of the Arrangement. We derived our financial information from audited financial statements for fiscal years 2003 through 2007, and from unaudited financial statements for the three months ended March 31, 2008 and 2007.

        In the opinion of our management, the unaudited interim period information reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for the three months ended March 31, 2008 and 2007. Results for interim periods should not be considered indicative of results for any other period or for the year. The following information is only a summary. You should read it along with our historical audited financial statements for the period ended December 31, 2007 and the unaudited financial statements for the three months ended March 31, 2008 and 2007 and related notes attached to this proxy statement and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sonus" beginning on page 32 of this proxy statement.

Statements of Operations

	Three Months Ended March 31,		Fiscal Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(in thousands, except share and per share amounts)
Statement of Operations Data:
Total revenue	$—	$5,051	$20,131	$22,392	$8,254	$—	$25
Operating expenses	4,370	8,915	35,366	48,679	30,064	16,576	10,663
Net loss	(4,115)	(3,225)	(13,063)	(23,551)	(21,097)	(16,576)	(10,638)
Net loss per share:
Basic	$(0.11)	$(0.09)	$(0.35)	$(0.68)	$(0.88)	$(0.81)	$(0.68)
Diluted	(0.11)	(0.09)	(0.35)	(0.68)	(0.88)	(0.81)	(0.68)
Shares used in calculation of net loss per share
Basic	37,052	36,854	36,909	34,730	24,027	20,169	15,504
Diluted	37,052	36,854	36,909	34,730	24,027	20,169	15,504

	March 31,		December 31,
	2008	2007	2007	2006	2005	2004	2003
	(in thousands, except share and per share amounts)
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$28,812	$48,988	$34,199	$58,278	$49,318	$20,580	$19,664
Accounts receivable from Bayer Schering Pharma AG	—	8,172	—	8,044	7,057	—	—
Total assets	39,387	59,958	45,249	68,493	57,914	22,571	21,468
Current liabilities	4,433	15,473	6,369	19,910	11,242	3,255	1,794
Long-term liabilities	6,852	4,154	6,976	5,541	11,408	238	364
Stockholders' equity	28,101	40,331	31,904	43,042	35,264	19,077	19,310

SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA OF ONCOGENEX

        The following information is being provided to aid in your analysis of the financial aspects of the Arrangement. OncoGenex derived its financial information from audited financial statements for fiscal years 2003 through 2007 and from unaudited financial statements for the three months ended March 31, 2008 and 2007.

        This unaudited interim period information reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for the three months ended March 31, 2008 and 2007. Results for interim periods should not be considered indicative of results for any other period or for the year. The following information is only a summary. You should read it along with our historical audited financial statements for the period ended December 31, 2007 and the unaudited financial statements for the three months ended March 31, 2008 and 2007 and related notes attached to this proxy statement and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations of OncoGenex" beginning on page 39 of this proxy statement.

Consolidated Statement of Operations

	Three Months Ended March 31,		Fiscal Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(in thousands, except share and per share amounts)
Statement of Operations Data:
Operating expenses:
Research and development	$874	$1,119	$4,135	$7,974	$3,143	$2,778	$1,381
General and administrative	573	1,362	3,540	3,328	1,523	930	487

Total expenses	1,447	2,481	7,675	11,302	4,666	3,708	1,868
Other income (expense):
Interest income	81	60	177	454	313	199	41
Interest and foreign exchange expense	(77)	80	(325)	(71)	(144)	(156)	(99)

Total other income (expense)	4	140	(148)	383	169	43	(58)

Loss for the period before taxes	1,443	2,341	7,823	10,919	4,497	3,665	1,926
Tax Expense	214	173	713	675	432	346	—-

Net Loss	1,657	2,514	8,536	11,594	4,929	4,011	1,926
Redeemable convertible preferred share accretion	776	680	2,944	2,604	1,843	1,248	385

Loss attributable to common shareholders	$2,433	$3,194	$11,480	$14,198	$6,772	$5,259	$2,311

Basic and diluted loss per common share	$1.89	$2.48	$8.93	$11.05	$5.43	$4.55	$2.01
Weighted average number of common shares	1,285,500	1,285,500	1,285,500	1,285,500	1,248,158	1,155,500	1,148,925

	March 31,		December 31,
	2008	2007	2007	2006	2005	2004	2003
		(in thousands)
Balance Sheet Data:
Cash, cash equivalents, and short-term investments	$4,141	$5,532	$5,131	$8,012	$13,785	$7,915	$6,233
Total assets	5,613	7,194	7,350	9,395	19,750	11,397	7,025
Total liabilities	8,179	2,865	8,200	2,532	1,752	2,595	838
Series preferred shares	38,149	35,131	37,373	34,429	31,825	16,531	9,465
Common shares	399	399	399	399	399	378	378
Deficit accumulated during the development stage	(44,265)	(33,548)	(41,832)	(30,352)	(16,154)	(9,382)	(4,123)
Total shareholders' equity (deficiency)	(40,715)	(30,802)	(38,223)	(27,566)	(13,827)	(7,729)	(3,278)

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The accompanying unaudited pro forma combined condensed consolidated financial statements present financial information from Sonus and OncoGenex unaudited pro forma combined condensed consolidated statements of operations for the three months ended March 31, 2008 and for the twelve months ended December 31, 2007, and the unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2008 based on the unaudited historical balance sheets of Sonus and OncoGenex as of that date. The unaudited pro forma combined condensed consolidated statement of operations is presented as if the Arrangement had occurred on the first day of the period (i.e., January 1, 2007). The unaudited pro forma combined condensed consolidated balance sheet gives effect to the transaction as if it occurred on March 31, 2008. The unaudited pro forma combined condensed consolidated financial data are based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial data are not necessarily indicative of the financial position or operating results that would have been achieved had the Arrangement been consummated as of the dates indicated, nor are they necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of Sonus and OncoGenex included in this proxy statement.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in thousands)

	As of March 31 ,2008
	Historical		Pro forma
	Sonus	OncoGenex	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$17,597	$4,141	$—		$21,738
Marketable securities	11,215	—	—		11,215
Interest receivable	182	—	—		182
Investment tax credit recoverable	—	1,022	—		1,022
Prepaid assets	610	263	—		873
Other current assets	6	91	—		97

Total current assets	29,610	5,517	—		35,127
Leasehold improvements, net	7,445	—	(7,445)	d	—
Equipment and furniture, net	1,834	85	(1,834)	e	85
Other assets	497	11	—		508

Total assets	$39,386	$5,613	$(9,279)		$35,720

LIABILITIES
Current liabilities:
Accounts payable	$1,429	$192	$—		$1,621
Accrued expenses	2,241	533	700	f	4,898
			1,424	d
Excess facilities liability	—	—	274	d	274
Current portion of deferred rent	763	—	(763)	d	—
Convertible debentures	—	4,869	(4,869)	b	—

Total current liabilities	4,433	5,594	(3,234)		6,793
Deferred rent, less current portion	6,852	—	(6,852)	d	—
Taxes payable	—	2,585	(2,585)	a	—

Total liabilities	11,285	8,179	(12,671)		6,793
Convertible preferred stock	—	38,149	(38,149)	a	—
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; $.001 par value	—	—	—		—
Common stock; $.001 par value, and paid-in-capital	157,015	1,021	38,149	a	54,553
			4,869	b
			(157,015)	c
			(1,528)	d
			(700)	f
			28,101	c
			(15,359)	e
Accumulated deficit	(128,917)	(44,265)	2,585	a	(28,155)
			128,917	c
			13,525	e
Accumulated other comprehensive loss	3	2,529	(3)	c	2,529

Total stockholders' equity (deficit)	28,101	(40,715)	41,541		28,927

Total liabilities and stockholders' equity (deficit)	$39,386	$5,613	$(9,279)		$35,720

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands except share and per share data)

	For the three months ended March 31, 2008
	Historical		Pro forma
	Sonus	OncoGenex	Adjustments		Combined
Revenue:
Collaboration revenue from Bayer Schering	$—	$—	$—		$—
Operating expenses:
Research and development	2,269	874	(265)	h	2,962
			84	i
General and administrative	2,101	573	(81)	h	2,635
			42	i

Total operating expenses	4,370	1,447	(220)		5,597

Operating loss	(4,370)	(1,447)	220		(5,597)
Other income (expense):
Other expense	(44)	—	—		(44)
Interest income	299	81	—		380
Interest expense and foreign exchange	—	(77)	204	l	127

Total other income, net	255	4	204		463

Loss for the period before taxes	(4,115)	(1,443)	424		(5,134)
Income tax expense	—	214	(198)	k	16

Net loss	(4,115)	(1,657)	622		(5,150)
Redeemable convertible preferred share accretion	—	776	(776)	j	—

Loss attributable to common shareholders	$(4,115)	(2,433)	1,398		$(5,150)

Basic and diluted net loss per share	(0.11)				(0.07)
Shares used in computation of basic and diluted net loss per share	37,052,022		37,072,076	g	74,124,098

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(Amounts in thousands except share and per share data)

	For the twelve months ended December 31, 2007
	Historical		Pro forma
	Sonus	OncoGenex	Adjustments		Combined
Revenue:
Collaboration revenue from Bayer Schering	$20,131	$—	$—		$20,131
Operating expenses:
Research and development	27,147	4,135	(551)	h	30,674
			(57)	i
General and administrative	8,219	3,540	(105)	h	11,643
			(11)	i

Total operating expenses	35,366	7,675	(724)		42,317

Operating loss	(15,235)	(7,675)	724		(22,186)
Other income (expense):
Other expense	(125)	—	—		(125)
Interest income	2,298	177	—		2,475
Interest expense and foreign exchange	(1)	(325)	222	l	(104)

Total other income, net	$2,172	$(148)	$222		$2,246

Loss for the period before taxes	(13,063)	(7,823)	946		(19,940)
Income tax expense	—	713	(676)	k	37

Net loss	$(13,063)	$(8,536)	$1622		$(19,977)
Redeemable convertible preferred share accretion	—	2,944	(2,944)	j	—

Loss attributable to common shareholders	$(13,063)	(11,480)	4,566		(19,977)

Basic and diluted net loss per share	(0.35)				(0.27)
Shares used in computation of basic and diluted net loss per share	36,909,462		37,187,208	g	74,096,670

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

        On May 27, 2008, Sonus and OncoGenex entered into an Arrangement Agreement pursuant to which Sonus agreed to issue at closing that number of shares of its common stock equal to the number of shares outstanding immediately prior to the closing of the Arrangement in exchange for all of the outstanding debt and equity securities of OncoGenex. The Arrangement would cause the OncoGenex securityholders existing immediately prior to the closing of the Arrangement to own 50% of the outstanding shares of Sonus common stock immediately following the closing. In addition to the closing payment, the Arrangement Agreement provides for the assumption by Sonus of all of the outstanding options to purchase OncoGenex common stock and the issuance of additional shares of Sonus common stock to existing OncoGenex securityholders upon the achievement of specified milestones relating to OncoGenex products. Sonus stockholders will continue to own their existing Sonus common stock which will not be affected by the Arrangement. Under the terms of the Arrangement Agreement, the proposed transactions would be consummated pursuant to a Plan of Arrangement to be approved by the Supreme Court of British Columbia in accordance with Canadian law.

        OncoGenex shareholders will hold approximately 50% of the shares of the combined company (or up to 62.6% if certain milestones are reached) and both OncoGenex and Sonus will have equal representation on the Board of Directors of the combined company. Because OncoGenex senior management will comprise the majority of senior management positions of the combined company and because OncoGenex shareholders are expected to hold more than 50% of the combined company upon achievement of certain milestones, it is anticipated that the transaction will be treated as a reverse merger under the purchase method of accounting in accordance with U.S. generally accepted accounting principles, with OncoGenex being identified as the acquiring entity.

        The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary because the proposed transaction has not yet been completed. The actual purchase price will be based on the Sonus shares and options to purchase Sonus shares outstanding on the closing date of the transaction. The final allocation of the purchase price will be based on Sonus' assets and liabilities on the closing date.

        The preliminary estimated total purchase price of the proposed transaction is as follows (in thousands):

Sonus common stock	$10,377
Estimated fair value of options and warrants assumed	137
Estimated direct transaction costs of OncoGenex	700

Total preliminary estimated purchase price	$11,214

        Under the purchase method of accounting, the total preliminary estimated purchase price as shown in the table above is allocated to the Sonus net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the completion of the transaction. Management of Sonus and OncoGenex has allocated the preliminary estimated purchase price based on preliminary estimates. The final determination of the purchase price allocation will be based on the fair values of the assets acquired and liabilities assumed as of the date the proposed

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation (Continued)

transaction is completed. The allocation of the preliminary estimated purchase price associated with certain assets is as follows (in thousands):

Amount
Preliminary estimated purchase price allocation:
Cash	$17,597
Marketable securities	11,215
Interest receivable	182
Other current assets	616
Furniture and equipment, net	1,834
Other long term assets	497
Accounts payable	(1,429)
Accrued expenses	(2,241)
Severance payable	(1,424)
Excess facility loss	(274)
Negative goodwill	(15,359)

Total preliminary estimated purchase price	$11,214

        In accordance with SFAS 141, any excess of fair value of acquired net assets over purchase price (negative goodwill) shall be recognized as an extraordinary gain in the period the business combination is completed. The excess shall be allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the non-current acquired assets. Prior to allocation of the excess negative goodwill, if any, the acquiring entity shall reassess whether all acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired, and liabilities assumed have been properly valued. If any excess remains after reducing to zero the amounts that otherwise would have been assigned to those assets, that remaining excess shall be recognized as an extraordinary gain. If an extraordinary gain is recognized before the end of the allocation period, any subsequent adjustments to that extraordinary gain that result from changes to the purchase price allocation shall be recognized as an extraordinary item.

        The preliminary pro rata reduction of non current tangible and intangible assets acquired is as follows (in thousands):

Negative goodwill	$(15,359)
Furniture and equipment, net	1,834

Excess negative goodwill	$(13,525)

2. Pro Forma Adjustments

        Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Sonus' net tangible and identifiable intangible assets to a preliminary estimate of their fair values.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

2. Pro Forma Adjustments (Continued)

        The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows (dollar amounts in thousands):

  (a)
  Record the conversion of OncoGenex convertible preferred stock to Sonus common stock.

  (b)
  Record the conversion of OncoGenex convertible debentures to Sonus common stock.

  (c)
  Adjustment to eliminate Sonus' equity by reducing additional paid-in capital, eliminating accumulated deficit and eliminating accumulated comprehensive loss.

  (d)
  Adjust Sonus' assets and liabilities to fair value.

  (e)
  Adjustment to record negative goodwill. Negative goodwill is calculated as the excess of the fair value of the assets acquired and liabilities assumed over the purchase price. The $13,525 of excess negative goodwill is reflected on the pro forma combined condensed consolidated balance sheet as of March 31, 2008 as a decrease of accumulated deficit. Such amount will be recorded as an extraordinary gain in the period that the transaction is consummated. Because this extraordinary gain is directly attributable to the transaction and will not have a continuing impact, this gain is not reflected in the pro forma combined condensed consolidated statement of operations for the twelve months ended December 31, 2007. Adjustment to record the write-off of furniture and equipment, net.

  (f)
  Adjustment to record OncoGenex estimated cash transaction costs.

  (g)
  Represents Sonus weighted average common shares outstanding at March 31, 2008 or December 31, 2007, as applicable, plus the number of shares to be issued to OncoGenex shareholders upon the closing of the transaction. The additional 25,000,000 common shares to be issued and held in escrow at closing are not included.

  (h)
  Adjustment to reduce Sonus' historical depreciation and amortization expense associated with the carrying value of leasehold improvements and equipment and furniture that was reduced to estimated fair value referred to above.

  (i)
  Adjustment to rent expense related to straight-line rent payments.

  (j)
  Adjustment to reverse redeemable convertible preferred share accretion.

  (k)
  Adjustment to tax expense related to the conversion of OncoGenex convertible preferred shares.

  (l)
  Adjustment to remove the OncoGenex amortization of convertible debenture interest and issuance costs.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

3. Non-recurring Expenses

        Sonus will incur certain non-recurring expenses in connection with the transaction. These expenses, which are not reflected in the accompanying unaudited pro forma condensed combined financial statements, are currently estimated as follows (in thousands):

Financial advisors' fee	$575
Accounting and legal fees	625
Fairness opinion	430
Printing fees and other miscellaneous expenses	45

Total fees	$1,675

        OncoGenex will incur certain non-recurring expenses in connection with the transaction. These expenses are reflected in the pro forma combined condensed consolidated balance sheet as of March 31, 2008, but are not reflected in the pro forma combined condensed consolidated statement of operations for the three months ended March 31, 2008 as they are not expected to have a continuing impact on operations.

COMPARATIVE PER SHARE INFORMATION

        The following table presents: (1) historical per share data for Sonus and OncoGenex; (2) unaudited pro forma per share data of the combined company after giving effect to the Arrangement; and (3) unaudited equivalent pro forma per share data for OncoGenex.

        The combined company unaudited pro forma per share data was derived by combining information from the historical consolidated financial statements of Sonus and OncoGenex using the purchase method of accounting for the Arrangement.

        The following data assumes that an equivalent number of shares of Sonus common stock issued and outstanding at closing will be issued to OncoGenex shareholders, and an additional 25 million Sonus shares will be issued and placed into escrow.

        Historical book value per share has been calculated by dividing shareholders' equity by the number of shares of common stock outstanding at March 31, 2008.

        This information should be read in conjunction with the historical financial statements and related notes of Sonus and OncoGenex included in this proxy statement. You should not rely on the pro forma per share data as being necessarily indicative of actual results had the Arrangement occurred prior to the dates indicated below.

Per Common Share Data	Sonus Historical	OncoGenex Historical	Unaudited Pro Forma Combined Consolidated	Pro Forma Equivalent Per OncoGenex Share
For the twelve months ended December 31, 2007
Net income (loss) in thousands	$(13,063)	$(11,480)	$(19,977)	$(19,977)
Basic	(0.35)	(8.93)	(0.27)	(0.90)
Diluted	(0.35)	(8.93)	(0.27)	(0.90)
As of and for the three months ended March 31, 2008
Net income (loss) in thousands	(4,115)	(2,433)	$(5,150)	$(5,150)
Basic	(0.11)	(1.89)	(0.07)	(0.23)
Diluted	(0.11)	(1.89)	(0.07)	(0.23)
Book value	$0.76	$(31.67)	$0.39	$1.31

DIVIDENDS AND MARKET FOR COMMON STOCK

        Our common stock is quoted on The Nasdaq Global Market under the symbol "SNUS." The following table shows the high and low sale prices per share of common stock as reported on The Nasdaq Global Market for the periods indicated. The last reported sale price of our common stock on June 30, 2008 was $0.32.

	Sonus Common Stock
	High	Low
2006
Quarter ended March 31, 2006	6.92	4.85
Quarter ended June 30, 2006	6.28	4.40
Quarter ended September 30, 2006	5.15	4.25
Quarter ended December 31, 2006	6.32	4.51
2007
Quarter ended March 31, 2007	6.22	4.55
Quarter ended June 30, 2007	6.25	4.91
Quarter ended September 30, 2007	5.43	0.59
Quarter ended December 31, 2007	0.70	0.40
2008
Quarter ended March 31, 2008	0.57	0.34
Quarter ended June 30, 2008	0.50	0.25

        As of June 23, 2008, there were 158 beneficial holders of our common stock based on information supplied by our stock transfer agent and other sources.

        We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any earnings for use in our business and do not anticipate paying any cash dividends in the foreseeable future.

        There is no market for OncoGenex's common stock. Any transfers have been made privately and are not reported. OncoGenex has never paid a dividend on its common stock.

Stock Performance Graph

        Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index for the five year period that commenced December 31, 2001 and ended on December 31, 2007.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among SONUS Pharmaceuticals, Inc., The NASDAQ Composite Index
And The NASDAQ Pharmaceutical Index

*
$100 invested on 12/31/02 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SONUS

        You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes thereto included elsewhere in this proxy statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

        We are developing novel small molecule drugs for the treatment of patients with cancer. Our objective is to identify opportunities where there is the possibility for major improvements in patient treatments and where we believe we can mitigate development risk. We currently have one drug in clinical development. Our plan is to continue to develop our internal pipeline of clinical compound opportunities and to evaluate in-licensing or out-licensing opportunities, as a means of achieving our business strategies and enhancing stockholder value.

Reduction of Workforce

        On November 1, 2007, we implemented a reduction of workforce pursuant to which our workforce was reduced by approximately 25%. The effective date of this reduction of workforce was November 30, 2007. We undertook this reduction of workforce in light of the outcome of our Phase 3 Pivotal Trial for TOCOSOL Paclitaxel. These steps were taken in order to conserve cash and preserve the critical capabilities necessary to pursue the highest priority development programs.

        On March 19, 2008, we implemented a reduction of workforce pursuant to which our workforce was further reduced by approximately 37%. The effective date of the reduction of workforce was March 31, 2008. We implemented the reduction of workforce in order to conserve cash and align our workforce with our anticipated staffing needs. The total cost of the reduction of workforce was approximately $1.0 million, which consisted of severance costs and medical insurance and was recognized as an expense in the first quarter of 2008.

Research and Development

        Following the reduction of workforce in March 2008, we have substantially reduced our internal drug discovery capabilities. Our current strategy for broadening our product candidate pipeline will be primarily through in-licensing of novel compounds or other strategic activities. Our primary product focus will remain oncology and supportive care.

Collaboration and License Agreement with Bayer Schering Pharma AG

        In October 2005, we entered into a Collaboration and License Agreement, which we refer to as the Bayer Agreement, with Bayer Schering Pharma AG, a German corporation, pursuant to which, among other things, we granted Bayer Schering an exclusive, worldwide license to TOCOSOL Paclitaxel, our anti-cancer product candidate. With respect to this anti-cancer product, Bayer Schering paid us an upfront license fee of $20 million and paid us for research and development services performed equal to 50% of eligible product research and development costs. In connection with the Bayer Agreement, we entered into a Securities Purchase Agreement with an affiliate of Bayer Schering whereby we sold 3,900,000 shares of common stock for an aggregate of $15.7 million and warrants to purchase 975,000 shares of common stock for an aggregate purchase price of $122,000.

        In October 2007, we received notification from Bayer Schering of its decision to terminate the Collaboration and License Agreement in accordance with its terms because the Phase 3 pivotal trial did not meet its primary endpoint. The termination was effective on November 2, 2007. In accordance with the terms of the agreement, all rights to TOCOSOL Paclitaxel have reverted back to us. We have discontinued development of TOCOSOL Paclitaxel due to results of the Phase 3 study. These closure activities were substantially complete by December 31, 2007, although limited closure activities continue in the first and second quarters of 2008.

        We do not expect to earn revenue or incur expense related to the Bayer Agreement beyond 2007. The final net billing between Sonus and Bayer Schering was completed during the fourth quarter of 2007. Settlement of the final amount outstanding was received from Bayer Schering in December 2007. There were no receivables from, or payables to, Bayer Schering outstanding at March 31, 2008 or at December 31, 2007.

Results of Operations

  Three Months Ended March 31, 2008 Compared to three Months Ended March 31, 2007

        As of March 31, 2008, our accumulated deficit was approximately $128.9 million. We expect to incur substantial additional operating losses over the next several years. Such losses have been and will continue to principally be the result of various costs associated with our research and development programs. Substantially all of our working capital in recent years has resulted from equity financings and payments received under corporate partnership agreements. Our ability to achieve a consistent, profitable level of operations depends in large part on obtaining regulatory approval for future product candidates in addition to successfully manufacturing and marketing those products if they are approved. Even if we are successful in the aforementioned activities, our operations may not be profitable.

        We recognized no revenue for the three months ended March 31, 2008 as compared with $5.1 million for the same period in 2007. All revenue recognized in the first quarter of 2007 was fully attributable to the Bayer Agreement. This agreement was terminated in the fourth quarter of 2007. The revenue recognized in the three month period ended March 31, 2007 included $1.4 million in amortization of an upfront license fee and an additional $3.7 million in research and development reimbursements.

        Our research and development, or R&D, expenses were $2.3 million for the three months ended March 31, 2008 compared with $6.9 million for the same period in 2007. The decrease was primarily the result of lower spending on clinical trials and related drug supply and manufacturing costs due to the termination of the Phase 3 trial for TOCOSOL Paclitaxel in the fourth quarter of 2007. Research and development expenses in the first quarter of 2008 were also lower as a result of recognition of a refund of approximately $850,000 for material that had been purchased to support the Phase 3 trial of TOCOSOL Paclitaxel, and which had subsequently been recalled and returned to suppliers. This refund was recorded as a reduction of research and development expense in the first quarter of 2008. Although research and development personnel costs were reduced in the three months ended March 31, 2008 as compared to the same period in 2007 due to a reduction in workforce effective in November 2007, this reduction was offset by the recognition of approximately $656,000 of severance expenses recorded in connection with an additional reduction in workforce effective March 31, 2008. We expect R&D expenses in 2008 to be significantly lower than levels experienced in 2007, absent any strategic transaction which could affect R&D expenses.

        Our general and administrative, or G&A, expenses were $2.1 million for the three months ended March 31, 2008 compared with $2.0 million for the same period in 2007. The G&A expenses for the first quarter of 2008 included approximately $393,000 of expenses from severance benefits due to a reduction of workforce effective in March 2008. We expect G&A expenses for the remainder of 2008 to be lower than levels experienced in 2007, absent any strategic transaction which could affect G&A expenses.

        Our total operating expenses in 2008 are expected to decrease from 2007 levels due to the termination of research and development activities for TOCOSOL Paclitaxel and the two reductions of workforce which occurred in November 2007 and March 2008 respectively. We estimate that R&D spending will comprise more than 50% of the anticipated spending in 2008. A significant portion of the R&D spending will be devoted to development activities for SN2310. These estimates and actual expenses are subject to change depending on many factors.

        Our other income, net, was $255,000 for the three months ended March 31, 2008 compared with $639,000 for the same period in 2007. The decrease was due primarily to lower levels of invested cash in 2008 compared to the same periods in 2007.

        We had no income tax expense for the three periods ended March 31, 2008 or 2007 as we incurred pretax losses in each period.

  Year Ended December 31, 2007 Compared to year Ended December 31, 2006

        Our revenue was $20.1 million for the year ended December 31, 2007 as compared with $22.4 million for 2006. Revenue in 2007 and 2006 was fully attributable to the Bayer Agreement. In 2007 we recognized $11.0 million of revenue in amortization of the upfront license fee, including $6.9 million in the fourth quarter, which represents the balance of the unamortized deferred revenue due to the termination of the Bayer Agreement. An additional $9.1 million in research and development reimbursements was recognized under the terms of the Bayer Agreement in 2007. There was a final net billing to Bayer Schering in the fourth quarter of 2007 for accrued expenses related primarily to reimbursable Phase 3 activity through the date of termination and expenses associated with the termination of the Phase 3 trial. We do not expect recognition of any revenue or expense related to the Bayer Agreement beyond 2007.

        Our R&D expenses were $27.1 million for the year ended December 31, 2007 compared with $40.8 million for 2006. The decrease in 2007 was primarily the result of lower spending on clinical trials and drug supply and manufacturing costs related to the Phase 3 trial for TOCOSOL Paclitaxel, which was terminated in the fourth quarter of 2007. We expect R&D expenses to decrease in 2008 due to the termination of the TOCOSOL Paclitaxel program in 2007.

        Our G&A expenses were $8.2 million for the year ended December 31, 2007 compared with $7.9 million for 2006. The 2007 increase was primarily related to increased market research conducted on TOCOSOL Paclitaxel in the first three quarters prior to the termination of the program, and costs associated with staff reductions in the fourth quarter. We expect G&A expenses to be lower than levels experienced in 2007; however, should we enter into any strategic transaction G&A expenses could be affected.

        Our total operating expenses in 2008 are expected to decrease from 2007 levels due to the termination of research and development activities for TOCOSOL Paclitaxel and the reduction of workforce which was effective November 30, 2007. A significant portion of the R&D spending will be devoted to development activities for SN2310 and other compounds we may acquire. These estimates and actual expenses are subject to change depending on many factors.

        Our interest income, net of interest expense, was $2.3 million for the year ended December 31, 2007 compared with $2.8 million for 2006. The 2007 decrease was due primarily to lower levels of invested cash in 2007.

        We had no income tax expense in 2007, 2006 or 2005 as we incurred pretax losses in each period.

  Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

        Our revenue was $22.4 million for the year ended December 31, 2006 as compared with $8.3 million for 2005. Revenue in 2006 and 2005 was fully attributable to the Bayer Agreement. We recognized $5.5 million in amortization of the upfront license fee and an additional $16.9 million in research and development reimbursements under the terms of the Bayer Agreement.

        Our R&D expenses were $40.8 million for the year ended December 31, 2006 compared with $24.2 million for 2005. The 2006 increase was primarily the result of the spending associated with the Phase 3 clinical trial for TOCOSOL Paclitaxel, including both clinical and drug supply and manufacturing costs (both control and study drug) as well as costs associated with the implementation of SFAS 123R.

        Our G&A expenses were $7.9 million for the year ended December 31, 2006 compared with $5.9 million for 2005. The 2006 increase was primarily attributed to costs associated with the implementation of SFAS 123R as well as market research conducted on TOCOSOL Paclitaxel as that product moved closer to FDA submission.

        Our interest income, net of interest expense, was $2.8 million for the year ended December 31, 2006 compared with $708,000 for 2005. The 2006 increase was due primarily to higher levels of invested cash in 2006 in addition to generally higher interest rates throughout 2006.

        We had no income tax expense in 2006, 2005 or 2004 as we incurred pretax losses in each period.

Liquidity and Capital Resources

        We have historically financed operations with proceeds from equity financings and payments under collaboration agreements with third parties. At March 31, 2008, we had cash, cash equivalents and marketable securities totaling $28.8 million compared to $34.2 million at December 31, 2007. The decrease was primarily due to the net loss for the three month period ended March 31, 2008 of $4.1 million, in addition to timing of items accrued in 2007 and paid in 2008.

        Net cash used in operating activities for the three months ended March 31, 2008 and 2007 was $5.4 million and $9.4 million, respectively. We recognized no revenue for the three months ended March 31, 2008 as compared with $5.1 million for the same period in 2007. All revenue recognized in the first quarter of 2007 was fully attributable to the Bayer Agreement. This agreement was terminated in the fourth quarter of 2007 and no additional revenue from this agreement is expected to be received. Expenditures in all periods were a result of R&D expenses, including clinical trial costs, and G&A expenses in support of our operations. Product development activities were primarily related to SN2310 and pipeline development activities in the first quarter of 2008, whereas product development activities in the first quarter of 2007 consisted primarily of expenditures related to TOCOSOL Paclitaxel and to a lesser extent other potential product candidates. The decrease in net cash used in operating activities for the three months ended March 31, 2008 compared to the same period in 2007 was primarily due to the reduction of expenditures for TOCOSOL Paclitaxel.

        Net cash provided by (used in) investing activities for the three months ended March 31, 2008 and 2007 was $16.4 million and ($10.6) million, respectively. The net cash provided by and used in investing activities was primarily due to transactions involving marketable securities in the normal course of business. The related maturities and sales of those investments provide us with working capital on an as-needed basis. We initiate shifts between cash equivalent securities and marketable securities based on our cash needs and the prevailing interest rate environment. The cash provided by investing activities for the three months ended March 31, 2008 primarily related to proceeds from sales of marketable securities. The cash used in investing activities for the same period in 2007 primarily reflected purchases of marketable securities.

        Net cash provided by financing activities for the three months ended March 31, 2008 and 2007 was approximately $5,000 and $21,000, respectively. The net cash provided by financing activities during both of these periods was primarily due to the issuance of common stock under employee benefit plans.

        We expect that our cash requirements will decrease in 2008 due to the termination of development of TOCOSOL Paclitaxel and related staff reductions. Under our current forecasted cash needs, which assume continued development of SN2310, we believe that existing cash, cash equivalents and marketable securities will be sufficient to fund expected operations through 2009. We will need additional capital to support the continued development of SN2310 and other product candidates, and to fund continuing operations after 2009. Our future capital requirements depend on many factors including:

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  our ability to obtain equity or debt financings;

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  outcome related to strategic activities currently being evaluated;

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  timing and costs of preclinical development, clinical trials and regulatory approvals;

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  timing and cost of product development and in-licensing activities;

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  entering into new collaborative or product license agreements for products in our pipeline; and

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  costs related to obtaining, defending and enforcing patents.

        We have contractual obligations in the form of operating leases which expire between 2010 and 2017. We signed a new facility lease in November 2006. The new facility lease has a term of 10 years with a provision for two additional five year renewals. The term commencement date for the new lease was January 1, 2008. The following table summarizes our contractual obligations under these agreements as of March 31, 2008:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease obligations	$21,173,536	$1,943,226	$3,996,616	$4,203,234	$11,030,460

Off-Balance Sheet Arrangements

        We have no off-balance sheet arrangements and have not entered into any transactions involving unconsolidated, limited purpose entities.

Lease Agreement

        In November 2006, we entered into a new operating lease agreement for combined laboratory and office space. Our previous operating lease for facilities expired December 31, 2007, and we moved into the newly leased facility in December 2007. The new lease, as amended in 2007, is for approximately 42,600 square feet and expires on December 31, 2017, with a provision for two additional five-year renewals. In connection with the new lease, we received landlord-provided incentives of approximately $7.7 million in the form of tenant improvements, which have been recorded as additions to fixed assets and deferred rent liabilities and will be amortized over the initial ten year term of the lease. In connection with our new lease arrangement, we were required to provide a cash security deposit of approximately $497,000, of which approximately $440,000 was paid upon lease signing in November 2006, and the remainder was paid in February 2008. In addition, the lease stipulates that we must issue a standby letter of credit for approximately $500,000 which is expected to be issued in 2008.

Material Changes in Financial Condition

	March 31, 2008	December 31, 2007
Total assets	$39,386,670	$45,249,269
Total liabilities	$11,285,685	$13,344,852
Stockholders' equity	$28,100,985	$31,904,417

        The decline in assets from December 31, 2007 primarily relates to declines in cash, cash equivalents and marketable securities used to fund operations. The decline in liabilities from December 31, 2007 relates primarily to generally lower accrued liabilities on reduced clinical trial expense. The decline in shareholders' equity is primarily due to the net loss for the quarter.

Critical Accounting Policies and Estimates

        We previously identified certain policies and estimates as critical to our business operations and the understanding of our past or present results of operations in our Annual Report on Form 10-K for the year ended December 31, 2007 and filed with the Securities and Exchange Commission on March 14, 2008. These policies and estimates are considered critical because they had a material impact, or they have the potential to have a material impact, on our financial statements and because they require significant judgments, assumptions or estimates. Our preparation of financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period.

        We adopted SFAS No. 157, "Fair Value Measurements" effective January 1, 2008. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. We did not have a transition adjustment to beginning retained earnings as a result of adopting this standard. SFAS No. 157 applies to all financial instruments that are measured and reported on a fair value basis. This includes those items reported in marketable securities on the balance sheets.

        In conjunction with the adoption of SFAS No. 157, we also adopted SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of SFAS No. 115" as of January 1, 2008. SFAS No. 159 provides companies the option to report select financial assets and liabilities at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. After the initial adoption, the election is made at the acquisition of a financial asset or financial liability and it may not be revoked. We did not apply the fair value option to any of our outstanding instruments; therefore, there has been no impact on our financial statements.

        Effective January 1, 2008, we adopted the provisions of FASB Emerging Issues Task Force, Issue 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities," or EITF 07-3. In accordance with EITF 07-3, nonrefundable contractual prepayments related to future R&D activities are deferred and recognized as an expense in the period that the related goods are delivered or services are performed. Our adoption of this standard has not had a material impact on our financial statements.

Recent Accounting Pronouncements

        In December 2007, the EITF reached a consensus on EITF No. 07-01, "Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property," or EITF 07-01. EITF 07-01 discusses the appropriate income statement presentation and classification for the activities and payments between the participants in arrangements related to the development and commercialization of intellectual property. The sufficiency of disclosure related to these arrangements is also specified. EITF 07-01 is effective for fiscal years beginning after December 15, 2008. As a result, EITF 07-01 is effective for us in the first quarter of fiscal 2009. We do not expect the adoption of EITF 07-01 to have a material impact on either our financial position or results of operations.

Quantitative and Qualitative Disclosures About Market Risk

  Interest rate risk

        The market risk inherent in our marketable securities portfolio represents the potential loss arising from adverse changes in interest rates. If market rates hypothetically increase immediately and uniformly by 100 basis points from levels at December 31, 2007, the decline in the fair value of the investment portfolio would not be material. Given the short-term nature of our investment portfolio, we do not expect our operating results or cash flows to be affected to any significant degree by a sudden change in market interest rates.

  Foreign currency exchange risk

        We are exposed to risks associated with foreign currency transactions on certain contracts denominated in foreign currencies (primarily Euro and Pound Sterling denominated contracts) and we have not hedged these amounts. As our unhedged foreign currency transactions fluctuate, our earnings might be negatively affected. Accordingly, changes in the value of the U.S. dollar relative to the Euro/Pound Sterling might have an adverse effect on our reported results of operations and financial condition, and fluctuations in exchange rates might harm our reported results and accounts from period to period. The impact of foreign currency fluctuations related to realized gains and losses during the past three years has not been material.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ONCOGENEX

        You should read the following discussion of OncoGenex's financial condition and results of operations in conjunction with the financial statements and the notes thereto included elsewhere in this proxy statement. The following discussion contains forward-looking statements that reflect OncoGenex's plans, estimates and beliefs. OncoGenex's actual results could differ materially from those discussed in the forward-looking statements.

Overview

        OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies which focus on mechanisms of treatment resistance in cancer patients. OncoGenex's product candidates address treatment resistance by blocking the production of specific proteins which it believes promote survival of tumor cells and are over-produced in response to a variety of cancer treatments. OncoGenex's aim in targeting these particular proteins is to disable the tumor cell's adaptive defenses and thereby render the tumor cells more susceptible to attack with a variety of cancer therapies, including chemotherapy, which OncoGenex believes will increase survival time and improve the quality of life for cancer patients.

        OncoGenex has conducted five Phase 2 clinical trials to evaluate the ability of OGX-011, its lead product candidate, to enhance the effects of therapy in prostate, non-small cell lung and breast cancers. Interim data has been presented for each of these Phase 2 studies. Complete Phase 2 data from all studies are expected in 2008. Based on data collected to date from OncoGenex's Phase 2 clinical trials, it initially intends to initiate a supportive clinical trial in patients with hormone refractory prostate cancer, or HRPC, in the first half of 2009. In addition to OGX-011, OncoGenex is testing a second product candidate, OGX-427, in a Phase 1 clinical trial for the treatment of solid tumors. OncoGenex's third product candidate, OGX-225, is in pre-clinical development.

        OncoGenex was incorporated in May 2000 and continues to be a development stage company. OncoGenex has devoted substantially all of its resources to the development of its product candidates. To date, OncoGenex has funded its operations primarily through the private placement of equity securities. OncoGenex has never been profitable and it incurred a net loss before taxes for the three months ended March 31, 2008 of $1.4 million and a cumulative net loss before taxes of $32.0 million since its inception in 2000 through March 31, 2008. OncoGenex expects its net losses to increase primarily due to its anticipated clinical trial activities. Clinical trials are costly, and as OncoGenex continues to advance its product candidates through development, it expects its research and development expenses to increase significantly, especially as it initiates its registration and supportive registration clinical trials of OGX-011. As compared to Phase 1 and Phase 2 clinical trials, Phase 3 clinical trials are typically more expensive as they involve a greater number of patients, are conducted at multiple sites and sometimes in several countries, are conducted over a longer period of time and require greater quantities of drug product. In addition, OncoGenex plans to expand its infrastructure and facilities and hire additional personnel, that may include clinical development, administrative, and marketing personnel. OncoGenex is unable to predict when, if ever, it will be able to commence the sale of any of its product candidates.

Revenues

        OncoGenex has not generated any revenues from the sale of its products to date, and it does not expect to generate any revenues from licensing or product sales until it executes a partnership or collaboration arrangement or is able to commercialize its product candidates itself.

Research and Development Expenses

        R&D expenses consist primarily of costs for: personnel, including salaries and benefits; regulatory activities; pre-clinical studies; clinical trials; materials and supplies; licensing and intellectual property; and allocations of other research and development-related costs. External research and development expenses include fees paid to universities, hospitals and other entities that conduct certain research and development activities and that manufacture OncoGenex's product candidates for use in its clinical trials. OncoGenex expects its research and development expenses to increase significantly in the future as it continues to develop its product candidates. Currently, OncoGenex manages its clinical trials through independent medical investigators at their sites and at hospitals.

        A majority of OncoGenex's expenditures to date have been related to the development of OGX-011.

        Until July 2, 2008, OGX-011 was being co-developed with Isis Pharmaceuticals, Inc., or Isis, and R&D expenses for OGX-011 were shared on the basis of 65% OncoGenex and 35% Isis. On July 2, 2008, OncoGenex and Isis amended their agreement to provide for unilateral development of OGX-011 by OncoGenex. For more information relating to OncoGenex's relationship with Isis see the section entitled "Information About OncoGenex" beginning on page 96 of this proxy statement. Several of OncoGenex's prostate cancer clinical trials have been supported by grant funding which was received directly by the hospitals and/or clinical investigators conducting the clinical trials allowing OncoGenex to complete these clinical trials with minimal expense.

        Since OncoGenex's drug candidates are in the early stage of development, it cannot estimate completion dates for development activities or when it might receive material net cash inflows from its research and development projects.

General and Administrative Expenses

        G&A expenses consist primarily of salaries and related costs for OncoGenex's personnel in executive, business development, human resources, external communications, finance and other administrative functions, as well as consulting costs, including market research and business consulting. Other costs include professional fees for legal and accounting services, insurance and facility costs. OncoGenex anticipates that G&A expenses will increase significantly in the future as it continues to expand its operating activities.

Critical Accounting Policies and Estimates

        OncoGenex management's discussion and analysis of its financial condition and results of operations is based on its consolidated financial statements, which have been prepared in accordance with United States GAAP. The preparation of these financial statements requires OncoGenex to make judgments, assumptions, and estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        OncoGenex believes the following accounting policies to be critical to the judgments and estimates used in the preparation of its financial statements.

  Stock-Based Compensation

        Effective January 1, 2006, OncoGenex adopted the fair value recognition provisions of SFAS No. 123(R), "Share-Based Payment," using the modified prospective method with respect to options granted to employees and directors. Under this transition method, compensation cost is recognized in the financial statements beginning with the effective date for all share-based payments granted after January 1, 2006 and for all awards granted prior to but not yet vested as of January 1, 2006. The expense is amortized on a straight-line basis over the vesting period. Accordingly, prior period amounts have not been restated.

        Since inception OncoGenex has accounted for stock options issued to non employees using the fair value method and recognized the compensation on its statement of loss.

        Stock-based compensation expense, which is a non-cash charge, results in part from estimating the fair value of stock options granted using the Black Scholes option pricing model. The Black Scholes option pricing model requires the input of several subjective assumptions including the expected life of the option and the expected volatility at the time the option is granted as well as the input of the fair value of our shares at the date of grant of the stock options. The estimated fair value is amortized over the vesting period, which is generally three years.

        Given the absence of an active market for OncoGenex's common shares, its board of directors is required to estimate the fair value of its common stock. The board performed a contemporaneous analysis of fair value at each grant date and did not use an unrelated valuation specialist as the board determined that the benefits of using such a specialist were not warranted given the stage of its development and limited resources. OncoGenex's board considered numerous objective and subjective factors in determining the value of its common shares at each option grant date, including the factors described below:

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  the option grants involved illiquid securities in a private company;

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  prices for its series preferred shares, which it has sold to outside investors in arms-length transactions, and the rights, preferences and privileges of the series preferred shares over the common shares, especially with respect to liquidation;

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  progress and milestones achieved in its business; and

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  the likelihood of achieving a liquidity event for the common shares underlying these options, such as an initial public offering or sale of OncoGenex, given prevailing market conditions.

        In January 2007, OncoGenex's management performed a retrospective analysis of the fair value of its common stock covering the period from December 2003 through March 2006. OncoGenex used the market approach valuation methodology under which it measured its enterprise value through comparisons to recent valuations of private and publicly-traded North American biopharmaceutical companies at a similar stage and with a similar focus. OncoGenex applied a 40% discount to the public companies to account for the typically higher valuations recognized by public biopharmaceutical companies over similar private companies. OncoGenex then applied the option-pricing method to allocate enterprise value between common and preferred shares, taking into account the liquidation preferences of the preferred shareholders. Estimating the volatility of the share price of a private company is complex because there is no readily available market for the shares. OncoGenex estimated the annualized volatility of its shares for the purposes of this analysis based on the historical volatility of its preferred share financings from December 2001 through August 2005. Had OncoGenex used different estimates of volatility, the allocations between preferred and common shares would have been different. Based on this valuation analysis, OncoGenex concluded that the estimated values of common shares of C$0.90 for the period from December 2003 to August 2005 and C$0.95 for the period from August 2005 to March 2006 used for stock option valuation at those dates were reasonable.

        OncoGenex used the same market approach valuation methodology and application of the option-pricing method to determine the value of its common shares as C$4.38 for options granted in June 2007.

        OncoGenex recorded total stock-based compensation expense for non-employees of $55,000 for the year ended December 31, 2005. OncoGenex recorded total stock-based compensation expense for both non-employees and employees of $182,000 and $263,000 for the years ended December 31, 2006 and 2007, respectively, and $55,000 for the three months ended March 31, 2008.

        OncoGenex expects its stock-based compensation charges to increase as it expands its operations and hires new employees. These charges will increase OncoGenex's expenses and may increase its losses for the foreseeable future. As stock-based compensation is a non-cash charge, it will not have any effect upon OncoGenex's liquidity or capital resources.

  Research and Development Costs

        R&D expenditures are charged to operations as incurred, pursuant to SFAS No. 2, "Accounting for Research and Development Costs." Costs to acquire technologies to be used in research and development, but which have not reached technological feasibility and have no alternative future use, are expensed when incurred. Payments to licensors that relate to the achievement of pre-approval development milestones are recorded as R&D expense when incurred. R&D costs for activities conducted through third parties with whom OncoGenex contracts are expensed as the costs are incurred. To the extent OncoGenex has made a payment to a third party vendor representing a refundable deposit, such payment is recorded as a prepaid expense. In June 2007, the EITF issued EITF Issue 07-03. EITF No. 07-03 addresses the diversity which exists with respect to the accounting for the non-refundable portion of a payment made by a research and development entity for future research and development activities. Under EITF No. 07-03, an entity would defer and capitalize non-refundable advance payments made for research and development activities until the related goods are delivered or the related services are performed. EITF No. 07-03 is effective for fiscal years beginning after December 15, 2007 and interim periods within those years. Adoption of EITF No. 07-03 effective January 1, 2008 on a prospective basis has not resulted in an adjustment to OncoGenex's financial statements.

        These third party vendors may include contract research organizations, third-party manufacturers of drug material and clinical supplies and other vendors. Investigator costs related to patient enrollment are accrued as patients enter the clinical trial. OncoGenex monitors patient enrollment levels and related activities to the extent possible through internal reviews and correspondence and discussions with external vendors in order to estimate its incurred expenses. Due to the possibility of incomplete or inaccurate information, OncoGenex may underestimate or overestimate activity levels and related expenses associated with any of its clinical trials at a given point in time. In such an event, OncoGenex would record adjustments to R&D expenses in future periods when the actual activity level becomes known. In the past, OncoGenex has not had to make any material adjustments to research and development expenses due to deviations between the estimates used in determining its accruals for clinical trial expenses and the actual clinical trial expenses incurred. Additionally, OncoGenex does not expect material adjustments to R&D expenses to result from changes in the nature and level of clinical trial activity and related expenses that are currently subject to estimation. In the future, as OncoGenex expands its clinical trial activities for its product candidates, it expects to have increased levels of research and development costs that will be subject to estimation. OncoGenex's processes pertaining to those estimates may need to be enhanced in order to continue to adequately determine its accruals for those costs.

        OncoGenex has received funding in the form of investment tax credits, or ITC, through the Government of Canada's Scientific Research and Experimental Development, or SR&ED, program and similar provincial programs since 2002. OncoGenex does not record the funds as income, but applies them against the costs of the qualified expenditures; generally R&D expenses. Generally, a Canadian- controlled private corporation, or CCPC, can earn a federal refundable ITC of 35% on the first C$2 million of qualified expenditures for SR&ED carried out in Canada, and 20% on qualified expenditures in excess of C$2 million. Qualifying CCPC's may claim a refund of 40% of federal ITC's earned on qualified expenditures in excess of C$2 million. After a public offering or other change in control by non-Canadian or non-private shareholders, OncoGenex will no longer qualify as a CCPC, but it will be eligible to earn an ITC of 20% of qualified expenditures for SR&ED carried out in Canada. The ITC earned by a Canadian corporation that is not a CCPC is non-refundable, but may be used to reduce any taxes payable. Unused federal ITC's may be carried forward for 20 years.

  Fair Value Measurements

        Effective January 1, 2008, OncoGenex adopted SFAS No. 157. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, "Effective Date of FASB Statement No. 157," which provides a one year deferral of the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually.

        In conjunction with the adoption of SFAS No. 157, OncoGenex also adopted SFAS No. 159, as of January 1, 2008. SFAS No. 159 provides companies the option to report select financial assets and liabilities at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. After the initial adoption, the election is made at the acquisition of a financial asset or financial liability and it may not be revoked. OncoGenex did not apply the fair value option to any of its outstanding instruments; therefore, there has been no impact on its financial statements.

        OncoGenex adopted the provisions of SFAS No. 157 on a prospective basis for financial assets and liabilities which require that it determines the fair value of financial assets and liabilities using the fair value hierarchy established in SFAS No. 157. SFAS No. 157 describes three levels of inputs that may be used to measure fair value, as follows:

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  Level 1—Quoted prices in active markets for identical assets or liabilities.

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  Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

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  Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

        The adoption of SFAS No. 157 did not have a material impact on OncoGenex's results of operations and financial condition as of and for the quarter ended March 31, 2008.

  Income Taxes

        OncoGenex uses the liability method for accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. OncoGenex has not recorded a benefit from its net operating loss carry-forwards because it believes that it is uncertain that it will have sufficient income from future operations to realize the carry-forwards prior to their expiration. Accordingly, OncoGenex has established a valuation allowance against the deferred tax asset arising from the carry-forwards. In the event that OncoGenex were to determine that it would be able to realize its deferred tax assets in the future, an adjustment to the valuation allowance would increase net income in the period such determination was made. OncoGenex believes that the most significant uncertainty that will impact the determination of its valuation allowance will be its estimation of the extent and timing of future net income, if any.

  Three Months Ended March 31, 2008 Compared to the Three Months Ended March 31, 2007

        R&D expenses for the three months ended March 31, 2008 were $0.9 million compared to $1.1 million for the three months ended March 31, 2007, a decrease of $0.2 million due mainly to the net result of lower manufacturing costs, lower employee expenses and higher clinical trial costs.

        G&A expenses for the three months ended March 31, 2008 were $0.6 million compared to $1.4 million for the three months ended March 31, 2007, a decrease of $0.8 million due mainly to lower employee expenses and lower legal, accounting and travel costs for financing activities.

        Interest income for the three months ended March 31, 2008 was $81,000 compared to $60,000 for the three months ended March 31, 2007, an increase of $21,000 due mainly to interest income on 2006 investment tax credits received in March 2008.

        Interest and foreign exchange expense was a net expense amount of $77,000 for the three months ended March 31, 2008 compared to a net income amount of $80,000 for the three months ended March 31, 2007 due mainly to foreign exchange and convertible debt interest expense.

  Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

        R&D expenses for the year ended December 31, 2007 were $4.1 million compared to $8.0 million for the year ended December 31, 2006, a decrease of $3.9 million due mainly to lower manufacturing and preclinical costs for the development of OGX-427 in 2007. The 2006 expenses included the cost to manufacture the first batch of OGX-427 drug product and preclinical toxicology studies required before the drug could be administered to a patient in a clinical study.

        G&A expenses for the year ended December 31, 2007 were $3.5 million compared to $3.3 million for the year ended December 31, 2006, an increase of $0.2 million due mainly to higher spending on expenses required to finance and expand the business.

        Interest income for the year ended December 31, 2007 was $0.2 million compared to $0.5 million for the year ended December 31, 2006, a decrease of $0.3 million. The decrease is due to the decrease in cash balances available to be invested in 2007.

        Interest and foreign exchange expense was a net expense amount of $325,000 for the year ended December 31, 2007 compared to a net expense amount of $71,000 for the year ended December 31, 2006 due mainly to foreign exchange and convertible debt interest expense.

  Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

        R&D expenses for the year ended December 31, 2006 were $8.0 million compared to $3.1 million for the year ended December 31, 2005, an increase of $4.9 million due mainly to pre-clinical and manufacturing expenses for the development of OGX-427, manufacturing expenses for clinical trial supplies of OGX-011 and the addition of eight new employees, including the Chief Medical Officer, the V.P. Regulatory Affairs, and the Senior Director of Medical Affairs and Clinical Research, who were hired in the fourth quarter of 2005. The increase in development expenses was partly offset by a decrease in the upfront license fees for OGX-427 incurred in the second quarter of 2005.

        G&A expenses for the year ended December 31, 2006 were $3.3 million compared to $1.5 million for the year ended December 31, 2005, an increase of $1.8 million due mainly to higher spending on salaries and related expenses required to finance and expand the business.

        Interest income for the year ended December 31, 2006 was $0.5 million compared to $0.3 million for the year ended December 31, 2005, an increase of $0.2 million. The increase is due to the increase in cash balances available to be invested during 2006 as a result of the August 2005 financing and higher yields realized on those investments.

        Interest and foreign exchange expense was a net expense amount of $71,000 for the year ended December 31, 2006 compared to a net expense amount of $144,000 for the year ended December 31, 2005 due mainly to foreign exchange.

Liquidity and Capital Resources

        OncoGenex has incurred cumulative losses attributable to common shareholders of $44.3 million since inception through March 31, 2008. OncoGenex does not expect to generate revenue from product candidates for several years. Since inception, OncoGenex has funded its operations primarily through the private placement of its preferred shares. OncoGenex raised net proceeds of $1.40 million through the sale of its Series A preferred shares in 2001/2002, $1.2 million through the sale of its Series A preferred shares in 2002, $5.7 million through the sale of its Series 1 Class B preferred shares in 2003, $5.8 million through the sale of its Series 1 Class B preferred shares in 2004 and $12.7 million through the sale of its Series 2 Class B preferred shares in August 2005. OncoGenex also raised net proceeds of $4.4 million through the issuance of convertible debentures in September 2007.

        As at March 31, 2008, OncoGenex had cash, cash equivalents and short-term investments of $4.1 million in the aggregate. As at December 31, 2007, OncoGenex's aggregate cash, cash equivalents, and short-term investments were $5.1 million as compared to $8.0 million as at December 31, 2006, $13.4 million as at December 31, 2005 and $7.9 million as at December 31, 2004.

        As at March 31, 2008, with the exception of its convertible debentures, OncoGenex does not have any borrowing or credit facilities available to it.

Cash Flows

  Cash Used in Operations

        For the three months ended March 31, 2008, cash used in operations of $0.9 million was attributable primarily to OncoGenex's loss of $1.7 million and a decrease in its accounts payable and accrued liabilities of $0.3 million as a result of lower operating expense accruals, offset partly by its accrued interest on convertible debentures of $0.2 million and a decrease in its investment tax credit recoverable as its 2006 claim was received in March 2008.

        For the year ended December 31, 2007, cash used in operations of $7.9 million was attributable primarily to OncoGenex's loss and an increase in investment tax credit recoverable of $1.0 million, offset partly by an increase in taxes payable due to Part VI.1 tax of $1.0 million and the interest on its convertible debentures of $0.2 million.

        For the year ended December 31, 2006, cash used in operations of $10.6 million was attributable primarily to OncoGenex's loss, partly offset by an increase in taxes payable due to Part VI.1 tax of $0.7 million.

        For the year ended December 31, 2005, cash used in operations of $5.2 million was attributable primarily to OncoGenex's loss, a non-cash stock-based collaboration expense of $0.8 million and a decrease in accounts payable due mainly for payments made for clinical trial supplies expensed in 2004, offset partly by an increase in taxes payable due to Part VI.1 tax of $0.5 million.

  Cash Provided by Financing Activities

        There was no cash provided by, or used by financing activities for, the three months ended March 31, 2008.

        Net cash provided by financing activities of $4.4 million for the year ended December 31, 2007 was from the issuance of convertible debentures. OncoGenex had no cash provided, or used, by financing activities for the year ended December 31, 2006. Net cash provided by financing activities for the year ended December 31, 2005 of $12.7 million was related to the sale of preferred shares.

  Cash Used/Provided by Investing Activities

        Net cash provided by investing activities for the three months ended March 31, 2008 of $0.5 million was solely due to the proceeds from the maturities of investments.

        Net cash provided by investing activities for the years ended December 31, 2007 and December 31, 2006 of $6.3 million and $11.2 million respectively was due primarily to maturities of investments. Net cash used in investing activities was $8.1 million for the year ended December 31, 2005 due primarily to the purchases of investments (net of maturities).

Operating Capital and Capital Expenditure Requirements

        OncoGenex believes that cash, cash equivalents and marketable securities of Sonus, together with its cash, cash equivalents and short-term investments, will be sufficient to fund its currently planned operations through 2009, including:

  •
  completion to final data of its ongoing Phase 2 clinical trials of OGX-011;

  •
  completion of its pre-clinical studies and Phase 1 clinical trial of OGX-427;

  •
  planning and initiating its supportive clinical trial of OGX-011 in HRPC;

  •
  initiating a Phase 2 clinical trial for SN2310; and

  •
  working capital, capital expenditures and general corporate purposes.

        OncoGenex anticipates the need to raise additional capital or incur indebtedness to continue to fund its operations in the future.

        OncoGenex expects to incur losses from operations in the future. OncoGenex expects to incur increasing R&D expenses, including expenses related to clinical trials and additional personnel. OncoGenex expects that its G&A expenses will increase in the future as it expands its staff and adds infrastructure.

Contractual Obligations and Commitments

        As at December 31, 2007, OncoGenex's debt obligations consisted solely of its $4.5 million principal amount convertible debentures, which were issued on September 19, 2007. The convertible debentures bear interest at an average rate of 14.9% per annum. On June 10, 2008, the maturity date was extended to September 30, 2008 from June 30, 2008. It is a condition of closing the Arrangement that the convertible debentures be converted into common shares. As of December 31, 2007, OncoGenex had no capital leases. OncoGenex is required to make certain payments to UBC and Isis under the terms of its license and collaboration agreements, upon the occurrence of certain clinical milestones and upon the generation of revenue from its product candidates. Due to the uncertainty of the timing and occurrence of these milestones and the generation of royalty-generating revenue, these payments have not been classified as purchase obligations and are not estimated in the table below. Aside from the aforementioned, OncoGenex does not have any other business arrangements, derivative financial instruments, or any equity interests in unconsolidated companies that would have a significant effect on its assets and liabilities as at December 31, 2007.

        OncoGenex's operating lease and purchase obligations as at December 31, 2007 were as follows:

	Payments Due By Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Vancouver operating lease	$262,000	$143,000	$119,000	—	—
Seattle operating lease	71,000	71,000	—	—	—
Purchase obligations	104,000	104,000	—	—	—
Total	437,000	318,000	119,000	—	—

Income Taxes

        OncoGenex has established a wholly owned subsidiary, OncoGenex Inc., a United States-based company that employs eight members of OncoGenex's clinical and regulatory team. OncoGenex is required to file separate income tax returns for both OncoGenex and the subsidiary. Canadian income tax rules require OncoGenex to treat the United States based operations as an arms length company and require the services provided by the United States subsidiary to be charged to OncoGenex at fair market value. All profit and losses are eliminated upon consolidation.

        OncoGenex adopted the requirements of the FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109," effective January 1, 2007. This interpretation clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with SFAS Statement No. 109, "Accounting for Income Taxes." FIN 48 requires companies to determine whether it is more-likely-than-not that a tax position taken or expected to be taken in a tax return will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold, it is measured to determine the amount of benefit to recognize in the financial statements based on guidance in the interpretation. The adoption of FIN 48 has not had an impact on OncoGenex's consolidated financial position or results of operations.

  Canadian Operations

        OncoGenex has incurred non-capital losses (net operating losses) for the years ended December 31, 2007, 2006 and 2005 and, accordingly, it did not pay or record any federal taxes. As of December 31, 2007, OncoGenex had non-capital loss carry forwards of $22.3 million which expire over various periods to the year 2027. OncoGenex also had unclaimed tax deductions of approximately $7.3 million related to scientific research and experimental development expenditures available to carry forward indefinitely to reduce taxable income of future years.

        As of December 31, 2007, OncoGenex had deferred tax assets of $11.0 million, of which $1.3 million relate to the tax basis in excess of book value of assets, $2.1 million of research and development deductions available indefinitely, $6.0 million in non-capital loss carry-forwards and $1.5 million for taxes accrued on the redeemable convertible preferred share accretion as these taxes are available to reduce future income taxes payable. A valuation allowance is provided to offset the deferred tax assets because the realization of the benefit does not meet the more-likely-than-not criteria. In the event that OncoGenex determines that it will be able to utilize its deferred tax assets in the future, an adjustment to the valuation allowance would increase net income in the period such a determination is made.

  United States Operations

        OncoGenex's United States operations for the years ended December 31, 2007, 2006 and 2005 were limited to the services performed for it by the members of its clinical and regulatory team employed by our subsidiary, OncoGenex, Inc. The United States tax expense for the years ended December 31, 2007, 2006 and 2005 was $37,000, $8,000 and nil, respectively.

Other Taxes

        In the event that holders of Class A and Class B preferred shares are paid the cumulative preferred return adjustment, OncoGenex would become liable for payment of taxes under Part VI.1 of the Income Tax Act (Canada) which is calculated at 25% of the amount paid in excess of C$500,000. On the payment of this tax, OncoGenex will be entitled to claim a deduction equal to nine-fourths times the amount of any Part VI.1 taxes actually paid. OncoGenex has accrued for the Part VI.1 tax liability in its financial statements as income tax expense.

Inflation

        OncoGenex does not believe that inflation has had a material impact on its business and operating results during the periods presented.

Quantitative and Qualitative Disclosure of Market Risks

        OncoGenex's concentration of credit risk consists principally of cash, cash equivalents, and short-term investments. OncoGenex's exposure to market risk is limited primarily to interest income sensitivity, which is affected by changes in the general level of Canadian and United States interest rates, particularly because the majority of its investments are in short-term debt securities.

        OncoGenex's investment policy restricts investments to high-quality investments and limits the amounts invested with any one issuer, industry, or geographic area. The goals of OncoGenex's investment policy are as follows: preservation of capital; assurance of liquidity needs; best available return on invested capital; and minimization of capital taxation and a reduction of impact on SR&ED refundable tax credits under the Income Tax Act (Canada). Some of the securities in which OncoGenex invests may be subject to market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate. For example, if OncoGenex holds a security that was issued with an interest rate fixed at the then-prevailing rate and the prevailing interest rate later rises, the principal amount of its investment will probably decline. To minimize this risk, in accordance with OncoGenex's investment policy, it maintains its portfolio of cash equivalents, short-term marketable securities and restricted cash in a variety of securities, including money market mutual funds, T-bills, GICs, and commercial papers. The risk associated with fluctuating interest rates is limited to OncoGenex's investment portfolio. Due to the short term nature of its investment portfolio, OncoGenex believes it has minimal interest rate risk arising from its investments.

        As a Canadian company with its executive offices and a significant portion of its operations located in Canada, OncoGenex is also subject to currency risk. Many of its expenditures in Canada, including payroll, are in Canadian dollars. In addition, the exercise prices of stock options OncoGenex grants under its stock compensation plans have historically been expressed in Canadian dollars. OncoGenex is therefore subject to currency risk from changes in the United States dollar / Canadian dollar exchange rate. OncoGenex does not currently hedge its exposures to currency risk. A hypothetical 10% change in the value of the Canadian dollar relative to the U.S. dollar during the fiscal year ended December 31, 2007 would have had a $686,000 impact on its total expenditures for the fiscal year ended December 31, 2007.

Recent Accounting Pronouncements

        In December 2007, the EITF reached a consensus on EITF No. 07-01. EITF 07-01 discusses the appropriate income statement presentation and classification for the activities and payments between the participants in arrangements related to the development and commercialization of intellectual property. The sufficiency of disclosure related to these arrangements is also specified. EITF 07-01 is effective for fiscal years beginning after December 15, 2008. As a result, EITF 07-01 is effective for OncoGenex in the first quarter of fiscal 2009. OncoGenex does not expect the adoption of EITF 07-01 to have a material impact on either its financial position or results of operations.

        In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations." SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. OncoGenex has not yet completed its evaluation of the potential impact, if any, of the adoption of

SFAS No. 141R but does not currently believe that it will have a material impact on the consolidated financial position, results of operations or cash flows.

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51." SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. OncoGenex has not yet completed its evaluation of the potential impact, if any, of the adoption of SFAS No. 160, but does not currently believe that it will have a material impact on the consolidated financial position, results of operations or cash flows.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities." SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. OncoGenex has not yet assessed the impact of this pronouncement.

        In May 2008, the FASB issued SFAS No. 162 "The Hierarchy of Generally Accepted Accounting Principles." SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 is effective sixty days following the SEC's approval of PCAOB amendments to AU Section 411, "The Meaning of 'Present fairly in conformity with generally accepted accounting principles."' OncoGenex is currently evaluating the potential impact, if any, of the adoption of SFAS 162 on its consolidated financial statements.

        On May 9, 2008, the FASB issued FASB Staff Position, or FSP, Accounting Principles Board Opinion No. 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The FSP will require cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each. The value assigned to the debt component will be the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the bond cash proceeds and this estimated fair value will be recorded as a debt discount and amortized to interest expense over the life of the bond. Although FSB APB 14-1 would have no impact on OncoGenex's actual past or future cash flows, it will require OncoGenex to record a significant amount of non-cash interest expense as the debt discount is amortized. As a result, there will be a material adverse impact on the results of operations and earnings per share. In addition, if the convertible debt is redeemed or converted prior to maturity, any unamortized debt discount will result in a loss on extinguishment. FSP APB 14-1 will become effective January 1, 2009.

INFORMATION REGARDING FORWARD LOOKING STATEMENTS

        This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about the anticipated benefits of the Arrangement between Sonus and OncoGenex, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management and other statements that are not historical facts. You can find many of these statements by looking for words like "believes," "expects," "anticipates," "estimates," "may," "should," "will," "could," "plan," "intend," or similar expressions in this document or in documents incorporated by reference in this document.

        These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

  •
  the potential inability of the two companies to complete the Arrangement, successfully execute their integration strategies or achieve planned synergies;

  •
  uncertainties regarding the combined company's future operating results, and the risk that such company's products will not obtain the requisite regulatory approvals to commercialize their products or that the future sales of the company's products may be less than expected;

  •
  future capital requirements and uncertainty of obtaining additional funding through corporate partnerships, debt or equity financings;

  •
  the potential inability to integrate and realize benefits from strategic opportunities, including mergers and acquisitions;

  •
  the risk that we may not maintain the continued listing of our common stock on the Nasdaq Global Market, or Nasdaq Capital Market;

  •
  the impact of current, pending or future legislation, regulations and legal actions in the United States, Canada and elsewhere affecting the pharmaceutical and healthcare industries;

  •
  currency fluctuation in the two companies' primary markets;

  •
  the timing, expense and uncertainty associated with the development and regulatory approval process for products;

  •
  uncertainties regarding the safety and effectiveness of the two companies' products and technologies;

  •
  the dependence of the combined company on third parties to develop and commercialize select product candidates;

  •
  the reliance on third parties who license intellectual property rights to Sonus or OncoGenex to comply with the terms of such agreements and to enforce, prosecute and defend such intellectual property rights;

  •
  the potential inability of Sonus and OncoGenex to successfully protect and enforce their respective intellectual property rights;

  •
  the risk that results of research and preclinical studies may not be indicative of results in humans;

  •
  volatility in the value of our common stock;

  •
  the combined company's dependence on key employees;

  •
  the potential for product liability issues and related litigation;

  •
  the potential for claims arising from the use of hazardous materials in our business;

  •
  fluctuations in our operating results;

  •
  general competitive conditions within the drug development and pharmaceutical industry; and

  •
  general economic conditions.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the date of those documents.

        All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law.

THE SONUS ANNUAL AND SPECIAL MEETING

        We are furnishing this proxy statement to holders of our common stock in connection with the solicitation by the Board of Directors, which we will refer to as the Board, of proxies to be voted at the annual and special meeting of our stockholders to be held on August 19, 2008, which we refer to as the Meeting, and at any adjournment or postponement of the Meeting.

        This document is first being mailed to our stockholders on or about July 9, 2008.

Date, Time and Place of Meeting

        The Meeting will be held on August 19, 2008 at 9:00 a.m. Pacific time, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington 98101.

Purpose of the Annual and Special Meeting

        The purpose of the Meeting is to consider and vote upon the following proposals:

1.
To approve the issuance of our common stock to be made in connection with the Arrangement Agreement, dated as of May 27, 2008, by and between us and OncoGenex, a copy of which is included as Annex A to this proxy statement, and the Plan of Arrangement relating to the Arrangement Agreement, a copy of which is included as Annex B to this proxy statement;

2.
To elect the following five members of the Board to serve until our 2009 annual meeting of stockholders or until their successors are elected and qualified;

Michael A. Martino	Robert E. Ivy
Michelle G. Burris	Dwight Winstead
George W. Dunbar, Jr.
3.
To approve an amendment to our Amended and Restated Certificate of Incorporation to change our name to "OncoGenex Pharmaceuticals, Inc." effective immediately following the completion of the Arrangement;

4.
To approve an amendment to our Amended and Restated Certificate of Incorporation to: (i) effect a reverse stock split of the outstanding shares of our common stock within a range of 1-for-10 and 1-for-20, the final ratio to be determined by our Board of Directors immediately prior to completion of the Arrangement and (ii) reduce the number of authorized shares of our common stock from 75,000,000 to the number of shares which is equal to two times the number of shares of our common stock outstanding immediately following closing of the Arrangement and the reverse stock split;

5.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

6.
To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Meeting to solicit additional proxies; and

7.
To consider and act upon such other business and matters or proposals as may properly come before the Meeting or any adjournments or postponements thereof.

The approval of Proposal No. 1 is a condition to the completion of the Arrangement. Accordingly, if Sonus stockholders wish to approve the Arrangement, they must approve Proposal No. 1.

        At this time, the Board is unaware of any matters, other than the proposals set forth above, that may properly come before the Meeting.

Record Date; Shares Outstanding and Entitled to Vote

        We have fixed the close of business on June 23, 2008, as the record date for the determination of holders of shares of our common stock, par value $0.001 per share, entitled to notice of, and to vote at, the Meeting, and any adjournment or postponement of the Meeting, on all matters.

        In deciding all matters that come before the Meeting, each holder of Sonus common stock is entitled to one vote per share of our common stock held as of the close of business on the record date.

        At the close of business on the record date for the Meeting, there were outstanding and entitled to vote 37,062,649 shares of our common stock held by approximately 158 holders of record.

Quorum; Abstentions; Broker Non-Votes

        A quorum of shares is necessary to hold a valid stockholders' meeting. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Meeting. Shares for which an "abstention" from voting is observed, as well as shares that a broker holds in "street name" and votes on some matters but not others, called broker "non-votes," will be counted for purposes of establishing a quorum.

        An "abstention" occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Broker "non-votes" are shares held by brokers or nominees for which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. If you hold your shares of Sonus common stock through a broker, bank or other nominee, generally the nominee may only vote your shares in accordance with your instructions. However, if your broker, bank or nominee has not timely received your instructions, it may vote on matters for which it has discretionary voting authority. Under rules applicable to broker-dealers, the proposal to issue our common stock in connection with the Arrangement is not a matter on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions before the Meeting. Each of the other proposals to be considered at the Meeting are matters on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions.

        Abstentions will have the same effect as a vote against the proposals to amend our Amended and Restated Certificate of Incorporation and will have no effect on the outcome of any of the other proposals to be considered at the Meeting. Broker non-votes will have no effect on the outcome of any proposals to be considered at the Meeting.

Required Votes

  Proposal No. 1

        Under the rules of The Nasdaq Global Market, on which our common stock is currently listed, the proposal to approve the issuance of our common stock in connection with the Arrangement requires Sonus stockholder approval because the number of shares of our common stock to be issued in the Arrangement will exceed 20% of the number of shares of our common stock outstanding immediately prior to completion of the Arrangement. The affirmative vote of the total number of votes cast on the proposal is required to approve the issuance of our common stock in connection with the Arrangement. Since the required vote is based on the number of votes cast at the Meeting, abstentions and broker non-votes will have no effect on the outcome of the proposal. The approval of Proposal No. 1 is a condition to the completion of the Arrangement, and thus a vote against this proposal effectively will be a vote against the Arrangement.

  Proposal No. 2

        Directors will be elected by a plurality of votes cast at the Meeting. This means that the five nominees for director who receive the most votes will be elected. If you are present at the meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, the shares withheld or not voted will not be counted for purposes of the election of directors. With respect to this proposal, there will be no broker non-votes because brokerage firms may vote in their discretion on behalf of clients on this proposal even if such clients have not furnished voting instructions with respect to this proposal. All stockholders entitled to vote at the Meeting may cumulate the votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes as shall equal the number of votes which the stockholder would be entitled to cast for the election of directors with respect to the stockholder's shares of stock multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as the stockholder may see fit. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to voting, and any stockholder has given notice, at the meeting and prior to commencement of voting, of such stockholder's intention to cumulate votes. Otherwise, the proxies solicited by the Board confer discretionary authority in the proxy holders to cumulate votes so as to elect the maximum number of nominees.

  Proposal Nos. 3 and 4

        The proposals to approve an amendment to our Amended and Restated Certificate of Incorporation require the affirmative vote of the holders of a majority of the outstanding shares of our common stock. With respect to these proposals, there will be no broker non-votes because brokerage firms may vote in their discretion on behalf of clients on these proposals even if such clients have not furnished voting instructions with respect to these proposals. Failures to vote and abstentions will be the equivalent of a vote against these proposals.

  Proposal Nos. 5 and 6

        The proposals to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008 and, if necessary, to approve an adjournment or postponement of the Meeting to solicit additional proxies each require the affirmative vote of a majority of the total number of votes cast on the particular proposal. With respect to these proposals, there will be no broker non-votes because brokerage firms may vote in their discretion on behalf of clients on these proposals even if such clients have not furnished voting instructions with respect to these proposals. Abstentions will have no effect on the outcome of these proposals.

        As of the close of business on the record date for the Meeting, our directors and executive officers collectively beneficially owned approximately 1,854,374 shares of our common stock inclusive of shares subject to stock options that may be exercised within sixty (60) days following that date. Such shares represented approximately 4.79% of the total Sonus voting power as of such date.

How to Vote Your Shares

        If your shares are registered directly in your name, you may vote:

  •
  By Proxy.  You may complete the proxy card and mail it in the postage-paid envelope provided; or

  •
  In Person.  You may attend the Meeting and cast your vote there.

        If you are a beneficial owner whose shares are held in "street-name" by a bank, broker or other record holder, please refer to your voting instruction card and other materials forwarded by such record holder for information on how to instruct the record holder to vote on your behalf.

Proxies; Counting Your Vote

        All proxies received by us prior to the Meeting that are not revoked will be voted at the Meeting in accordance with your instructions. If you hold shares in your name and sign, date and mail your proxy card without indicating how you want to vote, your shares will be voted as follows:

  •
  "FOR" approval of the issuance of our common stock in connection with the Arrangement;

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  "FOR" the election of each of the nominees for director;

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  "FOR" approval of the amendment to the Amended and Restated Certificate of Incorporation to change our name to "OncoGenex Pharmaceuticals, Inc.";

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  "FOR" approval of the amendment to the Amended and Restated Certificate of Incorporation to effect the reverse stock split;

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  "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

  •
  "FOR" approval, if necessary, of an adjournment or postponement of the Meeting to solicit additional proxies.

        Our Board does not presently intend to bring any other business before the Meeting and is unaware of any matters, other than as set forth above, that may properly come before the Meeting. If any other matters properly come before the Meeting, the persons named as proxies in the accompanying Sonus proxy, or their duly constituted substitutes acting at the Meeting or any adjournment or postponement of the Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

        Our transfer agent, Computershare, will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.

How to Change Your Vote

        If you have previously given a proxy, you may revoke it at any time before it is exercised at the Meeting by:

  •
  delivering to our Chief Financial Officer a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  submitting a proxy at a later date by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

  •
  attending the Meeting and voting in person (your attendance at the Meeting, in and of itself will not revoke the proxy).

        Any written notice of revocation, or later dated proxy, should be delivered to:

Sonus Pharmaceuticals, Inc.
1522 217th Place SE, Suite 100
Bothell, Washington 98021
Attn: Chief Financial Officer

        Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Chief Financial Officer at the Meeting before voting begins.

        If your shares of Sonus common stock are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Solicitation of Proxies and Expenses

        This proxy statement is solicited on behalf of the Board. We will bear the costs of preparing and mailing this proxy statement. Following the mailing of this proxy statement, our directors, officers, employees and agents may solicit proxies in person, by mail, or by telephone, facsimile or other electronic methods without additional compensation other than reimbursement for their actual expenses. In addition, we have retained a proxy solicitation firm, The Proxy Advisory Group, LLC, to aid in the solicitation of proxies. We will pay that firm an estimated fee of $10,000, plus customary additional payments for telephone solicitations and reimbursement of expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will send beneficial owners the proxy materials. We will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses.

Householding of Meeting Materials

        Some banks, brokers and other record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you write or call us at the following address or phone number: Sonus Pharmaceuticals, Inc., 1522 217th Place SE, Suite 100, Bothell, Washington 98021, Attn: Chief Financial Officer, Telephone: (425) 487-9500. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Chief Financial Officer at the address and telephone number stated above.

Recommendations of the Board of Directors

        After careful consideration, including the assessment of a number of strategic alternatives, the Board unanimously approved the Arrangement and the issuance of our common stock to be issued in connection with the Arrangement. The Board determined that the Arrangement and the transactions contemplated thereby are fair to, and in the best interests of, Sonus and its stockholders. Accordingly, the Board unanimously recommends that you vote "FOR" the proposal to issue Sonus common stock in connection with the Arrangement.

        The Board has also unanimously approved the election of the director nominees, the proposed amendments to the Amended and Restated Certificate of Incorporation, the ratification of Ernst & Young LLP as our independent registered public accounting firm and the approval, if necessary, of an adjournment or postponement of the Meeting to solicit additional proxies. The Board unanimously recommends that our stockholders vote "FOR" the election of each of the director nominees, "FOR" approval of the amendment of the Amended and Restated Certificate of Amendment to change our name, "FOR" approval of the amendment of the Amended and Restated Certificate of Amendment to effect the reverse stock split, "FOR" ratification of Ernst & Young LLP as our independent registered public accounting firm and "FOR" approval, if necessary, of an adjournment or postponement of the Meeting to solicit additional proxies.

THE ARRANGEMENT

Background of the Arrangement

        On September 24, 2007, we announced that our Phase 3 pivotal trial of TOCOSOL Paclitaxel in women with metastatic breast cancer did not meet its primary endpoint of non-inferiority on objective response rate when compared to the Taxol control arm. The outcome of this trial did not support the submission of a new drug application. At the time, TOCOSOL Paclitaxel was our leading drug product candidate and was the focus of most of our strategy, personnel and investment as well as the basis for the corporate partnership with Bayer Schering. This announcement depressed the trading price of our common stock.

        At a Board meeting on September 23, 2007, the Board asked management to assess the viability of our remaining business and the strategic alternatives available to Sonus in light of the failed Phase 3 pivotal trial for TOCOSOL Paclitaxel. Various alternative strategies were discussed preliminarily.

        On October 3, 2007, Bayer Schering Pharma AG notified us that it was terminating the Bayer Agreement, which termination was effective on November 2, 2007.

        As a result of the disappointing results of the Phase 3 pivotal trial of TOCOSOL Paclitaxel and termination of the Collaboration and License Agreement, we decided to discontinue development of TOCOSOL Paclitaxel.

        On October 16, 2007, we formally engaged Ferghana Partners Inc., or Ferghana, as our advisor to assist us in identifying, evaluating and pursuing alternative strategies to maximize stockholder value. Ferghana was engaged to explore a broad range of transaction possibilities including the sale of Sonus through a cash tender offer for our common stock, an acquisition of Sonus by strategic or financial buyers, the acquisition of a company or oncology assets by us, a strategic business combination with a public or private biotechnology company, a sale of our assets or a dissolution of Sonus. Ferghana was also instructed to develop a broad list of companies with whom to discuss the possibility of a combination with Sonus.

        On October 16 and 17, 2007, our senior management and representatives of Ferghana met in our Bothell offices to begin the process of evaluating counterparties for a potential strategic transaction. Over 200 companies were screened by the group as potential counterparties in a transaction to maximize value for our stockholders. Key criteria included:

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  small molecule, oncology focus—to achieve synergy with the skills of our existing personnel;

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  clinical stage pipeline—to utilize our clinical development team and to complement our earlier stage pipeline with later stage opportunities;

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  pipeline potential—to ensure that the pipeline products in development targeted desirable end markets with a favorable competitive landscape;

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  feasibility—to focus the team's efforts on opportunities that were more likely to materialize; and

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  deal size—to avoid transactions that were too small to meaningfully impact our future development or to execute credibly.

        At that time, approximately 15 companies were identified that broadly matched the criteria above. OncoGenex was not considered among this initial group of counterparties by the initial screening group, because the OncoGenex pipeline included large molecule products while our development personnel possessed primarily small-molecule drug development expertise.

        On October 31, 2007, our management presented a revised strategic plan to our Board of Directors and recommended the termination of 16 employees to preserve cash and re-focus activities.

The Board approved this recommendation and the termination of 16 employees was announced to the market on November 12, 2007.

        During the week of November 12, 2007, Ferghana provided an update on the initial screening process and Michael Martino, our Chief Executive Officer and President, conducted calls with each of our Board members to discuss Ferghana's materials. Ferghana was instructed to approach a select group of counterparties to determine their level of interest in pursuing a transaction and to solicit information to enable a further evaluation of the counterparties. In parallel, Ferghana was to consider additional companies that approached us unsolicited or were not initially considered, as well as potential oncology assets for acquisition.

        From November 2007 through February 2008, Ferghana approached selected companies to determine their level of interest in a strategic transaction with us and to obtain further non-confidential information for review. Ferghana successfully contacted approximately 75 potential counterparties regarding a strategic transaction with us. Our management and Ferghana reviewed information on companies that were interested in a transaction with us. If a transaction remained of interest following both initial discussions with a potential counterparty and a review of publicly available information, we entered into a confidential disclosure agreement with the counterparty company to enable the exchange of confidential information and additional due diligence. From October 2007 through May 2008, we executed confidential disclosure agreements with more than 15 companies and conducted due diligence on these companies.

        At the Board meeting on December 18, 2007, the Board discussed a summary of the strategic alternatives presented by Ferghana. The Board instructed management to continue to evaluate strategic alternatives and in-licensing opportunities.

        At the Board meeting on February 6, 2008, Ferghana presented an update of the strategic process, including a summary of the due diligence and interaction with four potential preferred counterparties. Ferghana also presented an analysis of similarly situated public companies and the general terms and results of their strategic combinations. The preferred companies were selected based on due diligence findings at that date by us and our advisors. The Board also evaluated several assets available for in-licensing by us and a plan for infrastructure rationalization. The Board instructed management and Ferghana to (i) conduct further detailed due diligence on these four companies and solicit transaction terms; (ii) revisit selected companies that had been approached earlier in the process; and (iii) increase the breadth of the search criteria for potential counterparties to include non-oncology focused companies.

        From February 7, 2008 to early April 2008, we conducted further due diligence with assistance from our advisors on, and pursued discussions with, the four companies identified at the February 6, 2008 Board meeting. During this process, it was determined that completing a transaction with any of these four companies was either not possible or not in the best interest of our stockholders.

        On February 21, 2008, as part of the transaction process, a representative of Ferghana spoke with an investor in OncoGenex, who expressed an interest in a potential combination of OncoGenex with Sonus and we arranged for Scott Cormack, the Chief Executive Officer of OncoGenex, to contact Ferghana. A non-confidential presentation describing Sonus was provided to Mr. Cormack.

        On February 22, 2008, Mr. Cormack contacted Ferghana and confirmed interest in a potential transaction and provided a non-confidential overview presentation describing the OncoGenex business. A confidential disclosure agreement was negotiated and signed on February 26, 2008 and a meeting involving the senior management of both companies was scheduled for February 27, 2008.

        On February 27, 2008, senior management of OncoGenex and Sonus met and presented their respective businesses at our Bothell headquarters in the presence of our financial advisors.

        On February 28, 2008, Mr. Cormack contacted a representative of Ferghana and expressed enthusiasm for a transaction and outlined a plan for the combination of the two companies. Mr. Martino sent Mr. Cormack an email expressing similar sentiments and arranged a phone call with Mr. Cormack later that day. Messrs. Martino and Cormack conversed telephonically and discussed a potential business combination, including a joint development pipeline, management structure and deal terms. OncoGenex employees and advisors were granted access to our confidential online data site established by us to facilitate due diligence of our business by potential strategic transaction counterparties.

        On February 29, 2008, our employees and advisors were granted access to a confidential OncoGenex online data site and initiated a thorough due diligence review of OncoGenex.

        Throughout the months of March and April 2008, our employees, representatives and advisors continued their in-depth due diligence review of OncoGenex and other companies considered potential counterparties to a strategic transaction.

        On March 4, 2008, a group of our management and representatives of Ferghana met with the OncoGenex management and conducted further due diligence at OncoGenex's Seattle office. Messrs. Cormack and Martino continued to discuss terms of a potential business combination and structure in more detail.

        On March 11, 2008, a group of our management and advisors conducted further due diligence at OncoGenex's Vancouver office.

        On March 13, 2008, the Board reviewed materials prepared by Ferghana summarizing the due diligence activities and discussions with the three companies most advanced in the process. The Board determined that no opportunity represented enough certainty to focus on a single company and instructed management and Ferghana to pursue further due diligence and to secure specific transaction terms with these companies. At this meeting, the Board also instructed management to proceed with its plan to end its internal discovery efforts in two small molecule oncology programs and to reduce further its headcount and quarterly cash burn.

        On March 17, 2008, Mr. Martino and a representative of Ferghana met with Mr. Cormack in Vancouver to discuss transaction terms.

        During the week of March 17, 2008, Mr. Martino, a representative of Ferghana and Mr. Cormack had further discussions telephonically to resolve key transaction terms.

        On March 25, 2008, we publicly announced that we decided to focus our efforts on the clinical development of SN2310 and on broadening and deepening our pipeline of clinical drug candidates through external initiatives. As a result of this decision, we ended our internal discovery efforts in two small molecule oncology programs and further reduced our headcount and quarterly cash burn. In an effort to enhance transaction discussions with OncoGenex, a representative of Ferghana spoke with an investor in, and board member of, OncoGenex to better understand the position of OncoGenex shareholders regarding a potential transaction and key terms.

        On March 26, 2008, Mr. Martino instructed Ferghana to propose two transaction structures to OncoGenex. A representative of Ferghana proposed the two transaction options to Mr. Cormack in a telephone call.

        On March 27, 2008, Ferghana was instructed by management to communicate to Mr. Cormack that no further information was to be exchanged between the two companies until a response was received to our transaction proposal. At the same time, permission to access our data site was withdrawn for the OncoGenex employees and advisors.

        On April 1, 2008, Mr. Cormack contacted Robert E. Ivy, Chairman of the Board, and provided him a counterproposal letter addressed directly to the Board.

        On April 5, 2008, the Board discussed the counterproposal and the results of due diligence conducted to date. Management was authorized to continue discussions with OncoGenex as well as other potential counterparties still under consideration. Management was also authorized to engage an independent investment banker for the purpose of rendering a fairness opinion.

        Throughout April, our management and advisors continued negotiation of transaction terms with OncoGenex. Due diligence recommenced during the same period.

        At a meeting of the Board on May 1, 2008, management and members of the Board discussed the current state of the proposed terms with OncoGenex and the proposed terms for a transaction with another counterparty. The Board considered all relevant elements of each proposal and diligence conducted to date.

        On May 2, 2008, a first draft of the Arrangement Agreement was circulated to both us and OncoGenex.

        On May 6, 2008, Messrs. Martino and Fuhrman communicated to Messrs. Cormack and Andersen that the OncoGenex proposal was no longer competitive with a fully-negotiated alternative transaction proposal available to us. Mr. Martino encouraged Mr. Cormack to provide a counterproposal if he wished to proceed with the transaction, and to do so as quickly as possible.

        On May 7, 2008, Mr. Cormack communicated revised deal terms on a teleconference call with Messrs. Martino and Fuhrman and a representative of Ferghana.

        At a meeting of the Board on May 8, 2008, management and members of the Board discussed the revised transaction terms with OncoGenex and preliminary issues arising from the draft Arrangement Agreement. Again, management was directed to continue discussions with both counterparties, provided, that continued discussions with OncoGenex were conditioned upon reaching agreement in principal on several open transaction terms.

        On May 8 and 9, 2008, Mr. Martino spoke with Mr. Cormack telephonically and met in person to discuss certain transaction terms.

        From May 9 to 27, 2008, Sonus and OncoGenex and their respective advisors continued to negotiate terms of the Arrangement Agreement and related documentation, including voting agreements to be obtained from significant shareholders of OncoGenex and officers and directors of both OncoGenex and Sonus.

        On May 20, 2008, the Board of Directors again met to discuss the terms of the proposed transaction with OncoGenex as revised following negotiations between the parties. Also in attendance at the meeting were representatives of Leerink Swann LLC. A summary of the proposed deal terms was provided to the Board and discussed in detail. Thereafter, Leerink delivered its opinion to the Board, which was subsequently confirmed in writing, that based upon and subject to the factors, assumptions, procedures, qualifications and limitations set forth in its written opinion, the total consideration to be paid to OncoGenex securityholders pursuant to the Arrangement Agreement was fair to us and our stockholders from a financial point of view. Management was directed to conclude final negotiations and finalize drafts of the relevant agreements.

        A follow-up meeting of the Board was held on May 21, 2008 to update the Board on unresolved transaction terms.

        On May 27, 2008, a final update on the proposed transaction terms with OncoGenex was presented to the Board and the Board was provided the opportunity to ask any remaining questions concerning the proposed transaction. The Board concluded, after taking into consideration the terms of the Arrangement Agreement, alternatives available to us, the rendering of a fairness opinion from Leerink, and other considerations, that the terms of the Arrangement Agreement were fair to, and in the best interest of, our stockholders, and approved the Arrangement Agreement, the Plan of Arrangement and the transactions contemplated thereby.

        On the evening of May 27, 2008, the Arrangement Agreement was put into final form and executed by Sonus and OncoGenex.

        On May 28, 2008, Sonus and OncoGenex jointly announced the signing of a definitive agreement to combine the two companies through the Arrangement.

Sonus' Reasons for the Arrangement

        The following discussion of the reasons for the combination contains a number of forward-looking statements that reflect our current views with respect to future events that may have an effect on our future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in the section entitled "Information Regarding Forward Looking Statements" on page 50 of this proxy statement.

        We believe that the Arrangement will result in a biopharmaceutical company with the following potential advantages:

  •
  Pipeline.  The combined company will have a strong oncology pipeline addressing distinct unmet needs in the treatment of cancer, with three candidates in various stages of clinical development, including one product that is being evaluated in five Phase 2 clinical trials, two product candidates in Phase 1 clinical trials and an additional product candidate in preclinical development. OncoGenex's product candidate pipeline will provide Sonus' stockholders with the potential to participate in several value-inflection milestones. In the near term, these milestones may include the entry of OGX-011 into a randomized supportive registration clinical trial in patients with hormone refractory prostate cancer. Each of the combined company's product candidates has a different mechanism of action, which may provide investors with risk diversification;

  •
  Markets.  The drug candidates in the combined company's pipeline address a range of oncology indications. The patient populations targeted by these clinical and preclinical stage product candidates are large, and their needs are either underserved by existing, approved products or existing, approved products do not fully meet their medical needs. The product candidates may address these unmet needs in large markets;

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  Financial Resources.  The financial resources of the combined company will position it to focus on execution of near-term milestones and further development of the combined product pipeline; and

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  Human Resources and Capabilities.  The combined company will be led by a capable management team and Board of Directors and will have an experienced, senior preclinical, clinical and regulatory development team in place necessary to drive development of the company's drug candidates.

        In reaching its determination to approve the Arrangement, the Board identified and considered a number of potential alternatives to the Arrangement, including the following:

  •
  Assessment of Our Business Prospects.  In the third quarter of 2007, after learning that our lead product candidate, TOCOSOL Paclitaxel, did not meet the primary endpoint in its Phase 3 Pivotal Trial, we assessed the negative trends in our business, our limited clinical pipeline, the expenses and fixed costs associated with our operations and cash on hand, were we to continue to operate as a standalone entity; and

  •
  Assessment of Other Opportunities.  In the third quarter of 2007 after the failure of our Phase 3 trial, we began to assess external product and/or company opportunities. In this process, we evaluated over 200 compounds or companies with the goal of increasing the number of product candidates in clinical development. The Board also considered continuing to operate Sonus on a stand-alone basis or undertaking a liquidation of Sonus.

        In addition to considering the strategic factors outlined above, the Board considered the following factors in reaching its conclusion to approve the Arrangement and to recommend that our stockholders approve the issuance of shares of our common stock in connection with the Arrangement, all of which it viewed as generally supporting its decision to approve the Arrangement:

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  the opinion of our financial advisor that, as of May 20, 2008 and based on and subject to the factors, assumptions and limitations set forth in the opinion, the consideration was fair to us from a financial point of view;

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  the terms and conditions of the Arrangement Agreement, including the following related factors:

  •
  the determination that the relative percentage ownership of Sonus securityholders and OncoGenex securityholders is fixed, providing certainty as to the number of shares of our common stock to be issued to OncoGenex stockholders and the percentage of the total shares of our common stock that OncoGenex stockholders would own after the transaction;

  •
  the determination that the relative percentage ownership is consistent with market practice for a combination of this type and captures the respective ownership interests of our and OncoGenex's securityholders in the combined company based on our perceived valuations of each company at the time of the Board of Director's approval of the Arrangement Agreement;

  •
  the limited number and nature of the conditions to our obligation to consummate the Arrangement;

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  the no solicitation provisions limiting OncoGenex's ability to engage in negotiations with, provide any confidential information or data to, and otherwise have discussions with, any person relating to an alternative acquisition proposal;

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  our rights under the Arrangement Agreement to consider certain unsolicited acquisition proposals under certain circumstances should we receive a superior proposal;

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  the voting agreements entered into by certain OncoGenex securityholders representing approximately 82% of the outstanding shares of common stock of OncoGenex, at least 67% of each series of the outstanding shares of preferred stock of OncoGenex, and approximately 96% of the outstanding principal amount of convertible debentures of OncoGenex, pursuant to which those securityholders agreed, solely in their capacity as securityholders, to vote all of their OncoGenex securities in favor of adoption of the Arrangement Agreement; and

  •
  the conclusion by the Board that the termination fee of $850,000 (including expenses), and the circumstances when such fee may be payable, were reasonable;

  •
  the results of the due diligence review of OncoGenex's business and operations by our management, financial advisors, outside consultants and legal advisors, whereby OncoGenex's product candidate pipeline and proprietary rights to its significant product candidates compared favorably to the due diligence results related to the other potential strategic transaction partners; and

    •
    the likelihood that the Arrangement will be consummated on a timely basis.

        In the course of its deliberations, the Board of Directors also considered a variety of risks and other countervailing factors related to entering into the Arrangement Agreement, including the following:

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  Termination Fee.  The $850,000 termination fee (including expenses) payable to OncoGenex upon the occurrence of certain events and the potential effect of such termination fee in deterring other potential acquirors from proposing an alternative transaction that may be more advantageous to our stockholders;

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  Completion Risk.  The risk that the Arrangement might not be approved by our stockholders or be consummated in a timely manner or at all and the potential adverse effect of the public announcement of any termination of the Arrangement Agreement on our reputation;

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  Risks of Combination.  The challenges and costs of combining clinical, regulatory and administrative operations and the substantial expenses to be incurred in connection with the combination, including the risks that delays or difficulties in completing the integration and such other expenses, as well as the additional public company expenses and obligations that OncoGenex will be subject to in connection with the Arrangement that it has not previously been subject to, could adversely affect the combined company's operating results and preclude the achievement of some benefits anticipated from the Arrangement;

  •
  Volatility.  The possible volatility, at least in the short term, of the trading price of Sonus' common stock resulting from the Arrangement announcement and the closing of the Arrangement;

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  Dilution.  The fact that the Sonus common stock to be issued in the transaction will represent 50% of the outstanding common stock of the combined company, not including the milestone shares, thus causing existing Sonus stockholders to experience significant dilution in their percentage ownership of Sonus as a result of the Arrangement;

  •
  Possible Loss of Key Management.  The possible earlier than anticipated loss of key management, scientific or other personnel of Sonus or OncoGenex as a result of the management and other changes that will be implemented in integrating the businesses;

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  Potential Management Diversion.  The risk of diverting management's attention from other strategic priorities to implement the Arrangement;

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  Business Risks.  The risk that final clinical trial results of OGX-011 may not confirm the preliminary clinical trial results from Phase 2 clinical trials, that OGX-011 could fail to progress beyond Phase 2 trials, that OGX-427 and SN2310 could fail to progress beyond their current Phase 1 trials, that management could fail to achieve other business milestones or that OncoGenex's technology may not result in commercially viable products; and

  •
  Other Risks.  Various other applicable risks associated with the combined company and the Arrangement, including those described in the section of this proxy statement entitled "Information Regarding Forward Looking Statements" beginning on page 50 of this proxy statement.

        The foregoing information and factors considered by the Board are not intended to be exhaustive but are believed to include the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the combination and the complexity of these matters, the Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Board may have given different weight to different factors. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, our management and our legal and financial advisors and outside consultants, and considered the factors overall to be favorable to, and to support, its determination.

Opinion of Our Financial Advisor

        Pursuant to an engagement letter dated May 6, 2008, our Board engaged Leerink Swann LLC, or Leerink, to render an opinion with respect to the fairness, from a financial point of view, to us and our stockholders, other than OncoGenex and its affiliates, of the consideration to be paid by us in the Arrangement.

        At a meeting of our Board on May 20, 2008, Leerink delivered its oral opinion, which opinion was subsequently confirmed in writing, to the effect that, as of May 20, 2008, and based upon and subject to the factors, assumptions, procedures, qualifications and limitations set forth in the written opinion and described below, the total consideration to be paid by us, including the issuance of 37,089,679 shares of our common stock at closing and 25,000,000 shares of our common stock to be issued upon release from escrow, was fair to us and our stockholders from a financial point of view.

        The full text of the written opinion of Leerink, dated May 20, 2008, is attached as Annex C to this proxy statement and is incorporated by reference herein. Holders of our common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Leerink. The summary of the written opinion of Leerink set forth herein is qualified in its entirety by reference to the full text of such opinion. Leerink's analyses and opinion were prepared for and addressed to our Board of Directors and are directed only to the fairness, from a financial point of view, of the consideration to be paid in the Arrangement, and do not constitute an opinion as to the merits of the Arrangement or a recommendation to any stockholder as to how to vote on the proposed Arrangement or to take any other action in connection with the Arrangement or otherwise. The consideration to be received in the Arrangement was determined through negotiations between us and OncoGenex and not pursuant to recommendations of Leerink.

        In arriving at its opinion, Leerink reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

  •
  a draft of the Arrangement Agreement dated May 17, 2008, together with the exhibits and schedules thereto;

  •
  certain publicly available financial statements and other business and financial information of Sonus furnished to Leerink by our management;

  •
  certain financial statements and other business and financial information of OncoGenex furnished to Leerink by our management;

  •
  certain materials prepared by us concerning the business, operations and prospects of Sonus, OncoGenex and the combined company furnished to Leerink by our management;

  •
  certain materials prepared by OncoGenex concerning the business, operations and prospects of OncoGenex furnished to Leerink by our management;

  •
  certain internal financial statements and other financial and operating data, including certain financial forecasts, concerning Sonus, OncoGenex and the combined company, all as prepared by our management and furnished to Leerink by our management;

  •
  certain internal financial statements and other financial and operating data, including certain financial forecasts, concerning OncoGenex, all as prepared by the management of OncoGenex and furnished to Leerink by our management;

  •
  discussions Leerink had with certain members of management of Sonus and OncoGenex concerning the business, operations, financial condition and prospects of Sonus, OncoGenex and the combined company;

  •
  our stock prices and trading history;

  •
  comparison of certain publicly available financial data of companies whose securities are traded in the public markets and that Leerink deemed relevant to similar data for OncoGenex;

  •
  comparison of the financial terms of the proposed Arrangement with the financial terms, to the extent publicly available, of certain other transactions that Leerink deemed relevant; and

  •
  such other information, financial studies, analyses and investigations and such other factors that Leerink deemed relevant for the purposes of its opinion.

        In conducting its review and arriving at its opinion, Leerink, with our consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by us or which was publicly available or otherwise reviewed by Leerink. Leerink did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently verify, this information. Leerink relied upon, without independent verification, the assessment of our management as to existing products and services of OncoGenex and the validity of, and risks associated with, the future products and services of OncoGenex. In addition, Leerink did not conduct any physical inspection of the properties or facilities of OncoGenex. Leerink further relied upon the assurance of our management that we were unaware of any facts that would make the information provided to Leerink incomplete or misleading in any respect. Leerink, with our consent, assumed that the financial forecasts provided to Leerink were reasonably prepared by our management, and reflected the best available estimates and good faith judgments of our management as to the future performance of our company and OncoGenex. Our management confirmed to Leerink, and Leerink assumed, with our consent, that the OncoGenex projections utilized in Leerink's analyses, provided a reasonable basis for its opinion.

        Leerink did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of OncoGenex, nor was Leerink furnished with these materials. Leerink's opinion does not address, and Leerink expresses no views with regard to, any legal matters. Leerink's services to our company in connection with the Arrangement were comprised solely of rendering an opinion from a financial point of view of the consideration to be paid in the Arrangement. Leerink expresses no view as to any other aspect or implication of the Arrangement or any other agreement, arrangement or understanding entered into in connection with the Arrangement or otherwise. Without limiting the generality of the foregoing, Leerink does not express any view with respect to the Arrangement or any of the transactions contemplated thereby. Leerink's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Leerink on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, Leerink does not have any obligation to update, revise or reaffirm its opinion and Leerink expressly disclaims any responsibility to do so. Additionally, Leerink was not engaged to be involved in any determinations of our Board of Directors or our management to pursue strategic alternatives or in the negotiation of any of the terms of the Arrangement. Leerink was not authorized or requested to investigate any other alternative transactions that may be available to us.

        In rendering its opinion, Leerink assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Arrangement Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Arrangement Agreement and that all conditions to the consummation of the Arrangement will be satisfied without waiver thereof. Leerink assumed that the final form of the Arrangement Agreement would be substantially similar to the last draft received by Leerink prior to rendering its opinion. Leerink also assumed that all governmental, regulatory and other consents and approvals contemplated by the Arrangement Agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Arrangement.

        Leerink's opinion does not constitute a recommendation to any Sonus stockholder as to how the stockholder should vote on the proposed Arrangement. Leerink's opinion does not imply any conclusion as to the likely trading range for Sonus common stock following consummation of the Arrangement or otherwise, which may vary depending on numerous factors that generally influence the price of securities. Leerink's opinion is limited to the fairness, from a financial point of view, of the consideration to be paid in the Arrangement. Leerink expresses no opinion as to the underlying business reasons that may support the decision of our Board of Directors to approve, or our decision to consummate, the Arrangement or the relative merits of the Arrangement as compared to other business strategies or transactions that might be available to our company.

        The following is a summary of the principal financial analyses performed by Leerink to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Leerink performed certain procedures, including each of the financial analyses described below, and reviewed with our management the assumptions on which such analyses were based and other factors, including the historical and projected financial results of OncoGenex.

  Selected Publicly Traded Cancer Companies

        To provide contextual data and comparative market information, Leerink compared selected historical operating and financial data for OncoGenex to the corresponding financial data of certain other companies, which we refer to as the Selected Companies, whose securities are publicly traded and which Leerink believes have therapeutic programs that were in a similar stage of development as OncoGenex's therapeutic programs. These Selected Companies were:

  •
  Rexahn Pharmaceuticals, Inc.

  •
  Cytokinetics Inc.

  •
  Oncothyreon Inc.

  •
  Arqule, Inc.

  •
  EntreMed, Inc.

  •
  Infinity Pharmaceuticals, Inc.

  •
  Avalon Pharmaceuticals, Inc.

  •
  Sunesis Pharmaceuticals, Inc.

  •
  Kosan Biosciences Inc.

  •
  Cyclacel Pharmaceuticals, Inc.

        The following table presents the market capitalization of common stock, which we refer to as the Equity Value, and the Equity Value plus debt and less cash, which we refer to as the Enterprise Value, of the Selected Companies. The information in the table is based on the closing stock prices of the Selected Companies on May 16, 2008.

(In Millions)	Low	Median	Mean	High	OncoGenex(1)
Equity Value	$28.3	$72.3	$102.9	$194.7	$20.5
Enterprise Value	$2.5	$44.8	$47.3	$143.7	$16.3

  (1)
  Value calculated using Sonus share price of $0.33 and 62mm shares issued to OncoGenex.

  Selected Cancer Company Acquisitions

        Leerink reviewed the publicly available financial terms of 12 transactions, which we refer to as the Acquisitions, involving the acquisition of cancer-focused companies with lead product candidates in Phase 1 or 2 development, which were announced or completed since 2005.

        The following table presents the transaction values, Equity Value and, where available, Enterprise Value, of the Acquisitions.

(In Millions)	Low	Median	Mean	High	OncoGenex(1)
Equity Value	$21.2	$40.0	$63.3	$150.0	$20.5
Enterprise Value	$20.3	$40.0	$60.8	$150.0	$16.3

  (1)
  Value calculated using Sonus share price of $0.33 and 62mm shares issued to OncoGenex.

        Although the Acquisitions were used for comparison purposes, none of those transactions is directly comparable to the Arrangement, and none of the companies in those transactions is directly comparable to OncoGenex. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or OncoGenex to which they are being compared.

  Selected Reverse Merger Transactions

        Leerink reviewed the publicly available financial terms of 10 transactions, which we refer to as the Reverse Mergers, involving the merger of a public company with a private company where the private company was the controlling party of the merged entity as determined by voting interest or management, which were announced or completed since 2005.

        The following table presents the transaction values of the private company, Equity Value and, where available, Enterprise Value, of the Reverse Mergers.

(In Millions)	Low	Median	Mean	High	OncoGenex(1)
Equity Value	$19.7	$82.3	$72.9	$128.5	$20.5
Enterprise Value	$6.3	$62.3	$63.4	$136.2	$16.3

  (1)
  Value calculated using Sonus share price of $0.33 and 62mm shares issued to OncoGenex.

        Although the Reverse Mergers were used for comparison purposes, none of those transactions is directly comparable to the merger, and none of the companies in those transactions is directly comparable to OncoGenex. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or OncoGenex to which they are being compared.

        The summary set forth above does not purport to be a complete description of all the analyses performed by Leerink. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Leerink did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Leerink believes, and has advised our Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Leerink made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond our control. These analyses performed by Leerink are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. Leerink does not assume responsibility if future results are materially different from those projected. The analyses supplied by Leerink and its opinion were among several factors taken into consideration by our Board of Directors in making its decision to enter into the Arrangement Agreement and should not be considered as determinative of such decision.

        Leerink was selected by our Board of Directors to render an opinion to our Board of Directors because Leerink is a nationally recognized investment banking firm and because, as part of its investment banking business, Leerink is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The issuance of Leerink's opinion was approved by Leerink's fairness opinion review committee.

        Pursuant to the engagement letter, we agreed to pay a fee to Leerink in the amount of $400,000 for rendering its opinion, payable upon the delivery of the opinion. Additionally, we have agreed to reimburse Leerink for its out-of-pocket expenses, including attorneys' fees, and have agreed to indemnify Leerink against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Leerink, which are customary in transactions of this nature, were negotiated at arm's length between us and Leerink, and our Board of Directors was aware of the arrangement.

Recommendations of the Board of Directors

        After careful consideration, including the assessment of a number of strategic alternatives, the Board unanimously approved the Arrangement and the issuance of our common stock in connection with the Arrangement. The Board determined that the Arrangement and the transactions contemplated thereby are fair to, and in the best interests of, us and our stockholders. Accordingly, the Board unanimously recommends that you vote "FOR" the proposal to issue our common stock in connection with the Arrangement.

Additional Interests of Our Directors and Executive Officers in the Arrangement

        In considering the recommendation of our Board, our stockholders should be aware of the interests that certain of our executive officers and directors may have in the Arrangement that may be different from, or in addition to, their interests as Sonus stockholders generally. These interests include:

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  severance and other payments and benefits to certain of our executive officers pursuant to existing severance/change in control agreements with Sonus; and

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  rights to continued director and officer indemnification and insurance coverage by us after completion of the Arrangement for acts or omissions that occurred before the Arrangement.

        As a result, the directors and executive officers of Sonus may be more likely to recommend approval of the Arrangement than if they did not have these interests. Our Board was aware of these interests and considered them, among other matters, in reaching its decision to adopt the Arrangement Agreement, to declare the Arrangement advisable, and to recommend that our stockholders approve the issuance of shares of our common stock in connection with the Arrangement.

  Severance/Change in Control Agreements with Executive Officers

        We have entered into severance/change in control agreements with Michael A. Martino, our President and Chief Executive Officer, and Alan Fuhrman, our Chief Financial Officer. The agreements provide that upon termination of employment of either Mr. Martino or Mr. Fuhrman (i) voluntarily for good reason, (ii) involuntarily other than for cause, disability or death or (iii) in connection with a change in control transaction, then, immediately upon such termination, we shall pay the terminated executive all accrued and unpaid base salary at the rate in effect as of the termination date and the deferred portion of any bonus which has, at that time, been declared but remains unpaid under any incentive compensation plan then in effect. In addition, upon the execution of a general release of claims by the terminated executive, we will pay, in the case of Mr. Martino, an amount equal to 2.99 multiplied by the highest annual base salary paid to Mr. Martino during the 12 months prior to the termination date, and, in the case of Mr. Fuhrman, an amount equal to the highest annual base salary paid to Mr. Fuhrman during the 12 months prior to the termination date. We shall also provide the terminated executive group health insurance continuation coverage (COBRA) and the other non-cash health and welfare benefits in place on the termination date for a period of twelve months following the termination date.

        Mr. Martino and Mr. Fuhrman will be terminated in connection with the Arrangement. The estimated severance payments that would be made to Mr. Martino and Mr. Fuhrman in connection with a qualifying termination of employment pursuant to their severance/change of control agreements as a result of their terminations in connection with the Arrangement are set forth in the table below.

However, the actual amounts to be paid can only be determined at the actual time of such executive's separation from us.

Name	Estimated Amount
Michael A. Martino	$1,150,501
Alan Fuhrman	$273,249

        These estimated amounts include base salary, health benefits and insurance benefits, as applicable, but do not reflect accrued vacation earned but not taken nor do they take into account the value of any options that accelerate as a result of the Arrangement. For more information regarding the severance/change in control benefits payable to our executives in connection with the Arrangement, see the section entitled "Executive Compensation—Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 133 of this proxy statement.

Directors and Management of Sonus Following the Arrangement

  Board of Directors

        Assuming that each of the director nominees referenced in the section entitled "Proposal No. 2—Election of Directors" beginning on page 115 of this proxy statement is approved by our stockholders at the Meeting, our Board will be comprised of the following persons immediately following the Meeting: Michael A. Martino, Michelle G. Burris, George W. Dunbar, Jr., Robert E. Ivy and Dwight Winstead. In the event the Arrangement is completed, the Board has approved modifications to the composition of the Board such that immediately upon completion of the Arrangement:

  •
  the number of directors that shall serve on the Board shall be increased from five to seven in accordance with our bylaws;

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  George W. Dunbar, Jr. and Robert E. Ivy shall resign from the Board;

  •
  Scott Cormack, Neil Clendeninn and Patrick R. Brady shall be appointed by OncoGenex to fill three of the vacancies on the Board; and

  •
  the remaining vacancy shall be filled by an independent director to be selected by the three Sonus directors and the three OncoGenex directors serving on the Board upon completion of the Arrangement.

        Certain information relating to Messrs. Cormack, Clendininn, and Brady is set forth below.

        Scott Cormack, 43, is a co-founder of OncoGenex and has been its President since May 2000 and its Chief Executive Officer since February 2002 and has served as a member of its board of directors since May 2000. Mr. Cormack served as interim President, CEO and Chairman of the Board of Salpep Biotechnology Inc., an asthma and inflammation biotechnology company, from 2000 to 2001. From 1998 to 2001, Mr. Cormack served as Vice President of Milestone Medica Corporation, a seed venture capital firm investing in life sciences opportunities. From 1995 to 1998, Mr. Cormack served as Chief Operating Officer of NeuroSpheres Ltd, a neural stem cell biotechnology company. Mr. Cormack was President and founder of For Tomorrow, a sole proprietorship engaged in business consulting, from 1991 to 1999. From 1986 to 1988, Mr. Cormack served as Territory Manager of Vetrepharm Inc. (now Bioniche Life Sciences, Inc.), a biopharmaceutical company developing products for human and animal health markets, and from 1988 to 1991 served as Technology Manager, Immunomodulators of Vetrepharm Inc. Since October 2005, Mr. Cormack has served as Director of Life Sciences British Columbia. Mr. Cormack holds a Bachelor of Science degree from the University of Alberta.

        Neil Clendeninn, M.D., Ph.D., 57, has served as a member of OncoGenex's board of directors since September 2004. Dr. Clendeninn served as Corporate Vice President, Head of Clinical Affairs of

Agouron Pharmaceuticals, Inc., a subsidiary of Pfizer Inc., from 1993 until his retirement in 2001. Dr. Clendeninn holds a B.A. Biology/Chemistry from Wesleyan University, and a Ph.D. Microbiology/Pharmacology and M.D. from New York University.

        Patrick R. Brady, 48, is Vice President, Investments at Growthworks Capital Ltd., a national venture capital fund management firm based in Vancouver. GrowthWorks managed funds, including the Working Opportunity Fund and GrowthWorks Canadian Fund, have a combined $900 million in assets. Mr. Brady serves as either a member of the Board or an observer for Celator Technologies, Inimex Pharmaceuticals, MSI Methylation Sciences, Inc., Neuromed Pharmaceuticals, OncoGenex Technologies Inc., Twinstrand Therapeutics and Xenon Genetics. Prior to joining Growthworks in 1998, Mr. Brady worked at Inex Pharmaceuticals and DynaMotive Technologies Corp. in financial and corporate development capacities. Mr. Brady holds an MBA from the University of Western Ontario and was a former professional athlete. He is a past director of the BC Biotech Association.

  Executive Officers

        As of the date of the Meeting, we have two executive officers: Michael A. Martino, our President and Chief Executive Officer, and Alan Fuhrman, our Senior Vice President and Chief Financial Officer. In the event the Arrangement is not completed, each of these officers will continue in office until the sooner of their resignation or their removal by our Board. In the event the Arrangement is completed, each of Mr. Martino and Mr. Fuhrman will be terminated effective immediately upon completion of the Arrangement. In accordance with the terms of the Arrangement Agreement, Mr. Martino will be replaced by Scott Cormack, who will serve as our President and Chief Executive Officer, and Mr. Fuhrman will be replaced by Steve Anderson, who will serve as our Chief Financial Officer. In addition, Martin Gleave, M.D., the Chief Science Officer, and Cindy Jacobs, Ph.D, M.D., the Executive Vice President, Chief Medical Officer, respectively, of OncoGenex, will become the Chief Science Officer and Executive Vice President and Chief Medical Officer of Sonus immediately following completion of the Arrangement.

        Certain information relating to Mr. Cormack is set forth above. Certain information relating to Mr. Anderson as well as Dr. Gleave and Dr. Jacobs is set forth below.

        Stephen Anderson, 45, has served as OncoGenex's Chief Financial Officer since January 2006 and its Secretary since August 2006. From 2005 to 2006, Mr. Anderson served as Chief Financial Officer at Perceptronix Medical Inc., a medical diagnostic company. From 2003 to 2005, he served as President of his consulting company, SLA Enterprises Ltd. From 1998 to 2003, he served in various positions at Westport Innovations Inc., an alternative energy company, including Secretary, Controller, Vice President, Finance and Chief Financial Officer. Mr. Anderson holds Bachelor of Arts and Master of Business Administration degrees from the University of British Columbia. He is a Chartered Accountant.

        Martin Gleave, M.D., 49, is a co-founder of OncoGenex, the principal inventor of its product candidates, and has been its Chief Science Officer and a member of its board of directors since May 2000. In addition to his part-time duties at OncoGenex, Dr. Gleave is a Distinguished Professor and Research Director in the Department of Urologic Sciences at the University of British Columbia since 2000, and Director of the Prostate Centre since 1993. He has also been a Senior Research Scientist at the Prostate Research Lab at Vancouver General Hospital and the Department of Cancer Endocrinology at BC Cancer Agency since 1992. Dr. Gleave has been a consultant Urologist for the Department of Urology at the University of Washington since 1997. Dr. Gleave received his M.D. from the University of British Columbia in 1984, his Fellow at the Royal College of Surgeons of Canada (FRCSC) in 1989, his Urologic Oncology Fellowship, University of Texas MD Anderson Cancer Center in 1992 and Fellow of the American College of Surgeons (FACS) in 1998.

        Cindy Jacobs, Ph.D., M.D., 51, has served as OncoGenex's Executive Vice President, Chief Medical Officer since September 2005. From 1999 to 2005, Dr. Jacobs served as Chief Medical Officer and Senior Vice President, Clinical Development of Corixa Corporation, a biopharmaceutical company (now a subsidiary of Glaxo-Smith-Kline). Prior to 1998, Dr. Jacobs held Vice President, Clinical Research positions at two other biopharmaceutical companies. Dr. Jacobs received her Ph.D. in Veterinary Pathology/Microbiology from Washington State University and M.D. from the University of Washington Medical School.

Effects on Sonus if the Arrangement is Not Completed

        If the issuance of shares in connection with the Arrangement is not approved by our stockholders, or if the Arrangement is not completed for any other reason, we will not issue shares of our common stock in exchange for OncoGenex securities, and OncoGenex will not become a wholly owned subsidiary of Sonus. Instead, we will remain an independent public company and will undertake to continue to have our common stock listed and traded on the Nasdaq Global Market. In addition, if the Arrangement is not completed, we expect that our management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities. Accordingly, if the Arrangement is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Sonus common stock.

        From time to time, our Board will evaluate and review, among other things, our business operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the issuance of shares in connection with the Arrangement is not approved by our stockholders, or if the Arrangement is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered, or that the business, prospects or results of operations of Sonus will not be adversely impacted.

Material United States Federal Income Tax Consequences to Sonus Stockholders

        Our stockholders will not exchange their common stock in the Arrangement and accordingly will not recognize any taxable gain or loss as a result of the Arrangement. However, we strongly urge you to consult with a tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the Arrangement to you.

Accounting Treatment of the Arrangement

        Upon completion of the Arrangement, OncoGenex securityholders will hold approximately 50% of the outstanding shares of the combined company (or up to 62.6% if certain milestones are reached) and both OncoGenex and we will have equal representation on the Board of Directors of the combined company. Because OncoGenex senior management will comprise the majority of senior management positions of the combined company and because OncoGenex shareholders are expected to hold more than 50% of the combined company upon achievement of certain milestones, it is anticipated that the transaction will be treated as a reverse merger under the purchase method of accounting in accordance with U.S. generally accepted accounting principles, with OncoGenex being identified as the acquiring entity. This means that OncoGenex will allocate the purchase price, including the costs of the acquisition to the fair value of our tangible and intangible assets and liabilities as of the effective date of the Arrangement. The assets and liabilities and results of operations of Sonus will be consolidated into the results of operations of OncoGenex as of the effective date of the Arrangement.

Regulatory Matters Relating to the Arrangement

        Other than the approval of the Arrangement by the Supreme Court of British Columbia, as discussed in the section entitled "Arrangement Agreement and Plan of Arrangement—Plan of Arrangement and Court Approval" on page 74 of this proxy statement, and the filing of this proxy statement with the SEC, Sonus and OncoGenex are not aware of any material governmental or regulatory requirements that must be complied with regarding the Arrangement.

Dissenters'/Appraisal Rights

        Our stockholders are not entitled to dissenters' or appraisal rights under Delaware law in connection with the Arrangement.

Listing of Sonus Common Stock

        Our common stock is currently traded on the Nasdaq Global Market under the symbol "SNUS." Pursuant to the terms of the Arrangement Agreement, we are required to use our best efforts to:

  •
  maintain the listing of our common stock on the Nasdaq Global Market (or on the Nasdaq Capital Market, if it is not possible for us to maintain our listing on the Nasdaq Global Market);

  •
  promptly file with The Nasdaq Stock Market an initial listing application for the listing of our common stock, including the shares of our common stock to be issued in connection with the Arrangement; and

  •
  cause our common stock, including the shares of our common stock to be issued in connection with the Arrangement, to be issued on the Nasdaq Global Market (or on the Nasdaq Capital Market if it is not possible for us to maintain our listing on the Nasdaq Global Market).

        We may also apply for listing on the Toronto Stock Exchange if requested by OncoGenex.

        On May 6, 2008, we received a determination letter from The Nasdaq Stock Market indicating that we have failed to regain compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Global Market. We were first notified by Nasdaq that we failed to comply with the minimum bid price requirement on November 5, 2007. We subsequently requested a hearing to a Nasdaq Listing Qualifications Panel to appeal the delisting determination. Our hearing was held on June 12, 2008. Nasdaq has informed us that, due to the structure of the proposed Arrangement, it will require us to comply with its reverse merger rules in accordance with Marketplace Rule 4340(a), which will require us to meet the initial listing standards for the Nasdaq Global Market or Nasdaq Capital Market, as applicable.

        For more information regarding the listing of our common stock with The Nasdaq Stock Market, see "Proposal No. 4—Amendment to the Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split" beginning on page 138 of this proxy statement.

Arrangement Fees, Costs and Expenses

        All costs and expenses incurred by Sonus and OncoGenex in connection with the Arrangement will be borne solely by the party that incurred the costs and expenses, whether or not the Arrangement is completed. Under certain specified circumstances, we may be required to pay OncoGenex the sum of $500,000 plus out of pocket expenses of up to $350,000 in immediately available funds. For more information, see the section entitled "Arrangement Agreement and Plan of Arrangement—Termination Fees and Expenses" on page 84 of this proxy statement.

ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

        The following is a summary of the Arrangement Agreement and Plan of Arrangement. This summary discusses the material terms and conditions of the Arrangement Agreement and Plan of Arrangement and is qualified in its entirety by reference to the complete text of the Arrangement Agreement and Plan of Arrangement, which are attached hereto as Annex A and Annex B, respectively.

The Arrangement Agreement

        Under the terms of the Arrangement Agreement, we will acquire all of the outstanding shares of capital stock and convertible debentures of OncoGenex and OncoGenex will become a wholly owned subsidiary of Sonus. We will continue to exist as the parent entity of OncoGenex and will continue to be publicly traded.

Plan of Arrangement and Court Approval

        We will effect the transaction by means of an arrangement under Section 192 of the CBCA in accordance with the Plan of Arrangement.

        The Arrangement of OncoGenex under the CBCA requires approval by both the Supreme Court of British Columbia and the securityholders of OncoGenex. Prior to the mailing of this proxy statement, OncoGenex expects to obtain an interim order of the Court providing for the calling and holding of the OncoGenex special meeting and other procedural matters. The affirmative vote of at least two-thirds of each class and series of OncoGenex capital stock is required to approve the Arrangement. In addition, the affirmative vote of at least three-quarters of the OncoGenex convertible debenture holders is required to approve the Arrangement.

        Subject to the approval of the Arrangement by the OncoGenex securityholders at the OncoGenex special meeting, a hearing in respect of a final order will be scheduled. At the hearing of the application in respect of the final order, the Court will consider, among other things, the fairness of the Arrangement. The Court may approve the Arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

        The Arrangement will be effective upon filing the Articles of Arrangement pursuant to the provisions of the Canada Business Corporations Act after obtaining a final order from the Court approving the Arrangement and subject to the satisfaction or waiver of other conditions to closing.

Arrangement Consideration

  Closing Consideration

        Upon completion of the Arrangement, we will issue to the securityholders of OncoGenex a number of shares of our common stock equal to the number of shares of our common stock outstanding immediately prior to the closing, such that immediately after the closing of the Arrangement, our stockholders and OncoGenex securityholders will each own 50%, respectively, of the outstanding shares of our common stock (not including any shares of our common stock issued pursuant to OncoGenex options assumed by us). We refer to these shares as the non-contingent shares. As of the date of this proxy statement, 37,089,679 shares of our common stock were outstanding. Assuming no additional shares of our common stock are issued prior to the closing, 37,089,679 non-contingent shares will be issued to OncoGenex securityholders upon completion of the Arrangement.

        The non-contingent shares will be allocated among the OncoGenex securityholders outstanding as of the date of closing. OncoGenex convertible debenture holders will be issued a number of shares of our common stock having a value equal to the principal and accrued interest outstanding under such convertible debentures. For this purpose, the value of our common stock is calculated to be 85% of the average closing price of our common stock for the ten consecutive trading days commencing on May 28, 2008, the date that the transaction was publicly announced, which was $0.316 per share. The outstanding principal and accrued interest held by the OncoGenex convertible debenture holders to be exchanged in connection with the Arrangement is $5,011,706. As a result, approximately 18,658,622 shares of our common stock will be issued to the OncoGenex convertible debenture holders.

        The remaining non-contingent shares, 18,431,057 shares, will be allocated among all of the holders of common stock and preferred stock of OncoGenex according to an exchange ratio equal to the number of shares of our common stock to be issued to the OncoGenex shareholders divided by the number of shares of common stock and preferred stock outstanding.

  Contingent Consideration

        In addition to the non-contingent shares, the holders of OncoGenex stock are also entitled to receive up to an aggregate of 25,000,000 additional shares of our common stock, which we refer to as the milestone shares, upon the achievement of certain agreed-upon milestones, as more particularly set forth in escrow agreements to be executed prior to the closing, the form of which is attached as Annex E to this proxy statement. The milestone shares will be placed into escrow at the closing of the Arrangement. If the milestone shares are not earned within six (6) years after the closing of the Arrangement, they will be returned to us for cancellation.

        The milestone shares will be released to holders of OncoGenex stock upon the achievement of a variety of enrollment and regulatory milestones relating to OncoGenex product candidates OGX-011, OGX-427 and OGX-225 and the future price of our common stock. Assuming the milestone shares are earned in full and no other shares of our common stock are issued after completion of the Arrangement, the OncoGenex securityholders existing immediately prior to closing would own 62.6% of the outstanding shares of our common stock following closing of the Arrangement. For more information relating to the milestone shares, see the section entitled "Escrow Agreements" beginning on page 88 of this proxy statement.

        In the event we effect the reverse stock split as described in Proposal No. 4, the number of shares of our common stock issued pursuant to the Arrangement, including the milestone shares, will be reduced in proportion to the ratio of the reverse stock split on the same basis as any other outstanding shares of our common stock. Until such time as the milestone shares are earned, they will be deposited into an escrow account and will be voted in proportion to all other votes cast at a stockholder meeting, such that the milestone shares will not affect the outcome of a vote on any matter submitted to stockholders while they are held in escrow.

Stock Options

        Options to purchase shares of our common stock under the Sonus 2007 Stock Performance Incentive Plan will be subject to accelerated vesting in accordance with the terms of such plan and will remain outstanding. There are options to purchase 1,415,000 shares outstanding under the 2007 plan at a weighted average exercise price of $0.37 per share. Options to purchase shares of our common stock under the 1991 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan will also remain outstanding, but will not be subject to accelerated vesting. There are options to purchase 388,056 shares outstanding under the 1991 plan at a weighted average exercise price of $6.00 per share. All other outstanding options to purchase shares of our common stock will be terminated upon closing of the Arrangement.

        Each option to purchase shares of OncoGenex common stock will be assumed by us and will be exercisable by its holder for shares of our common stock, as adjusted for the share exchange ratio and assuming the release of the milestone shares. As adjusted for the Arrangement, OncoGenex optionholders will hold options to purchase 5,836,832 shares of our common stock at a weighted average exercise price of $0.26 per share.

Representations and Warranties

        OncoGenex and Sonus each made customary representations and warranties in the Arrangement Agreement. These representations are subject, in some cases, to specified exceptions and qualifications contained in the Arrangement Agreement or in information provided pursuant to certain disclosure obligations set forth in the Arrangement Agreement. Some of the representations and warranties are qualified as to "materiality" or "material adverse effect" (as defined in the Arrangement Agreement).

  Representations and Warranties by OncoGenex

        OncoGenex's representations and warranties relate to, among other things:

  •
  corporate organization, qualification to do business and good standing of OncoGenex;

  •
  capital structure of OncoGenex;

  •
  corporate authority of OncoGenex to enter into the Arrangement Agreement and to consummate the transactions contemplated thereby;

  •
  absence of conflicts with organizational documents, laws or agreements as a result of entering into and consummating the Arrangement and the other transactions contemplated by the Arrangement Agreement;

  •
  accuracy of OncoGenex's financial statements;

  •
  absence of undisclosed liabilities related to OncoGenex;

  •
  accuracy of OncoGenex's books and records;

  •
  operation of OncoGenex's business in the ordinary course since the end of its last fiscal year;

  •
  employment and employee benefit matters;

  •
  insurance coverage relating to OncoGenex property, assets and personnel;

  •
  absence of material violations or defaults under material contracts;

  •
  absence of any litigation, claims, investigations or other actions against OncoGenex;

  •
  tax matters;

  •
  compliance with applicable laws;

  •
  absence of required consents or approvals by governmental entities;

  •
  compliance with environmental matters;

  •
  condition and sufficiency of OncoGenex's assets;

  •
  matters relating to OncoGenex's intellectual property;

  •
  regulatory compliance;

  •
  absence of advisory fees; and

  •
  approval of the Arrangement Agreement and the transactions contemplated thereby.

  Representations and Warranties by Sonus

        Sonus' representations and warranties relate to, among other things:

  •
  corporate organization, qualification to do business and good standing of Sonus;

  •
  capital structure of Sonus;

  •
  corporate authority of Sonus to enter into the Arrangement Agreement and to consummate the transactions contemplated thereby;

  •
  absence of conflicts with organizational documents, laws or agreements as a result of entering into and consummating the Arrangement and the other transactions contemplated by the Arrangement Agreement;

  •
  accuracy of Sonus' financial statements;

  •
  absence of undisclosed liabilities related to Sonus;

  •
  accuracy of Sonus' books and records;

  •
  operation of Sonus' business in the ordinary course since the end of its last fiscal year;

  •
  employment and employee benefit matters;

  •
  insurance coverage relating to Sonus' property, assets and personnel;

  •
  absence of material violations or defaults under material contracts;

  •
  absence of any litigation, claims, investigations or other actions against Sonus;

  •
  tax matters;

  •
  compliance with applicable laws;

  •
  absence of required consents or approvals by governmental entities;

  •
  compliance with environmental matters;

  •
  condition and sufficiency of Sonus' assets;

  •
  matters relating to Sonus' intellectual property;

  •
  regulatory compliance;

  •
  absence of advisory fees;

  •
  approval of the Arrangement Agreement and the transactions contemplated thereby;

  •
  proper filing of documents with the SEC and the accuracy of the information contained in such documents;

  •
  validity of shares of Sonus common stock to be issued in connection with the Arrangement; and

  •
  resale restrictions and securities laws compliance relating to the Sonus common stock to be issued in connection with the Arrangement.

Covenants and Agreements

  Covenants of OncoGenex

        OncoGenex has agreed that, until the effective date of the Arrangement or the termination of the Arrangement Agreement, except with the consent of Sonus or as contemplated by the Arrangement Agreement, it will, among other things:

  •
  carry on its business in the ordinary course consistent with past practice, including not making any substantial or unusual capital expenditures or expansion of its business facilities;

  •
  not split, combine or reclassify any of its outstanding shares of capital stock, or declare or pay any dividends on any of such shares;

  •
  not amend or change its articles or bylaws, except as contemplated by the Arrangement;

  •
  not reserve, set aside or issue any shares of its capital stock or any class of securities convertible or exchangeable into any such shares, except as contemplated by the Arrangement Agreement;

  •
  not reorganize or merge with any other person or entity, or acquire or agree to acquire the business of any other person or entity;

  •
  not loan any money, guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue or sell any debt securities, other than in the ordinary course of business;

  •
  not, except in the ordinary course of business, satisfy or settle any material claims or liabilities prior to them becoming due, or grant any waiver, exercise any option or relinquish any material contractual rights;

  •
  not, except in the ordinary course of business, enter into any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation; and

  •
  take all action necessary to protect or maintain its intellectual property that is material to the conduct of its business as currently conducted and currently proposed to be conducted.

        In addition, OncoGenex has agreed to perform all obligations required to be performed by it under the Arrangement Agreement and shall do all such other acts and things as may be necessary in order to consummate the transactions contemplated by the Arrangement Agreement. Without limiting the generality of the foregoing, OncoGenex shall:

  •
  use all reasonable efforts to obtain the required approvals of the OncoGenex securityholders for the transactions contemplated by the Arrangement Agreement;

  •
  apply for and use all reasonable efforts to obtain all consents, orders, permits or other approvals as are required to be obtained by the Arrangement Agreement;

  •
  apply for and use all reasonable efforts to obtain the interim order and the final order from the Supreme Court of British Columbia and carry out the terms of the interim order and final order applicable to it;

  •
  defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting the Arrangement Agreement or the consummation of the transactions contemplated thereby;

  •
  on or before the effective date of the Arrangement, effect all necessary registrations, filings and submissions of information, and obtain all necessary waivers, consents and approvals required to be effected or obtained in connection with the Arrangement;

  •
  on or before the effective date of the Arrangement, cause the escrow agreements to be executed;

  •
  not approve or register the transfer of any shares of its capital stock which are subject to the provisions of the voting agreements, except as expressly permitted by such voting agreements; and

  •
  use all reasonable efforts to ensure that the representations and warranties given by it in connection with the Arrangement Agreement are true and correct in all material respects on and as of the effective date of the Arrangement.

  Covenants of Sonus

        We have agreed that, until the effective date of the Arrangement or the termination of the Arrangement Agreement, except with the consent of OncoGenex or as contemplated by the Arrangement Agreement, we will, among other things:

  •
  carry on our business in the ordinary course consistent with past practice, including keeping available the services of our present officers and employees and not making any substantial or unusual capital expenditures or expansion of our business facilities;

  •
  not, except as contemplated by the reverse stock split, split, combine or reclassify any of the outstanding shares of capital stock, or declare or pay any dividends on any such shares;

  •
  not amend our certificate of incorporation or bylaws, except as contemplated by Proposal No. 3 and Proposal No. 4 of this proxy statement;

  •
  not reserve, set aside or issue any shares of our capital stock or any class of securities convertible or exchangeable into any such shares, except as contemplated by the Arrangement Agreement;

  •
  not reorganize or merge with any other person or entity, or acquire or agree to acquire the business of any other person or entity;

  •
  not loan any money, guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue or sell any debt securities, other than in the ordinary course of business;

  •
  not, except in the ordinary course of business, satisfy or settle any material claims or liabilities prior to them becoming due, or grant any waiver, exercise any option or relinquish any material contractual rights;

  •
  not, except in the ordinary course of business, enter into any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation;

  •
  take all action necessary to protect or maintain our intellectual property that is material to the conduct of our business as currently conducted and currently proposed to be conducted; and

  •
  not make any material changes to existing accounting practices.

        In addition, we have agreed to perform all obligations required to be performed by it under the Arrangement Agreement and shall do all such other acts and things as may be necessary in order to consummate the transactions contemplated by the Arrangement Agreement. Without limiting the generality of the foregoing, we shall:

  •
  use all reasonable efforts to obtain the required approvals of the our stockholders for the issuance of shares of our common stock in connection with the transactions contemplated by the Arrangement Agreement;

  •
  apply for and use all reasonable efforts to obtain all consents, orders, permits or other approvals as are required to be obtained by the Arrangement Agreement;

  •
  take steps to ensure that our common stock to be issued in connection with the Arrangement may be resold under applicable Canadian securities laws;

  •
  carry out the applicable terms of the interim order and final order to be approved by the Supreme Court of British Columbia;

  •
  defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting the Arrangement Agreement or the consummation of the transactions contemplated thereby;

  •
  on or before the effective date of the Arrangement, effect all necessary registrations, filings and submissions of information, and obtain all necessary waivers, consents and approvals required to be effected or obtained in connection with the Arrangement;

  •
  reserve a sufficient number of shares of common stock for issuance upon the completion of the Arrangement, including for the exercise of any options assumed through the Arrangement;

  •
  use all reasonable efforts to obtain authorization for listing on the Nasdaq Global Market or, in the event that is not possible, on the Nasdaq Capital Market, of our common stock issuable in connection with the Arrangement, including shares issued upon the exercise of any options assumed through the Arrangement;

  •
  cause our Board of Directors to be established at seven directors;

  •
  use all reasonable efforts to obtain, on or before the effective date of the Arrangement, written resignations from our directors such that three of our directors remain and to cause the appointment of certain directors to fill the vacancies created thereby;

  •
  not approve or register the transfer of any shares of our capital stock which are subject to the provisions of the voting agreements, except as expressly permitted by such voting agreements;

  •
  for a period of six years after the effective date of the Arrangement, maintain in effect directors and officers liability insurance on terms no less favorable than the amount of directors and officers liability insurance covering each of our present and former directors and officers; and

  •
  use all reasonable efforts to ensure that the representations and warranties given by us in connection with the Arrangement Agreement are true and correct in all material respects on and as of the effective date of the Arrangement.

  Mutual Covenants Regarding Non-Solicitation

        OncoGenex and Sonus have each agreed that they shall not, directly or indirectly, through any officer, director, employee, representative or agent:

  •
  solicit, initiate or knowingly encourage the initiation of any inquiries or proposals regarding an acquisition proposal, as such term is defined in the Arrangement Agreement;

  •
  participate in any discussions or negotiations regarding any acquisition proposal;

  •
  withdraw or modify in a manner adverse to the other party's approval of the transactions contemplated by the Arrangement Agreement;

  •
  approve or recommend any acquisition proposal; or

  •
  enter into any agreement, arrangement or understanding related to any acquisition proposal.

        However, the preceding covenants will not prohibit the Board from:

  •
  furnishing information to, or engaging in discussions or negotiations with, any person or entity in response to an unsolicited bona fide written acquisition proposal; or

  •
  recommending such an acquisition proposal to Sonus stockholders, if:

  •
  the Board concludes in good faith that such acquisition proposal would reasonably be expected to constitute a proposal which is a superior proposal, as such term is defined in the Arrangement Agreement;

  •
  the Board determines in good faith, after consultation with legal counsel, that the failure to take such action would result in a breach by the Board of its fiduciary duties to Sonus stockholders under applicable law;

  •
  prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Sonus provides prompt written notice to OncoGenex to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; and

  •
  prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Board receives from such person or entity an executed confidentiality agreement with provisions no less favorable to Sonus than the confidentiality agreement entered into between Sonus and OncoGenex.

        In addition, concurrent with the execution of the Arrangement, we will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties regarding any acquisition proposal. We shall promptly provide OncoGenex with a copy of any acquisition proposal received following execution and has agreed to keep OncoGenex fully and timely informed of the status of any discussions, negotiations or other activities relating to an acquisition proposal.

Conditions to Completion of the Arrangement

  Conditions to the Obligations of Each of the Parties

        The respective obligations of Sonus and OncoGenex to complete the transactions contemplated by the Arrangement Agreement shall be subject to, among others things, the satisfaction of the following conditions precedent, each of which may only be waived by the mutual consent of Sonus and OncoGenex:

  •
  the Arrangement shall have been approved at the meeting of the OncoGenex securityholders by the requisite number of votes of each class and series of outstanding securities;

  •
  the interim order and the final order shall each have been obtained from the Supreme Court of British Columbia and shall not have been set aside or modified in a manner unacceptable to such parties;

  •
  the issuance of shares of our common stock in connection with the Arrangement shall have been approved at the Meeting in accordance with Delaware law and our Amended and Restated Certificate of Incorporation and bylaws;

  •
  this proxy statement shall have been approved by the SEC under the Securities Exchange Act of 1934 prior to mailing, and no stop order suspending the effectiveness of this proxy statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Sonus or OncoGenex, threatened by the SEC;

  •
  the amendment to our Amended and Restated Certificate of Incorporation to change Sonus' name as referenced in Proposal No. 3 below shall have been effected;

  •
  the amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split of the authorized and outstanding shares of our common stock as referenced in Proposal No. 4 below shall have been effected; and

  •
  the issuance of our common stock in connection with the Arrangement shall be exempt from registration pursuant to Section 3(a)(10) of the Securities Act;

  Conditions to the Obligations of Sonus

        The obligations of Sonus to complete the transactions contemplated by the Arrangement Agreement shall also be subject, among other things, to the fulfillment of each of the following conditions precedent, each of which may be waived by us:

  •
  all covenants and agreements of OncoGenex under the Arrangement Agreement to be performed or observed on or before the effective date of the Arrangement shall have been duly performed and observed by OncoGenex in all material respects;

  •
  the representations and warranties of OncoGenex contained in the Arrangement Agreement shall be true and correct in all material respects as of the effective date of the Arrangement as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date);

  •
  between the date of execution of the Arrangement Agreement and the effective date of the Arrangement, there shall not have occurred, a material adverse change, as such term is defined in the Arrangement Agreement, to OncoGenex;

  •
  holders of more than 2% of the issued and outstanding shares of OncoGenex capital stock shall not have exercised dissenters' rights in respect of the Arrangement; and

  •
  each of the voting agreements executed by certain officers, directors and principal stockholders of OncoGenex shall be and remain in full force and effect, and each of the parties thereto shall be, in all material respects, in full compliance with their respective obligations thereunder.

  Conditions to the Obligations of OncoGenex

        The obligations of OncoGenex to complete the transactions contemplated by the Arrangement Agreement shall also be subject, among other things, to the fulfillment of each of the following conditions precedent, each of which may be waived by OncoGenex:

  •
  all covenants of Sonus under the Arrangement Agreement to be performed on or before the effective date of the Arrangement Agreement shall have been duly performed by Sonus in all material respects;

  •
  all representations and warranties of Sonus contained in this Agreement shall be true and correct in all material respects as of the effective date of the Arrangement as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date);

  •
  between the date of execution of the Arrangement Agreement and the effective date of the Arrangement, there shall not have occurred, a material adverse change to Sonus;

  •
  the receipt by us of written resignations of our directors such that three (3) of our directors remain and the Board shall have appointed specified directors to fill the vacancies;

  •
  we shall have either (i) obtained an exemption order from the applicable Canadian securities regulatory authority or (ii) filed a preliminary prospectus and received clearance from the applicable Canadian securities regulatory authority to file a final prospectus and shall have prepared a final prospectus;

  •
  the shares of our common stock issuable in connection with the Arrangement shall have been authorized for listing on any stock exchange or trading market on which shares of our common stock are then listed for trading;

  •
  we shall have delivered to OncoGenex satisfactory evidence of the filing of the amendment to our Amended and Restated Certificate of Incorporation; and

  •
  each of the voting agreements executed by the certain of our officers and directors shall be and remain in full force and effect, and each of the parties thereto shall be, in all material respects, in full compliance with their respective obligations thereunder.

        Each of the conditions precedent described above shall be deemed to have been conclusively satisfied, waived or released when, with the approval of Sonus and OncoGenex, a certificate of arrangement in respect of the Arrangement is issued by the Supreme Court of British Columbia.

Termination of the Arrangement

        The Arrangement Agreement may be terminated and the Arrangement abandoned at any time prior to the closing of the Arrangement, whether before or after approval by the OncoGenex securityholders or our stockholders, as follows:

  •
  by the mutual written consent of OncoGenex and Sonus;

  •
  by either OncoGenex or Sonus:

  •
  if there is any injunction or other court order issued that would prevent completion of the Arrangement;

  •
  if the Arrangement is not completed by September 30, 2008, except that a party may not terminate the Arrangement Agreement if that party's failure to fulfill any of its obligations under the Arrangement Agreement is the cause of the Arrangement not being completed by such date;

  •
  if the approval of our stockholders is not obtained at the Sonus stockholder meeting, or any adjournment or postponement of the meeting, except that we may not terminate the Arrangement Agreement if we have failed to comply with our obligations under the Arrangement Agreement; or

  •
  if the approval of OncoGenex securityholders is not obtained at the OncoGenex securityholders' meetings, or any adjournment or postponement of the meetings, except that OncoGenex may not terminate the Arrangement Agreement if OncoGenex has failed to comply with its obligations under the Arrangement Agreement;

  •
  by Sonus:

  •
  upon a breach of any covenant, agreement, representation or warranty by OncoGenex, if such breach would result in a failure to satisfy any condition to our obligation to closing, or upon any event which results in a material adverse effect on OncoGenex, which breach or material adverse effect is not cured within 30 days after receipt of notice of such breach or event, or September 30, 2008, whichever is earlier;

  •
  if the Sonus Board recommends an alternative acquisition proposal after determining that such alternative acquisition proposal constitutes a superior proposal, subject to payment of the termination fee;

  •
  if there shall have occurred one or more events which shall have caused a material adverse effect (as defined in the Arrangement Agreement) on OncoGenex, which material adverse effect remains uncured after the notice and cure period specified; or

    •
    if the working capital of OncoGenex on the day immediately prior to the proposed closing date is negative;

  •
  by OncoGenex:

  •
  upon a breach of any covenant, agreement, representation or warranty by us, if such breach would result in a failure to satisfy any condition to OncoGenex's obligation to closing, or upon any event which results in a material adverse effect on us, which breach or material adverse effect is not cured within 30 days after receipt of notice of such breach or event, or September 30, 2008, whichever is earlier;

  •
  if the Sonus Board withdraws or modifies its recommendation to approve the issuance of shares in connection with the Arrangement, recommends an alternative acquisition proposal, or fails to recommend against accepting any tender offer made for 20% or more of the outstanding shares of our common stock;

  •
  if there shall have occurred one or more events which shall have caused a material adverse effect (as defined in the Arrangement Agreement) on us, which material adverse effect remains uncured after the notice and cure period specified; or

  •
  if our working capital on the day immediately prior to the proposed closing date is less than $21.2 million if the closing date occurs before June 30, 2008, $19.4 million if the closing date occurs after June 30, 2008 and on or before July 31, 2008, $18.4 million if the closing date is after July 31, 2008 and on or before August 31, 2008, or $17.2 million if the closing date is after August 31, 2008.

Termination Fees and Expenses

        We will be required to pay OncoGenex a termination fee in the amount of $500,000, and will be required to reimburse OncoGenex for out-of-pocket expenses not to exceed $350,000, if the Arrangement Agreement is terminated for either of the following reasons:

  •
  if OncoGenex terminates the Arrangement Agreement because the Sonus Board withdraws or modifies its recommendation to approve the issuance of shares in connection with the Arrangement, recommends an alternative acquisition proposal, or fails to recommend against accepting any tender offer made for 20% or more of the outstanding shares of our common stock; or

  •
  if we terminate the Arrangement Agreement because our Board recommends an alternative acquisition proposal after determining that such alternative acquisition proposal constitutes a superior proposal.

        Except as stated above, all costs and expenses incurred by each party will be the responsibility of the party incurring such expenses. Upon termination of the Arrangement Agreement, the Arrangement Agreement becomes void and neither party will be subject to any liability of the other party, except for liabilities arising from a willful breach of the Arrangement Agreement.

Amendments, Extensions and Waivers

        The Arrangement Agreement may be amended by the parties at any time before or after approval of the Arrangement by Sonus stockholders and OncoGenex securityholders, but not after the closing date of the Arrangement. In addition, the Arrangement Agreement may be amended by the mutual written agreement of the parties, and any such amendment may, without limitation:

  •
  change the time for performance of any of the obligations or acts of the parties;

  •
  waive any inaccuracies or modify any representation contained in the Arrangement Agreement or in any document delivered pursuant thereto;

  •
  waive compliance with or modify any of the covenants contained in the Arrangement Agreement and waive or modify performance of any of the obligations of the parties; and

  •
  waive compliance with or modify any conditions precedent contained in the Arrangement Agreement, provided, however, that any such change, waiver or modification does not invalidate any required approval of the OncoGenex securityholders or our stockholders to the Arrangement.

RELATED AGREEMENTS

        The following summary describes the material terms of the voting agreements entered into by certain Sonus stockholders and OncoGenex securityholders in connection with the Arrangement and the escrow agreements to be entered into between Sonus and each of the OncoGenex securityholders concurrently with completion of the Arrangement. The following summary is qualified in its entirety by reference to the complete text of the voting agreements, forms of which are included in this proxy statement as Annexes D-1 and D-2, and the complete text of the escrow agreements, the form of which is included in this proxy statement as Annex E. This summary may not contain all of the information about the voting agreements or escrow agreements that is important to you. We encourage you to read the form of voting agreements and escrow agreements carefully and in their entirety.

OncoGenex Voting Agreements

        We have entered into voting agreements with certain OncoGenex securityholders in connection with the proposed Arrangement. Such voting agreements represent approximately 82% of the outstanding shares of common stock of OncoGenex, at least 67% of each series of the outstanding shares of preferred stock of OncoGenex, and approximately 96% of the outstanding principal amount of convertible debentures of OncoGenex.

  Voting and Proxies

        Pursuant to and during the terms of the voting agreements, each OncoGenex securityholder that has entered into a voting agreement with us has agreed to vote, or cause to be voted, all of its OncoGenex securities owned by such securityholder:

  •
  in favor of the approval of the Arrangement and the transactions contemplated thereby;

  •
  against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of OncoGenex under the Arrangement Agreement; and

  •
  except with our prior consent, against the following actions (other than those actions contemplated by the Arrangement):

  •
  any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving OncoGenex;

  •
  any sale, lease, transfer or disposition of a material amount of the assets of OncoGenex;

  •
  any change in the board of directors of OncoGenex;

  •
  any material change in the present capitalization of OncoGenex;

  •
  any amendment of OncoGenex's articles of incorporation or bylaws;

  •
  any other change in the corporate structure, business, assets or ownership of OncoGenex; or

  •
  any other action which is intended, or could reasonably be expected to, impede, interfere with, or adversely affect the contemplated economic benefits to us or OncoGenex of the Arrangement and the transactions contemplated thereby.

        Each OncoGenex securityholder that is a party to a voting agreement has granted us an irrevocable proxy to vote all OncoGenex securities owned by such securityholder in the manner described above.

  Prohibited Actions

        Each OncoGenex securityholder that is a party to a voting agreement has also agreed that it will not:

  •
  subject to certain exceptions, sell, transfer, convey, assign or otherwise dispose of any of its OncoGenex securities without our prior written consent or pledge, mortgage or otherwise encumber such securities;

  •
  encourage, initiate, solicit or take any other action designed to facilitate any acquisition proposal involving OncoGenex; or

  •
  exercise any dissent right that the securityholder may have in connection with the Arrangement.

  Termination

        The voting agreements terminate upon the earliest to occur of:

  •
  the completion of the Arrangement;

  •
  the termination of the Arrangement Agreement in accordance with its terms;

  •
  upon any material amendment to the Arrangement Agreement being given effect that has not been approved by the OncoGenex securityholders;

  •
  on August 31, 2008 if not otherwise terminated prior to such date provided that this proxy statement is not subject to a review by the SEC; or

  •
  on September 30, 2008 if not otherwise terminated prior to such date if this proxy statement is subject to a review by the SEC.

Sonus Voting Agreements

        OncoGenex has entered into voting agreements with certain of our stockholders in connection with the proposed Arrangement.

  Voting and Proxies

        Pursuant to and during the terms of the voting agreements, each Sonus stockholder that has entered into a voting agreement with OncoGenex has agreed to vote, or cause to be voted, all of the Sonus common stock owned by the stockholder:

  •
  in favor of the approval of the issuance by us of our common stock to be issued in connection with the Arrangement;

  •
  in favor of the amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split;

  •
  in favor of the amendment to our Amended and Restated Articles of Incorporation to change our name;

  •
  in favor of the election of those directors nominated by the Board in accordance with the terms of the Arrangement Agreement;

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  against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Sonus under the Arrangement Agreement; and

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  except with the prior consent of OncoGenex, against the following actions (other than those actions contemplated by the Arrangement):

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  any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving us;

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  any sale, lease, transfer or disposition of a material amount of our assets;

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  any other change in our corporate structure, business, assets or ownership; or

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  any other action which is intended, or could reasonably be expected to, impede, interfere with or adversely affect the contemplated economic benefits to us or OncoGenex of the Arrangement and the transactions contemplated thereby.

        Each Sonus stockholder that is a party to a voting agreement has granted OncoGenex an irrevocable proxy to vote all Sonus common stock owned by such stockholder in the manner described above.

  Prohibited Actions

        Each Sonus stockholder that is a party to a voting agreement has also agreed that it will not:

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  sell, transfer, convey, assign or otherwise dispose of its Sonus common stock without the prior written consent of OncoGenex, except as contemplated by the voting agreements;

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  pledge, mortgage or otherwise encumber such common stock; or

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  encourage, initiate, solicit or take any other action designed to facilitate any acquisition proposal involving Sonus.

  Termination

        The voting agreements terminate upon the earliest to occur of:

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  upon the completion of the Arrangement; or

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  upon the termination of the Arrangement Agreement in accordance with its terms.

Escrow Agreements

        In addition to the non-contingent shares, the holders of OncoGenex stock are also entitled to receive up to an aggregate of 25,000,000 additional shares of our common stock, which we refer to as the milestone shares, upon the achievement of certain agreed-upon milestones.

        Concurrent with the closing of the Arrangement, we will deposit the milestone shares into escrow accounts and we will enter into an escrow agreement, in the form attached as Annex E to this proxy statement, with the escrow agent and each of the OncoGenex securityholders.

        The release of the milestone shares will be governed by the terms of the escrow agreements and will be released in the amounts and upon the events summarized below:

Description of Milestone:	Percentage of Milestone Shares Released:
Completion of planned patient enrollment in a randomized clinical trial in patients with hormone refractory prostate cancer that will support the registration trial for a New Drug Application for OGX-011	50%
Completion of a special protocol assessment for a registration clinical trial for OGX-011	25%
Achievement of a survival advantage of two months or more in the OGX-011 randomized Phase 2a clinical trial	50%
Enrollment of the first patient in a Phase 2 clinical trial for OGX-427	25%
Completion of patient enrollment in the first Phase 2 clinical trial for OGX-427	50%
Enrollment of the first patient in a randomized registration trial for either OGX-011 or OGX-427	100%
Following a type B meeting with the FDA, confirmation from the FDA of the use of pain palliation as an appropriate endpoint to support product marketing approval in prostate cancer and FDA guidance as to an acceptable means of evaluating and analyzing pain palliation for a registration trial	25%
Signing a partnership or license agreement relating to the development of OGX-011, OGX-427 or OGX-225	100%
A sale of us, whether by merger or otherwise, in which voting control changes by more than 50% and which results in an increase in the value of our common stock by at least 50%, as compared to the average closing price of our common stock during the ten days prior to and following the date the Arrangement was first publicly announced	100%

An increase in the value of our common stock by at least 50%, as compared to the closing price of our common stock on the date the Arrangement was first publicly announced, provided a prior release of 50% of the milestone shares has already occurred	All milestone shares remaining in escrow

        As indicated in the table above, the milestone shares may be earned by OncoGenex through the achievement of any one or more milestones relating to OncoGenex product candidates and/or the future price of Sonus' common stock. However, in no event will the aggregate number of milestone shares exceed 25,000,000.

        We have agreed to use reasonable efforts to achieve the milestone events. The Board will have the responsibility to determine if a milestone event has occurred. The securityholders of OncoGenex are entitled to request information regarding the status of each of the milestone events, subject to obligations of confidentiality. The portion of the milestone shares which are not earned within 6 years after the closing of the Arrangement, will be returned to us for cancellation.

INFORMATION ABOUT SONUS

Overview

        Sonus is developing novel small molecule drugs for the treatment of patients with cancer. Our objective is to identify opportunities where there is the possibility for major improvements in patient treatments and where we believe we can mitigate development risk. We currently have one drug in clinical development. Our plan is to focus our efforts on development of this drug product and to evaluate possible strategic alternatives, including in-licensing and merger and acquisition opportunities, as a means of achieving our business strategies and enhancing stockholder value. In the fourth quarter of 2007, we engaged Ferghana Partners Inc. to assist us with these strategic alternatives.

Market Overview

        Cancer is characterized by rapid, uncontrolled cell division resulting in the growth of an abnormal mass of cells generally referred to as a malignant tumor. Cancerous tumors can arise in almost any tissue or organ, and cancer cells, if not eradicated, can spread, or metastasize, throughout the body. As these tumors grow, they cause damage to the surrounding tissue and organs and commonly result in death if left untreated. Cancer is believed to occur as a result of a number of hereditary and environmental factors. According to the American Cancer Society, cancer is the second leading cause of death in the United States and accounts for approximately one in every four deaths. Approximately 565,000 Americans are expected to die of cancer in 2008. The National Institutes of Health estimated the direct medical cost of cancer to be $89 billion in 2007.

        The product candidate in our pipeline is in the early stages of development, and it is difficult to evaluate the potential market for this product candidate as the areas of potential application are diverse and specific applications are yet to be determined.

Product Candidates

  SN2310

        SN2310 Injectable Emulsion, or SN2310, is a novel camptothecin derivative. Camptothecins are an important class of anti-cancer drugs introduced in recent years; however, the marketed camptothecin analogs, irinotecan (Camptosar®) and topotecan (Hycamtin®), have demonstrated limitations that may reduce their clinical utility. In the case of irinotecan, there is limited and variable conversion of the prodrug and unpredictable degree of toxicity whereas topotecan exhibits a short half-life. Irinotecan is used in the treatment of colorectal cancer, and topotecan is used in the treatment of lung, ovarian, and cervical cancers. SN2310 is a novel prodrug of SN-38 which is the active moiety of both SN2310 and irinotecan. Our objective with SN2310 is to provide a product that has enhanced anti-tumor activity and improved tolerability compared with the approved camptothecin-based products. An IND was submitted to the U.S. Food and Drug Administration for SN2310 in June 2006 and Phase 1 clinical testing was initiated in September 2006. The Phase 1 study of SN2310 is in the dose escalation phase. To date, the maximum tolerated dose has not been defined. We expect to close enrollment in this study in 2008, and initiate a Phase 2 clinical trial in 2009. As this product candidate is early in clinical development, we cannot give any assurance that this compound will be clinically successful.

  TOCOSOL® Paclitaxel

        TOCOSOL Paclitaxel is a novel formulation of paclitaxel manufactured in a ready-to-use, injectable vitamin E-based emulsion formulation. On September 24, 2007, we announced that TOCOSOL Paclitaxel failed to meet the primary endpoint in Phase 3 clinical testing. We have discontinued development of TOCOSOL Paclitaxel due to results of the Phase 3 study, and the time and cost that would be required to conduct the necessary clinical studies to continue development, which at a minimum, would include another Phase 3 pivotal trial. These closure activities were substantially complete by December 31, 2007.

Collaboration and License Agreement with Bayer Schering Pharma AG

        On October 17, 2005, we entered into a License and Collaboration Agreement with Bayer Schering Pharma AG (formerly Schering AG), a German corporation, pursuant to which, among other things, we granted Bayer Schering an exclusive, worldwide license to TOCOSOL Paclitaxel. On October 3, 2007, we received notification from Bayer Schering of its decision to terminate the Bayer Agreement in accordance with its terms because the Phase 3 pivotal trial did not meet its primary endpoint and the results of the trial did not support, in Bayer Schering's judgment, a submission for an NDA with the FDA. In accordance with the terms of the Bayer Agreement, all rights to TOCOSOL Paclitaxel have reverted to us. We do not expect recognition of any revenue or expense related to the Bayer Agreement beyond December 31, 2007.

Research and Development

        We currently have R&D facilities in Bothell, Washington. We engage in pre-clinical studies and clinical development efforts at third party laboratories and other institutions. Our primary research and development efforts are currently directed at the development of SN2310.

        Our R&D activities for the last three years have been research, pre-clinical and clinical development programs primarily associated with SN2310 and TOCOSOL Paclitaxel.

Government Regulations—Drug Approval Process

        Regulation by governmental authorities in the U.S. and other countries is a significant factor in our ongoing R&D activities and in the production and marketing of our products. In order to undertake clinical tests, to produce and market products for human use, mandatory procedures and safety standards, established by the FDA in the U.S. and by comparable agencies in other countries, must be followed.

        The standard process before a pharmaceutical agent may be marketed includes the following steps:

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  Development of a drug product in a formulation that is suitable for administration to humans;

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  Preclinical studies including laboratory evaluation and animal studies to test for initial safety and efficacy;

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  Submission to national health authorities of an IND, or Clinical Trials Application, called a CTA, or equivalent dossier, which must be accepted by each national health authority before human clinical trials may commence in that country;

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  Adequate and well-controlled clinical trials to establish the safety and efficacy of the drug in its intended population and use(s);

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  Submission to appropriate national and/or regional regulatory health authorities of an NDA, or equivalent marketing authorization application, which application is not automatically accepted for review; and

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  Approval by appropriate regulatory health authorities of the marketing authorization application prior to any commercial sale or shipment of the drug in each country or jurisdiction.

        As part of the regulatory health authority approval for each product, the drug-manufacturing establishment is subject to inspection by the FDA and must comply with current Good Manufacturing Practices requirements applicable to the production of pharmaceutical drug products. The facilities, procedures, and operations of manufacturers must be determined to be adequate by the FDA before product approval.

        Preclinical studies include laboratory evaluation of the active drug substance and its formulation in animal studies to assess the potential safety and efficacy of the drug and its formulation. Prior to initiating the first clinical testing of a new drug product candidate, the results of the preclinical studies are submitted to regulatory health authorities as part of an IND or CTA, and must be accepted before the proposed clinical trial(s) can begin.

        Clinical trials for cancer therapeutics involve the administration of the investigational drug product to patients with a defined disease state, under the supervision of a qualified principal investigator.

        Clinical trials are conducted in accordance with protocols that detail the parameters to be used to monitor safety and efficacy. Each protocol is submitted to regulatory health authorities as part of the IND/CTA, in each country where clinical trials are to be conducted. Each clinical study is approved and monitored by independent Institutional Review Boards or Ethics Committees who consider ethical factors, informed consent documents, the safety of human subjects and the possible liability of the institutions conducting a clinical study. The Institutional Review Board or Ethics Committee may require changes in the clinical trials protocol, which may delay initiation or completion of the study.

        Clinical trials typically are conducted in three sequential phases, although the phases may overlap. In Phase 1, the initial introduction of the drug to humans, the drug is tested for safety and clinical pharmacology. Phase 2 trials involve more detailed evaluation of the safety and efficacy of the drug in patients with a defined disease. Phase 3 trials consist of large scale evaluations of safety and efficacy of the investigational product compared to accepted standard therapy in a defined disease.

        The process of completing clinical testing and obtaining regulatory health authority approval for a new product takes a number of years and requires the expenditure of substantial resources. Regulatory health authorities may conclude that the data submitted in a marketing authorization application are not adequate to support an approval and may require further clinical and preclinical testing, re-submission of the application, and further review. Even after initial approval has been obtained, further studies may be required to provide additional data about the approved indication, and further studies will be required to gain approval for the use of a product for clinical indications other than those for which the product was approved initially. Also, health authorities require post-marketing surveillance programs to monitor the drug product's adverse effects.

        Marketing of pharmaceutical products outside of the U.S. is subject to regulatory requirements that vary from country to country. In the European Union, the general trend has been towards coordination of common standards for clinical testing of new drug products. Centralized approval in the European Union is coordinated through the European Medicines Agency, or EMEA.

        The level of regulation outside the U.S. and European Union varies widely. The time required to obtain regulatory approval from regulatory agencies in each country may be longer or shorter than that required for FDA or EMEA approval. In addition, in certain markets, reimbursement is subject to governmentally mandated prices.

        Many of the chemicals and compounds used in our R&D efforts are classified as hazardous materials under applicable federal, state and local environmental laws and regulations. We are subject to regulations under state and federal law regarding occupational safety, laboratory practices, handling and disposing of chemicals, environmental protection and hazardous substance control.

Competition

        The healthcare industry in general is characterized by extensive research efforts, rapid technological change and intense competition. We believe that other pharmaceutical companies will compete with us in areas of R&D, acquisition of products and technology licenses, and the manufacturing and marketing of products that could potentially compete with ours. We expect that competition will be based on safety, efficacy, ease of administration, breadth of approved indications, price, reimbursement and physician and patient acceptance.

        The two approved camptothecins are irinotecan and topotecan with combined 2006 sales in excess of $1.1 billion. These products are collectively approved for the treatment of colorectal, small cell lung, ovarian and cervical cancer. Irinotecan came off patent in February 2008.

        We believe that our ability to successfully compete in the biotechnology and pharmaceutical industries will be based on our ability to do the following:

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  Develop proprietary products;

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  Attract and retain key scientific personnel;

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  Obtain patent or other protection for products;

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  Obtain required regulatory approvals; and

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  Manufacture, market and or license our products alone or with collaborative partners.

        Many of our competitors and potential competitors have substantially greater financial, technical and human resources than we do and have substantially greater experience in developing products, obtaining regulatory approvals and marketing and manufacturing products. Companies that complete clinical trials, obtain required regulatory approvals and commence commercial sales of their products before their competitors may achieve a significant competitive advantage if their products work through a similar mechanism as our products. In addition, other technologies or products may be developed that have an entirely different approach that would render our technology and products noncompetitive or obsolete.

Patents and Proprietary Rights

        We consider the protection of our technology to be important to our business. In addition to seeking U.S. patent protection for our inventions, we are also seeking patent protection in other selected countries in order to broadly protect our proprietary rights. We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position.

        Our success will depend, in part, on our ability to obtain and defend patents and protect trade secrets. As of December 31, 2007, sixteen United States patents have been issued to us. A composition of matter patent covering SN2310 issued in the United States in 2007, and national stage applications have been filed in key countries. Nine patents pertaining to our proprietary TOCOSOL technology have issued in the U.S., and TOCOSOL-related patents have also issued in Europe, Canada, Taiwan, Mexico, Korea, and India. Additional patent applications covering our research programs are pending in the U.S. and other countries.

        The patent position of medical and pharmaceutical companies is highly uncertain and involves complex legal and factual questions. There can be no assurance that any claims which are included in pending or future patent applications will be issued, that any issued patents will provide us with competitive advantage or will not be challenged by third parties, or that existing or future patents of third parties will not have an adverse effect on our ability to commercialize our products. Furthermore, there can be no assurance that other companies will not independently develop similar products, duplicate any of our products or design around patents that may be issued to us. Litigation or administrative proceedings may be necessary to enforce any patents issued to us or to determine the scope and validity of others' proprietary rights.

        Our commercial success will depend in part on not infringing patents issued to competitors. There can be no assurance that patents belonging to competitors or others will not require us to alter our products or processes, pay licensing fees or cease development of our current or future products. Further, there can be no assurance that we will be able to license other technology that we may require at a reasonable cost or at all. Failure by us to obtain a license to any technology that we may require to commercialize our products could have a material adverse effect on our business, financial condition and results of operations.

        We have obtained registration for our trademarks TOCOSOL® and Sonus Pharmaceuticals® in the United States and in a number of foreign countries. There can be no assurance that the registered or unregistered trademarks or trade names of our company will not infringe upon third party rights or will be acceptable to regulatory agencies.

        We also rely on unpatented trade secrets, proprietary know-how and continuing technological innovation, which we seek to protect, in part, by confidentiality agreements with our corporate partners, collaborators, employees and consultants in our drug development research. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets or know-how will not otherwise become known or be independently discovered by competitors. Further, there can be no assurance that we will be able to protect our trade secrets or that others will not independently develop substantially equivalent proprietary information and techniques.

Product Liability

        The testing, marketing and sale of pharmaceutical products entails a risk of product liability claims by consumers and others. We currently maintain product liability insurance for our clinical trials with limits of $10 million per claim and in the aggregate, which we believe to be adequate for current non-commercial applications of our products. In the event of a successful suit against us, the lack or insufficiency of insurance coverage could have a material adverse effect on our business and financial condition. Although we have never been subject to a product liability claim, there can be no assurance that the coverage limits of our insurance policies will be adequate or that one or more successful claims brought against us would not have a material adverse effect upon our business, financial condition and results of operations. If any of our products under development gain marketing approval from the FDA or other regulatory health authorities, there can be no assurance that adequate product liability insurance will be available, or if available, that it will be available at a reasonable cost. Any adverse outcome resulting from a product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Employees

        As of June 1, 2008, we had 30 employees, including 4 who worked part-time. Of these, 19 were engaged in R&D, regulatory, clinical and manufacturing activities, and 11 in business operations and administration. All of our employees are covered by confidentiality agreements. We consider our relations with our employees to be good, and none of our employees is a party to a collective bargaining agreement.

        On November 1, 2007, we implemented a reduction of workforce pursuant to which our workforce was reduced by approximately 25%. The effective date of this reduction of workforce was November 30, 2007. We undertook this reduction of workforce in light of the outcome of its Phase 3 Pivotal Trial for TOCOSOL Paclitaxel. These steps were taken in order to conserve cash and preserve the critical capabilities necessary to pursue the highest priority development programs.

        On March 19, 2008, we implemented a second reduction of workforce pursuant to which our workforce was reduced by an additional 37%. The effective date of this reduction of workforce was

March 31, 2008. We implemented the reduction of workforce in order to conserve cash and align our workforce with our anticipated staffing needs.

Properties

        During 2007 we occupied approximately 27,000 square feet of laboratory and office space in a single facility near Seattle, Washington. The lease on this facility expired in July 2007, and was extended through December 31, 2007. In November 2006 we signed a lease agreement for a larger facility also near Seattle, Washington. We moved into this facility on December 14, 2007. The new lease involves approximately 42,600 square feet of laboratory and office space in a single facility. The lease has a 10 year term and includes two options to renew for additional 5 year periods. This facility is expected to be sufficient to meet our current and anticipated requirements throughout the term of the lease.

Legal Proceedings

        From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We currently are not a party to any legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

Company Information

        Sonus Pharmaceuticals was incorporated in California in October 1991 and subsequently reorganized as a Delaware corporation in September 1995. Our principal executive offices are located at 1522 217th Place SE, Suite 100, Bothell, Washington 98021, and our telephone number is (425) 487-9500.

INFORMATION ABOUT ONCOGENEX

Business

        OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies which focus on mechanisms of treatment resistance in cancer patients. OncoGenex's product candidates address treatment resistance by blocking the production of specific proteins involved in mechanisms of resistance. Its product candidates are designed to selectively inhibit the production of proteins that preclinical data has demonstrated promote survival of tumor cells and are over-produced in response to a variety of cancer treatments. OncoGenex's aim in targeting these particular proteins is to disable the tumor cell's adaptive defenses and thereby render the tumor cells more susceptible to attack with a variety of cancer therapies, including chemotherapy, which OncoGenex believes will increase survival time and improve the quality of life for cancer patients.

Overview of Market and Treatment

        In North America, cancer is expected to strike slightly less than one in two men and slightly more than one in three women in their lifetimes and is the second leading cause of death in the United States. The American Cancer Society estimates that in 2008 approximately 1,437,180 new patients in the United States will be diagnosed with cancer and that there will be approximately 565,650 patient deaths attributable to cancers.

        Typically, cancer treatment is given sequentially and can include surgery, radiation therapy, chemotherapy and hormone therapy. Although a particular therapy may initially be effective, tumor cells often react to therapeutic treatment by increasing the production of proteins that afford them a survival advantage, which enable them to become resistant to therapy, multiply and spread to additional organs. As a result, many patients progress rapidly through all available therapies and ultimately die.

OncoGenex's Strategy

        Focus on gaining market approval for custirsen sodium (OGX-011) by conducting registration and supportive registration trials that demonstrate efficacy and safety. OncoGenex believes that its pre-clinical and clinical data support the use of custirsen sodium to improve the activity of chemotherapy in both hormone refractory prostate cancer, or HRPC, and non-small cell lung cancer, or NSCLC, indications. OncoGenex will initially focus its development efforts on the HRPC indication and in combination with second-line chemotherapy. Currently, both mitoxantrone and docetaxel chemotherapy are approved for use in patients with HRPC, but docetaxel chemotherapy is the only treatment that has been shown to prolong patient survival.

        Advance OncoGenex's product pipeline by conducting clinical trials across multiple cancer indications for OGX-427. Consistent with the strategy OncoGenex is following for OGX-011, it intends to conduct parallel clinical trials to evaluate OGX-427 in several cancer indications and treatment combinations to accelerate its assessment of this product candidate for further development.

        Focus on developing and commercializing new cancer therapies to inhibit treatment resistance in cancer patients. OncoGenex plans to leverage its expertise in discovery and development to bring new products to market as fast as possible. It intends to maintain and develop its relationships with the Prostate Centre at Vancouver General Hospital, and develop relationships with other research institutions in order to identify and source additional product candidates.

        Optimize the development of OncoGenex's product candidates through use of outsourcing and internal expertise. In order to increase efficiency and lower its overhead OncoGenex outsources and plans to continue to outsource pre-clinical and manufacturing activities. It has chosen to establish critical product development functions in-house, including clinical trial management and regulatory affairs.

Products

        OncoGenex has two product candidates in clinical development and one product candidate in pre-clinical development.

  OGX-011 (custirsen sodium)

        OncoGenex is treating cancer patients in several clinical trials with OGX-011 to reduce clusterin production. Clusterin is a protein that is over-produced in several cancer types and in response to many cancer treatments, including hormone ablation therapy, chemotherapy and radiation therapy. Pre-clinical data suggest clusterin promotes cell survival. Increased clusterin production has been linked to faster rates of cancer progression, treatment resistance and shorter survival duration. Since increased clusterin production is observed in many human cancers, including prostate, non-small cell lung, breast, ovarian, bladder, renal, pancreatic, anaplastic large cell lymphoma, colon cancers and melanoma, OncoGenex believes that OGX-011 may have broad market potential to treat many cancer indications and disease stages.

        A broad range of pre-clinical studies conducted by the Prostate Centre at Vancouver General Hospital, which we refer to as the Prostate Centre, and others have shown that reducing clusterin production with OGX-011: (i) facilitates tumor cell death by sensitizing human prostate, non-small cell lung, breast, ovarian, bladder, renal and melanoma tumor cells to various chemotherapies; and (ii) sensitizes prostate tumor cells to hormone ablation therapy and sensitizes prostate and non-small cell lung tumor cells to radiation therapy. Pre-clinical studies conducted by the Prostate Centre also indicate that reducing clusterin production with OGX-011 re-sensitizes docetaxel-resistant prostate tumor cells to docetaxel.

        The Phase 1 clinical trials evaluated the safety, and established a recommended Phase 2 dose of OGX-011 in combination with docetaxel chemotherapy (two different schedules), gemcitabine and a platinum chemotherapy or hormone ablation therapy. In all the Phase 1 clinical trials, 640 mg, the highest dose evaluated, was well tolerated and established as the recommended Phase 2 dose.

        Five Phase 2 clinical trials have been conducted to evaluate the ability of OGX-011 to enhance the effects of therapy in prostate cancer, non-small cell lung cancer, or NSCLC, and breast cancer. Based on the Phase 2 results in over 300 patients, OncoGenex believes that both the hormone refractory prostate cancer, or HRPC, and NSCLC indications warrant development effort towards achieving marketing approval, although resources will initially be focused on the HRPC indication. Interim data are available from each of the five Phase 2 studies which demonstrate that adding OGX-011 to therapy shows potential benefits including:

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  longer survival duration when adding OGX-011 to either mitoxantrone or docetaxel chemotherapy compared to survival duration observed in a 2007 clinical trial conducted by the British Columbia Cancer Agency and the TAX 327 study, a Phase 3 clinical trial evaluating docetaxel treatment compared to motoxantrone treatment as first-line chemotherapy in HRPC patients, in HRPC patients receiving either mitoxantrone or docetaxel as second-line chemotherapy;

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  longer survival duration when adding OGX-011 to gemcitabine and a platinum-containing chemotherapy compared to the survival duration reported in prior published results from randomized clinical trials in NSCLC patients receiving gemcitabine and a platinum-containing chemotherapy;

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  early survival advantage when adding OGX-011 to first-line docetaxel chemotherapy compared to first-line docetaxel chemotherapy alone in patients with HRPC within a randomized Phase 2 trial;

        In addition to the encouraging interim survival data, HRPC patients receiving OGX-011 in combination with first-line chemotherapy had lower rates of disease progression and fewer treatment failures resulting in patients receiving an overall greater median number of chemotherapy treatment cycles and being maintained on chemotherapy longer than patients receiving chemotherapy alone. The interim data from OncoGenex's Phase 2 clinical trial in patients with HRPC receiving second-line chemotherapy showed evidence that adding OGX-011 to chemotherapy may have reversed docetaxel resistance. Reduction in pain with a median duration of 6 months was also observed in at least 46% of patients. In preliminary analyses, the average post-treatment serum clusterin levels were significantly lower compared to baseline levels before OGX-011 treatment and the average serum clusterin levels were predictive of survival with low serum clusterin levels correlating to longer survival. Low serum clusterin levels have also been shown to correlate with survival in OncoGenex's clinical trial in NSCLC.

        Based on data collected to date from OncoGenex's Phase 2 clinical trials, OncoGenex initially intends to perform a randomized clinical trial in patients with HRPC that will serve as a supportive registration trial in an NDA. OncoGenex intends to initiate this study in the first half of 2009. A second larger, randomized clinical trial, OncoGenex's primary registration trial, will be initiated following agreement on a Special Protocol Assessment with the FDA and when sufficient capital is available, which may be following completion of the randomized supportive registration trial, a subsequent financing, or upon establishing a development and marketing partnership. The USAN name for the OGX-011 drug product is custirsen sodium. Thus, in OncoGenex's registration trials OGX-011 will be referred to as custirsen sodium.

  OGX-427

        OncoGenex's second product candidate, OGX-427, is designed to reduce production of heat shock protein 27, or Hsp 27. Hsp27 is a protein that is over-produced in response to many cancer treatments. Pre-clinical data suggest that Hsp 27 promotes cell survival. The development program for OGX-427 is focused on enhancing treatment sensitivity and delaying tumor progression in patients who have not fully developed treatment resistance and restoring treatment sensitivity in patients who have developed treatment resistance. OncoGenex is initially developing OGX-427 to enhance the effects of chemotherapy in a variety of cancers. OGX-427 is being evaluated in a Phase 1 clinical trial both as monotherapy, and in combination with chemotherapy. OncoGenex began treating patients in this clinical trial in July 2007 and expects results from the monotherapy evaluation of OGX-427 by the end of 2008.

        A number of pre-clinical studies conducted by the Prostate Centre and others have shown that inhibiting the production of Hsp27 in human prostate, breast, ovarian, pancreatic and bladder tumor cells sensitizes the cells to chemotherapy. Pre-clinical studies conducted by the Prostate Centre and others have shown that reducing Hsp27 production induced tumor cell death in prostate, breast, non-small cell lung, bladder and pancreatic cancers. The Prostate Centre has also conducted pre-clinical studies that indicate that reducing Hsp27 production sensitizes prostate tumor cells to hormone ablation therapy.

        The Phase 1 study of OGX-427 is in the dose escalation phase. To date, there has not been dose-limiting toxicity defining the maximum tolerated dose. Once a maximum tolerated dose for OGX-427 as a monotherapy has been determined per protocol, OGX-427 in combination with docetaxel will be evaluated.

  OGX-225

        OncoGenex's third product candidate, OGX-225, is designed to reduce production of both insulin-like growth factor binding protein-2, or IGFBP-2, and insulin-like growth factor binding protein-5, or IGFBP-5, with a single product. Increased IGFBP-2 or IGFBP-5 production is observed in many human cancers and is linked to faster rates of cancer progression, treatment resistance and shorter survival duration. OncoGenex believes employing OGX-225 as a single product to simultaneously inhibit the production of both IGFBP-2 and IGFBP-5 has the potential to delay disease progression in cancers dependent upon insulin-like growth factor-1, or IGF-1. OncoGenex has completed pre-clinical proof of concept studies with OGX-225.

        Since IGFBP-2 and IGFBP-5 are over-expressed in a variety of cancers, OGX-225 may have broad market potential to treat many cancer indications. OncoGenex believes that the initial opportunity for OGX-225 would be in breast and prostate cancer patients early in the course of their recurrence after failed hormone ablation therapy.

        OncoGenex has identified the lead compound and has completed numerous pre-clinical proof of concept studies with OGX-225 indicating that it delays progression to hormone independence in prostate and breast cancer model systems. OncoGenex has not defined when it will initiate the pre-clinical studies required for a regulatory submission and initiation of Phase 1 clinical trials.

Overview of OncoGenex's Product Development Programs

        The following table summarizes the status of OncoGenex's product development programs:

Product Candidate	Cancer Indication and Study	Treatment Combination(1)	Development Phase/Status	Expected Near Term Data Releases
Custirsen sodium (OGX-011) Primary registration trial	Hormone Refractory Prostate Cancer	Second-line docetaxel chemotherapy with and without custirsen sodium	• Special Protocol Assessment submitted to FDA—See "Summary of OGX-011 (custirsen sodium) Product Registration Strategy"	• To be determined
Supportive Registration Trial	Hormone Refractory Prostate Cancer	Second-line chemotherapy with and without custirsen sodium	• See "Summary of OGX-011 (custirsen sodium) Product Registration Strategy"	• 1st half of 2009—initiate patient treatment
OGX-011 Phase 2	Hormone Refractory Prostate Cancer (OGX-011-03)	First-line docetaxel chemotherapy with and without OGX-011	• Phase 2 ongoing—accrual and treatment complete—See "Summary of Preliminary Results of OGX-011 Phase 2 Clinical Trial in First-Line Hormone Refractory Prostate Cancer"	• 2nd half of 2008—Final results
	Hormone Refractory Prostate Cancer (OGX-011-07)	OGX-011 with second-line chemotherapy (docetaxel or mitoxantrone)	• Phase 2 ongoing—accrual and treatment complete—See "Summary of Preliminary Results of OGX-011 Phase 2 Clinical Trial in Second-Line Hormone Refractory Prostate Cancer"	• 2nd half of 2008—Final results
	Hormone Refractory Prostate Cancer (OGX-011-07A)	OGX-011 with second-line docetaxel chemotherapy	• Phase 2 ongoing—accrual and treatment complete	• 2nd half of 2008—Preliminary results • 1st half of 2009—Final results

	Advanced Non-Small Cell Lung Cancer (OGX-011-05)	OGX-011 with first-line chemotherapy (gemcitabine and cisplatin or gemcitabine and carboplatin)	• Phase 2 ongoing—accrual and treatment complete—See "Summary of Preliminary Results of OGX-011 Phase 2 Clinical Trial in Non-Small Cell Lung Cancer"	• Median survival results previously presented • Final survival results to be determined
	Localized Prostate Cancer (OGX-011-04)	OGX-011 with hormone ablation therapy	• Phase 2 ongoing—accrual and treatment complete	• Preliminary results previously presented at ASCO GU 2008
	Advanced Breast Cancer (OGX-011-06)	OGX-011 with second-line docetaxel chemotherapy	• Phase 2 ongoing—accrual and treatment complete—See "Summary of Preliminary Results of OGX-011 Phase 2 Clinical Trial in Advanced Breast Cancer"	• Final survival results to be determined
OGX-011 Phase 1	Localized Prostate Cancer (OGX-011-01)	OGX-011 with hormone ablation therapy	• Phase 1 completed—See "Completed Phase 1 Clinical Trial—Hormone Ablation Therapy in Patients with Localized Prostate Cancer "	• None—trial completed
	Solid Tumors (prostate, breast, NSCL, ovarian, renal, bladder, peritoneum) (OGX-011-02)	OGX-011 with docetaxel chemotherapy	• Phase 1 Completed—See "Completed Phase 1 Clinical Trial in Solid Tumors"	• None—trial completed

OGX-427	Solid Tumors	OGX-427 with and without chemotherapy	• Phase 1 ongoing	• 2nd half of 2008—Determine maximum tolerated dose as monotherapy • 1st half of 2009—Determine maximum tolerated dose with chemotherapy

OGX-225	Solid Tumors	OGX-225 with and without chemotherapy	• pre-clinical proof-of-concept studies completed	• None

(1)
In all of OncoGenex's prostate cancer clinical trials and in clinical practice for prostate cancer, docetaxel is administered in combination with prednisone.

Summary of OGX-011 (custirsen sodium) Product Registration Strategy

        Based on OncoGenex's Phase 2 results in 294 patients treated with OGX-011 (or over 300 patients if including patients in control groups), it believes that registration trials for market approval are warranted with custirsen sodium (OGX-011) in HRPC and NSCLC, although it will initially focus its development efforts on the HRPC indication.

        OncoGenex intends to perform a randomized clinical trial that will be used as a supportive registration trial in the regulatory process. It intends to initiate the supportive registration trial in the first half of 2009. In addition, it is pursuing a special protocol assessment from the FDA for its primary registration trial, the results of which it will use combined with results from the supportive trial to seek regulatory approval to market custirsen sodium. The primary registration trial will be initiated when sufficient capital is available which may be following completion of the randomized supportive registration trial, a subsequent financing, or upon establishing a development and marketing partnership.

Summary of Preliminary Results of OGX-011 Phase 2 Clinical Trials

        Five Phase 2 clinical trials have been conducted to evaluate the ability of OGX-011 to enhance the effects of therapy in prostate, non-small cell lung and breast cancer. The following is a summary of the clinical trials evaluating OGX-011 in combination with chemotherapy.

  Summary of Preliminary Results of OGX-011 Phase 2 Clinical Trial in Second-Line Hormone Refractory Prostate Cancer

        OncoGenex recently completed accrual and patient treatment in its randomized Phase 2 clinical trial in patients with HRPC evaluating OGX-011 in combination with either docetaxel or mitoxantrone as second-line chemotherapy. In this Phase 2 trial, patients who were previously treated with a first-line, docetaxel-based chemotherapy regimen and progressed on or within 6 months of discontinuation of docetaxel treatment were randomized to receive OGX-011 plus either docetaxel retreatment or mitoxantrone. Forty-two patients received at least one cycle of OGX-011 and chemotherapy and were included for analysis: 20 patients received docetaxel plus OGX-011 and 22 patients received mitoxantrone plus OGX-011. The preliminary results for the patient group receiving docetaxel plus OGX-011 are summarized as follows:

  •
  survival duration is higher than the survival duration observed in the TAX 327 Study in those HRPC patients who received second-line chemotherapy and were available for long-term follow up. In the TAX 327 study, 237 patients received either docetaxel or mitoxantrone as second-line therapy. The median (50%) survival duration from the start of second-line therapy was 10 months for both groups of patients (patients receiving mitoxantrone as second-line chemotherapy after receiving docetaxel as first-line chemotherapy or patients receiving docetaxel as second-line chemotherapy after receiving mitoxantrone as first-line chemotherapy). The median survival duration in OncoGenex's clinical trial is 12.1 months. As of May 1st 2008, 38% of patients in its clinical trial remain alive at a median of 17.2 months follow-up. The median survival duration for the docetaxel plus OGX-011 treatment arm is 14.7 months;

  •
  the survival data from OncoGenex's clinical trial also compares favorably to the median survival duration of 9.6 months for patients who received second-line docetaxel after first-line docetaxel in the retrospective BCCA Study. The patients in the BCCA Study had a better prognosis than the patients in OncoGenex's clinical trial;

  •
  docetaxel resistance may have been reversed in a subset of patients who, at the time the clinical trial started, were resistant to docetaxel;

  •
  preliminary analyses have shown that treatment with OGX-011 in combination with chemotherapy significantly lowers serum clusterin levels and that average serum clusterin levels were predictive of survival with low serum clusterin levels correlating to longer survival;

  •
  durable pain responses, with a median duration of approximately 6 months, were observed in 61% of evaluable patients in the docetaxel plus OGX-011 treatment arm; and

  •
  the frequency and magnitude of the PSA value decline was greater than PSA declines noted for those HRPC patients who received second-line chemotherapy in the TAX 327 Study. Preliminary PSA responses, defined as a ≥50% decrease, have been observed in 8 of 20 patients (40%) in the docetaxel plus OGX-011 arm (4 of these 8 patients had a >90% response with 1 of the

    4 patients having a 100% response). Preliminary PSA responses of ≥30% have been observed in 11 patients (55%) in the docetaxel plus OGX-011 arm.

Summary of Preliminary Results of OGX-011 Phase 2 Clinical Trial in First-Line Hormone Refractory Prostate Cancer

        OncoGenex recently completed accrual and patient treatment in its randomized Phase 2 clinical trial in patients with HRPC evaluating docetaxel in combination with OGX-011 as first-line chemotherapy. In this Phase 2 trial, patients were randomized to receive either docetaxel or OGX-011 plus docetaxel. Eighty-one patients are included for analysis: 41 received docetaxel and 40 received docetaxel plus OGX-011. The preliminary results in favor of OGX-011 are summarized as follows:

  •
  Longer time on treatment and a greater median number of treatment cycles administered in the docetaxel plus OGX-011 arm.

  •
  A well tolerated safety profile, especially considering the longer time on treatment.

  •
  More patients with declines in PSA ≥30%, ≥50% and ≥90% during cycle 4 of treatment (approximately 3 months after initiation of treatment) and fewer patients with a progressive rise in PSA as "Best Outcome."

  •
  Higher frequency of patients with measurable disease control (objective responses plus stable measurable disease) and lower frequency of progressive disease.

  •
  Demonstrated reduction in serum clusterin levels.

  •
  Early survival advantage predominately due to lack of early disease progression.

Summary of Preliminary Results of OGX-011 Phase 2 Clinical Trial in Non-Small Cell Lung Cancer

        OncoGenex completed accrual and patient treatment in its clinical trial in patients with advanced NSCLC, evaluating OGX-011 in combination with gemcitabine and a platinum chemotherapy (cisplatin or carboplatin) as first-line chemotherapy. In this Phase 2 trial, 81 patients with advanced NSCLC received OGX-011 in combination with gemcitabine and a platinum chemotherapy as first-line chemotherapy. Eighty-two percent of the patients had stage IV disease at enrollment. Patients are currently being followed for survival. The preliminary results are summarized as follows:

  •
  the median overall survival was 14.1 months which is longer than the median overall survival reported in prior published results (8 to 10.8 months) from randomized clinical trials using gemcitabine and a platinum chemotherapy for first-line chemotherapy;

  •
  54% of patients survived at least 1 year which is higher than the one-year survival rate reported in prior published results (33% to 43%) from randomized clinical trials using gemcitabine and a platinum chemotherapy for first-line chemotherapy;

  •
  73% of patients achieved disease control;

  •
  preliminary analyses have shown that treatment with OGX-011 in combination with chemotherapy significantly lowers serum clusterin levels and that average serum clusterin levels were predictive of survival with low serum clusterin levels correlating to longer survival.

Summary of Preliminary Results of OGX-011 Phase 2 Clinical Trial in Advanced Breast Cancer

        In April 2007, OncoGenex received the preliminary results of its clinical trial in patients with advanced breast cancer evaluating OGX-011 in combination with docetaxel as first-line or second-line chemotherapy. The preliminary results are summarized as follows:

  •
  93% of patients achieved disease control; and

  •
  median overall patient survival has not been reached as at the date hereof, but is expected to exceed eleven months.

Second Generation Antisense Technology

        Each of OncoGenex's products is based on second-generation antisense drug chemistry and belongs to the drug class known as antisense therapeutics. On a product by product basis, OncoGenex has collaborated with Isis and selectively licensed technology from them to access their second-generation antisense chemistry to combine with its product candidates to create inhibitors which are designed to downregulate certain proteins associated with cancer resistance. In contrast to first-generation antisense chemistry, second-generation antisense chemistry has improved target binding affinity, increased resistance to degradation and improved tissue distribution. These improvements result in slower clearance of the therapies from the body, allowing for less frequent dosing and thereby making treatment easier on patients at a lower associated cost. As an example, clinical data from OncoGenex's Phase 1 clinical trial in prostate cancer patients demonstrated that weekly intravenous administration of OGX-011 resulted in drug distribution to prostate cancer tissue and over 92% inhibition of its target, clusterin mRNA, in prostate tumor cells in these patients. These data demonstrate that OncoGenex's second-generation antisense product candidate can be systemically administered and results in it entering tumor cells and effectively inhibiting clusterin production.

License and Collaboration Agreements

  Isis Pharmaceuticals, Inc.

  OGX-011

        In November 2001, OncoGenex entered into an agreement with Isis to jointly develop and commercialize OGX-011. This strategic relationship has provided OncoGenex with access to Isis' proprietary position in second-generation antisense chemistry for use in OGX-011, Isis' expertise in developing antisense therapeutics, including their manufacturing expertise, and has allowed OncoGenex to develop OGX-011 cost efficiently. On July 2, 2008 OncoGenex and Isis amended their agreement, such that OncoGenex is now solely responsible for the development of OGX-011. Under their original agreement OncoGenex shared with Isis, on a proportionate share basis of 65% OncoGenex and 35% Isis, the costs and revenues resulting from the development and commercialization of OGX-011. Under the amended agreement, OncoGenex is responsible for all of the costs of the development of OGX-011 and has royalty and milestone sharing obligations to Isis. Under the amended agreement, neither of the parties can pursue the development or commercialization of any antisense compound for clusterin outside of the agreement. This exclusive arrangement will continue until OGX-011 is no longer being developed or commercialized or until the agreement is terminated early due to an uncured material breach.

        Under OncoGenex's amended agreement with Isis, OncoGenex continues to have obligations to pay certain third parties royalties on net sales of OGX-011. The amount of the royalties is dependent on whether OncoGenex or Isis owe royalty payments to third parties pursuant to their respective license agreements with the third parties. In the event that the patents held by these third parties expire, OncoGenex's royalty obligations to them will be reduced accordingly. OncoGenex does not anticipate making any royalty payments under the terms of the amended agreement in 2008.

        OncoGenex has agreed to indemnify Isis and individuals affiliated with Isis against liabilities resulting from the development, manufacture, use, handling, storage, sale or other commercialization or disposition of OGX-011, caused by OncoGenex and its licensees' and sublicensees' gross negligence or willful misconduct, or caused by OncoGenex's material breach of the agreement.

  OGX-427

        In January 2005, OncoGenex entered into a collaboration and license agreement with Isis to jointly identify antisense compounds designed to inhibit the production of proteins encoded by specified gene targets. OncoGenex is solely responsible for all product development activities for antisense compounds under this collaboration. This relationship provides OncoGenex with access to Isis' proprietary position in second-generation antisense chemistry for use in specified products. OncoGenex was permitted to designate up to two collaboration gene targets for collaborative research, development and commercialization. In April, 2005, Hsp27 was confirmed as a collaboration gene target. This gene target combined with Isis' technology is OncoGenex's product candidate OGX-427. OncoGenex's right to designate a second collaboration gene target expired on January 5, 2007.

        Under the terms of the agreement, in the event that OncoGenex abandons OGX-427, Isis may elect to unilaterally continue development of OGX-427, in which case it must provide Isis with a worldwide license or sublicense (as the case may be) of its relevant technology solely to develop and commercialize OGX-427 in exchange for a royalty on Isis' sales of OGX-427.

        In consideration for the grant of rights related to OGX-427, OncoGenex issued Isis a promissory note which was converted into 244,300 of OncoGenex's Series 2 Class B preferred shares. Under the terms of the agreement, OncoGenex may be obligated to make certain milestone payments to Isis contingent upon the occurrence of certain clinical development and regulatory events related to OGX-427. It is also obligated to pay to Isis certain milestone payments as well as certain royalties on net sales for OGX-427, with the amount of royalties depending on whether third party royalty payments are owed.

        OncoGenex has agreed to indemnify Isis and certain individuals affiliated with Isis against liabilities caused by its and their licensees' and sublicensees' gross negligence or willful misconduct, its material breach of the collaboration and license agreement, and the manufacture, use, handling, storage, sale or other disposition of OGX-427 that is sold by OncoGenex or its affiliates, agents or sublicensees.

        The term of the agreement will continue for each product until the later of 10 years after the date of the first commercial sale of OGX-427, or the expiration of the last to expire of any patents required to be licensed in order to use or sell OGX-427, unless OncoGenex abandons OGX-427 and Isis does not elect to unilaterally continue development of OGX-427.

  OGX-225

        In August 2003, OncoGenex entered into a collaboration and license agreement with Isis to jointly identify antisense compounds related to OGX-225 targeted to inhibit the production of IGFBP-2 and IGFBP-5. OncoGenex is solely responsible for all product development activities for OGX-225. This relationship provides OncoGenex with access to Isis' proprietary position in second-generation antisense chemistry for use in OGX-225. OncoGenex will owe Isis payments upon completion of product development milestones and royalties on product sales.

        Under the agreement, neither OncoGenex nor Isis can pursue the development or commercialization of any antisense compound that inhibits the production of either IGFBP-5 or IGFBP-2 outside of the collaboration. Under the terms of the agreement, in the event that OncoGenex abandons all products developed under this agreement, including OGX-225, Isis may elect to unilaterally continue development of any or all of such abandoned product(s), in which case OncoGenex must provide Isis with a worldwide license or sublicense (as the case may be) of its relevant technology solely to develop and commercialize the abandoned product(s) in exchange for a royalty on Isis' sales of such abandoned product(s).

        In connection with entering into this agreement, OncoGenex issued 272,232 Series 1 Class B preferred shares to Isis (which upon completion of this Arrangement will convert into 272,232 common shares). Under the terms of the agreement, OncoGenex may be obligated to make certain milestone payments to Isis contingent upon the occurrence of certain clinical development and regulatory events related to OGX-225. OncoGenex is also obligated to pay to Isis certain royalty payments on net sales of OGX-225, with the amount depending on whether Isis owes royalty payments to third parties pursuant to license agreements between Isis and those third parties.

        Isis has the first right to manufacture OGX-225. If Isis is unable or unwilling to manufacture OGX-225 or the parties cannot reach mutually acceptable terms, OncoGenex may have OGX-225 manufactured by a manufacturer licensed under Isis' proprietary manufacturing and analytical technology or have OGX-225 manufactured using a process not covered by Isis' proprietary manufacturing and analytical technology.

        OncoGenex has agreed to indemnify Isis and certain individuals affiliated with Isis in respect of liabilities caused by its and their licensees' and sublicensees' gross negligence or willful misconduct, its material breach of the collaboration and license agreement, or the manufacture, use, handling, storage, sale or other disposition of OGX-225 that is sold by OncoGenex or its affiliates, agents or sublicensees.

        The term of this agreement will continue for so long as any product is being developed or commercialized, unless the agreement is earlier terminated by OncoGenex abandoning all product(s) developed under this agreement, including OGX-225, and Isis does not elect to unilaterally continue development of any such product(s), or unless the agreement is earlier terminated by one party due to the other's insolvency.

  University of British Columbia

  OGX-011

        Under an agreement made in November 2001, as amended, the University of British Columbia, or UBC, granted to OncoGenex an exclusive, worldwide license to commercialize its existing intellectual property and any improvements related to clusterin. This technology combined with Isis' second-generation antisense chemistry is OncoGenex's product candidate, OGX-011. In connection with entering into this license agreement, OncoGenex issued 70,000 common shares to UBC. OncoGenex agreed to pay to UBC certain royalties on milestones and the revenue from sales of OGX-011. OncoGenex is obligated to pay to UBC $2,000 in annual maintenance fees. The occurrence and receipt of upfront and milestone payments and the generation of royalty revenue are uncertain.

        OncoGenex agreed to use its commercially reasonable efforts to develop and exploit the licensed technology and any improvements. OncoGenex also agreed to promote, market and sell any resulting products and to cause the market demand for such products to be satisfied. OncoGenex is permitted to sublicense the technology, subject to certain consent and other requirements. OncoGenex directs patent prosecution and is responsible for all fees and costs related to the preparation, filing, prosecution and maintenance of the patent rights underlying the agreement. OncoGenex indemnifies UBC and certain of UBC's affiliates against liability arising out of the exercise of any rights granted pursuant to the agreement. The term of this agreement will expire on the later of 20 years from its effective date or the expiry of the last patent licensed under the agreement. Subject to patent term extensions, the current granted patent for OGX-011 expires in the United States in 2021 and would expire in all other jurisdictions by 2020. OncoGenex has additional patent applications pending which, if issued and not invalidated, may extend the expiration date of the last-to-expire patents. OncoGenex may also file additional patent applications related to clusterin that could potentially extend the expiration date of the last to expire patent in this area.

  OGX-427

        Under an agreement made in April 2005, as amended, UBC granted to OncoGenex an exclusive, worldwide license to commercialize its existing intellectual property and any improvements related to Hsp27. This technology combined with Isis' second-generation antisense chemistry is OncoGenex's product candidate, OGX-427. OncoGenex agreed to pay to UBC certain royalties on the revenue from sales of OGX-427, which royalty rate may be reduced in the event that OncoGenex must pay additional royalties under patent licenses entered into with third parties in order to manufacture, use or sell OGX-427. OncoGenex may be obligated to make milestone payments to UBC contingent upon the occurrence of certain clinical development and regulatory events related to OGX-427. OncoGenex is obligated to pay to UBC $2,000 in annual maintenance fees. The occurrence and receipt of upfront and milestone payments and the generation of royalty revenue are uncertain.

        Subject to certain exceptions, OncoGenex agreed to use its commercially reasonable efforts to (i) develop and exploit the licensed technology and any improvements, and (ii) promote, market and sell any resulting products. OncoGenex is permitted to sublicense the technology, subject to certain consent and other requirements. OncoGenex directs patent prosecution and is responsible for all fees and costs related to the preparation, filing, prosecution and maintenance of the patent rights underlying the agreement. OncoGenex indemnifies UBC and certain of UBC's affiliates against liability arising out of the exercise of any rights granted pursuant to the agreement. The term of this agreement will expire on the later of 20 years from its effective date or the expiry of the last patent licensed under the agreement. Depending on the outcome of the pending patent applications in the licensed patent family, and subject to any applicable patent term extensions, a patent issuing from this family would expire in all jurisdictions by 2023. OncoGenex may also file additional patent applications related to Hsp27 that could potentially extend the expiration date of the last to expire patent in this area.

  OGX-225

        Under a series of agreements made between November 2001 and October 2005, as amended, UBC granted to OncoGenex exclusive, worldwide licenses to commercialize its existing intellectual property and any improvements related to IGFBP-2 and IGFBP-5. This technology combined with Isis' second-generation antisense chemistry is OncoGenex's product candidate, OGX-225. OncoGenex agreed to pay to UBC certain royalties on the revenue from sales of OGX-225, which royalty rate may be reduced in the event that OncoGenex must pay additional royalties under patent licenses entered into with third parties in order to manufacture, use or sell OGX-225. OncoGenex may be obligated to make milestone payments to UBC contingent upon the occurrence of certain clinical development and regulatory events related to OGX-225. OncoGenex is obligated to pay to UBC $4,000 in annual maintenance fees. The occurrence and receipt of upfront and milestone payments and the generation of royalty revenue are uncertain.

        Subject to certain exceptions, OncoGenex agreed to use its commercially reasonable efforts to (i) develop and exploit the licensed technology and any improvements, and (ii) promote, market and sell any resulting products and cause the market demand for such products to be satisfied. OncoGenex is permitted to sublicense the technology, subject to certain consent and other requirements. OncoGenex directs patent prosecution and is responsible for all fees and costs related to the preparation, filing, prosecution and maintenance of the patent rights underlying the agreement. OncoGenex indemnifies UBC and certain of UBC's affiliates against liability arising out of the exercise of any rights granted pursuant to the agreement. The term of this agreement will expire on the later of 20 years from its effective date or the expiry of the last patent licensed under the agreement. The patent estate for OGX-225 comprises three patent families: inhibitors of IGFBP-2 production, IGFBP-5 production and single product candidates that simultaneously inhibit both IGFBP-2 and IGFBP-5 production. OGX-225 is a single product which is designed to inhibit the production of both IGFBP-2 and IGFBP-5. Patent protection for OGX-225 may rely on one or more of these patent families. Depending on the outcome of the pending patent applications within these families, and subject to any applicable patent term extensions, the patents issuing from these families would expire in all jurisdictions between 2020 and 2024. OncoGenex may also file additional patent applications related to IGFBP-2 and/or IGFBP-5 that could potentially extend the expiration date of the last to expire patent in this area.

  Summary of Royalty, Upfront and Milestone Obligations by Product

        The tables below set forth, by product candidate, the estimated royalty payments and upfront and milestone payments to which OncoGenex is subject under the license and collaboration agreements described above. OncoGenex is obligated to pay to UBC $8,000 in annual maintenance fees. The occurrence and receipt of upfront and milestones payments and the generation of royalty revenue are uncertain.

Royalty Obligations to Third Parties	Total Payable
OGX-011(1)	4.0 - 8.0%
OGX-427(1)(2)	3.25 - 5.75%
OGX-225(1)(2)	2.88 - 5.25%

(1)
Minimum royalty rates assume certain third party royalties are not payable at the time that the product candidate is marketed due to the expiration of patents held by such third parties. Maximum royalty rates assume all third party royalty rates currently in effect continue in effect at the time that the product candidate is marketed and are net of anti-stacking provisions specified in OncoGenex's agreements.

(2)
Includes royalties payable to UBC, a portion of which is distributable to Martin Gleave, and other co-inventors of the technology in accordance with UBC's patents and licensing policy.

Upfront and Milestone Obligations to Third Parties	Total Payable
OGX-011
Share of Upfront and Milestone Revenues Payable to Third Parties	16.0 - 31.0%
OGX-427(1)(2)(3)
Start Phase 2 Clinical Trial	$847,000
Start Phase 3 Clinical Trial	$1,493,000
1st Major Market Approval	$1,987,000
2nd Major Market Approval	$1,500,000
OGX-225(2)(3)
Start Phase 2 Clinical Trial	$597,000
Start Phase 3 Clinical Trial	$1,243,000
1st Major Market Approval	$1,487,000
2nd Major Market Approval	$1,000,000

(1)
Additional milestone payments may be required in respect of OGX-427 for product approvals outside the field of oncology.

(2)
Certain milestone payments are payable in Canadian dollars, which are translated based on the March 31, 2008 exchange rate of US$1.00 = C$1.0275, and rounded to the nearest $1,000.

(3)
Includes amounts payable to UBC, a portion of which is distributable to Martin Gleave, and other co-inventors of the technology in accordance with UBC's patents and licensing policy.

Contract Research Agreements

        Consistent with OncoGenex's strategy to outsource certain activities, it has established contract research agreements for pre-clinical, manufacturing and data management services. OncoGenex chooses which business or institution to use for these services based on their expertise, capacity and reputation and the cost of the service.

        OncoGenex also provides quantities of its product candidates to academic research institutions to investigate the mechanism of action and evaluate novel combinations of its product candidates with other cancer therapies in various cancer indications. These collaborations expand OncoGenex's research activities for its product candidates with modest contribution from OncoGenex.

Manufacturing

        OncoGenex does not own facilities for the manufacture of materials for clinical or commercial use. It relies and expects to continue to rely on contract manufacturers to manufacture its product candidates in accordance with current good manufacturing practice, or cGMP, for use in clinical trials. OncoGenex will ultimately depend on contract manufacturers for the manufacture of its products, when and if it has any, for commercial sale, as well as for process development.

        To date, all active pharmaceutical ingredient, or API, for OGX-011 has been manufactured by Isis on a purchase order basis, under cGMP. Drug product manufactured from API has been performed by Formatech, Inc. and Pyramid Laboratories Inc. in separate manufacturing campaigns, pursuant to purchase orders or short-term contracts with OncoGenex or its licensors, each of which has been fulfilled. For OGX-427, all API has been manufactured for OncoGenex by Avecia Biotechnology Inc. and all drug product has been manufactured for OncoGenex by Laureate Pharma, Inc., in each case pursuant to a purchase order or short-term contract that has been fulfilled. Contract manufacturing for commercial product is being evaluated and may or may not be performed at the current manufacturers.

Larger contract manufacturers that can meet higher commercial drug quantities may be required and contracted to manufacture OncoGenex's products for commercial sale, when and if it has any.

Intellectual Property

        OncoGenex's success depends in part on OncoGenex's ability to obtain and maintain proprietary protection for its product candidates, technology and know-how, as well as operate without infringing on the proprietary rights of others and to prevent others from infringing the proprietary rights for its product candidates.

        For each of OGX-011, OGX-427 and OGX-225, OncoGenex's intellectual property results from its licenses with UBC and Isis. As of May 31, 2008, OncoGenex had exclusive rights through its license with UBC to approximately 27 granted, issued or allowed U.S. and foreign patents and approximately 72 pending U.S. and foreign patent applications. These include one issued U.S. patent related to intellectual property that was jointly invented by employees of Isis and UBC. As of May 31, 2008, OncoGenex also had co-exclusive or exclusive rights through its agreements with Isis to four issued U.S. and foreign patents, and nine pending U.S. and foreign patent applications.

        OncoGenex is aware of an issued U.S. patent and corresponding foreign counterparts containing claims relating to antisense sequences that inhibit IGFBP-2. Certain of these claims may be broad enough in scope such that, if OncoGenex chooses to commercialize OGX-225 in the U.S. or in any foreign jurisdiction in which a corresponding patent has issued, it may infringe such claims. OncoGenex believes that there may be multiple grounds on which to challenge the validity of the U.S. patent and possibly the foreign counterparts, and it may determine to make such a challenge. Alternatively, it is possible that OncoGenex may determine it prudent to seek a license from the patent holder to avoid potential extended litigation and other potential disputes.

        For intellectual property under license from UBC, OncoGenex directs patent prosecution and is responsible for all fees and costs related to the preparation, filing, prosecution and maintenance of the patent rights underlying the agreement. For this intellectual property, OncoGenex files patent applications in the United States (U.S.), Canada, Europe (through the European Patent Office), Japan, and numerous other jurisdictions. Where necessary or preferable, OncoGenex also relies on trade secrets and know-how. OncoGenex pursues proprietary protection that it considers important to its business by filing patent applications on compositions of matter and their methods of use.

        OncoGenex has been granted rights to all intellectual property owned, licensed or otherwise controlled by Isis at the date of its agreements with them that relate to second-generation antisense chemistry and that are required for its product candidates. Isis directs patent prosecution and is responsible for all fees and costs related to the preparation, filing, prosecution and maintenance of their patent rights. Isis also pursues proprietary protection in numerous jurisdictions.

        Individual patents have terms of protection depending on the laws of the countries in which the applications are made. Generally, patents issued in the U.S. are effective for 20 years from the earliest non-provisional filing date, if the application from which the patent issues was filed on or after June 8, 1995 (otherwise the term is the longer of 17 years from the issue date or 20 years from the earliest non-provisional filing date). The duration of patent terms for non-U.S. patents is typically 20 years from the earliest corresponding national or international filing date.

        Patent term extensions, specifically to make up for regulatory delays, are available in the U.S., Europe, and Japan, and are under review in some other jurisdictions. Although OncoGenex believes that its product candidates will meet the criteria for patent term extensions, there can be no assurance that it will obtain such extensions. OncoGenex's licensed UBC patent estate, based on those patents and applications existing now and expected by OncoGenex to issue, will expire in years ranging from 2020 to 2024, without the benefit of extensions.

Competition

        The development and commercialization of new drugs is highly competitive. OncoGenex's major competitors are large pharmaceutical, specialty pharmaceutical and biotechnology companies, in Canada, the United States and abroad. Many oncology drugs in clinical trials are being developed for the four primary cancer indications: lung, breast, colorectal, and prostate cancer. Certain of these drugs are, like OncoGenex's, designed to interfere with treatment resistance. If new treatment resistance drugs are approved for sale for the indications that OncoGenex is targeting in advance of its two lead product candidates, OGX-011 and OGX-427, or even after their commercialization, it may reduce the market's interest in its product candidates. OncoGenex is aware of several other companies developing therapeutics, whether antisense or otherwise, that seek to promote tumor cell death by inhibiting proteins believed to promote cell survival. OncoGenex's competitors may seek to identify gene sequences, protein targets or antisense chemistry different from that of OncoGenex, and outside the scope of its intellectual property protection, to develop antisense therapeutics that serve the same function as its product candidates. OncoGenex's competitors may also seek to use mechanisms other than antisense to inhibit the proteins that its product candidates are designed to inhibit the production of.

        Many of OncoGenex's existing and potential competitors have substantially greater financial resources and expertise in manufacturing, developing products, conducting clinical trials, obtaining regulatory approvals, and marketing than OncoGenex. These entities also compete with OncoGenex in recruiting and retaining qualified scientific and management personnel, as well as in acquiring products and technologies complementary to its programs.

        Standard treatments vary considerably by cancer indication, and new drugs may be more effective in treating one cancer indication than another. In addition, it must be recognized that cancer is a difficult disease to treat and it is likely that no one therapeutic will replace all other therapies in any particular indication. Therapeutic strategies for treating cancer are increasingly focused on combining a number of drugs in order to yield the best results. Since OGX-011 and OGX-427 are intended to be used in multiple cancer indications and target the tumors' adaptive survival mechanisms, these drugs will potentially be synergistic with many new and currently marketed therapies.

        OncoGenex's ability to compete successfully will depend largely on its ability to:

  •
  advance the development of its lead programs, including the enrollment of patients for its clinical trials;

  •
  gain regulatory approval for its product candidates in their respective first indications as well as expand into additional indications;

  •
  commercialize its lead product candidates successfully, including convincing physicians, insurers and other third-party payors of the advantages of its products, when and if it has any, over current therapies;

  •
  obtain intellectual property protection and protect the exclusivity for its product candidates and products, when and if it has any; and

  •
  acquire other product candidates to expand its pipeline.

Trademarks

        OncoGenex owns two approved Canadian trade-marks: OncoGenex™ and Bringing Hope to Life™. OncoGenex has registered corresponding trade-mark Bringing Hope to Life™ in the United States, and applied for OncoGenex™ in that jurisdiction. OncoGenex is aware of a company called Tikvah Therapeutics of Atlanta, Georgia, which has filed Bringing Hope to Life™ for different goods and services on an intent-to-use basis. Neither OncoGenex nor Tikvah filed oppositions to the other's mark within the prescribed period of time, and the parties have agreed not to oppose or prevent the other from establishing their respective marks for their respective goods.

Employees

        OncoGenex has a total of 24 employees; 21 full-time and three part-time. In its Vancouver office, it has 15 full-time employees and one part-time employee, eight of whom are engaged in clinical, regulatory affairs and business development and eight of whom are engaged in administration, accounting and finance. In its Seattle office, OncoGenex has six full-time employees and two part-time employees, seven of whom are engaged in clinical and regulatory affairs and one who is engaged in administration.

        All of OncoGenex's employees have entered into non-disclosure agreements regarding its intellectual property, trade secrets and other confidential information. None of its employees are represented by a labor union or covered by a collective bargaining agreement, nor has OncoGenex experienced any work stoppages. OncoGenex believes that it maintains satisfactory relations with its employees.

        From time to time, OncoGenex also uses outside consultants to provide advice on its clinical development plans, research programs and potential acquisitions of new technologies.

Facilities

        OncoGenex has business offices located in both Vancouver, British Columbia and Seattle, Washington. In its Vancouver office, OncoGenex leases approximately 4,857 square feet, currently at a rent of approximately $121,000 per annum. This lease expires in September 2009. OncoGenex has an option to renew the lease for a further term of five years. In its Seattle office, OncoGenex leases approximately 3,687 square feet, currently at a rent of approximately $65,000 per annum. This lease expires in November 2008, with an option to renew the lease for a further term of three years. OncoGenex is in good standing, and not in default, under the leases for its Vancouver and Seattle premises.

Company Information

        OncoGenex Technologies Inc. was incorporated in Canada in 2000. OncoGenex's principal executive offices are located at 400 - 1001 West Broadway, Vancouver, British Columbia, V6H 4B1, and its telephone number is (604) 736-3678.

DESCRIPTION OF CAPITAL STOCK

        The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Laws, or the DGCL, and our Amended and Restated Certificate of Incorporation. The summary is not complete and may not contain all the information important to you. Accordingly, we encourage you to read this entire proxy statement, the relevant provisions of the DGCL, our Amended and Restated Certificate of Incorporation and our bylaws, all of which are incorporated by reference herein.

        Assuming the Arrangement is completed as proposed, OncoGenex stockholders will exchange their shares of OncoGenex common stock and preferred stock for shares of our common stock. The following is a summary of the material features of Sonus common stock.

        Pursuant to our Amended and Restated Certificate of Incorporation, our authorized capital stock currently consists of 75,000,000 shares of common stock, par value $0.001 per share, of which 37,062,049 shares were outstanding, as of the record date, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which none were outstanding as of the record date.

        We have submitted a proposal to our stockholders to amend our Amended and Restated Certificate of Incorporation. If approved, the proposal would (i) give effect to a reverse stock split of our outstanding shares of common stock at a ratio of not less than 1-for-10 and not greater than 1-for-20, and (ii) reduce the number of authorized shares of our common stock from 75,000,000 to the number of shares which is equal to two times the number of shares of our common stock outstanding immediately following closing of the Arrangement and the reverse stock split, which we refer to as the Reverse Stock Split. The proposal would have no effect on our authorized shares of preferred stock. For more information, please see the section entitled "Proposal No. 4—Amendment to the Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split" beginning on page 138 of this proxy statement. In addition, the form of amendment to our Amended and Restated Certificate of Incorporation that will effect the Reverse Stock Split, if approved, is attached as Annex G to this proxy statement.

        In the future, the authorized but unissued shares of our common stock and the authorized but unissued shares of our preferred stock will be available for general corporate purposes, including but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, pursuant to stock compensation plans or in future private placements or public offerings. Except for issuances in connection with transactions which require the approval of our stockholders, these authorized but unissued shares may be issued at any time.

Common Stock

        Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Holders of our common stock are entitled to one vote per share on all matters requiring stockholder action, including but not limited to, the election of, and any other matters relating to, directors. Holders of our common stock are entitled to cumulate their votes for the election of directors.

        The holders of our common stock are entitled to receive dividends, out of funds legally available therefor, subject to any restrictions imposed by federal regulators and the payment of any preferential amounts to which any class of preferred stock may be entitled. Upon liquidation, dissolution or winding up of Sonus, holders of our common stock will be entitled to share ratably all assets remaining after the payment of our liabilities and of preferential amounts to which any preferred stock may be entitled.

        The holders of our common stock have no preemptive or other subscription rights. Our common stock is not subject to call or redemption, and, upon receipt by us of the full purchase price therefor, each share of our common stock will be fully paid and non-assessable.

Preferred Stock

        Our Amended and Restated Certificate of Incorporation currently authorizes us to issue up to 5,000,000 shares of preferred stock. If the Reverse Stock Split is effected as proposed, it will have no effect on the authorized shares of preferred stock. Our Board has broad authority to designate and establish the terms of one or more series of preferred stock. Among other matters, our Board is authorized to establish voting powers, designations, preferences and special rights of each such series and any qualifications, limitations and restrictions thereon. Any preferred stock that we decide to issue may rank prior to our common stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into our common stock. The holders of any class or series of our preferred stock also may have the right to vote separately as a class or series under the terms of the class or series as hereafter fixed by the board or otherwise required by Delaware law.

Transfer Agent And Registrar

        Computershare Trust Company, N.A., Glendale, California, serves as transfer agent and registrar for our common stock.

Nasdaq Global Market Listing

        Our common stock currently trades on The Nasdaq Global Market under the symbol "SNUS."

PROPOSAL NO. 1—ISSUANCE OF SONUS COMMON STOCK IN CONNECTION WITH THE ARRANGEMENT

        For a summary and detailed information regarding this proposal, see the information about the Arrangement and the issuance of our common stock in connection with the Arrangement contained throughout this proxy statement, including the information set forth in the section entitled "Arrangement Agreement and Plan of Arrangement" beginning on page 74 of this proxy statement.

PROPOSAL NO. 1—REQUIRED VOTE

        The affirmative vote of the holders of a majority of the total number of votes cast at the Meeting on this proposal is required to approve the issuance of our common stock in connection with the Arrangement. With respect to the issuance of our common stock, broker non-votes and abstentions will not count for any purpose in determining whether such proposal has been approved. Unless marked to the contrary, proxies received will be voted "FOR" this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE ARRANGEMENT.

PROPOSAL NO. 2—ELECTION OF DIRECTORS

        At the Meeting, five directors will be elected by the stockholders to serve until our next Annual Meeting of stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of Sonus. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

        If the Arrangement is completed, the composition of the Board will change. Specifically, George W. Dunbar, Jr. and Robert E. Ivy will resign from the Board and Scott Cormack, Neil Clendeninn and Patrick R. Brady will be appointed to the Board by OncoGenex. In addition, another director will be selected by the three Sonus directors and the three OncoGenex directors serving on the Board upon completion of the Arrangement. For more information relating to the effect of the Arrangement on the Board, see the section entitled "The Arrangement—Directors and Management of Sonus Following the Arrangement" beginning on page 70 of this proxy statement.

Nominees to the Board of Directors

        The following sets forth certain information relating to the five nominees to the Board of Directors.

        Michael A. Martino, 52, is the President, Chief Executive Officer and a director of Sonus. Mr. Martino joined Sonus in September 1998 as President, Chief Operating Officer and a director and was appointed Chief Executive Officer in July 1999. From 1983 to 1998, Mr. Martino held numerous positions of increasing responsibility in strategic planning, business development, marketing and sales, and general management with Mallinckrodt, Inc., a global healthcare products company, including serving as Vice President and General Manager of the Nuclear Medicine Division. Mr. Martino holds a B.A. in business from Roanoke College and an M.B.A. from Virginia Tech. He is Chairman of the Board of Trustees of Cascadia Community College and sits on the Presidents Advisory Board of Roanoke College. In addition, Mr. Martino is a past Chairman of the Board of the Washington Biotechnology and Biomedical Association (WBBA) and a past member of the Board of the Technology Alliance (TA).

        Michelle G. Burris, 42, was appointed director in May 2004. Ms. Burris is currently Senior Vice President and Chief Financial Officer of Trubion Pharmaceuticals, Inc., a position she has held since February 2006. From August 2005 to January 2006, Ms. Burris served as Senior Vice President and Chief Financial Officer at Dendreon Corporation. From January 2001 to July 2005, she served as Senior Vice President and Chief Financial Officer at Corixa Corporation, which was sold to GlaxoSmithKline in 2005. Ms. Burris had worked at Corixa since its inception in 1994, and prior to her last position at the firm, had served in various capacities of increasing responsibility in finance and operations. Prior to Corixa, Ms. Burris held several finance and strategic planning positions at The Boeing Company. Ms. Burris is on the Advisory Board of Albers School of Business and Economics at Seattle University. She received a Post Graduate Certificate in accounting and an MBA from Seattle University, and a B.S. from George Mason University. Ms. Burris received her Certified Public Accountant Certification from the State of Washington; however, she is no longer an active CPA.

        George W. Dunbar, Jr., 61, was elected as a director in November 1997 and served as Co-Chairman of the Board from 1999 to 2005. Mr. Dunbar is currently the Chief Executive Officer, President and Chief Financial Officer of Aastrom Biosciences, Inc. Currently, Mr. Dunbar is an outside Director of Accuri Cytometers, Inc., a private medical device company. From 2004 to 2006 he was the Chief Executive Officer and a director of Quantum Dot Corporation. From 2003 through 2004, he was Chief Executive Officer of Targesome, which was restructured and sold during 2004. Mr. Dunbar was previously Chief Executive Officer of Epic Therapeutics, an MPM Capital company, which was sold to

Baxter Healthcare during 2002. Earlier, as interim Chief Executive Officer, Mr. Dunbar worked with Dr. Irving Weissman and its founders to restructure both StemCells, Inc. and CytoTherapeutics. Mr. Dunbar's operating experience includes serving as Chief Executive Officer and a director and engaging in advisory work with many private and public bioscience companies, as well as senior management positions with Ares Serono, Amersham, and earlier in his career with Motorola. Mr. Dunbar is a graduate of Auburn University with degrees in Electrical Engineering and an MBA, and serves on the Business School's MBA Advisory Board.

        Robert E. Ivy, 75, was elected as a director in February 1999 and Co-Chairman of the Board in July 1999. In December 2005, Mr. Ivy was appointed as Chairman of the Board. Since October 1999, Mr. Ivy has been the President of Insight, Inc. From 1987 until 1999, Mr. Ivy served as President, Chief Executive Officer and Chairman of the Board of Ribi ImmunoChem, a biopharmaceutical company, which was acquired by Corixa Corporation in October 1999. Prior to joining Ribi ImmunoChem, Mr. Ivy served as President, Chief Executive Officer and a director of OSI Pharmaceuticals, Inc.; President, Chief Executive Officer and a director of Berlex Laboratories, Inc. (a subsidiary of Bayer Schering); and President of the U.S.V. Pharmaceutical Division of Revlon Health Care Group. Mr. Ivy began his career with G.D. Searle & Co. in sales and marketing rising to the position of Vice President, Marketing and Sales. Mr. Ivy holds a B.S. in Chemistry and Biology from Northwestern University and attended Northwestern University Medical School.

        Dwight Winstead, 59, has served as a director since July 1995. Mr. Winstead is currently Group President of Cardinal Health Clinical Technologies and Services, (CTS) a subsidiary of Cardinal Health, Inc. Prior to his current position at CTS, he served as President and Chief Operating Officer, Group President of Clinical Services and Consulting and President of Pyxis Products, formerly known as AIS (Automated Information Services) since 1997. From 1991 to 1997, Mr. Winstead served as Executive Vice President of VHA, Inc., a performance improvement company serving health care organizations in the United States. Prior to his promotion to Executive Vice President, Mr. Winstead served in various capacities of VHA Supply Company, a subsidiary of VHA, Inc., including Vice President, Sales and Marketing, Senior Vice President, Chief Operating Officer and President from 1987 to 1991. Prior to joining VHA, Inc. in 1984, Mr. Winstead served in a variety of materials management and sales positions in several companies, including Ortho Instruments and Worthington Diagnostics. Mr. Winstead holds a B.S. from Delta State University.

Other Executive Officers

        Alan Fuhrman, 51, is Senior Vice President and Chief Financial Officer, joining Sonus in September 2004. He has over 20 years of successful executive management experience with public and private companies in the life sciences and high technology industries. Prior to joining Sonus, Mr. Fuhrman served as President and Chief Operating Officer of Integrex, Inc. from 2002 until its acquisition in 2004. He has also held Chief Financial Officer positions at Capital Stream, Inc. a startup financial services workflow automation company; Medisystems Corporation, an international medical device manufacturer; and NeoPath, Inc., a publicly held medical device company. Mr. Fuhrman serves on the Board of Directors of the Washington Biotechnology and Biomedical Association. He received B.S. degrees in both Accounting and Agricultural Economics from Montana State University. Mr. Fuhrman received his Certified Public Accountant Certification from the State of Oregon; however, he is no longer an active CPA.

Certain Other Significant Employees

        Elaine Waller, Pharm.D., 55, is Senior Vice President of Regulatory Affairs and Quality Assurance. Dr. Waller has substantial experience in domestic and international regulatory affairs, and in clinical research. Prior to joining Sonus in July 2003, she was Chief Operating Officer at Radiant Research, a

clinical site management organization. Dr. Waller's previous experience includes senior positions in regulatory affairs and clinical research at Hoechst Marion Roussel and Marion Merrell Dow. She began her career in academia at the University of Texas at Austin where she held teaching positions in both graduate and undergraduate pharmacy education and was Assistant Director of Clinical Research at the Drug Dynamics Institute. Dr. Waller received a B.S. in Pharmacy and a Doctor of Pharmacy from the University of Missouri—Kansas City, and an M.B.A. from Rockhurst College.

        Dean Kessler, 43, is Vice President of Preclinical Development. Mr. Kessler joined Sonus in 1992 as one of our first Research Scientists focused on the development of fluorocarbon emulsions for use as ultrasound contrast agents. Mr. Kessler served as the Director of Pharmacology and Toxicology from 1999-2003 and was promoted to Vice President in December 2003. He is currently responsible for overseeing preclinical development of new oncology drug candidates and their advancement into clinical testing. Prior to Sonus, Mr. Kessler was employed for 5 years at Salutar, Inc where he was involved with the preclinical research and development of novel contrast agents for magnetic resonance imaging, ultimately resulting in the successful approval of two NDAs (OmniScan® and TeslaScan®). Over his 20 years experience, Mr. Kessler has been involved with multiple drug development programs resulting in submission of multiple INDs and NDAs. Mr. Kessler received a B.S. in Pharmacology from the University of California at Santa Barbara and is a Diplomat of the American Board of Toxicology.

Family Relationships

        There are no family relationships between any of our directors or executive officers.

STRUCTURE OF THE BOARD OF DIRECTORS

Board of Directors

        Directors are elected by our stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. The Board currently has five members. Our officers are appointed by and serve at the discretion of the Board.

        The current members of the Board and the function of each committee of the Board are described below:

Name	Age	Position with Sonus	Director Since
Michael A. Martino	52	President, Chief Executive Officer and Director	1998
Michelle G. Burris	42	Director, Chairperson of the Audit Committee	2004
George W. Dunbar, Jr.	61	Director, Member of the Audit, Compensation and Nominating and Governance Committees	1997
Robert E. Ivy	75	Director, Chairman of the Board, Chairman of the Nominating and Governance Committee and Member of the Audit Committee	1999
Dwight Winstead	59	Director, Chairman of the Compensation Committee and Member of the Audit and Nominating and Governance Committees	1995

Meetings Of the Board Of Directors

        The Board held seven meetings during the fiscal year ended December 31, 2007, or fiscal 2007. During fiscal 2007, each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the committees thereof on which such director serves. Directors are strongly encouraged to attend annual meetings of our stockholders. All of our directors attended the 2007 annual meeting of our stockholders.

Board Committees

  Audit Committee

        The Board has a standing Audit Committee comprised of Michelle G. Burris (Chairperson), George W. Dunbar, Jr., Robert E. Ivy, and Dwight Winstead, all of whom meet the definition of "independence" set forth in the NASDAQ corporate governance listing standards, as well as Section 10A(m) of the Securities and Exchange Act of 1934, as amended, and Rule 10A-3 thereunder. The Board of Directors has also determined that Michelle G. Burris is an "audit committee financial expert," as defined by the rules of the SEC. The Board of Directors also believes that each of the other members of the Audit Committee would satisfy the requirements of an "audit committee financial expert." The Audit Committee met four times during fiscal 2007.

        The Audit Committee assists the Board by overseeing the performance of the independent registered public accounting firm and the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee's other primary duties and responsibilities are to: (1) review the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appoint, replace and discharge the independent auditors, (iii) review the scope of the annual audit reports and recommendations submitted by the independent auditors, and (iv) review our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee also pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the auditors and meets quarterly with representatives of management and our independent auditors to review financial statements prior to release of quarterly financial results. The Board has adopted a written charter for the Audit Committee which may be accessed and reviewed through our website at www.sonuspharma.com.

  Compensation Committee

        The members of the Compensation Committee of the Board of Directors, or the Compensation Committee, are Dwight Winstead (Chairman) and George W. Dunbar, Jr., each of whom meets the definition of "independence" set forth in the Nasdaq corporate governance listing standards. The Compensation Committee met three times during fiscal 2007.

        The Compensation Committee reviews and determines the compensation of all of our executive officers. The Compensation Committee's other primary duties are to: (1) review general policy matters relating to compensation and benefits of our employees and (2) advise the Board on officer and employee compensation. The Board has adopted a written charter for the Compensation Committee which may be accessed and reviewed through our website at www.sonuspharma.com.

  Nominating and Governance Committee

        The members of the Nominating and Governance Committee are Robert E. Ivy (Chairman), George W. Dunbar, Jr. and Dwight Winstead. Each of the members of the Nominating and Governance Committee meets the definition of "independence" set forth in the Nasdaq corporate governance listing standards. The Nominating and Governance Committee met one time during fiscal 2007.

        The Nominating and Governance Committee develops and maintains criteria and procedures for the identification and recruitment of candidates for election to serve as directors of Sonus, recommends director nominees to the Board, and as appropriate, to our stockholders. The Nominating and Governance Committee's other primary duties and responsibilities are to: (1) establish criteria for the selection of new directors, (ii) evaluate the qualifications of potential candidates for directors, (iii) review, investigate and accept or reject nominees for the Board of Directors suggested by any of our stockholders, (iv) recommend to the Board of Directors the nominees for election at the next annual meeting or any special meeting of stockholders and any person to be considered to fill a Board of Director vacancy or a newly created directorship, (v) review and assess the performance of the Board of Directors and management, and (vi) review and reassess the adequacy of our corporate governance principles. The Board has adopted a written charter for the Nominating and Governance Committee which may be accessed and reviewed through our website at www.sonuspharma.com.

        The Nominating and Governance Committee considers the following minimum criteria when reviewing a director nominee:

  •
  Director candidates must have the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

  •
  Director candidates must be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

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  Director candidates must possess substantial and significant experience which would be of particular importance to us in the performance of the duties of a director;

  •
  Director candidates must have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director; and

  •
  Director candidates must have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.

        The Nominating and Governance Committee will consider stockholder recommendations for directors sent to the Nominating and Governance Committee, c/o Chief Executive Officer, Sonus Pharmaceuticals, Inc., 1522 217th Place SE, Suite 100, Bothell, Washington 98021. Stockholder recommendations for director should include: (i) the name and address of the stockholder recommending the person to be nominated; (ii) a representation that the stockholder is a holder of record of stock of Sonus, including the number of shares held and the period of holding; (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any; (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended; and (v) the consent of the recommended nominee to serve as a director of Sonus if so elected.

        To submit a recommendation for director for an upcoming annual stockholder meeting, it is necessary that you notify us not less than 120 days or more than 180 days before the first anniversary of the date that the proxy statement for the preceding year's annual meeting was first sent to stockholders. The proxy statement relating to our 2008 annual meeting of stockholders will first be sent to stockholders on or about July 9, 2008. Thus, in order for any such nomination to be considered by us for the 2009 annual meeting, it must be received not later than March 11, 2009. In addition, the notice must meet all other requirements contained in our Bylaws, if any. Stockholders' nominees who comply with these procedures will receive the same consideration that the Nominating and Governance Committee's nominees receive.

        The Nominating and Governance Committee and, as needed, a retained search firm, screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating and Governance Committee to review and conduct interviews. The Nominating and Governance Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Nominating and Governance Committee selects nominees that best suit the Board's needs to recommend to the full Board.

Director Independence

        Our common stock is currently listed on The Nasdaq Global Market and we are governed by its listing standards. Our Board has determined that all of the nominees for director, except for Michael A. Martino, our President and Chief Executive Officer, satisfy the current "independent director" standards established by Nasdaq Marketplace Rules.

        In addition, as described above, we have established three standing committees of our Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each member of these committees meets the independence standards set forth in Nasdaq Marketplace Rule 4200(a)(15).

Communications with Directors

        The Board maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o Chief Financial Officer, Sonus Pharmaceuticals, Inc., 1522 217th Place SE, Suite 100, Bothell, Washington 98021. All communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

Code Of Ethics

        We have adopted a code of ethics that is applicable to, among others, our principal executive officer and principal financial officer, principal accounting officer and controller, or persons performing similar functions, and have posted such code on our website at www.sonuspharma.com.

BOARD OF DIRECTORS COMPENSATION

Non-Employee Director Compensation

        Our non-employee directors receive the following compensation for service on the Board of Directors and its Committees:

  •
  An annual retainer of $44,000 paid quarterly.

  •
  All directors may be reimbursed for certain expenses incurred for meetings of the Board of Directors (or its Committees) which they attended.

  •
  Beginning January 1, 2007, each eligible director shall receive options to purchase 17,000 shares of stock each year on the day of our Annual Meeting of Stockholders, provided he or she has served as a director of Sonus for at least one year as of such Annual Meeting of Stockholders. In the year ended December 31, 2007, each non-employee director received options resulting from their service as a director to purchase 17,000 shares of our common stock at $5.33 per share.

  •
  Each newly elected director receives options to purchase 22,500 shares of our common stock upon joining the Board.

        The following table summarizes all compensation paid to or earned by Non-Employee Directors for fulfilling their duties as members of the Board in 2007.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)(1)	($)	($)	($)	($)
Michelle G. Burris	44,000	—	90,610	—	—	—	134,610
George W. Dunbar, Jr.	44,000	—	90,610	—	—	—	134,610
Robert E. Ivy	44,000	—	90,610	—	—	—	134,610
Dwight Winstead	44,000	—	90,610	—	—	—	134,610

(1)
Reference is made to Note 9 "Stockholders' Equity" in our Form 10-K for the period ended December 31, 2007, filed with the SEC on March 14, 2008, which identifies assumptions made in the valuation of option awards in accordance with FAS 123R. In 2007, our independent directors each received a stock option to purchase 17,000 shares of our Common Stock. These options are fully vested upon grant and all independent directors are eligible to receive this award annually upon re-election to the Board. New independent directors are eligible to receive a stock option to purchase 22,500 shares of our Common Stock upon first election to the Board.

        Compensation information for our employee director, Mr. Martino, is included in the Summary Compensation Table beginning on page 131 of this proxy statement.

10b5-1 Trading Plans and Share Retention Policies

        We have a 10b5-1 trading policy that restricts the ability of directors, executive officers and key employees to sell shares of our common stock unless such sales are made pursuant to a pre-arranged trading plan approved by us and adopted by the director, executive officer or key employee in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows persons who are not aware of material, non-public information to adopt written, pre-arranged trading plans. Individuals may use these plans to diversify their investment portfolios and sell shares over an extended period of time. Transactions by directors and executive officers will be publicly reported in accordance with applicable securities laws. We do not undertake any obligation to report the adoption of individual 10b5-1 plans.

        The share retention policy establishes ownership guidelines that require directors and executive officers to retain a minimum percentage of shares granted by us or shares that have a minimum value relative to cash compensation. Under this policy, directors and executive officers must retain 50% of shares and vested options received from us as equity awards until such time as the owned shares and vested options have a fair value of at least two times the annual cash retainer for directors, three times the annual base salary for the Chief Executive Officer and two times the annual base salary for other executive officers.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

        On October 17, 2005, we entered into a Collaboration and License Agreement with Bayer Schering, pursuant to which, among other things, we granted Bayer Schering an exclusive, worldwide license to TOCOSOL® Paclitaxel. At that time, the parties agreed to a core development program consisting of the initial pivotal trial in metastatic breast cancer, trials for additional indications and trials to support launch of TOCOSOL Paclitaxel, and agreed to share equally in the costs of the core development program. In connection with the Bayer Agreement, Sonus and an affiliate of Bayer Schering entered into a Securities Purchase Agreement whereby we sold 3,900,000 shares of common stock for an aggregate of $15.7 million and warrants to purchase 975,000 shares of common stock for an aggregate purchase price of $122,000.

        On October 3, 2007, we received notification from Bayer Schering of its decision to terminate the Bayer Agreement in accordance with its terms because the Phase 3 pivotal trial did not meet its primary endpoint and the results of the trial did not support, in Bayer Schering's judgment, a submission for a NDA with the FDA. The termination was effective on November 2, 2007. In accordance with the terms of the Bayer Agreement, all rights to TOCOSOL Paclitaxel have reverted back to us. We have discontinued development of TOCOSOL Paclitaxel due to results of the Phase 3 study and the time and cost that would be required to conduct the necessary clinical studies to continue development, which at a minimum, would include another Phase 3 pivotal trial. These closure activities were substantially complete by December 31, 2007. Due to the termination of the Bayer Agreement by Bayer Schering, in October 2007, we recognized $6.9 million of revenue in the fourth quarter of 2007, which represents the balance of the unamortized deferred revenue from the upfront license fee. During 2007, we recognized a total of $11.0 million of revenue from amortization of the deferred revenue, and $9.1 million of revenue related primarily to reimbursable Phase 3 activity through the date of termination and expenses associated with the termination of the Phase 3 trial. We do not expect recognition of any revenue or expense related to the Bayer Agreement beyond 2007. The final net billing between Sonus and Bayer Schering was completed during the fourth quarter of 2007. Settlement of the final amount outstanding was received from Bayer Schering in December 2007. No receivables from or payables to Bayer Schering were outstanding as of December 31, 2007.

Review, Approval or Ratification of Transactions with Related Persons

        Our Code of Conduct prohibits employees and directors from conflicts of interest with the interests of Sonus, unless they have been specifically approved by us. In the case of employees, approval of a conflict of interest would have to be approved by the appropriate member of management. In the case of directors and named executive officers, approval of a conflict of interest would have to be approved by a majority of our disinterested directors following full disclosure. We do not have a specific policy concerning approval of transactions with stockholders who own more than five percent of our outstanding shares.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information as of June 30, 2008 regarding the beneficial ownership of our common stock by (i) any person who was known by us to own more than five percent (5%) of our voting securities, (ii) all directors and nominees, (iii) each of our Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Schering Berlin Venture Corporation(2) 340 Changebridge Road, P.O. Box 1000 Montville, New Jersey 07045	4,875,000	12.8%
Arnhold and S. Bleichroeder Advisers, LLC(3) 1345 Avenue of the Americas New York, NY 10105	2,981,145	8.0%
Executive Officers and Directors:
Michael A. Martino(4)	1,225,705	3.2%
Alan Fuhrman(5)	196,878	*
Michelle G. Burris(6)	59,000	*
George W. Dunbar, Jr.(7)	139,750	*
Robert E. Ivy(8)	105,833	*
Dwight Winstead(9)	136,500	*
All executive officers and directors as a group (6 persons)(10)	1,863,666	5.0%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Applicable percentage ownership is based on 37,089,679 shares of common stock outstanding as of June 30, 2008. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days of June 30, 2008, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Beneficial ownership includes 975,000 warrants exercisable within 60 days of June 30, 2008.

(3)
All information regarding Arnhold & S. Bleichroeder, LLC and its affiliate's holdings of our Common Stock is based on information disclosed in the Schedule 13G/A filed by Arnhold & S. Bleichroeder, LLC with the SEC on May 30, 2008. Arnhold and S. Bleichroeder, LLC ("ASB") is a registered investment adviser that may be deemed currently to be the beneficial owner of 2,981,145 shares of Sonus Common Stock as a result of acting as investment adviser to various clients. First Eagle Value in Biotechnology Master Fund, Ltd., a Cayman Islands company for which ASB acts as investment adviser, may be deemed to beneficially own 1,939,820 of these 2,981,145 shares, which equates to 5.2% of the outstanding Common Stock. Clients of ASB have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities.

(4)
Consists of 217,746 shares owned directly and 1,007,959 options exercisable within 60 days of June 30, 2008.

(5)
Consists of 12,170 shares owned directly and 184,708 options exercisable within 60 days of June 30, 2008.

(6)
Consists of 59,000 options exercisable within 60 days of June 30, 2008.

(7)
Consists of 3,250 shares owned directly and 136,500 options exercisable within 60 days of June 30, 2008.

(8)
Consists of 1,700 shares owned directly and 104,133 options exercisable within 60 days of June 30, 2008.

(9)
Consists of 136,500 options exercisable within 60 days of June 30, 2008.

(10)
Includes 1,614,216 options exercisable within 60 days of June 30, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee of the Board of Directors is responsible for establishing and implementing our compensation philosophy. During 2006, the Compensation Committee undertook a review of our compensation policy and programs. In this process, we retained the services of an independent compensation consultant, Towers Perrin, which provided recommendations for consideration by the Compensation Committee and the Board of Directors. The process resulted in a revised compensation policy, including an Executive Compensation Program and an Employee Compensation Program, which were each recommended by the Compensation Committee and approved by our Board of Directors. These programs and policies were continued in 2007, and an Executive Compensation Review update was prepared by Towers Perrin in September 2007. The components of this policy and programs as well as a discussion of their application to our named executive officers is discussed below.

Compensation Philosophy and Objectives

        We believe that attracting and retaining human talent is a critical element of our ability to achieve our strategic goals and objectives. The labor markets in which we compete for human talent, nationally and locally, are very competitive and to be successful we believe we have to offer compensation programs that are competitive with other life science companies, large and small, that are competing for the same talent. The components of our compensation programs consist of base salary, annual merit increases, short-term incentive awards, and long-term incentive awards, and are designed to align incentives and rewards for our executives and employees with our overall business strategies, goals and objectives, and also to take into account our ability to fund these compensation programs. While our corporate goals and objectives for any year are clearly defined, our compensation programs are designed to ensure flexibility to fairly compensate executives and employees when approved business priorities and objectives change.

Management Involvement in Compensation Decisions

        The annual compensation process usually begins in the third quarter of each fiscal year with a presentation by management to the Compensation Committee of a preliminary review of current trends in compensation and identification of potential issues regarding any of the components of compensation. Based upon initial feedback from the Compensation Committee, the Vice President of Human Resources or another designated member of management works with an independent consulting firm to produce an executive compensation review with recommendations for base salary, annual merit increases, short-term incentive plan compensation and long-term incentive plan compensation. Management is further involved in formal performance reviews for all of our officers. Following this process, in the fourth quarter management provides recommendations to the Compensation Committee for all components of compensation for executives and other employees. In December, our Board of Directors approves the maximum amount of annual merit increases, annual performance bonuses and annual stock option awards for each executive. The Compensation Committee then approves actual increases for each executive other than the President and Chief Executive Officer. Our Board of Directors approves the actual amounts of increases for our President and Chief Executive Officer.

        In 2007, the Compensation Committee had three meetings. Our executive officers and Vice President of Human Resources are typically present at Compensation Committee meetings, except that members of management are not present during deliberations of the Compensation Committee or Board of Directors with respect to their individual compensation.

Role of Compensation Consultant

        In 2006, we undertook a review of our historical compensation philosophy and policies. In furtherance of this process, the Compensation Committee engaged Towers Perrin, an outside global human resources consulting firm, to conduct a review of our compensation philosophy and practices. In this process, Towers Perrin recommended modifications to our comparative group of peer life sciences companies and provided other recommendations concerning the components of our compensation program. The Compensation Committee reviewed these recommendations and recommended the adoption of a written compensation policy which was approved by our Board of Directors effective in July 2006. In addition, we engaged Towers Perrin to provide an annual executive compensation review for executive officers and other key executives of our Company. The compensation review by Towers Perrin for 2007 was completed in the third quarter of 2007. Towers Perrin provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the executive officers and other key employees.

        In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of life science companies. Based upon recommendations from Towers Perrin, we revised its peer group in 2007. The companies comprising our peer group in 2007 were:

Allos Therapeutics, Inc.	Inovio Biomedical Corp
Ariad Pharmaceuticals, Inc.	Introgen Therapeutics, Inc.
BioCryst Pharmaceuticals, Inc.	Nastech Pharmaceutical Company Inc.
Cell Genesys	Novacea Inc.
Cell Therapeutics, Inc.	NeoPharm Inc.
Chad Therapeutics Inc.	NovaDel Pharma Inc.
Columbia Laboratories Inc.	Noven Pharmaceuticals Inc.
Dendreon Corp	PenWest Pharmaceuticals Co.
DepoMed Inc.	Peregrine Pharmaceuticals Inc.
Emisphere Technologies Inc.	Seattle Genetics Inc.
Enzon Pharmaceuticals, Inc.	SuperGen Inc.
Immunogen	Trubion Pharmaceuticals Inc.

        For comparison purposes, our market capitalization at the time of the study by Towers Perrin was between the 25th and 50th percentiles of our revised peer group. We believe we compete with members of our peer group, as well as larger companies, for top executive level talent. As such, our Compensation Policy provides that targeted levels of compensation for each of our compensation elements is as follows:

Total Cash Compensation
Base Salary	Target Total Cash	Maximum Total Cash	Target Stock Option Equity Grant
50th-60th Percentile	50th Percentile	60th-75th Percentile	50th percentile (subject to dilution constraints)

        The competitive assessment provided by Towers Perrin indicated that base salary for our executive officers was at the 50th percentile, and the base salary for our other officers was slightly below the 50th percentile. The target annual bonus ranged from the 50th to the 75th percentile, and the target total cash compensation is at the 50th percentile. The incentive compensation for 2006 awards were generally between the 50th and 75th percentiles and the 2007 targeted awards were approximately at the 50th percentile. The above illustrates that a significant percentage of total cash compensation is allocated to incentives as a result of our philosophy discussed above.

        We have no established policy or target for the allocation between either cash or non-cash, or short-term or long-term incentive compensation. Rather, the Compensation Committee reviews information provided by Towers Perrin to determine the appropriate level and mix of incentive compensation.

        Either Sonus or Towers Perrin can terminate the relationship at any time. We have not used the services of any other compensation consultant in 2007. In the future, we may engage or seek the advice of other compensation consultants.

2007 Executive Compensation Components

        For the fiscal year ended December 31, 2007, the principal components of compensation for our named executive officers and other employees were:

  •
  base salary;

  •
  annual merit increases to base salary;

  •
  short-term incentive awards; and

  •
  long-term incentive awards.

  Base Salary

        Base salary ranges for our named executive officers, as well as our other officers and employees, are determined for each employee based upon his or her position and responsibility by using available market data. Base salary ranges are designed so that salary opportunities for a given position will be between the 50th and 60th percentile of base salaries payable to persons in similar positions in our comparator peer group of life science companies. Executive base salaries are designed to fall at the targeted levels plus or minus fifteen percent depending upon performance, strategic importance of the position, retention needs and competitive practices.

  Annual Merit Increases

        Merit increases to base salary are determined annually and are intended to take into account each employee's performance against individual and team goals and objectives. Pursuant to our compensation policy, annual merit base salary increase guidelines will be the same for all employees at all levels of Sonus. The actual annual merit increase for a given executive or other employee may be higher or lower than the guideline based upon employee's performance to team and individual goals and employee's position relative to targeted salary guidelines. Following application of the annual base salary merit increase, if any employee remains outside of the competitive guidelines for base salary, a technical adjustment may be applied to bring that employee's salary in compliance with the guidelines.

  Short-Term Incentive Awards

        Short-term incentive awards provide an annual bonus opportunity to reward executives for performance related to corporate, team and individual goals and objectives. As early as practical each year, the Compensation Committee recommends and the Board of Directors considers and approves, minimum, target and maximum levels for performance goals and objectives under our Short-Term Incentive Program (STIP). Typically, a corporate "gate", or minimum condition, is established which must be met before there can be any participation under the STIP. In addition, four or five performance goals and objectives are established with various weighting, as determined by the Board. Threshold and maximum award levels are 50% to 150% of targeted, performance goals and objectives, respectively.

        Under our executive compensation program, the target STIP award (as a percentage of base salary) is 45% for the President and Chief Executive Officer, 35% for Senior Vice Presidents, and 25% for Vice Presidents. The Compensation Committee retains the discretion to recommend that STIP awards be paid in cash, restricted stock, stock options, promissory notes or to defer payments via nonqualified deferred compensation programs. However, historically, all STIP awards have been paid in cash.

        In December of each year, the Compensation Committee assesses the performance of Sonus for each performance goal and objective and makes a recommendation to the Board. The Board at its December meeting approves the maximum amount payable per executive based upon the Compensation Committee recommendations, as well as the actual amount of STIP payment for our President and Chief Executive Officer. The Compensation Committee approves the actual amount payable to executives other than the Chief Executive Officer based upon the President and Chief Executive Officer recommendations, and subject to the maximum amount approved by the Board.

        The performance goals and objectives determined by the Board relate to our strategic goals and objectives for a particular fiscal year. The corporate minimum condition or gate, typically relates to our financial condition or other fundamental aspect of our strategic plan. Over the past five years, we have achieved performance in excess of the target level two years, but have not achieved the maximum performance level in any of the five years. Generally, the Compensation Committee attempts to set the minimum, target and maximum levels such that the relative difficulty of achieving target levels is consistent from year to year.

        Because our performance did not achieve all of the minimum conditions or gates set, no payments were made under the STIP for performance in 2007 to our Named Executive Officers for the fiscal year ended December 31, 2007.

  Long-Term Incentive Compensation

        The Long-Term Incentive Program, or LTIP, consisting of annual stock option grants, encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and other designated employees to increase their equity ownership of Sonus. Stock option award levels are determined based upon market data, and vary among participants based upon their positions within Sonus. LTIP stock option awards are typically approved at the Compensation Committee's or Board of Directors' regularly scheduled December meeting and are generally made effective on the last business day of December. Newly hired or promoted executives receive their award of stock options as of the last business day of the month of hire or promotion, as recommended by our President and Chief Executive Officer within guidelines approved by the Board and approved by the Compensation Committee.

        All stock option awards are based upon practices for similarly situated employees at other life science organizations, including those within our peer comparative group. Target award levels reflect multiple perspectives, including number of shares, typical ownership levels for similar positions, and aggregate shares subject to outstanding options for dilution factors. Awards for annual performance include individual performance, strategic value of the individual and retention objectives. Target award levels for President and Chief Executive Officer are determined annually by the Board of Directors based upon Compensation Committee recommendations. Targeted award levels for our other officers are: Chief Financial Officer and Senior Vice Presidents, 40,000 shares, with a maximum award of 60,000 shares; Chief Medical Officer, 40,000 shares, with a maximum award of 60,000 shares; and Vice Presidents, 20,000 shares, with a maximum award of 30,000 shares.

        Options are awarded at the closing sale price of our common stock on the last business day of the month of grant, except that with respect to annual grants made by the Compensation Committee or Board of Directors in December of each year, options are granted and the option price is the closing sales price of our common stock on the last business day of December. Neither the Board of Directors nor the Compensation Committee has ever granted options with an exercise price less than the closing sales price of our common stock on the date of grant. Options generally vest 25% twelve months following the vesting commencement date, with remaining 75% vesting monthly over the next 36 months. Vesting ceases upon termination of employment. Option exercise rights continue for 90 days following termination of employment, except in the case of death or disability, in which case options are exercisable for twelve months, or termination for cause in which case exercise rights cease upon termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option, including voting rights and the rights to receive dividends or dividend equivalents.

        No LTIP stock option grants were made to executive officers or other employees during 2007.

  Savings Plan

        We maintain a savings plan under Section 401(k) of the Internal Revenue Code of 1984, as amended. This Savings Plan is a qualified tax savings plan pursuant to which all employees, including named executive officers, are able to contribute the lesser of up to 100% of their annual salary, or the limits prescribed by the Internal Revenue Service. We will match 50% of the first 4% of pay that is contributed to the Savings Plan. All contributions to the Savings Plan, as well as any matching contributions are fully vested upon contribution.

  Employee Stock Purchase Plan

        We maintain an employee stock purchase plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, pursuant to which all of our employees, including named executive officers, may participate. To participate in the plan, an employee may designate prior to the commencement of a semi-annual offering period the amount of payroll deductions to be made from his or her paycheck for the purchase of shares of common stock under the plan, which may not exceed 15% of compensation. On each purchase date, shares of our stock are purchased automatically for each participant with the amounts held from his or her payroll deductions at a price equal to 85% of the fair market value on the purchase date.

  Perquisites and Other Personal Benefits

        We do not provide our named executive officers with perquisites and other personal benefits that aggregate more than $10,000 in any individual instance. Each executive is eligible to receive benefits pursuant to programs that provide for broad-based employee participation. These benefits include our medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel accident insurance, educational assistance and certain other benefits.

  Employment and Change of Control Agreements

        We do not have employment agreements with any of our named executive officers. We have entered into Change of Control Agreements with our President and Chief Executive Officer and Chief Financial Officer. The Change of Control Agreements are designed to promote stability and continuity of senior management in the event of a change of control transaction. For more information relating to the applicable payments under such agreements for our Named Executive Officers see the section entitled "Executive Compensation—Employment Contracts, Termination of Employment and Change in Control Arrangements" beginning on page 133 of this proxy statement.

  Tax and Accounting Implications

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than one million dollars that is paid to certain individuals. We believe that compensation payable under its management incentive plans are generally fully deductible for federal income tax purposes.

        Beginning on January 1, 2006, we began accounting for stock based payments, including our LTIP option grants in accordance with the requirements of FASB Statement 123(R).

Summary Compensation Table

        The following table sets forth information regarding compensation paid or accrued by us for the fiscal years ended December 31, 2007 and 2006, respectively, for services rendered by our Chief Executive Officer and Chief Financial Officer, referred to as the Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)
Michael A. Martino President, Chief Executive Officer and Director	2007 2006	376,380 374,040	— —	— —	— 367,484	— 175,000	— —	12,304 15,513	(6) (7)	388,684 932,037
Alan Fuhrman Senior Vice President and Chief Financial Officer	2007 2006	255,900 245,699	— —	— —	— 122,229	— 94,900	— —	7,486 8,439	(8) (9)	263,386 471,267

(1)
Includes amounts earned but deferred at the election of our Named Executive Officer, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2)
Cash bonuses are paid under an incentive plan and therefore are reported in the column "Non-Equity Incentive Plan Compensation." Bonus amounts include annual performance awards earned in the reporting year.

(3)
Reference is made to Note 9 "Stockholders' Equity" in our Form 10-K for the period ended December 31, 2007, filed with the SEC on March 14, 2008, which identifies assumptions made in the valuation of option awards in accordance with FAS 123R. Stock-based compensation expense recognized under FAS 123R reflects an estimated forfeiture rate of 6.9% in 2006. The values recognized in the "Option Awards" column above do not reflect such expected forfeitures.

(4)
We do not utilize these types of plans.

(5)
Other compensation consists of 401(k) matching contributions and executive life and disability payments.

(6)
Includes $4,200 in matching 401(k) contributions, $1,869 in executive life insurance premium payments and $6,235 in executive disability premium payments.

(7)
Includes $7,292 in matching 401(k) contributions, $2,294 in executive life insurance premium payments and $5,927 in executive disability premium payments.

(8)
Includes $4,200 in matching 401(k) contributions, $952 in executive life insurance premium payments and $2,334 in executive disability premium payments.

(9)
Includes $4,937 in matching 401(k) contributions, $1,168 in executive life insurance premium payments and $2,334 in executive disability premium payments.

Grants of Plan-Based Awards

        The following information sets forth grants of plan-based awards made to our Named Executive Officers during the fiscal year ended December 31, 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Award	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($/sh)	($)
Michael A. Martino President, Chief Executive Officer and Director	—	81,428	162,857	244,285	—	100,000	150,000	—	—	—
Alan Fuhrman Senior Vice President and Chief Financial Officer	—	41,598	83,195	124,793	—	40,000	60,000	—	—	—

(1)
The "Threshold," "Target" and "Maximum" amounts of non-equity incentive plan awards are derived from the terms of our Short-Term Incentive Program and represent the amount of non-equity incentive plan compensation that could be earned by each of our named executive officers based upon the achievement of specified performance criteria. However, because the threshold performance targets were not met in 2007, our named executive officers were not paid any non-equity incentive plan compensation.

(2)
The "Target" and "Maximum" amounts of equity incentive plan awards set forth in these columns are derived from the terms of our Long-Term Incentive Program and represent the amount of equity incentive plan compensation that could be earned by each of our named executive officers based upon the achievement of specified performance criteria. However, because the threshold performance targets were not met in 2007, our named executive officers were not paid any equity incentive plan compensation.

Outstanding Equity Awards at Fiscal Year-End

        The following information outlines outstanding equity awards held by our Named Executive Officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael A. Martino President, Chief Executive Officer and Director	200,000	—	—	6.75	9/29/08(1)	—	—	—	—
	47,234	—	—	6.00	2/9/10(2)	—	—	—	—
	127,706	—	—	6.00	2/9/10(2)	—	—	—	—
	93,404	—	—	8.08	12/31/11(3)	—	—	—	—
	115,782	—	—	2.30	12/19/12(3)	—	—	—	—
	125,000	—	—	5.01	12/29/13(3)	—	—	—	—
	105,000	35,000	—	3.10	12/29/14(3)	—	—	—	—
	81,000	81,000	—	5.10	12/16/15(3)	—	—	—	—
	37,500	112,500	—	6.11	12/29/16(3)	—	—	—	—
Alan Fuhrman Senior Vice President and Chief Financial Officer	89,375	20,625	—	3.23	9/15/14(3)	—	—	—	—
	39,000	39,000	—	5.10	12/16/15(3)	—	—	—	—
	15,000	45,000	—	6.11	12/29/16(3)	—	—	—	—

(1)
These options were granted pursuant to the Sonus Pharmaceuticals, Inc. Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1991.

(2)
These options were granted pursuant to the Sonus Pharmaceuticals, Inc. 1999 Nonqualified Stock Incentive Plan.

(3)
These options were granted pursuant to the Sonus Pharmaceuticals, Inc. 2000 Stock Incentive Plan. Vesting is over four years, with the first 25% vesting one year from grant date, and the remainder vesting on a monthly basis in equal increments during the 36 month period following the initial vesting date, assuming no change in employment with Sonus.

Option Exercises and Stock Vested

        None of our Named Executive Officers exercised any stock options or received any stock awards during the fiscal year ended December 31, 2007.

Pension Benefits/Nonqualified Deferred Compensation

        We do not have any plan that provides for payments or other benefits at, following, or in connection with retirement. We also do not have a plan that provides for the deferral of compensation for any employee.

Employment Contracts, Termination Of Employment and Change in Control Arrangements

        We have entered into severance/change in control agreements with Michael A. Martino, our President and Chief Executive Officer, and Alan Fuhrman, our Chief Financial Officer. The agreements provide that upon termination of employment of either Mr. Martino or Mr. Fuhrman (i) voluntarily for good reason, (ii) involuntarily other than for cause, disability or death or (iii) in connection with a change in control transaction, then, immediately upon such termination, we shall pay the terminated executive all accrued and unpaid base salary at the rate in effect as of the termination date and the deferred portion of any bonus which has, at that time, been declared but remains unpaid under any incentive compensation plan then in effect. In addition, upon the execution of a general release of claims by the terminated executive, we will pay, in the case of Mr. Martino, an amount equal to 2.99 multiplied by the highest annual base salary paid to Mr. Martino during the 12 months prior to the termination date, and, in the case of Mr. Fuhrman, an amount equal to the highest annual base salary paid to Mr. Fuhrman during the 12 months prior to the termination date. We shall also provide the terminated executive group health insurance continuation coverage (COBRA) and the other non-cash health and welfare benefits in place on the termination date for a period of twelve months following the termination date.

        Mr. Martino and Mr. Fuhrman will be terminated in connection with the Arrangement. The estimated severance payments that would be made to Mr. Martino and Mr. Fuhrman in connection with a qualifying termination of employment pursuant to their severance/change of control agreements as a result of their terminations in connection with the Arrangement are set forth in the table below. However, the actual amounts to be paid can only be determined at the actual time of such executive's separation from us.

Name	Estimated Amount
Michael A. Martino	$1,150,501
Alan Fuhrman	$273,249

        These estimated amounts include base salary, health benefits and insurance benefits, as applicable, but do not reflect accrued vacation earned but not taken nor do they take into account the value of any options that accelerate as a result of the Arrangement. For more information, see the section entitled "Executive Compensation—Employment Contracts, Termination of Employment and Change in Control Arrangements" beginning on page 133 of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of such reports and amendments thereto received by us during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, we did not identify any such required report that was not timely filed with respect to our fiscal year ended December 31, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee of the Board of Directors who served during fiscal 2007 were Dwight Winstead (Chairman) and George W. Dunbar, Jr. No member of the Compensation Committee during fiscal year 2007 served as an officer, former officer or employee of Sonus. During fiscal year 2007, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Dwight Winstead, Chairman George W. Dunbar, Jr.

        The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Amendment No. 1 to Form 10-K and irrespective of any general incorporation language in such filing, except to the extent we specifically incorporate this Report by reference therein.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2007.

        The Audit Committee has reviewed and discussed our audited financial statements with management and Ernst & Young LLP, our independent auditors. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also discussed with and received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, which relates to the auditors' independence from Sonus.

        The Audit Committee has also considered whether the services and fees of Ernst & Young LLP,other than those rendered in connection with the annual audit and quarterly interim reviews of financial statements,are compatible with maintaining the independence of Ernst & Young LLP and has concluded that these services have not affected their independence. The services and fees of Ernst & Young LLP for 2007 were:

  •
  Audit Fees (annual audit and quarterly reviews)—$357,020

  •
  Audit-Related Fees—$15,000

  •
  Tax Fees—$13,910

  •
  All Other Fees—$0

        Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standard.

        Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE
Michelle G. Burris, Chairperson George W. Dunbar, Jr. Robert E. Ivy Dwight Winstead

        Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, the foregoing Compensation Committee Report and Audit Committee Report shall not be incorporated by reference into any such filings.

PROPOSAL NO. 2—REQUIRED VOTE

        The affirmative vote of a plurality of votes cast by the holders of shares of our common stock represented at the Meeting and entitled to vote is necessary to elect the directors. Broker non-votes and abstentions will not be counted for any purpose in determining whether a director has been elected. All stockholders entitled to vote at the Meeting may cumulate the votes in the election of directors. Unless marked to the contrary, proxies received will be voted "FOR" this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

PROPOSAL NO. 3—AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE SONUS' NAME

        On May 26, 2008, our Board of Directors approved an amendment to our Amended and Restated Certificate of Incorporation, subject to stockholder approval, to change our name from "Sonus Pharmaceuticals, Inc." to "OncoGenex Pharmaceuticals, Inc." If approved, our name change will be effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The form of amendment to our Amended and Restated Certificate of Incorporation to effect the name change is attached as Annex F to this proxy statement.

        The Board of Directors is proposing the name change because it believes that the new name will better represent our business after the Arrangement is completed. The Board of Directors also believes that the proposed name will better communicate to the public, including our business partners and investors, our current business as a leading developer of pharmaceutical products relating to the treatment of cancer.

        The change of our name will not affect in any way the validity of currently outstanding stock certificates or the trading of our common stock.

        Effectiveness of the name change is a condition to the completion of the Arrangement, unless such condition is waived by OncoGenex prior to completion of the Arrangement. While this proposal is not dependent upon approval of the Arrangement, we will not implement the name change unless the Arrangement is completed.

PROPOSAL NO. 3—REQUIRED VOTE

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the name change. With respect to this proposal, there will be no broker non-votes. Failures to vote and abstentions will be the equivalent of a vote against this proposal. Unless marked to the contrary, proxies received will be voted "FOR" this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO CHANGE OUR NAME.

PROPOSAL NO. 4—AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Introduction

        On May 26, 2008, our Board of Directors approved an amendment to our Amended and Restated Certificate of Incorporation, subject to stockholder approval, to (i) give effect to a reverse stock split of our outstanding shares of common stock at a ratio of not less than 1-for-10 and not greater than 1-for-20 and (ii) reduce the number of authorized shares of our common stock from 75,000,000 to the number of shares which is equal to two times the number of shares of our common stock outstanding immediately following closing of the Arrangement and the reverse stock split, including shares deposited into escrow. We refer to the changes effected by the amendment as the Reverse Stock Split.

        Effectiveness of the Reverse Stock Split is a condition to the completion of the Arrangement, unless such condition is waived by OncoGenex prior to completion of the Arrangement. However, approval of the Reverse Stock Split is not dependent upon approval of the issuance of shares in connection with the Arrangement and stockholders are being requested to vote on these matters independently.

        If this proposal is approved by our stockholders, the Board will have the authority to decide the exact amount of the Reverse Stock Split within the proposed range. Assuming the Reverse Stock Split is approved by the stockholders, it will become effective upon filing the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        On the effective date of the Reverse Stock Split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio selected by the Board and the number of authorized shares of our common stock would be reduced from 75,000,000 to the number of shares which is equal to two times the number of shares of our common stock outstanding immediately following closing of the Arrangement and the Reverse Stock Split. The form of amendment to our Amended and Restated Certificate of Incorporation that we propose to use to effect the Reverse Stock Split is attached as Annex G to this proxy statement.

Objectives of the Proposed Reverse Stock Split

        The primary objective of our Board in seeking stockholder approval for the Reverse Stock Split is to raise the per share trading price of our common stock. Our Board believes that this would, among other things, better enable us to maintain the listing of our common stock on the Nasdaq Global Market or the Nasdaq Capital Market and facilitate higher levels of institutional stock ownership, where investment policies often prohibit investments in lower-priced securities. In addition, completion of the Reverse Stock Split is a condition to completion of the Arrangement, which the Board believes is in the best interests of Sonus and our stockholders.

Background of the Proposed Reverse Stock Split

        Our common stock is currently quoted on the Nasdaq Global Market.

        On November 5, 2007, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market indicating that the closing price per share of our common stock was below the $1.00 minimum bid price requirement for 30 consecutive trading days and that, as a result, we no longer meet The Nasdaq Stock Market's minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5). On May 6, 2008, Nasdaq provided written notification that our common stock would be delisted for failure to meet the minimum bid price requirement. At that time, we requested a hearing to appeal Nasdaq's determination to delist our securities to a Listing Qualifications Panel. Our hearing was held on June 12, 2008. Nasdaq has informed us that, due to the structure of the proposed Arrangement, it will require us to comply with its reverse merger rules in accordance with Marketplace Rule 4340(a). The reverse merger rules will require us to meet the initial listing standards for the Nasdaq Global Market or Nasdaq Capital Market, as applicable, which would require us to maintain a minimum bid price of $5.00 per share or $4.00 per share, respectively.

Rationale for the Reverse Stock Split

        The closing sale price of our common stock on the record date was $0.30 per share. Accordingly, our common stock price continues to be below the minimum bid price required for initial listing on either the Nasdaq Global Market or the Nasdaq Capital Market. Consequently, our Board has determined that a reverse stock split would help us achieve compliance with these requirements, which would facilitate our ability to continue to have our common stock listed for trading on a national exchange.

        If we fail to obtain listing of our common stock on the Nasdaq Global Market or the Nasdaq Capital Market, our common stock would trade on the OTC Bulletin Board or in the "pink sheets." Our Board believes that these alternative markets have significantly lower trading volume and are much less efficient than the Nasdaq Global Market or Nasdaq Capital Market and, as such, trading on such markets may negatively impact the liquidity of our common stock and our ability to obtain future financing on favorable terms.

        Our Board also believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, thus improving liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Our Board believes that the anticipated higher market price resulting from the Reverse Stock Split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

        Finally, effectiveness of the Reverse Stock Split is a condition to completion of the Arrangement. While this condition can be waived by OncoGenex prior to completion of the Arrangement, effectiveness of the Reverse Stock Split is viewed by Sonus and OncoGenex as an important part of the Arrangement primarily for the reasons set forth above. Our Board believes that the Reverse Stock Split should be effected to ensure that the Arrangement is completed as proposed.

        The purpose of seeking stockholder approval of a range of exchange ratios of not less than 1-for-10 and not greater than 1-for-20 (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this proposal, our Board (or a committee of the Board delegated this power) may effect the Reverse Stock Split utilizing a specific ratio within a range of exchange ratios as described in this proxy statement. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. Our Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

Material Effects of Proposed Reverse Stock Split

        Our Board believes that the Reverse Stock Split will increase the price level of our common stock and, as a result, will enable us to maintain listing of our common stock on either the Nasdaq Global Market or the Nasdaq Capital Market. Our Board of Directors cannot predict, however, the effect of the Reverse Stock Split upon the market price for our common stock, and the history of similar reverse stock splits for companies in like circumstances has varied. The market price per share of common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split. If the market price of our common stock declines after we effect the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. The market price per share of our common stock post-Reverse Stock Split may not remain in excess of the minimum bid price as required by Nasdaq, or we may fail to meet the other requirements for continued listing on the Nasdaq Global Market or Nasdaq Capital Market resulting in the delisting of our common stock. The market price of our common stock may also be affected by our performance and other factors, the effect of which our Board cannot predict.

        The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest or proportionate voting power, except to the extent the Reverse Stock Split results in any stockholder owning a fractional share. In lieu of issuing fractional shares, we will make arrangements with our transfer agent to aggregate all fractional shares otherwise issued in the Reverse Stock Split and sell these whole shares as soon as possible after the effective date of the Reverse Stock Split at the then prevailing market price on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

        Assuming completion of the Arrangement and based on our shares outstanding as of the date of this proxy statement, the principal effects of the Reverse Stock Split will be that (i) the number of shares of our common stock issued and outstanding will be reduced from 99,179,358 shares as of the record date to a range of 9,917,935 (in the event a 1-for-10 ratio is chosen) to 4,958,967 (in the event a 1-for-20 ratio is chosen) shares, depending on the exact exchange ratio chosen, and (ii) the number of authorized shares of our common stock will be reduced from 75,000,000 shares to a range of 19,835,870 shares (in the event a 1-for-10 ratio is chosen) to 9,917,934 shares (in the event a 1-for-20 ratio is chosen).

        As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of potential Reverse Stock Split ratios within the proposed range based on 37,089,679 shares of our common stock outstanding as of the date of this proxy statement and the issuance of 62,089,679 shares of our common stock pursuant to the Arrangement:

Proposed Reverse Split	Approximate Percentage Reduction	Approximate Number of Shares to be Outstanding
1-for-10	90.0%	9,917,935
1-for-15	93.3%	6,611,957
1-for-20	95.0%	4,958,967

        The Reverse Stock Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced to between 90% and 95% of its present amount, depending on the exact exchange ratio selected, and our additional paid-in capital account will be credited in the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

        The Reverse Stock Split will not change the terms of our common stock. After the Reverse Stock Split, shares of our common stock will have the same voting rights and rights to dividends and distributions will be identical in all other respects to our common stock now authorized. Our common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 as promulgated under the Exchange Act. Following the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Factors Influencing Our Discretion in Implementing the Reverse Stock Split

        Our Board intends to implement the Reverse Stock Split if it believes that this action is in our best interest and the best interests of our stockholders. Such determination shall be based upon certain factors, including but not limited to: existing and expected marketability and liquidity of our common stock, prevailing market conditions, the Nasdaq Global Market's and Nasdaq Capital Market's listing criteria, the anticipated effect on the market price of our common stock, and whether completion of the Reverse Stock Split continues to be a condition to completion of the Arrangement or whether such condition is waived by OncoGenex.

        In determining the Reverse Stock Split ratio, our Board will consider numerous factors, including the historical and projected performance of our common stock, our projected financial performance, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of our common stock over the short and longer period following the effectiveness of the Reverse Stock Split with a view to enabling us to meet, for the foreseeable future, the Nasdaq Global Market's and the Nasdaq Capital Market's minimum bid price requirement for continued listing.

Procedure for Effecting the Proposed Reverse Stock Split and Exchange of Stock Certificates

        If our stockholders approve the Reverse Stock Split and our Board determines it is in our best interest to effect the Reverse Stock Split, the Reverse Stock Split would become effective at such time as the amendment to our Amended and Restated Certificate of Incorporation, the form of which is attached as Annex G to this proxy statement, is filed with the Secretary of State of Delaware.

        As soon as practicable after the effective date of the Reverse Stock Split, we will notify the stockholders that the Reverse Stock Split has been implemented. Computershare, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Dissenters' Rights

        Under the Delaware General Corporation Law, our stockholders will not be entitled to dissenters' rights with respect to the proposed amendment to the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

Certain Federal Tax Consequences of the Reverse Stock Split

        NO RULING FROM THE UNITED STATES INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS AS A RESULT OF THE REVERSE STOCK SPLIT. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES OF THE PROPOSED

TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

        If effected, we believe that the Reverse Stock Split will qualify as a tax-free recapitalization under U.S. tax law for us and our stockholders. If, under Section 268 of the Internal Revenue Code of 1986, as amended, the Reverse Stock Split qualifies as a recapitalization, a stockholder of ours who exchanges his, her or its shares of old common stock for shares of new common stock will recognize no gain or loss as a result of the Reverse Stock Split for federal tax purposes except for cash received in lieu of fractional shares. A stockholder's aggregate tax basis in his, her or its shares of the new common stock would be the same as their aggregate tax basis in the old common stock. The holding period of shares of the new common stock would include the holding period of shares of old commons tock.

        A stockholder who receives cash in lieu of fractional shares will be treated for tax purposes as if we had issued fractional shares to him and he had immediately redeemed such shares for cash. Such stockholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and their basis in the stock allocable to the fractional shares. Such gain or loss will generally be a capital gain or loss if the stock was held as a capital asset, and such capital gain or loss will be a long-term gain or loss to the extent that the stockholder's holding period of their stock exceeds 12 months.

PROPOSAL NO. 4—REQUIRED VOTE

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Reverse Stock Split. With respect to this proposal, there will be no broker non-votes. Failures to vote and abstentions will be the equivalent of a vote against this proposal. Unless marked to the contrary, proxies received will be voted "FOR" this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT.

PROPOSAL NO. 5—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2008, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        Ernst & Young LLP has audited our financial statements annually since our inception. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Relationship With Independent Public Accountant

        Ernst & Young LLP was our independent registered public accounting firm for fiscal 2007 and has no direct or indirect financial interest in Sonus.

Independent Public Accountants' Fees

        The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$357,020	$369,000
Audit Related Fees	15,000	78,100
Tax Fees	13,910	13,000
All Other Fees	0	0
Total Fees	$385,930	$460,100

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports.

        Audit-Related Fees.    Consists of fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant's financial statements including accounting consultations and fees related to equity financings.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

        All Other Fees.    Consists of all other non-audit services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides an engagement letter in advance of the first quarter meeting of the Audit Committee, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at its February Audit Committee meeting.

        For non-audit services, our senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Our senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        The Audit Committee approved 100% of the services provided by Ernst & Young LLP described above.

PROPOSAL NO. 5—REQUIRED VOTE

        The affirmative vote of the holders of a majority of the total number of votes cast at the Meeting on this proposal is required for the ratification of Ernst & Young LLP as our independent registered public accounting firm. With respect to this proposal, there will be no broker non-votes and abstentions will have no effect on the outcome of these proposals. Unless marked to the contrary, proxies received will be voted "FOR" this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 6—ADJOURNMENT

        We may ask our stockholders to vote on a proposal to grant discretionary authority to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to approve any of the proposals described above. We currently do not intend to propose adjournment at the Meeting if there are sufficient votes to approve the above proposals. The approval of a majority of the votes cast is required to approve the adjournment of the Meeting for the purpose of soliciting additional proxies. If our stockholders approve this proposal, we may adjourn the Meeting and use the additional time to solicit additional proxies, including proxies from our stockholders who have previously voted against any of the above proposals.

PROPOSAL NO. 6—REQUIRED VOTE

        The affirmative vote of the holders of a majority of the total number of votes cast at the Meeting on this proposal is required approve the adjournment of the Meeting. With respect to this proposal, there will be no broker non-votes and abstentions will have no effect on the outcome of these proposals. Unless marked to the contrary, proxies received will be voted "FOR" this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our stockholders may read and copy any reports, statements or other information that we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public from commercial document retrieval services at the web site maintained by the SEC at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information that you should read about us.

Sonus SEC Filings	Period, Filing or Effective Date
• Annual Report on Form 10-K	• Year ended December 31, 2007
• Annual Report on Form 10-K/A	• Filed on April 29, 2008
• Quarterly Report on Form 10-Q	• Quarter ended March 31, 2008
• Current Reports on Form 8-K	• Filed on May 30, 2008, May 9, 2008 and March 25, 2008

        Our stockholders may request a copy of the documents described above, which will be provided at no cost, by contacting Sonus Pharmaceuticals, Inc., 1522 217th Place SE, Suite 100, Bothell, Washington 98021, Telephone: (425) 487-9500, Attn: Chief Financial Officer.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date of the Meeting (other than the portions of those documents not deemed to be filed) shall also be deemed to be incorporated herein by reference.

        In addition, Sonus stockholders that have questions about the Meeting or the proposed Arrangement may contact:

Sonus Pharmaceuticals, Inc.,
1522 217th Place SE, Suite 100
Bothell, Washington, 98021
Telephone: (425) 487-9500
Attn: Chief Financial Officer

        Our stockholders should rely on the information contained in this proxy statement to vote on the proposals to be considered at the Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 3, 2008. Our stockholders should not assume that the information contained in this proxy statement is accurate as of any date other than July 3, 2008 (unless the information specifically indicates that another date applies), and neither the mailing of the proxy statement nor the issuance of our common stock shall create any implication to the contrary.

        This proxy statement does not constitute any offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

OTHER MATTERS

Other Matters for Action at the Annual and Special Meeting

        Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this proxy statement is brought before the Meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

Stockholder Proposals

        Any stockholder desiring to submit a proposal for action at the 2009 Annual Meeting of Stockholders and presentation in our proxy statement with respect to such meeting should arrange for such proposal to be delivered to us at our principal place of business no later than January 14, 2009 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer. We anticipate that our next annual meeting will be held on or about May 14, 2009.

        Generally, proxies submitted to us will confer discretionary authority to vote on matters proposed by stockholders if a proponent of a proposal fails to notify us at least 45 days prior to the anniversary of mailing of the prior year's proxy statement, without any discussion of the matter in the proxy statement. Because we are anticipating that our 2009 Annual Meeting of Stockholders will be held earlier in the year than this year's Annual and Special Meeting of Stockholders, we have adjusted the date such proposals may be provided by stockholders. Accordingly, with respect to our 2009 Annual Meeting of Stockholders, if we have not been provided with notice of a stockholder proposal by March 30, 2009, we will be allowed to use our voting authority as described above.

INDEX TO FINANCIAL STATEMENTS

OncoGenex Technologies, Inc.
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of March 31, 2008 (unaudited) and December 31, 2007 and 2006 (audited)	F-3
Consolidated Statements of Loss for the three months ended March 31, 2008 and 2007 (unaudited) and the years ended December 31, 2007, 2006 and 2005 (audited) and for the period from May 26, 2000 (inception) to March 31, 2008 (unaudited)	F-4
Consolidated Statements of Shareholders' Deficiency for the three months ended March 31, 2008 (unaudited), the years ended December 31, 2007, 2006 and 2005 (audited) and the period since inception (unaudited)	F-5
Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2007 (unaudited), the years ended December 31, 2007, 2006 and 2005 (audited) and the period from May 26, 2000 (inception) to March 31, 2008 (unaudited)	F-7
Notes to Consolidated Financial Statements	F-8
Sonus Pharmaceuticals, Inc.
Report of Independent Registered Public Accounting Firm	F-32
Balance Sheets as of December 31, 2007 and 2006 (audited)	F-33
Statements of Operations for the years ended December 31, 2007, 2006 and 2005 (audited)	F-34
Statements of Stockholders' Equity for the years ended December 31, 2007, 2006 and 2005 (audited)	F-35
Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005 (audited)	F-36
Notes to Financial Statements (audited)	F-37
Balance Sheets as of March 31, 2008 (unaudited) and December 31, 2007 (audited)	F-54
Statements of Operations for the three months ended March 31, 2008 and 2007 (unaudited)	F-55
Statements of Cash Flows for the three months ended March 31, 2008 and 2007 (unaudited)	F-56
Notes to Financial Statements (unaudited)	F-57

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
 OncoGenex Technologies Inc.
(a development stage enterprise)

        We have audited the accompanying consolidated balance sheets of OncoGenex Technologies Inc. (a development stage enterprise) as of December 31, 2007 and 2006 and the related consolidated statements of loss, shareholders' deficiency, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of OncoGenex Technologies Inc. (a development stage enterprise) at December 31, 2007 and 2006 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company has adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment and effective January 1, 2007 the Company has adopted the provisions of FASB Interpretation 48, Uncertainty in Income Taxes.

	/s/	Ernst & Young LLP Chartered Accountants
Vancouver, Canada,
May 21, 2008, except for note 19 which is as of May 28, 2008

OncoGenex Technologies Inc.
(a development stage enterprise)
(Incorporated under the laws of Canada)

CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)
(See Note 1—Basis of Presentation)

		December 31,
	March 31, 2008
		2007	2006
	$	$	$
	(unaudited)
ASSETS[note 9]
Current
Cash and cash equivalents [note 5]	4,141	4,626	1,853
Short-term investments [note 6]	—	505	6,159
Amounts receivable [note 13]	91	77	258
Investment tax credit recoverable	1,022	1,736	742
Prepaid expenses	263	295	227

Total current assets	5,517	7,239	9,239

Property and equipment [note 7]	85	99	145
Other assets [note 8]	11	12	11

Total assets	5,613	7,350	9,395

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current
Accounts payable and accrued liabilities [note 18]	725	1,048	1,046
Convertible debentures [note 9]	4,869	4,665	—

Total current liabilities	5,594	5,713	1,046

Taxes payable	2,585	2,487	1,486

Total liabilities	8,179	8,200	2,532
Commitments and contingencies [notes 13 and 17]
Class A redeemable convertible preferred shares: no par value; unlimited number authorized; 848,805 shares issued and outstanding at March 31, 2008, December 31, 2007 and 2006 (aggregate retraction amount of $5,941 at March 31, 2008, $5,720 at December 31, 2007, and $4,491 at December 31, 2006) [note 10]	4,454	4,329	3,855
Class B redeemable convertible preferred shares: no par value; unlimited number authorized; 8,945,448 shares issued and outstanding at March 31, 2008, December 31, 2007 and 2006 (aggregate retraction amount of $36,106 at March 31, 2008, $33,432 at December 31, 2007 and $30,955 at December 31, 2006) [note 10]	33,695	33,044	30,574
Shareholders' deficiency:
Common shares: no par value; unlimited number authorized; 1,285,500 shares issued and outstanding at March 31, 2008, December 31, 2007 and December 31, 2006 [notes 11[a] and [b]]	399	399	399
Additional paid-in capital	622	567	304
Deficit accumulated during the development stage	(44,265)	(41,832)	(30,352)
Accumulated other comprehensive income	2,529	2,643	2,083

Total shareholders' deficiency	(40,715)	(38,223)	(27,566)

Total liabilities and shareholders' deficiency	5,613	7,350	9,395

See accompanying notes.

OncoGenex Technologies Inc.
(a development stage enterprise)

CONSOLIDATED STATEMENTS OF LOSS
(In thousands of U.S. dollars, except share and per share amounts)

	Three months ended March 31,					Period from May 26, 2000 (inception) to March 31, 2008
			Years ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$	$
	(Unaudited)					(Unaudited)
EXPENSES
Research and development [note 14]	874	1,119	4,135	7,974	3,143	21,663
General and administrative	573	1,362	3,540	3,328	1,523	10,701

Total expenses	1,447	2,481	7,675	11,302	4,666	32,364

OTHER INCOME (EXPENSE)
Interest income	81	60	177	454	313	1,283
Interest and foreign exchange expense	(77)	80	(325)	(71)	(144)	(872)

Total other income (expense)	4	140	(148)	383	169	411

Loss for the period before taxes	(1,443)	(2,341)	(7,823)	(10,919)	(4,497)	(31,953)
Income tax expense [note 12]	214	173	713	675	432	2,380

Net loss	(1,657)	(2,514)	(8,536)	(11,594)	(4,929)	(34,333)
Redeemable convertible preferred share accretion	776	680	2,944	2,604	1,843	9,932

Loss attributable to common shareholders	(2,433)	(3,194)	(11,480)	(14,198)	(6,772)	(44,265)

Basic and diluted loss per common share [note 11[f]]	$(1.89)	$(2.48)	$(8.93)	$(11.05)	$(5.43)

Weighted average number of common shares [notes 11[f]	1,285,500	1,285,500	1,285,500	1,285,500	1,248,158

See accompanying notes.

OncoGenex Technologies Inc.
(a development stage enterprise)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIENCY
(In thousands of U.S. dollars, except share amounts)

Period from May 26, 2000 (inception) to March 31, 2008
(Information pertaining to the three months ended March 31, 2008 is unaudited)

	Common Shares					Deficit Accumulated During the Development Stage
			Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Other Comprehensive Income (Loss)		Total Shareholders' Deficiency
	Shares	Amount
Shares issued for cash	266,000	$51	$—	$—	$—	$—	$51
Shares issued for research and development expenses	820,000	—
Cumulative translation adjustment from application of US dollar reporting				(1)	(1)		(1)
Loss for the period					(6)	(6)	(6)

Comprehensive loss for the period					(7)

Balance, December 31, 2000	1,086,000	51		(1)		(6)	44

Shares issued for cash	60,000	94					94
Shares issued for acquisition of licenses	100,000	156					156
Shares cancelled under terms of issuance	(28,500)	(7)	7
Cumulative translation adjustment from application of US dollar reporting				2	2		2
Redeemable convertible preferred share accretion						(3)	(3)
Loss for the year					(318)	(318)	(318)

Comprehensive loss for the year					(316)

Balance, December 31, 2001	1,217,500	294	7	1		(327)	(25)

Shares issued for acquisition of licenses	32,000	83					83
Shares issued on exercise of options	6,000	1					1
Cumulative translation adjustment from application of US dollar reporting				9	9		9
Stock-based compensation expense			5				5
Unrealized gain on marketable securities				7	7		7
Redeemable convertible preferred share accretion						(129)	(129)
Loss for the year					(1,356)	(1,356)	(1,356)

Comprehensive loss for the year					(1,340)

Balance, December 31, 2002	1,255,500	378	12	17		(1,812)	(1,405)

Cumulative translation adjustment from application of US dollar reporting				417	417		417
Stock-based compensation expense			15				15
Reclassification of unrealized gain on marketable securities				(7)	(7)		(7)
Unrealized gain on marketable securities				13	13		13
Redeemable convertible preferred share accretion						(385)	(385)
Loss for the year					(1,926)	(1,926)	(1,926)

Comprehensive loss for the year					(1,503)

Balance, December 31, 2003	1,255,500	378	27	440		(4,123)	(3,278)

OncoGenex Technologies Inc.
(a development stage enterprise)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIENCY (Continued)
(In thousands of U.S. dollars, except share amounts)

Period from May 26, 2000 (inception) to March 31, 2008
(Information pertaining to the three months ended March 31, 2008 is unaudited)

						Deficit Accumulated During the Development Stage
	Common Shares			Accumulated Other Comprehensive Income (Loss)
			Additional Paid-In Capital		Other Comprehensive Income (Loss)		Total Shareholders' Deficiency
	Shares	Amount
Balance, December 31, 2004	1,255,500	378	67	1,208		(9,382)	(7,729)

Shares issued for acquisition of licenses	30,000	21					21
Cumulative translation adjustment from application of US dollar reporting				619	619		619
Stock-based compensation expense			55				55
Reclassification of unrealized gain on marketable securities				(58)	(58)		(58)
Unrealized gain on marketable securities				37	37		37
Redeemable convertible preferred share accretion						(1,843)	(1,843)
Loss for the year					(4,929)	(4,929)	(4,929)

Comprehensive loss for the year					(4,331)

Balance, December 31, 2005	1,285,500	399	122	1,806		(16,154)	(13,827)

Stock-based compensation expense			182				182
Cumulative translation adjustment from application of US dollar reporting				316	316		316
Reclassification of unrealized gain on marketable securities				(37)	(37)		(37)
Unrealized loss on marketable securities				(2)	(2)		(2)
Redeemable convertible preferred share accretion						(2,604)	(2,604)
Loss for the year					(11,594)	(11,594)	(11,594)

Comprehensive loss for the year					(11,317)

Balance, December 31, 2006	1,285,500	399	304	2,083		(30,352)	(27,566)

Stock-based compensation expense			263				263
Cumulative translation adjustment from application of US dollar reporting				557	557		557
Reclassification of unrealized loss on marketable securities				2	2		2
Unrealized gain on marketable securities				1	1		1
Redeemable convertible preferred share accretion						(2,944)	(2,944)
Loss for the year					(8,536)	(8,536)	(8,536)

Comprehensive loss for the year					(7,976)

Balance, December 31, 2007	1,285,500	399	567	2,643		(41,832)	(38,223)

Stock-based compensation expense			55				55
Cumulative translation adjustment from application of US dollar reporting				(112)	(112)		(112)
Reclassification of unrealized gain on marketable securities				(1)	(1)		(1)
Unrealized loss on marketable securities				(1)	(1)		(1)
Redeemable convertible preferred share accretion						(776)	(776)
Loss for the period					(1,657)	(1,657)	(1,657)

Comprehensive loss for the period					(1,771)

Balance, March 31, 2008	1,285,500	399	622	2,529		(44,265)	(40,715)

See accompanying notes.

OncoGenex Technologies Inc.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

	Three months ended March 31,
			Years ended December 31,			Period from May 26, 2000 (inception) to March 31, 2008
	2008	2007	2007	2006	2005
	$	$	$	$	$	$
	(unaudited)					(unaudited)
OPERATING ACTIVITIES
Loss for the period	(1,657)	(2,514)	(8,536)	(11,594)	(4,929)	(34,333)
Add items not involving cash
Amortization	14	33	83	94	73	352
Stock-based collaboration expense					771	1,758
Stock-based compensation [note 11[d]]	55	31	263	182	55	616
Accrued interest on convertible debenture [note 9]	177	—	193	—	—	369
Changes in non-cash working capital items
Amounts receivable	(14)	(228)	181	126	(186)	(91)
Investment tax credit recoverable	712	(132)	(993)	(184)	(80)	(1022)
Prepaid expenses	32	52	(68)	—	(109)	(263)
Other assets	1	1	(1)	—	—	(11)
Accounts payable and accrued liabilities	(323)	139	(2)	129	(1,087)	723
Funding advances	—	—	—	—	(217)	—
Changes in taxes payable	98	192	1,001	651	461	2,585

Cash used in operating activities	(905)	(2,426)	(7,879)	(10,596)	(5,248)	(29,317)

FINANCING ACTIVITIES
Issuance of preferred shares, net of share issue costs	—	—	—	—	12,701	26,719
Issuance of common shares, net of share issue costs	—	—	—	—	—	146
Issuance of convertible debentures net of issue costs	—	—	4,442	—	—	4,442

Cash provided by financing activities	—	—	4,442	—	12,701	31,307

INVESTING ACTIVITIES
Purchase of investments	—	(1,437)	(6,763)	(18,093)	(27,088)	(84,177)
Proceeds from sale of investments	497	2,558	13,058	29,286	19,043	86,805
Purchase of property and equipment	(4)	(3)	(17)	(38)	(96)	(392)

Cash provided by (used in) investing activities	493	1,118	6,278	11,155	(8,141)	2,236

Effect of exchange rate changes on cash	(73)	(98)	(68)	12	23	(85)
Increase (decrease) in cash and cash equivalents during the period	(485)	(1,406)	2,773	571	(665)	4,141
Cash and cash equivalents, beginning of the period	4,626	1,853	1,853	1,282	1,947	—

Cash and cash equivalents, end of the period	4,141	447	4,626	1,853	1,282	4,141

Supplemental cash flow information [note 11[b]]

See accompanying notes.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

        OncoGenex Technologies Inc. (the "Company") is a development stage enterprise incorporated on May 26, 2000 under the Canada Business Corporations Act and is registered as an extraprovincial company in the province of British Columbia. The Company's principal business activities include the development and commercialization of the Company's technologies for the treatment of cancer.

        The Company's lead drug candidate, OGX-011, is being co-developed with the Company's partner, Isis Pharmaceuticals Inc. ("Isis") [note 13]. Substantially all of the Company's research and development activities to date have focused on OGX-011.

        These consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a going concern basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

        The Company has incurred significant losses to date and as at March 31, 2008 had an accumulated deficit of $44,312,000. This raises substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to achieve profitable operations, obtain additional capital and dependent on the continued support of its shareholders. Management is planning to raise additional capital to finance expected growth. The outcome of these matters cannot be predicted at this time. If the Company is unable to obtain adequate additional financing, management will be required to curtail the Company's operations. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities which might be necessary should the Company be unable to continue in business.

        These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, OncoGenex Inc., which was incorporated on August 19, 2005. Inter-company accounts and transactions have been eliminated.

2. ACCOUNTING POLICIES

        The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and are expressed in U.S. dollars unless otherwise noted. The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

  Recently adopted accounting policies

        Effective January 1, 2008, the Company adopted SFAS No. 157 Fair Value Measurements. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one year deferral of the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted the provisions of SFAS No. 157 on a prospective basis for financial assets and liabilities which require that the Company determine the fair value of financial assets and liabilities using the fair value hierarchy established in SFAS No. 157. The adoption of SFAS No. 157 did not have a material impact on the Company's results of operations and

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

2. ACCOUNTING POLICIES (Continued)

financial condition as of and for the quarter ended March 31, 2008. This change may, however, have an impact on financial condition and the results of operations in future periods [Note 3].

        Effective January 1, 2008 the Company adopted SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." The fair value option established by SFAS 159 permits, but does not require, all entities to choose to measure eligible items at fair value at specified election dates. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The adoption of SFAS 159 effective January 1, 2008 has not impacted the Company's financial position and results of operations.

        In June 2007, the Emerging Issues Task Force issued EITF Issue 07-03, "Accounting for Advance Payments for Goods or Services to Be Used in Future Research and Development," or EITF No. 07-03. EITF No. 07-03 addresses the diversity which exists with respect to the accounting for the non-refundable portion of a payment made by a research and development entity for future research and development activities. Under EITF No. 07-03, an entity would defer and capitalize non-refundable advance payments made for research and development activities until the related goods are delivered or the related services are performed. EITF No. 07-03 is effective for fiscal years beginning after December 15, 2007 and interim periods within those years. Adoption of EITF No. 07-03 effective January 1, 2008 on a prospective basis has not resulted in an adjustment to the Company's financial statements.

        Effective January 1, 2007, the Company adopted FIN 48, "Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attributes for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The implementation of FIN 48 did not have a material impact on the Company's consolidated financial statements.

  Use of estimates

        The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes thereto. Actual results could differ from those estimates.

  Cash and cash equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents, which the Company considers as available for sale and are carried at market value with unrealized gains and losses, if any, reported as accumulated other comprehensive income or loss, which is a separate component of shareholders' deficiency.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

2. ACCOUNTING POLICIES (Continued)

  Short-term investments

        Short-term investments consist of financial instruments purchased with an original maturity of greater than three months and less than one year. The Company considers its short-term investments as available-for-sale and they are carried at market value with unrealized gains and losses, if any, reported as accumulated other comprehensive income or loss, which is a separate component of shareholders' deficiency. Realized gains and losses on the sale of these securities are recognized in net income or loss. The cost of investments sold is based on the specific identification method.

  Property and equipment

        Property and equipment assets are recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over the following periods:

Computer equipment	3 years
Computer software	3 years
Furniture and fixtures	5 years
Leasehold improvements	Over the term of the lease

  Reporting currency and foreign currency translation

        The Company follows the temporal method for the translation of foreign currency amounts including those of its foreign integrated subsidiary, into Canadian dollars. Under this method, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars using exchange rates in effect at the balance sheet date. Revenue and expense items are translated at the exchange rate in effect on the date of the transaction. Foreign exchange gains and losses are included in the determination of loss for the period.

        The consolidated financial statements are based on a Canadian dollar functional currency and have been translated into the U.S. reporting currency using the current rate method as follows: assets and liabilities using the rate of exchange prevailing at the balance sheet date; preferred shares and shareholders' deficiency amounts using the applicable historic rate; and revenue and expenses at the average rate of exchange for the respective periods. Translation gains and losses have been included as part of the cumulative translation adjustment which is reported as a component of accumulated other comprehensive loss.

  Funding advances

        Funds received in advance for specific projects are classified as funding advances. Costs related to these projects are charged against the funding advances as they are incurred and shown as a reduction of research and development costs.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

2. ACCOUNTING POLICIES (Continued)

  Income taxes

        Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the differences between the carrying values of assets and liabilities and their respective income tax bases and for operating losses and tax credit carry forwards. A valuation allowance is provided for the portion of deferred tax assets that is more likely than not to be unrealized. Deferred tax assets and liabilities are measured using the enacted tax rates and laws.

  Scientific research and development tax credits

        The benefits of tax credits for scientific research and development expenditures are recognized in the year the qualifying expenditure is made providing there is reasonable assurance of recoverability. The tax credits recorded are based on management's estimates of amounts expected to be recovered and are subject to audit by taxation authorities. The refundable tax credit reduces the carrying cost of expenditures for research and development expenses to which it relates. The non-refundable tax credit reduces the tax provision.

  Research and development costs

        Research and development costs are expensed as incurred, net of related refundable investment tax credits.

        Clinical trial expenses are a component of research and development costs. These expenses include fees paid to contract research organizations and investigators and other service providers, which conduct certain product development activities on our behalf. The Company uses an accrual basis of accounting, based upon estimates of the amount of service completed. In the event payments differ from the amount of service completed, prepaid expense or accrued liabilities amounts are adjusted on the balance sheet. These expenses are based on estimates of the work performed under service agreements, miletones achieved, patient enrolment and experience with similar contracts. The Company monitors each of these factors to the extent possible and adjust estimates accordingly.

  Stock-based compensation

        Effective January 1, 2006, the Company adopted the fair value recognition provisions of the Financial Accounting Standards Board Statement No. 123(R) (or SFAS 123(R)), "Share-Based Payment," using the modified prospective method with respect to options granted to employees and directors. Under this transition method, compensation cost is recognized in the financial statements beginning with the effective date for all share-based payments granted after January 1, 2006 and for all awards granted prior to but not yet vested as of January 1, 2006. The expense is amortized on a straight-line basis over the vesting period. Accordingly, prior period amounts have not been restated.

        Prior to January 1, 2006, the Company accounted for stock options granted to employees and directors under the recognition and measurement provisions of APB Opinion No. 25 (or APB 25), "Accounting for Stock Issued to Employees," as amended by SFAS No. 148, using the intrinsic value method, as permitted by Statement of Financial Accounting Standards No. 123 (or SFAS 123),

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

2. ACCOUNTING POLICIES (Continued)

"Accounting for Stock-Based Compensation." As the exercise price of the Company's employee stock options equals the estimated fair value of the underlying stock on the date of grant, no compensation expense has been recognized under APB 25.

        The Company accounts for stock-based awards issued to non-employees prior to January 1, 2006 in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148. Stock-based awards for non-employees are measured at the fair value of the equity instruments issued using the Black-Scholes option pricing model. The fair value of stock options granted is amortized to the consolidated statement of loss over the vesting period.

        The Company discloses the proforma effects to the loss for periods prior to the adoption of FAS 123(R) as if the fair value method had been used for awards to employees and directors granted, modified or settled prior to December 31, 2005 (see Note 11 (d)).

  Comprehensive income (loss)

        Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) consists of translation adjustments from the application of U.S. dollar reporting and unrealized gains and losses on the Company's available-for-sale marketable securities. The Company has reported the components of comprehensive loss in the statement of shareholders' deficiency.

  Loss per common share

        Basic loss per common share is computed using the weighted average number of common shares outstanding during the period, excluding contingently issuable shares, if any. Diluted loss per common share is computed in accordance with the treasury stock method which uses the weighted average number of common shares outstanding during the period and includes the dilutive effect of potentially issuable common shares from outstanding stock options and convertible preferred shares and debentures. Diluted loss per common share is equivalent to basic loss per common share for all periods presented as the outstanding stock options and convertible preferred shares and debentures are anti-dilutive.

  Recent accounting pronouncements

        In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations," or SFAS No. 141R. SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company has not yet completed its evaluation of the potential impact, if any, of the adoption of SFAS

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

2. ACCOUNTING POLICIES (Continued)

No. 141R but does not currently believe that it will have a material impact on the consolidated financial position, results of operations or cash flows.

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51," or SFAS No. 160. SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company has not yet completed its evaluation of the potential impact, if any, of the adoption of SFAS No. 160, but do not currently believe that it will have a material impact on the consolidated financial position, results of operations or cash flows.

        In November 2007, the Emerging Issues Task Force issued EITF Issue 07-01, "Accounting for Collaborative Arrangements," or EITF No. 07-01. EITF No. 07-01 requires collaborators to present the results of activities for which they act as the principal on a gross basis and report any payments received from (made to) other collaborators based on other applicable GAAP or, in the absence of other applicable GAAP, based on analogy to authoritative accounting literature or a reasonable, rational, and consistently applied accounting policy election. Further, EITF No. 07-01 clarified that the determination of whether transactions within a collaborative arrangement are part of a vendor-customer (or analogous) relationship subject to Issue 01-9, Accounting for Consideration Given by a Vendor to a Customer. EITF No. 07-01 is effective for fiscal years beginning December 15, 2008. The Company has not yet completed its evaluation of EITF 07-01, but does not currently believe that it will have a material impact on the consolidated financial position, results of operations or cash flows.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities." SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company has not yet assessed the impact of this pronouncement.

        On May 9, 2008, the Financial Accounting Standards board ("FASB") issued FASB Staff Position ("FSP") Accounting Principles Board ("APB") Opinion No. 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSB APB 14-1"). The FSP will require cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each. The value assigned to the debt component will be the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the bond cash proceeds and this estimated fair value will be recorded as a debt discount and amortized to interest expense over the life of the bond. Although FSB APB 14-1 would have no impact on the Company's actual past or future cash flows, it will require the Company to record a significant amount of non-cash interest expense as the debt discount is amortized. As a result, there will be a material adverse impact on the results of operations and earnings per share.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

2. ACCOUNTING POLICIES (Continued)

In addition, if the convertible debt is redeemed or converted prior to maturity, any unamortized debt discount will result in a loss on extinguishment. FSP APB 14-1 will become effective January 1, 2009.

        In May 2008, the FASB issued SFAS No. 162 "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 is effective sixty days following the SEC's approval of PCAOB amendments to AU Section 411, "The Meaning of 'Present fairly in conformity with generally accepted accounting principles.' " The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 162 on its consolidated financial statements.

3. FAIR VALUE MEASUREMENTS

        Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS No. 157). Effective January 1, 2008, the Company adopted SFAS No. 157. In February 2008, the FASB issued FASB Staff Position No. SFAS 157-2, "Effective Date of FASB Statement No. 157," which provides a one year deferral of the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually.

        The Company adopted the provisions of SFAS No. 157 on a prospective basis for financial assets and liabilities which require that the Company determine the fair value of financial assets and liabilities using the fair value hierarchy established in SFAS No. 157. SFAS No. 157 describes three levels of inputs that may be used to measure fair value, as follows:

  •
  Level 1—Quoted prices in active markets for identical assets or liabilities [Note 6].

  •
  Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

  •
  Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities [Note 9].

        The adoption of SFAS No. 157 did not have a material impact on the Company's results of operations and financial condition as of and for the quarter ended March 31, 2008.

4. FINANCIAL INSTRUMENTS AND RISK

        For certain of the Company's financial instruments including cash and cash equivalents, amounts receivable, accounts payable, and convertible debentures the carrying values approximate fair value due to their short-term nature. The Company's short-term investments are recorded at fair value.

        Financial risk is the risk to the Company's results of operations that arises from fluctuations in interest rates and foreign exchange rates and the degree of volatility of these rates as well as credit risk

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

4. FINANCIAL INSTRUMENTS AND RISK (Continued)

associated with the financial stability of the issuers of the financial instruments. The Company purchases the majority of its goods and services in Canadian dollars and maintains the majority of its cash, cash equivalents and short-term investments in Canadian dollars. Accordingly, the Company has minimal exposure to foreign exchange risk. The Company's cash and cash equivalents and short-term investments are invested in fixed rate securities.

5. CASH AND CASH EQUIVALENTS

        Cash equivalents include treasury bills and commercial paper. The balance as of March 31, 2008 was $1,409,000, [December 31, 2007—$4,234,000 and December 31, 2006—$982,000] with average interest rates of 1.86% at March 31, 2008 [2.99% at December 31, 2007 and 4.24% at December 31, 2006].

6. SHORT-TERM INVESTMENTS

        Short-term investments as at March 31, 2008 are nil. Short term investments at December 31, 2007 are comprised of treasury bills and commercial paper with an average interest rate of 3.5% [December 31—2006 4.33%] and maturities to January 2008 [December 31, 2006 maturities to June 2007]. At December 31, 2007 the short-term investments with a cost of $504,000 [December 31, 2006—$6,161,000] are recorded at fair value of $505,000 [December 31, 2006—$6,159,000], with a corresponding net unrealized gain of $1,000 [December 31, 2006—unrealized loss of $2,000] based on quoted market prices as follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	$	$	$	$
	(In thousands)
December 31, 2007	504	1	—	505
December 31, 2006	6,161	—	2	6,159

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

7. PROPERTY AND EQUIPMENT

	Cost	Accumulated Amortization	Net Book Value
	$	$	$
	(In thousands)
March 31, 2008
Computer equipment	195	172	23
Computer software	127	114	13
Furniture and fixtures	115	68	47
Leasehold improvements	50	48	2

	489	402	85

December 31 2007
Computer equipment	204	173	31
Computer software	133	117	16
Furniture and fixtures	115	66	49
Leasehold improvements	52	49	3

	504	405	99

December 31 2006
Computer equipment	168	111	57
Computer software	101	81	20
Furniture and fixtures	98	36	62
Leasehold improvements	44	38	6

	411	266	145

8. OTHER ASSETS

        Other assets include a deposit paid for the Canadian office space in accordance with the terms of the operating lease agreement which expires in September 2009.

9. CONVERTIBLE DEBENTURES

        On September 19, 2007, the Company issued $4,500,000 in convertible debentures to certain existing shareholders bearing interest at an average rate of 14.9% per annum and maturing on March 31, 2008. On March 6, 2008 the maturity date was extended to June 30, 2008. The extension did not have a material impact on the fair value of the debentures. The convertible debentures are collateralized by a general security agreement on all the assets of the Company.

        Subject to certain other conditions, if the Company has an equity offering with gross proceeds of at least $10 million ("Qualified Financing") prior to the date of maturity, the then outstanding balance of principal and accrued interest will automatically convert into the same class and series of shares issued by the Company at a 15% discount to the issue price. If no Qualified Financing occurs prior to the date of maturity, the debentures are convertible into Series 2 Class B preferred shares at US$3.07 per share at the option of the holder. Alternatively, if an equity offering occurs which does not meet

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

9. CONVERTIBLE DEBENTURES (Continued)

the terms of a Qualified Financing, holders of the convertible debentures may convert the then outstanding balance of principal and accrued interest into the same class of shares issued by the Company at a 15% discount to the issue price.

Liability
(In thousands of dollars)	$
Issued for Cash net of issuance costs	4,442
Interest and amortization expense	223
Balance December 31, 2007	4,665
Interest and amortization expense	204

Balance, March 31, 2008	4,869

10. REDEEMABLE CONVERTIBLE PREFERRED SHARES

[a] Authorized

        Unlimited number of Class A preferred voting shares, issuable in series, no par value

        Unlimited number of Class B preferred voting shares, issuable in series, no par value

        From December 2001 through October 2002, the Company issued 848,805 Class A Series 1 and 2 Redeemable Convertible Preferred Shares for net proceeds of $2,488,000. From September 2003 through August 2005, the Company issued 8,945,448 Class B Series 1 and 2 Redeemable Convertible Preferred Shares for net proceeds of $25,729,000, consisting of cash of $24,231,000 and payment of collaboration expenses of $1,498,000.

        The Class A preferred shares, Series 1 and Series 2, and the Class B preferred shares, Series 1 and Series 2, are convertible at any time at the option of the holder into common shares. Pursuant to the share rights of these shares all preferred shares will automatically convert into common shares if the Company completes an initial public offering of the Company's common shares at an offering price per common share of not less than $9.21 per share resulting in not less than $25 million net proceeds (including treasury and secondary shares) and which results in the Common Shares being listed and posted for trading on the Toronto Stock Exchange, New York Stock Exchange or quoted on the NASDAQ Global Market. All preferred shares will convert, initially on a one for one basis and adjusted thereafter for capital alterations [see note 11[e][i]].

        The Class B preferred shares, Series 1 and Series 2 are retractable, subject to the Canada Business Corporations Act, at any time after August 10, 2010 and on not less than 120 days notice by holders of not less than 50% of the outstanding respective Class B preferred shares, Series 1 or Series 2. In the event of any liquidation, dissolution, or winding up of the Company, the Class B preferred shareholders have a liquidation preference senior to the Class A shareholders and common shareholders and are entitled to receive $2.755 per share for Class B Series 1 shares and $3.07 per share for Class B Series 2 shares.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

10. REDEEMABLE CONVERTIBLE PREFERRED SHARES (Continued)

        The Class A preferred shares, Series 1 and Series 2, are retractable, subject to the Canada Business Corporations Act, at the option of the holder behind the Class B preferred shares with such right becoming effective after August 10, 2010 and on not less than 120 days notice by holders of not less than 50% of the outstanding respective Class A preferred shares, Series 1 or Series 2, and provided that no Class B preferred shares, Series 1 and Series 2, are then outstanding. In the event of any liquidation, dissolution, or winding up of the Company, the Class A preferred shareholders have a liquidation preference senior to the common shareholders and are entitled to receive CAD$4.42 per share for Class A Series 1 shares and CAD$5.36 per share for Class A Series 2 shares.

        Any remaining assets available for distribution, subsequent to the liquidation payments to Class A and Class B preferred shareholders, shall be distributed ratably among the holders of all share classes as if all shares had been converted to common shares.

        The retraction price for the Class A preferred shares, Series 1 and Series 2, and the Class B preferred shares, Series 1 and Series 2 is equal to the issue price for such shares plus a preferred return adjustment (being an amount required to generate an 8% annual cumulative return for the holder of such shares).

        If dividends are declared on common shares, Class A and Class B preferred shareholders are entitled to receive a dividend based upon the number of common shares they would receive if they elected to convert their preferred shares into common shares.

        In the event that holders of Class A and Class B preferred shares are paid the cumulative preferred return adjustment referred to above, the Company would become liable for payment of taxes under Part VI.1 of the Income Tax Act (Canada) which is calculated at 25% of the amount paid in excess of CAD $500,000. On the payment of this tax, the Company will be entitled to claim a deduction equal to nine-fourths times the amount of any Part VI.1 taxes actually paid.

        For accounting purposes, the preferred shares are presented as mezzanine equity in the consolidated financial statements as the shares are redeemable at the option of the holders.

        On September 1, 2006, the shareholders passed a special resolution in accordance with the Canada Business Corporations Act to amend the articles to eliminate all authorized classes of shares (except common shares), to convert all of the issued and outstanding preferred shares into common shares on a fixed one-for-one basis and to authorize the directors to file such amendment to give effect to the amendment immediately prior to the completion of an initial public offering at a price of $9.21 per share or such lower price that is approved by Major Investors Approval (as defined in the existing articles). The amendment does not become effective until filed with the appropriate regulatory authority.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

10. REDEEMABLE CONVERTIBLE PREFERRED SHARES (Continued)

[b] Issued and outstanding

        A summary of the preferred share transactions is as follows:

	# Shares	Amount
		$
		(In thousands of US dollars except share amounts)
Class A preferred—Series 1
Balance, December 31, 2000	—	—
Issued for cash, net of issue costs of $58	475,113	1,267
Accretion of redeemable convertible preferred shares		3

Balance, December 31, 2001	475,113	1,270
Issued for cash, net of issue costs of $14	38,281	92
Accretion of redeemable convertible preferred shares		112

Balance, December 31, 2002	513,394	1,474
Accretion of redeemable convertible preferred shares		140

Balance, December 31, 2003	513,394	1,614
Accretion of redeemable convertible preferred shares		163

Balance, December 31, 2004	513,394	1,777
Accretion of redeemable convertible preferred shares		189

Balance, December 31, 2005	513,394	1,966
Accretion of redeemable convertible preferred shares		218

Balance, December 31, 2006	513,394	2,184
Accretion of redeemable convertible preferred shares		272

Balance, December 31, 2007	513,394	2,456

Accretion of redeemable convertible preferred shares		72

Balance, March 31, 2008	513,394	2,528

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

10. REDEEMABLE CONVERTIBLE PREFERRED SHARES (Continued)

Class A preferred—Series 2
Balance, December 31, 2001	—	—
Issued for cash, net of issue costs of $17	335,411	1,129
Accretion of redeemable convertible preferred shares		17

Balance, December 31, 2002	335,411	1,146
Accretion of redeemable convertible preferred shares		102

Balance, December 31, 2003	335,411	1,248
Accretion of redeemable convertible preferred shares		121

Balance, December 31, 2004	335,411	1,369
Accretion of redeemable convertible preferred shares		140

Balance, December 31, 2005	335,411	1,509
Accretion of redeemable convertible preferred shares		162

Balance, December 31, 2006	335,411	1,671
Accretion of redeemable convertible preferred shares		202

Balance, December 31, 2007	335,411	1,873
Accretion of redeemable convertible preferred shares		53

Balance, March 31, 2008	335,411	1,926

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

10. REDEEMABLE CONVERTIBLE PREFERRED SHARES (Continued)

Class B preferred—Series 1
Balance, December 31, 2002	—	—
Issued for cash, net of issue costs of $193	2,153,354	5,712
Issued pursuant to collaboration agreement	272,232	748
Accretion of redeemable convertible preferred shares		143

Balance, December 31, 2003	2,425,586	6,603
Issued for cash, net of issue costs of $9	2,117,967	5,818
Accretion of redeemable convertible preferred shares		964

Balance, December 31, 2004	4,543,553	13,385
Accretion of redeemable convertible preferred shares		1,090

Balance, December 31, 2005	4,543,553	14,475
Accretion of redeemable convertible preferred shares		1,177

Balance, December 31, 2006	4,543,553	15,652
Accretion of redeemable convertible preferred shares		1,271

Balance, December 31, 2007	4,543,553	16,923
Accretion of redeemable convertible preferred shares		336

Balance, March 31, 2008	4,543,553	17,259

Class B preferred—Series 2
Balance, December 31, 2004	—	—
Issued for cash, net of issue costs of $66	4,157,595	12,701
Issued pursuant to collaboration agreement	244,300	750
Accretion of redeemable convertible preferred shares		424

Balance, December 31, 2005	4,401,895	13,875
Accretion of redeemable convertible preferred shares		1,047

Balance, December 31, 2006	4,401,895	14,922
Accretion of redeemable convertible preferred shares		1,199

Balance, December 31, 2007	4,401,895	16,121
Accretion of redeemable convertible preferred shares		315

Balance, March 31, 2008	4,401,895	16,436

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

10. REDEEMABLE CONVERTIBLE PREFERRED SHARES (Continued)

Total class A preferred , December 31, 2005	848,805	3,475

Total class B preferred , December 31, 2005	8,945,448	28,350

Total class A preferred , December 31, 2006	848,805	3,855

Total class B preferred , December 31, 2006	8,945,448	30,574

Total class A preferred , December 31, 2007	848,805	4,329

Total class B preferred , December 31, 2007	8,945,448	33,044

Total class A preferred , March 31, 2008	848,805	4,454

Total class B preferred , March 31, 2008	8,945,448	33,695

11. COMMON SHARES

[a] Authorized

        Unlimited number of common voting shares, no par value

[b] Issued and outstanding shares

        During the year ended December 31, 2005, the Company obtained a license to certain technologies from the University of British Columbia. Under the terms of the agreement, the Company issued a total of 30,000 common shares at a value of $21,000. This amount has been included in research and development expenses for the year ended December 31, 2005.

[c] Stock options (All options are exercisable in Canadian Dollars)

        In September 2003, the Board of Directors approved an amended stock option plan, which was an amendment of the stock option plan first established in October 2001. Under such plan, the Company may grant options to purchase common shares in the Company to employees, directors, officers, and consultants of the Company. The exercise price of the options is determined by the Board but generally will be at least equal to the fair value of the shares at the grant date. In December 2006, the shareholders approved the 2006 Stock Incentive Plan ("2006 Plan") which provides, among other matters, the granting of options to acquire common shares equal to the greater of 1,905,557 common shares and 10% of the issued and outstanding common shares. The 2006 Plan is only effective upon the completion of an initial public offering on or before June 30, 2008 and ceases to be in force if an initial

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

11. COMMON SHARES (Continued)

public offering is not completed by that date. Accordingly, as of December 31, 2007, no options have been granted pursuant to this plan.

        The options vest in accordance with terms as determined by the Board, typically over three years. The expiry date for each option is set by the Board with a maximum expiry date of seven years and a minimum expiry of five years from the date of grant.

        As at March 31, 2008 the Company has reserved, pursuant to the 2001 plan, 1,905,557 common shares for issuance of stock options to employees, directors, officers and consultants of the Company of which 416,510 [December 31, 2007—416,510 and December 31, 2006—482,410] are available for future issuance.

        During the year ended December 31, 2005 the Company repriced 189,600 options originally granted in 2002 and 2003 from exercise prices of $4.00 to $5.00 to $0.90 in order to be consistent with the option pricing model used to price options granted subsequently. The impact of the repricing was not significant.

        Stock option transactions and the number of share options outstanding are summarized below:

Exercisable in Canadian Dollars	Number of Optioned Common Shares	Weighted Average Exercise Price
	#	$
Balance, December 31, 2004	785,220	0.88
Options granted	599,500	0.95
Options forfeited	(52,000)	0.90

Balance, December 31, 2005	1,332,720	0.91
Options granted	117,427	0.95
Options forfeited	(27,000)	0.90

Balance, December 31, 2006	1,423,147	0.92
Options granted	73,400	4.38
Options forfeited	(7,500)	4.38

Balance, December 31, 2007	1,489,047	1.07
Options granted	—	—
Options forfeited	—	—
Balance, March 31, 2008	1,489,047	1.07

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

11. COMMON SHARES (Continued)

        The following table summarizes information about options outstanding at March 31, 2008:

	Option Outstanding		Option Exercisable
Exercise Price	Issuable	Remaining Contractual Life (years)	Exercisable	Exercise Price
$	#		#	$
Exercisable in Canadian dollars
0.30	20,000	0.6	20,000	0.30
0.90	692,220	2.3	692,221	0.90
0.95	710,927	4.5	524,052	0.95
4.38	65,900	6.2	38,025	4.38

1.07	1,489,047	3.5	1,274,298	1.01

        The following table summarizes information about options outstanding at December 31, 2007:

	Option Outstanding		Option Exercisable
Exercise Price	Issuable	Remaining Contractual Life (years)	Exercisable	Exercise Price
$	#		#	$
0.30	20,000	0.8	20,000	0.30
0.90	692,220	2.5	692,221	0.90
0.95	710,927	4.8	497,677	0.95
4.38	65,900	6.5	32,650	4.38

1.07	1,489,047	3.7	1,242,548	1.00

11. COMMON SHARES

[d] Stock-based compensation (exercisable in Canadian dollars)

        For the three months ended March 31, 2008 and 2007 total stock-based compensation expense for both consultants and employees and directors amounted to $55,000 and $31,000 respectively.

        For the year ended December 31, 2005, 2006 and 2007 total stock-based compensation expense for both consultants and employees and directors amounted to $55,000, $182,000 and $263,000 respectively.

        There were no options granted during the first quarter ending March 31, 2008. The weighted average fair value of stock options granted during the year ended December 31, 2007 was $3.16 per share [December 31, 2006—$0.62 and December 31, 2005—$0.51].

        The estimated grant date fair value of stock options vested during the years ended December 31, 2007, 2006 and 2005 was $189,000, $191,000 and $253,000 respectively.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

11. COMMON SHARES (Continued)

The estimated fair value of stock options granted in the respective periods was determined using the Black-Scholes option pricing model using the following weighted average assumptions:

	December 31
	2007	2006	2005
Annualized volatility	100%	100%	100%
Risk-free interest rate	4.63	4.09%	3.61%
Expected life	5 years	5 years	5 years
Dividend yield	0.0%	0.0%	0.0%

        As at March 31, 2008 and December 31, 2007 the total unrecognized compensation expense related to stock options granted is $132,000 and $195,000 respectively, which is expected to be recognized into expense over a period of approximately three years.

Pro-forma disclosure is required to reflect the impact on the Company had it elected to adopt the fair value method of accounting for options granted to employees and directors since inception. If the computed fair values of stock options granted since inception to December 31, 2005 had been amortized to expense over their vesting periods, the loss and basic and diluted loss per common share would have been:

December 31, 2005
(In thousands of dollars except per share amounts)	$
Loss attributable to common shareholders as reported	(6,772)
Add stock based compensation expense related to consultants included in loss	55
Deduct stock-based compensation for all awards	(262)

Pro forma loss for the year	(6,979)

Basic and diluted loss per common share
As reported	(5.43)

Pro forma	(5.59)

[e] Anti-dilution

          [i]  Pursuant to the Company's share provisions, if the Company issues common shares, securities to purchase or acquire common shares, or securities convertible, exercisable into or exchangeable for common shares at a price less than the then current conversion price of the Class A preferred shares, Series 1 and 2 or of the Class B preferred shares, Series 1 and 2, the then-existing conversion price is reduced to a lower amount calculated in accordance with a formula defined in the share provisions. Taking into account the anti-dilution provision, the current conversion price of the Class A preferred shares, Series 1 and 2 and the Class B preferred shares, Series 1, is $2.755. Taking into account the anti-dilution provision the current conversion price of the Class B preferred shares, Series 2, is $3.07.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

11. COMMON SHARES (Continued)

         [ii]  One investor, being a registered venture capital corporation under the Small Business Venture Capital Act (British Columbia) ("SBVCA"), has a put clause allowing it to require the Company to repurchase all of its Class A preferred shares (Series 1: 40,724; Series 2: 22,388) only if the Company no longer qualifies as an investment under the SBVCA and the Administrator of the SBVCA requires the investor to sell its shares in the Company. If the put is exercised, the repurchase price will be the greater of the issue price and the fair market value for such shares. During the year ended December 31, 2006, the put clause was amended such that it shall automatically cease and be of no further effect upon completion of an initial public offering by the Company of its securities.

[f] Loss per common share

	Three months ended March 31,		Years ended December 31,
	2008	2007	2007	2006	2005
Numerator
Loss attributable to common shareholders as reported (in thousands)	$(2,433)	$(3,194)	$(11,480)	$(14,198)	$(6,772)

Denominator
Weighted average number of common shares outstanding including escrowed shares	1,285,500	1,285,500	1,285,500	1,285,500	1,273,911
Less: weighted average number of escrowed shares	—	—	—	—	(25,753)

Weighted average number of common shares outstanding	1,285,500	1,285,500	1,285,500	1,285,500	1,248,158

Basic and diluted loss per common share	$(1.89)	$(2.48)	$(8.93)	$(11.05)	$(5.43)

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

12. INCOME TAXES

        [a]   The reconciliation of income tax attributable to operations computed at the Canadian statutory tax rate to income tax expense, using a statutory tax rate of 34.12% for the years ended December 31, 2007 and 2006 and 34.86% for the year ended December 31, 2005 is as follows:

	2007	2006	2005
Income taxes at statutory rates	(2,669)	(3,726)	(1,568)
Expenses (income) not deducted (included) for tax purposes	389	169	(6)
Effect of Canadian tax rate changes on deferred tax assets and liabilities	1,721	857	170
Foreign exchange effect on valuation allowance	(1,643)	97	(170)
Investment tax credits	—	—	(2)
Research and development tax credits	(96)	(68)	—
Change in valuation allowance	2,685	3,261	1,955
Part VI.I tax	676	667	432
Part VI.I tax deduction	(519)	(512)	(339)
Other	169	(70)	(40)

Income tax expense	713	675	432

        [b]   At December 31, 2007, the Company has investment tax credits of $5,000 [2006—$5,000 and 2005—$5,000] available to reduce future income taxes otherwise payable. The Company also has non-capital loss carry forwards of $22,322,000 [2006—$17,308,000 and 2005—$ 9,852,000] available to offset future taxable income in Canada. The investment tax credits and non-capital losses for income tax purposes expire as follows:

	Investment Tax Credits	Non-capital Losses
	$	$
	(In thousands)
2009	—	1,235
2010	—	842
2011	—	—
2012	2	—
2013	2	—
2014	1	4,239
2015	—	3,536
2026	—	7,456
2027	—	5,014

	5	22,322

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

12. INCOME TAXES (Continued)

        In addition, the Company has unclaimed tax deductions of approximately $7,289,000 related to scientific research and experimental development expenditures available to carry forward indefinitely to reduce taxable income of future years.

        [c]    Significant components of the Company's deferred tax assets as of December 31 are shown below.

	2007	2006
	$	$
	(in thousands)
Defered tax assets:
Tax basis in excess of book value of assets	1,299	1,026
Non-capital loss carryforwards	6,027	4,547
Research and development deductions and credits	2,078	1,669
Part VI.1 tax deduction	1,511	1,036
Share issue costs	(5)	19
Capital loss carryforward	72	—

Total defered tax assets	10,982	8,297
Valuation allowance	(10,982)	(8,297)

	—	—

        The potential income tax benefits relating to these deferred tax assets have not been recognized in the accounts as their realization did not meet the requirements of "more likely than not" under the liability method of tax allocation. Accordingly, a valuation allowance has been recorded and no deferred tax assets have been recognized as at December 31, 2007 and 2006.

        [d]   Under FIN 48, the benefit of an uncertain tax position that is more likely than not of being sustained upon audit by the relevant taxing authority must be recognized at the largest amount that is more likely than not to be sustained. No portion of the benefit of an uncertain tax position may be recognized if the position has less than a 50% likelihood of being sustained.

        A reconciliation of the unrecognized tax benefits of uncertain tax positions for the year ended December 31, 2007 is as follows:

$
Balance as of January 1, 2007	398,000
Additions based on tax positions related to the current year	216,000

Balance as of December 31, 2007	614,000

        As of December 31, 2007, unrecognized benefits of approximately $614,000, if recognized, would affect the Company's effective tax rate. Subsequent to December 31, 2007, an audit of the eligibility of expenditures claimed for Canadian scientific research and development tax credits for the year ended

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

12. INCOME TAXES (Continued)

December 31, 2006 was concluded. As a result, the balance of unrecognized tax benefits for uncertain tax positions decreased by $270,000

        The Company's accounting policy is to treat interest and penalties relating to unrecognized tax benefits as a component of income taxes. As of January 1, 2007 and December 31, 2007 the Company had no accrued interest and penalties related to income taxes.

        The Company is subject to taxes in Canada and the U.S. until the applicable statute of limitations expire. Tax audits by their very nature are often complex and can require several years to complete.

Tax Jurisdiction	Years open to examination
Canada	2002 to 2007
US	2005 to 2007

13. AGREEMENTS AND COMMITMENTS

        Pursuant to a collaboration and co-development agreement between Isis and the Company, each of Isis and the Company are obligated to share development costs for OGX-011 on a specified basis. In return, any future revenues received in respect of OGX-011 will be shared between Isis and the Company on a specified basis, after payments are made to certain third party licensors. Included in amounts receivable at March 31, 2008, is an amount due from Isis of approximately $63,000 [December 31, 2007—$48,000 and December 31, 2006—$159,000].

        Pursuant to license agreements the Company has with the University of British Columbia ("UBC") and Isis, the Company is obligated to pay royalties on future product sales and milestone payments of up to $10 million upon the achievement of specified product development milestones. In addition, the Company is obligated to pay to UBC certain patent costs and annual license maintenance fees of CAD $8,000.

        The UBC agreements have effective dates ranging from November 1, 2001 to April 5, 2005 and each agreement expires upon the later of 20 years from its effective date or the expiry of the last patent licensed thereunder, unless otherwise terminated.

        Unless otherwise terminated, the Isis agreements generally expire upon the expiration of the last issued patent related to the technologies.

        The Company utilizes contract research organizations to perform services related to the conduct of human clinical studies with OGX-011. The Company has also entered into contracts with clinical sites for the conduct of clinical studies. Pursuant to these agreements with the contract research organizations and clinical sites, the Company has the right to terminate the agreements.

        The Company has an operating lease agreement for Canadian office space which expires in September 2009, with an option for the Company to terminate the lease at any point after September 2007, subject to a declining termination fee which is limited to a maximum of $34,000, and with an option to renew through 2014 at the then fair market value.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

13. AGREEMENTS AND COMMITMENTS (Continued)

        In addition, the Company has an operating lease agreement for US office space which expires in November 2008, with an option for the Company to renew the lease for an additional three years at the then fair market value.

        Future minimum annual lease payments under these are as follows:

$ (In thousands)
2008 (remainder of year)	149
2009	119

268

        Rent expense for the period ended March 31, 2008 and 2007 was $65,000 and $56,000 respectively and for the years ended December 31, 2007, 2006 and 2005, was $220,000, $177,000, and $ 119,000 respectively.

14. RESEARCH AND DEVELOPMENT

	Three month period ended March 31,					Period from May 26, 2000 (inception) to March 31, 2008
			Years ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$	$
Research and development expenditures	1,213	1,234	5,020	8,859	3,973	25,703
Less: investment tax credit	(339)	(115)	(885)	(885)	(615)	(3,742)
Less: funding advances	—	—	—	—	(215)	(298)

	874	1,119	4,135	7,974	3,143	21,663

15. RELATED PARTY TRANSACTIONS

        Upon incorporation of the Company, a director and shareholder assigned certain intellectual property to the Company in exchange for 820,000 common shares. These common shares were recorded at a nominal amount representing the director's original cost of the intellectual property.

        The Company incurred consulting fees of $25,000 and $40,000 for the period ended March 31, 2008 and 2007 respectively and $123,000, $132,000 and $84,000 for the years ended December 31, 2007, 2006 and 2005 respectively payable to two directors. No amounts were included in accounts payable and accrued liabilities as at March 31, 2008, December 31, 2007 and December 31, 2006. All transactions were recorded at their exchange amounts.

16. SEGMENTED INFORMATION

        The Company operates primarily in one business segment with substantially all its assets located in Canada and operations located in Canada and the United States.

OncoGenex Technologies Inc.
(a development stage enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars)
(Information pertaining to the three months ended March 31, 2008 and 2007 is unaudited)

17. GUARANTEES

        Occasionally, the Company enters into agreements with third parties in the ordinary course of business that include indemnification provisions that are customary in the industry. Those indemnifications generally require the Company to compensate the other party for certain damages and costs incurred as a result of third party claims or damages arising from these transactions. These indemnification provisions may survive termination of the underlying agreement. The nature of the indemnification obligation prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay. Historically, the Company has not made any indemnification payments under such agreements and no amount has been accrued in the accompanying consolidated financial statements with respect to these indemnification obligations.

18. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	March 31, 2008	December 31, 2007	December 31 2006
Trade accounts payable	192	309	289
Employee related accruals	98	87	65
Accrued research and development expenses	354	365	512
Other	81	287	180

	725	1,048	1,046

19. SUBSEQUENT EVENTS

        On May 28, 2008 the Company signed a definitive agreement to sell all of its outstanding common and preferred shares and convertible debentures to Sonus Pharmaceuticals, Inc. "Sonus" (NASDAQ:SNUS). In connection with the proposed transaction, Sonus intends to file with the SEC a Proxy Statement and related materials and seek approval from its shareholders. The Company intends to prepare an Information Circular and seek approval from its shareholders and debenture holders.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Sonus Pharmaceuticals, Inc.

        We have audited the accompanying balance sheets of Sonus Pharmaceuticals, Inc. (the Company) as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonus Pharmaceuticals, Inc. at December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Sonus Pharmaceuticals, Inc.'s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 14, 2008 expressed an unqualified opinion thereon.

        As discussed in Note 8 to the consolidated financial statements, in 2007 the Company changed its accounting for income taxes upon the adoption of Financial Accounting Standard Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109" and as discussed in Note 9 to the consolidated financial statements, in 2006 the Company changed its method of accounting for stock-based compensation upon the adoption of Statement of Financial Accounting Standards No. 123R Share-Based Payment, effective January 1, 2006.

/s/ ERNST & YOUNG LLP
Seattle, Washington March 14, 2008

Sonus Pharmaceuticals, Inc.

Balance Sheets

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$6,535,272	$35,771,784
Marketable securities	27,663,554	22,506,086
Accounts receivable from Bayer Schering Pharma AG	—	8,043,771
Interest receivable	456,149	79,439
Other current assets	576,905	445,031

Total current assets	35,231,880	66,846,111
Equipment, furniture and leasehold improvements, net	9,577,567	1,186,174
Other assets	439,822	460,717

Total assets	$45,249,269	$68,493,002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,462,444	$898,486
Accounts payable to Bayer Schering Pharma AG	—	1,473,050
Accrued expenses	4,141,273	11,928,124
Deferred revenue from Bayer Schering Pharma AG	—	5,545,919
Current portion of deferred rent	765,005	—
Other current liabilities	—	64,792

Total current liabilities	6,368,722	19,910,371
Deferred revenue from Bayer Schering Pharma AG, less current portion	—	5,540,694
Deferred rent, less current portion	6,976,130	—
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value: 5,000,000 shares authorized; no shares outstanding	—	—
Common stock, $.001 par value:
75,000,000 shares authorized; 37,048,335 and 36,853,974 shares issued and outstanding in 2007 and 2006, respectively	156,704,899	154,780,939
Accumulated deficit	(124,801,837)	(111,738,669)
Accumulated other comprehensive income (loss)	1,355	(333)

Total stockholders' equity	31,904,417	43,041,937

Total liabilities and stockholders' equity	$45,249,269	$68,493,002

See accompanying notes.

Sonus Pharmaceuticals, Inc.

Statements of Operations

	Year Ended December 31,
	2007	2006	2005
Revenue:
Collaboration revenue from Bayer Schering Pharma AG	$20,130,663	$22,391,858	$8,254,483
Operating expenses:
Research and development	27,146,725	40,795,790	24,209,152
General and administrative	8,218,890	7,882,762	5,854,550

Total operating expenses	35,365,615	48,678,552	30,063,702

Operating loss	(15,234,952)	(26,286,694)	(21,809,219)
Other income (expense):
Other (expense) income	(125,351)	(112,490)	4,160
Interest income	2,297,569	2,850,872	714,866
Interest expense	(434)	(2,984)	(6,824)

Total other income, net	2,171,784	2,735,398	712,202

Net loss	$(13,063,168)	$(23,551,296)	$(21,097,017)

Basic and diluted net loss per share	$(0.35)	$(0.68)	$(0.88)
Shares used in calculation of basic and diluted net loss per share	36,909,462	34,729,930	24,027,127

See accompanying notes.

Sonus Pharmaceuticals, Inc.

Statements of Stockholders' Equity

	Common Stock			Accumulated Other Comprehensive Income (Loss)
			Accumulated Deficit
	Shares	Amount			Total
Balance at January 1, 2005	21,352,795	86,202,180	(67,090,356)	(34,643)	19,077,181
Comprehensive income (loss):
Net loss	—	—	(21,097,017)	—	(21,097,017)
Change in unrealized gain (loss) on investments	—	—	—	42,142	42,142

Comprehensive loss					(21,054,875)
Issuance of common stock under employee benefit plans	86,082	185,117	—	—	185,117
Exercise of common stock warrants	575,000	2,351,750	—	—	2,351,750
Issuance of common stock and common stock warrants (net of offering costs of $1,180,669)	8,551,869	34,704,619	—	—	34,704,619

Balance at December 31, 2005	30,565,746	123,443,666	(88,187,373)	7,499	35,263,792
Comprehensive income (loss):
Net loss	—	—	(23,551,296)	—	(23,551,296)
Change in unrealized gain (loss) on investments	—	—	—	(7,832)	(7,832)

Comprehensive loss					(23,559,128)
Issuance of common stock under employee benefit plans	84,553	292,113	—	—	292,113
Stock-based compensation expense	—	2,173,379	—	—	2,173,379
Exercise of common stock warrants	73,675	301,330	—	—	301,330
Issuance of common stock (net of offering costs of $2,079,549)	6,130,000	28,570,451	—	—	28,570,451

Balance at December 31, 2006	36,853,974	$154,780,939	$(111,738,669)	$(333)	$43,041,937

Comprehensive income (loss):
Net loss	—	—	(13,063,168)	—	(13,063,168)
Change in unrealized gain (loss) on investments	—	—	—	1,688	1,688

Comprehensive loss					(13,061,480)
Issuance of common stock under employee benefit plans	179,317	205,325	—	—	205,325
Stock-based compensation expense	—	1,661,195	—	—	1,661,195
Exercise of common stock warrants	14,044	57,440	—	—	57,440

Balance at December 31, 2007	37,047,335	$156,704,899	$(124,801,837)	$1,355	$31,904,417

See accompanying notes.

Sonus Pharmaceuticals, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2007	2006	2005
Operating activities:
Net loss	$(13,063,168)	$(23,551,296)	$(21,097,017)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	655,689	609,615	592,825
Non-cash stock-based compensation	1,661,195	2,173,379	—
Accretion of net discount on securities	(402,655)	(301,312)	(6,669)
(Gain) loss on sale of capital equipment	22,015	—	(4,160)
Changes in operating assets and liabilities:
Accounts receivable from Bayer Schering Pharma AG	8,043,771	(987,131)	(7,056,640)
Interest receivable	(376,710)	(67,657)	113,972
Other current assets	(131,874)	(115,026)	3,067
Long term receivable from Bayer Schering Pharma AG	—	87,500	—
Other long term assets	20,895	(356,978)	(139,739)
Accounts payable	563,958	(362,027)	445,310
Accounts payable to Bayer Schering Pharma AG	(1,473,050)	1,473,050	—
Accrued expense	(7,786,851)	7,520,280	2,046,338
Deferred rent	68,095	—	—
Deferred revenue from Bayer Schering Pharma AG	(11,086,613)	(5,545,919)	16,632,532
Other current liabilities	(50,029)	50,029	—
Other liabilities	—	(307,060)	110,968

Net cash used in operating activities	(23,335,332)	(19,680,553)	(8,359,213)
Investing activities:
Purchases of capital equipment and leasehold improvements	(1,396,057)	(789,386)	(119,443)
Proceeds from sale of capital equipment	—	—	4,160
Purchases of marketable securities	(46,444,749)	(22,585,008)	—
Proceeds from sales of marketable securities	40,745,514	—	7,360,968
Proceeds from maturities of marketable securities	946,110	372,402	12,851,484

Net cash (used in) provided by investing activities	(6,149,182)	(23,001,992)	20,097,169
Financing activities:
Proceeds from issuance of common stock under employee benefit plans	205,325	292,113	185,117
Proceeds from exercise of common stock warrants	57,440	301,330	2,351,750
Payments on lease obligations	(14,763)	(27,410)	(78,444)
Proceeds from issuance of common stock and common stock warrants under equity financings, net of issuance costs	—	28,570,451	34,704,619
Net cash provided by financing activities	248,002	29,136,484	37,163,042

Change in cash and cash equivalents for the year	(29,236,512)	(13,546,061)	48,900,998
Cash and cash equivalents at beginning of year	35,771,784	49,317,845	416,847

Cash and cash equivalents at end of year	$6,535,272	$35,771,784	$49,317,845

Supplemental cash flow information:
Interest paid	$434	$2,984	$6,824
Non-cash leasehold incentives provided by landlord	7,673,040	—	—

See accompanying notes.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements

1. Description of Business and Summary of Accounting Policies

Overview

        Sonus Pharmaceuticals, Inc. ("Sonus" or the "Company") is developing novel small molecule drugs for the treatment of patients with cancer. Our objective is to identify opportunities where there is the possibility for major improvements in patient treatments and where we believe we can mitigate development risk. We currently have one drug in clinical development and two earlier stage programs. Our plan is to continue to develop our internal pipeline of clinical compound opportunities and to evaluate possible strategic alternatives, including in-licensing, out-licensing and merger and acquisition opportunities, as a means of achieving our business strategies and enhancing stockholder value.

Liquidity

        The Company has historically experienced recurring losses from operations which have generated an accumulated deficit of $124.8 million through December 31, 2007. For the year ended December 31, 2007, the Company used $23.3 million of cash to fund operations. At December 31, 2007, the Company had cash, cash equivalents and marketable securities of $34.2 million, and working capital of $28.9 million.

        We expect that our cash requirements will decrease in 2008 due to the termination of the development of TOCOSOL Paclitaxel and related staff reductions. Under our current forecasted cash needs, which assume continued development of our lead compound, SN2310, and other earlier stage product candidates, we believe that existing cash, cash equivalents and marketable securities will be sufficient to fund expected operations into the third quarter of 2009. We will need additional capital in 2009 to support the continued development of SN2310, other product candidates and to fund continuing operations.

        On November 1, 2007, the Company implemented a reduction of workforce ("Reduction of Workforce") pursuant to which the Company's workforce was reduced by 16 positions, or approximately 25%. The Company undertook the Reduction of Workforce in light of the outcome of its Phase 3 Pivotal Trial for TOCOSOL Paclitaxel. These steps were taken in order to conserve cash and preserve the critical capabilities necessary to pursue the highest priority development programs. Additional information is provided in Note 6.

Cash and Cash Equivalents

        Cash and cash equivalents consist of highly liquid investments with a maturity of three months or less at the date of purchase. The Company was invested in $5.3 million in money market funds and $1.0 million in commercial paper at December 31, 2007. The Company had $35.6 million of repurchase agreements as of December 31, 2006.

Fair Value of Financial Instruments

        The carrying amounts of certain of the Company's financial instruments, principally cash and cash equivalents, and marketable securities approximate fair value due to their short maturities.

Marketable Securities

        The Company classifies the marketable securities portfolio as available-for-sale, and such securities are stated at fair value based on quoted market prices, with the unrealized gains and losses included as

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

1. Description of Business and Summary of Accounting Policies (Continued)

a component of accumulated other comprehensive income(loss). Interest earned on securities available-for-sale is included in interest income. The carrying value of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion are included in interest income. Realized gains and losses and declines in value judged to be other than temporary on securities available-for-sale also are included in interest income. The cost of securities sold is based on the specific identification method.

Concentrations of Credit Risk

        The Company invests its excess cash in accordance with investment guidelines, which limit the credit exposure to any one financial institution other than securities issued by the U.S. government. The guidelines also specify that the financial instruments are issued by institutions with strong credit ratings. These securities generally mature within one year or less and in some cases are not collateralized. At December 31, 2007 the average days to maturity of the Company's portfolio of cash equivalents and marketable securities was 73 days.

Revenue Recognition

        Since inception, we have generated revenue from collaborative agreements, licensing fees and from the assignment of developed and patented technology. These arrangements may include upfront non-refundable payments, development milestone payments, payments for research and development services performed and product sales royalties or revenue. Our revenue recognition policies are based on the requirements of SEC Staff Accounting Bulletin No. 104 "Revenue Recognition," and, for contracts with multiple deliverables, we allocate arrangement consideration based on the fair value of the elements under guidance from Emerging Issues Task Force Issue 00-21 ("EITF 00-21"), "Revenue Arrangements with Multiple Deliverables." Under EITF 00-21, revenue arrangements with multiple deliverables are divided into separate units of accounting and revenue is allocated to these units based upon relative fair values with revenue recognition criteria considered separately for each unit.

        Nonrefundable upfront technology license fees, for product candidates where we are providing continuing services related to product development, are deferred and recognized as revenue over the estimated development period.

        The timing and amount of revenue that we recognize from licenses of technology, either from upfront fees or milestones where we are providing continuing services related to product development, is primarily dependent upon our estimates of the development period. We define the development period as the point from which research activities commence up to FDA approval of our submission assuming no further research is necessary. As product candidates move through the development process, it is necessary to revise these estimates to consider changes to the product development cycle, such as changes in the clinical development plan, regulatory requirements, or various other factors, many of which may be outside of our control. Should our clinical development plans change, as a result of regulatory or other matters, we would adjust our development period estimates accordingly. The impact on revenue of changes in our estimates and the timing thereof is recognized prospectively over the remaining estimated product development period. Revenue from research and development services performed under collaboration agreements is generally recognized in the period when the services are performed. Payments received in excess of amounts earned are recorded as deferred revenue.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

1. Description of Business and Summary of Accounting Policies (Continued)

Research and Development Costs

        Research and development ("R&D") costs including personnel costs, supplies, depreciation and other indirect costs are expensed as incurred. Costs are expensed the earlier of when amounts are due or when services are performed. R&D expenses consist of independent R&D costs and costs associated with collaborative R&D arrangements.

Other (expense) income

        Other (expense) income includes net transaction gains and losses on foreign denominated payables of approximately ($125,000), ($115,000) and $0 in 2007, 2006 and 2005, respectively.

Equipment, Furniture and Leasehold Improvements

        Equipment, furniture and leasehold improvements are stated at cost. Depreciation is provided using the straight-line basis generally over three years for equipment and 5 years for furniture and fixtures which represents the estimated useful life of the assets. Leasehold improvements are amortized over the lesser of the economic useful lives of the improvements or the term of the related lease. The current lease has 10 years remaining. Repair and maintenance costs are expensed as incurred.

Segment Information

        The Company follows the requirements of SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." The Company has one operating segment, the development of oncology drugs.

Stock-Based Compensation

        The Company adopted the requirements of SFAS No. 123 (revised 2004), "Share-Based Payment," (or "SFAS 123R") on January 1, 2006, utilizing the "modified prospective" method. The Company uses the Black-Scholes-Merton option pricing model as the most appropriate fair-value method for its awards and recognizes compensation cost on a straight-line basis over its awards' vesting periods in accordance with the provisions of SFAS 123R. In valuing its options using the Black-Scholes-Merton option pricing model, the Company makes assumptions about risk-free interest rates, dividend yields, volatility and weighted average expected lives, including estimated forfeiture rates, of the options. Risk-free interest rates are derived from United States treasury securities as of the option grant date. Dividend yields are based on the Company's historical dividend payments, which have been zero to date. Volatility is derived from the historical volatility of the Company's common stock as traded on NASDAQ. Forfeiture rates are estimated using historical actual forfeiture rates that resulted over the estimated life of the option grant for options granted as of the beginning of the forfeiture measurement period. These rates are adjusted on a quarterly basis and any change in compensation expense is recognized in the period of the change. The weighted average expected life of the options is based on historical experience of option exercises and the average vesting option schedule. In November 2005, the FASB issued FASB Staff Position No. 123R-3, "Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards." The Company has adopted the simplified method to calculate the beginning balance of the additional paid-in-capital (or "APIC") pool of excess tax benefit, and to determine the subsequent effect on the APIC pool and the Statements of Cash Flows of the tax effects of stock-based compensation awards that were outstanding upon our adoption of SFAS 123R.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

1. Description of Business and Summary of Accounting Policies (Continued)

        For unvested awards granted prior to the adoption date, compensation expense is based on the original grant date fair value measurement under SFAS 123, "Accounting for Stock-Based Compensation."

Income Taxes

        The Company utilizes the liability method of accounting for income taxes as required by SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Due to uncertainty of the Company's ability to generate taxable income, a full valuation allowance has been established as of December 31, 2007.

        Effective January 1, 2007, the Company adopted the provisions of Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. At the date of adoption of FIN 48, we had no unrecognized tax benefits and expected no significant changes in unrecognized tax benefits in the next twelve months. The adoption of this statement did not result in a cumulative accounting adjustment and did not impact our financial position, results of operations or cash flows.

Comprehensive Income

        In accordance with Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS 130), the Company has reported comprehensive income, defined as net income (loss) plus other comprehensive income(loss), in the Statements of Stockholders' Equity. The total of other accumulated comprehensive income(loss) consists of unrealized gains and losses on certain cash equivalents and marketable securities.

Per Share Data

        Basic net loss per share is based on the weighted average number of common shares outstanding. Diluted net loss per share is based on the weighted average number of common shares and dilutive potential common shares. Dilutive potential common shares are calculated under the treasury stock method and consist of unexercised stock options and warrants.

Use of Estimates and Reclassifications

        The preparation of financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        Certain reclassifications of prior period amounts have been made to our financial statements to conform to the current period presentation.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

1. Description of Business and Summary of Accounting Policies (Continued)

Recent Accounting Pronouncements

        In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "Fair Value Measurements," which establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements, but increases consistency and comparability in the use of fair value measurements and calculations. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. Management does not anticipate that the adoption of SFAS No. 157 will have a material effect on our financial position or results of operations.

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment to FASB Statement No. 115." SFAS 159 allows companies to choose to measure eligible assets and liabilities at fair value with changes in value recognized in earnings. Fair value treatment for eligible assets and liabilities may be elected either prospectively upon initial recognition, or if an event triggers a new basis of accounting for an existing asset or liability. SFAS 159 is effective in the first quarter of 2008, and the Company is currently evaluating the impact of adoption on its financial position and results of operations.

        In June 2007, the EITF reached a consensus on EITF No. 07-03, "Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities," or EITF 07-03. EITF 07-03 requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities be deferred and capitalized and recognized as an expense as the goods are delivered or the related services are performed. EITF 07-03 is effective for fiscal years beginning after December 15, 2007, and will be adopted by the Company in the first quarter of 2008. The adoption of EITF 07-3 will have the effect of changing our policy on nonrefundable prepayments for research and development services whereby such costs will be deferred and recognized as the services are rendered as compared to the existing policy whereby such payments are charged to research and development expense as paid. This change may have an impact on financial condition and the results of operations in future periods.

        In December 2007, the EITF reached a consensus on EITF No. 07-01, "Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property," or EITF 07-01. EITF 07-01 discusses the appropriate income statement presentation and classification for the activities and payments between the participants in arrangements related to the development and commercialization of intellectual property. The sufficiency of disclosure related to these arrangements is also specified. EITF 07-01 is effective for fiscal years beginning after December 15, 2008. As a result, EITF 07-01 is effective for us in the first quarter of fiscal 2009. We do not expect the adoption of EITF 07-01 to have a material impact on either our financial position or results of operations.

2. Collaboration and License Agreement with Bayer Schering

        On October 17, 2005, the Company entered into a Collaboration and License Agreement with Bayer Schering, a German corporation, pursuant to which, among other things, the Company granted Bayer Schering an exclusive, worldwide license to TOCOSOL Paclitaxel, its anti-cancer product candidate (the "Product"). With respect to the Product, Bayer Schering paid Sonus an upfront license

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

2. Collaboration and License Agreement with Bayer Schering (Continued)

fee of $20 million and paid Sonus for research and development services performed equal to 50% of eligible product research and development costs (in certain cases the reimbursement rate was 100%).

        In connection with the Collaboration and Licensing Agreement, the Company and an affiliate of Bayer Schering entered into a Securities Purchase Agreement whereby the Company sold 3,900,000 shares of common stock for an aggregate of $15.7 million and warrants to purchase 975,000 shares of common stock for an aggregate purchase price of $122,000.

        On October 3, 2007, Sonus received notification from Bayer Schering of its decision to terminate the Collaboration and License Agreement in accordance with its terms because the Phase 3 pivotal trial did not meet its primary endpoint and the results of the trial do not support, in Bayer Schering's judgment, a submission for a New Drug Application with the United States Food and Drug Administration ("FDA"). The termination was effective on November 2, 2007. In accordance with the terms of the Agreement, all rights to TOCOSOL Paclitaxel have reverted back to Sonus. The Company has discontinued development of TOCOSOL Paclitaxel due to results of the Phase 3 study. These closure activities were substantially complete by December 31, 2007.

        Due to the termination of the Agreement, in the fourth quarter of 2007 the Company recognized as revenue the balance of the unamortized deferred revenue from the upfront license fee. Revenue recognized from the amortization of the deferred revenue from the upfront license fee was $11.0 million, $5.5 million and $1.2 million in 2007, 2006 and 2005, respectively. The Company reduced the revenue to be recognized over the development period related to the $20 million upfront license payment by $2.3 million, which represented the excess fair value of the warrants purchased by an affiliate of Bayer Schering above the amount paid in connection with its equity investment in Sonus. This adjustment was made because both the equity investment and the upfront payment were considered to be a single unit of accounting.

        The Company recognized revenue of $9.1 million, $16.9 million and $7.1 million in 2007, 2006 and 2005, respectively for reimbursement of expenses related to research and development services performed for the Phase 3 trial for TOCOSOL Paclitaxel and related drug supply and manufacturing costs, including expenses associated with the termination of the Phase 3 trial. In addition, the Company recognized expenses of $4.1 million in 2007 and $1.7 million in 2006 for the Company's share of development expenses incurred by Bayer Schering in accordance with the terms of the Agreement. There were no such expenses in 2005.

        The Company does not expect to earn revenue or incur expense related to the Agreement with Bayer Schering beyond 2007. The final net billing between the Company and Bayer Schering was completed during the fourth quarter of 2007. Settlement of the final amount outstanding was received from Bayer Schering in December 2007. No receivables from, or payables to, Bayer Schering are outstanding at December 31, 2007.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

3. Marketable Securities

        Marketable securities consist of the following:

	Cost	Unrealized Gains	Unrealized Losses	Fair Value
2007:
Corporate debt securities	$26,019,825	$1,910	—	$26,021,735
Government debt securities	1,344,037	160	—	1,344,197
Asset-backed securities	298,342	—	(720)	297,622

	$27,662,204	$2,070	$(720)	$27,663,554

2006:
Corporate debt securities	$21,100,297	$3,068	$(1,111)	$21,102,254
Asset-backed securities	1,406,481	—	(2,649)	1,403,832

	$22,506,778	$3,068	$(3,760)	$22,506,086

        There were no significant realized or unrealized gains or losses on the sales of marketable securities in 2007, 2006 or 2005. All of the marketable securities held as of December 31, 2007 had maturities of one year or less. The Company only invests in A (or equivalent) rated securities with maturities of one year or less. The Company does not believe that there are any permanent impairments related to unrealized losses for the year ended December 31, 2007 given the quality of the investment portfolio and its short-term nature.

4. Equipment, Furniture and Leasehold Improvements

        Equipment, furniture and leasehold improvements consist of the following:

	2007	2006
Laboratory equipment	$3,378,189	$3,973,654
Office furniture and equipment	885,455	1,584,861
Leasehold improvements	7,673,040	1,390,879

	11,936,684	6,949,394
Less accumulated depreciation and amortization	(3,293,885)	(5,763,220)

	8,642,799	1,186,174
Construction in progress	934,768	—

	$9,577,567	$1,186,174

        We held laboratory equipment acquired under capital leases with an original cost of $392,968 as of December 31, 2007 and 2006. Accumulated depreciation on this equipment was $392,968 and $380,500 at December 31, 2007 and 2006, respectively.

        During 2007, in preparation for a move to a new facility, the Company disposed of $1,756,163 of furniture, fixtures and equipment that would no longer be utilized by the Company. Accumulated depreciation on this equipment was $1,737,954 at the time of disposal. In addition, at the expiration of its facilities lease the Company abandoned leasehold improvments that had been made to the facility of

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

4. Equipment, Furniture and Leasehold Improvements (Continued)

$1,390,879. Accumulated amortization of these leasehold improvements at the lease expiration was $1,387,073.

5. Accrued Expenses

        Accrued expenses consist of the following:

	2007	2006
Clinical trials	$2,627,765	$8,497,278
Product manufacturing	—	1,617,580
Severance	908,496	—
Compensation	227,044	1,459,128
Other	377,968	354,138

	$4,141,273	$11,928,124

6. Reduction of Workforce

        On November 1, 2007, the Company implemented a reduction of workforce ("Reduction of Workforce") pursuant to which the Company's workforce was reduced by 16 positions, or approximately 25%. The effective date of the Reduction of Workforce was November 30, 2007. The Company announced the Reduction of Workforce in light of the outcome of its Phase 3 Pivotal Trial for TOCOSOL Paclitaxel. These steps were taken in order to conserve cash and preserve the critical capabilities necessary to pursue the highest priority development programs. The total cost of the Reduction of Workforce was approximately $1.2 million, which consisted of payments for severance and medical insurance and was recognized as expense in the fourth quarter of 2007. Severance expense of approximately $575,000 and $625,000 was recognized in research and development expense and general and administrative expense, respectively, in the fourth quarter of 2007. The following table summarizes the severance expense activity:

Severance expense recorded in 2007	$1,192,659
Cash Payments made in 2007	284,163

Accrued severance as of December 31, 2007	$908,496

        The severance accrual as of December 31, 2007 was paid in the first quarter of 2008.

7. Other assets

        Other assets consist of the following:

	2007	2006
Deposit on facility lease	$439,822	$439,822
Long-term portion of prepaid insurance	—	20,895

	$439,822	$460,717

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

8. Income Tax

        The Company recorded no income tax expense or benefit during 2007, 2006 or 2005.

        A reconciliation of the Federal Statutory tax rate of 34% to the Company's effective income tax rate follows:

	2007	2006	2005
Statutory tax rate	(34.00)%	(34.00)%	(34.00)%
Research Credits	12.61	(1.99)	(1.67)
Permanent difference	0.05	0.04	3.67
Change in valuation allowance	19.87	35.08	33.63
Other	1.47	.87	(1.63)

Effective tax rate	—	—	—

        Significant components of the Company's net deferred tax assets and liabilities as of December 31, 2007 and 2006 are as follows:

	2007	2006
Deferred tax assets:
Federal net operating loss carryforwards	$40,251,000	$32,863,000
Deferred Revenue	—	3,769,000
Accrued expenses	239,000	195,000
Research and development credits	1,471,000	3,119,000
Stock Options	1,304,000	739,000
Book depreciation expense in excess of tax depreciation expense	(48,000)	(62,000)

Gross deferred tax assets	43,217,000	40,623,000
Valuation allowance for net deferred tax assets	(43,217,000)	(40,623,000)

Net deferred tax assets	$—	$—

        Due to the uncertainty of the Company's ability to generate taxable income to realize its net deferred tax assets at December 31, 2007 and 2006, a valuation allowance has been recognized for financial reporting purposes. The Company's valuation allowance for deferred tax assets increased $2.6 million and $8.3 million for the years ended December 31, 2007 and 2006, respectively. The increase in the deferred tax assets in 2007 is primarily the result of increasing net operating loss carryforwards.

        At December 31, 2007 the Company has federal net operating loss carryforwards of approximately $119 million for income tax reporting purposes and research and development tax credit carryforwards of approximately $1.5 million. The federal operating loss carryforwards and research and development credits will expire between 2008 and 2028. To the extent that net operating loss carryforwards, when realized, relate to stock option deductions of approximately $3 million, the resulting benefit will be credited to stockholders' equity.

        The initial public offering of common stock by the Company in 1995 caused an ownership change pursuant to applicable regulations in effect under the Internal Revenue Code of 1986. Therefore, the

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

8. Income Tax (Continued)

Company's use of losses incurred through the date of ownership change will be limited during the carryforward period and may result in the expiration of net operating loss carryforwards before utilization.

        The Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," on January 1, 2007. The Company has no unrecognized tax benefits which would require an adjustment to the January 1, 2007 beginning balance of retained earnings. The Company had no unrecognized tax benefits at January 1, 2007 and at December 31, 2007.

        The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2007 and 2006, the Company recognized no interest and penalties.

9. Stockholders' Equity

Common Stock

        At December 31, 2007, the Company had shares of common stock reserved for possible future issuance as follows:

Stock options outstanding	4,278,960
Warrants outstanding	4,080,533
Shares available for future grant under stock plans	5,325,366

13,684,859

Common Stock Issuances

        In May 2006, the Company issued approximately 6.1 million shares of common stock in a registered direct offering for gross proceeds of $30.6 million (approximately $28.6 million net of transaction costs). The common stock was sold at a price of $5.00 per share and was previously registered through a shelf registration statement on Form S-3 that was declared effective by the SEC in April 2006.

        In October 2005, the Company issued 3,900,000 shares of common stock and warrants to purchase 975,000 shares of common stock to Schering Berlin Venture Corporation for aggregate consideration of $15.8 million in connection with the Collaboration and License Agreement with Bayer Schering. The common stock was sold at $4.02 per share, which was equal to the per share closing price of the Company's common stock as reported on the Nasdaq National Market on October 14, 2005, the trading day immediately preceding the date of the Securities Purchase Agreement. The five-year warrants were sold at a price of $0.125 per share underlying each warrant, have an exercise price of $4.42 per share and expire in October 2010.

        In August 2005, the Company sold 4.7 million shares of common stock and warrants to purchase up to 2.3 million shares of common stock in a private placement transaction for gross proceeds of $17.8 million (approximately $16.6 million net of transaction costs). The common stock was sold at a price of $3.77 per share. The five-year warrants were sold at a price of $0.125 per share underlying each warrant, have an exercise price of $4.15 per share and expire in August 2010.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

9. Stockholders' Equity (Continued)

Stock Warrants

        At December 31, 2007, there were warrants outstanding to purchase 4.1 million shares of common stock at exercise prices ranging from $4.09 to $4.42 per share and expiration dates ranging from July 2008 to October 2010. During 2007, the Company recorded $57,440 in proceeds from the issuance of 14,044 shares of common stock from the exercise of common stock warrants. During 2006, the Company recorded $301,330 in proceeds from the issuance of 73,675 shares of common stock from the exercise of common stock warrants.

Stock Options

        The Company has stock option plans whereby shares of common stock are reserved for future issuance pursuant to stock option grants or other issuances. Under the 2000 Stock Incentive Plan, an incremental number of shares equal to four percent of the Company's common stock outstanding as of December 31 of each year commencing December 31, 2000 are made available for issuance under the plan up to a lifetime maximum of five million shares. The Company reached the lifetime cap in 2006. In 2007 Sonus shareholders approved a new incentive plan entitled the "2007 Performance Incentive Plan." Under the term of this plan the Company can issue up to 3,900,000 additional shares of the Company's common stock through the grant of stock options and restricted stock. Employee stock options vest over a period of time determined by the Board of Directors, generally four years, and director stock options are generally fully vested on the date of grant. Stock options generally are granted at the fair market value on the date of grant and expire ten years from the date of grant.

Adoption of SFAS 123R

        The Company adopted the requirements of SFAS No. 123 (revised 2004), "Share-Based Payment," (or "SFAS 123R") on January 1, 2006, utilizing the "modified prospective" method. The Company uses the Black-Scholes-Merton option pricing model as the most appropriate fair-value method for its awards and recognizes compensation cost on a straight-line basis over its awards' vesting periods in accordance with the provisions of SFAS 123R. In valuing its options using the Black-Scholes-Merton option pricing model, the Company makes assumptions about risk-free interest rates, dividend yields, volatility and weighted average expected lives, including estimated forfeiture rates, of the options. Risk-free interest rates are derived from United States treasury securities as of the option grant date. Dividend yields are based on the Company's historical dividend payments, which have been zero to date. Volatility is derived from the historical volatility of the Company's common stock as traded on NASDAQ. Forfeiture rates are estimated using historical actual forfeiture rates that resulted over the estimated life of the option grant for options granted as of the beginning of the forfeiture measurement period. These rates are adjusted on a quarterly basis and any change in compensation expense is recognized in the period of the change. The weighted average expected life of the options is based on historical experience of option exercises and the average vesting option schedule.

        For unvested awards granted prior to the adoption date, compensation expense is based on the original grant date fair value measurement under SFAS 123, "Accounting for Stock-Based Compensation." We currently believe that the assumptions used to generate those fair values are appropriate and therefore have not revised those calculations.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

9. Stockholders' Equity (Continued)

Prior to the adoption of SFAS 123R

        The Company previously applied Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations and provided the required pro forma disclosures of SFAS No. 123.

        The pro forma information for the year ended December 31, 2005 was as follows:

2005
Net loss, as reported	$(21,097,017)
Add: Stock-based employee compensation expense included in reported net loss	—
Deduct: Stock-based employee compensation expense determined under fair value based method	(1,629,317)

Pro forma net loss	$(22,726,334)

Loss per share:
Basic and diluted-as reported	$(0.88)
Basic and diluted-pro forma	$(0.95)

Impact of the adoption of SFAS 123R

        The Company elected to implement SFAS 123R using the modified prospective application method. Accordingly, during the year ended December 31, 2006, the Company recorded stock-based compensation expense totaling the amount that would have been recognized had the fair value method been applied since the effective date of SFAS 123 for unvested options outstanding as of January 1, 2006 and recorded compensation expense under the provisions of SFAS 123R for options granted during the years ended December 31, 2007 and 2006. Previously reported amounts have not been restated. As the Company uses a full valuation allowance with respect to deferred taxes, the adoption of SFAS 123R had no impact on deferred taxes or cash flow.

        The effect of recording stock-based compensation for the periods ended December 31, 2007 and December 31, 2006 was as follows:

	2007	2006
Stock-based compensation expense:
General & administrative	$(1,080,455)	$(1,105,253)
Research & development	(580,740)	(1,068,126)

Total stock-based compensation expense	(1,661,195)	(2,173,379)

Tax effect on stock-based compensation	—	—
Net effect on income	$(1,661,195)	$(2,173,379)

Effect on earnings per share:
Basic and diluted	$(0.05)	$(0.06)

        As of January 1, 2006, the Company had an unrecorded deferred stock-based compensation balance related to stock options of $5.4 million before estimated forfeitures. In the Company's pro

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

9. Stockholders' Equity (Continued)

forma disclosures prior to the adoption of SFAS 123R, the Company accounted for forfeitures upon occurrence. SFAS 123R requires forfeitures to be estimated at the time of grant and revised if necessary in subsequent periods if actual forfeitures differ from those estimates. Accordingly, as of January 1, 2006, the Company estimated that the stock-based compensation for the awards not expected to vest was $1.2 million, and therefore, the pro forma deferred stock-based compensation balance related to stock options was adjusted to $4.2 million after estimated forfeitures.

        As of December 31, 2007, the pro forma deferred stock-based compensation balance related to stock options after adjusting for estimated forfeitures was $3.5 million and will be recognized over an estimated weighted average period of 2.0 years.

        The reduction of expense in the research & development area in 2007 related to the impact of a mark to market adjustment for consultant option awards. These awards are revalued at the end of each quarter. The significant decline in the Company's stock price in 2007 resulted in a decrease of approximately $200,000 in stock compensation expense as compared to 2006.

        The fair value of each stock option used in the calculations under SFAS 123R is estimated using the Black-Scholes-Merton option pricing model. The assumptions used in this model include (1) the stock price at grant date, (2) the exercise price, (3) an estimated option life of four to 6.59 years, four years and four years in 2007, 2006 and 2005, respectively, (4) no expected dividends for each period presented, (5) stock price volatility factor of 1.01%, 62.9% and 78.7% in 2007, 2006 and 2005, respectively, and (6) a risk-free interest rate of 4.0%, 4.6% and 4.4% in 2007, 2006 and 2005, respectively.

        The Company's change in the estimated forfeiture rate in 2007 was based on personnel reductions in the fourth quarter of 2007, and resulted in a decrease of approximately $445,000 in stock compensation expense as compared to 2006. This change in estimate was based on events which occurred or were triggered in the third quarter 2007.

        The Black-Scholes-Merton option pricing model was developed for use in estimating the fair value of short-lived exchange traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including the option's expected life and the price volatility of the underlying stock. The Company will evaluate its assumptions on a regular basis. These evaluations may result in changes to assumptions which may have a material effect on compensation expense recorded under SFAS 123R.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

9. Stockholders' Equity (Continued)

        A summary of activity related to the Company's stock options follows:

	Shares	Exercise Price
Balance, December 31, 2004	3,010,509	0.63 - 44.00
Granted	1,039,000	2.87 - 5.10
Exercised	(60,998)	0.88 - 4.06
Canceled	(169,341)	2.03 - 8.19

Balance, December 31, 2005	3,819,170	0.63 - 44.00
Granted	1,023,650	4.48 - 6.11
Exercised	(53,720)	0.88 - 3.86
Canceled	(32,210)	2.30 - 20.50

Balance, December 31, 2006	4,756,890	0.63 - 44.00
Granted	101,750	5.03 - 5.74
Exercised	(35,937)	5.36 - 5.78
Canceled	(543,743)	2.30 - 44.00

Balance, December 31, 2007	4,278,960	.63 - 19.38

        Options exercisable at December 31, 2007, 2006, and 2005, were 3,356,015, 2,618,765 and 1,953,680, respectively. The weighted average exercise prices for those options for the years ended December 31, 2007, 2006 and 2005, were $4.69, $4.72 and $4.83, respectively.

        The intrinsic value of options exercised during 2007, 2006 and 2005 was $154,353, $178,220 and $109,644, respectively. The estimated fair value of shares vested during 2007, 2006 and 2005 was $3,099,433, $2,310,842 and $2,186,496, respectively. The weighted-average estimated fair value of stock options granted during 2007, 2006 and 2005 was $2.57, $3.09 and $2.99, respectively, based on the assumptions in the Black-Scholes-Merton valuation model discussed above.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

9. Stockholders' Equity (Continued)

        The following table summarizes information about stock options outstanding at December 31, 2007:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Shares Outstanding	Weighted- Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price	Number of Shares Outstanding	Weighted- Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price
$ 0.63 - $ 2.30	557,524	4.25	$1.70	557,524	4.25	$1.70
$ 2.30 - $ 3.23	520,560	6.96	$3.10	429,660	6.97	$3.10
$ 3.23 - $ 5.01	728,720	6.00	$4.54	695,003	5.91	$4.54
$ 5.01 - $ 5.08	21,000	7.91	$5.05	8,500	5.95	$5.08
$ 5.08 - $ 5.10	720,726	7.96	$5.10	425,476	7.96	$5.10
$ 5.10 - $ 6.00	592,495	5.97	$5.66	480,681	5.38	$5.73
$ 6.00 - $ 6.11	501,961	8.99	$6.11	125,489	9.00	$6.11
$ 6.11 - $ 6.75	428,133	3.10	$6.59	426,258	3.08	$6.59
$ 6.75 - $ 8.08	197,841	3.88	$7.86	197,424	3.87	$7.86
$19.38 - $19.38	10,000.33		$19.38	10,000.33		$19.38

	4,278,960	6.17	$4.82	3,356,015		$4.69

        At December 31, 2007, the aggregate intrinsic value of the outstanding options was $0 and the aggregate intrinsic value of the exercisable options was $0.

Stock Purchase Plan

        The Company has an employee stock purchase plan whereby employees may contribute up to 15% of their compensation to purchase shares of the Company's common stock at 85% of the stock's fair market value at the lower of the beginning or end of each six-month offering period. Shares purchased under the plan were 46,807, 13,642 and 6,493 in 2007, 2006 and 2005, respectively. At December 31, 2007, a total of 39,551 shares remain available for purchase by employees under the plan. The previous plan expired on December 31, 2005 and a new plan was approved by the shareholders at the 2006 annual meeting with a ten year term.

401(k) Plan

        The Company has a 401(k) plan for all employees under which it provides a specified percentage match on employee contributions. Currently, the Company match is made in shares of the Company's common stock. Shares issued as matching contributions under the plan were 96,573, 17,191 and 18,591 in 2007, 2006 and 2005, respectively. The related expense recorded on these matching contributions was $103,697, $92,762 and $66,767 in 2007, 2006 and 2005, respectively. At December 31, 2007, a total of 14,714 shares remain available for future issuances as matching contributions under the plan.

Shareholder Rights Plan

        The Company has adopted a Shareholder Rights Plan ("Plan") which was amended in July 2002 and more recently in August 2006. Under the Plan, as amended, the Company's Board of Directors

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

9. Stockholders' Equity (Continued)

declared a dividend of one Preferred Stock Purchase Right ("Right") for each outstanding common share of the Company. The Rights have an exercise price of $140 per Right and provide the holders with the right to purchase, in the event a person or group acquires 15% or more of the Company's common stock, additional shares of the Company's common stock having a market value equal to two times the exercise price of the Right. The Rights expire in 2016.

10. Net Loss Per Share

        The following table presents the computation of basic and diluted net loss per share:

	2007	2006	2005
Basic and diluted net loss per share:
Net loss	$(13,063,168)	$(23,551,296)	$(21,097,017)
Weighted average common shares	36,909,462	34,729,930	24,027,127

Basic and diluted net loss per share	$(0.35)	$(0.68)	$(0.88)

        As of December 31, 2007, 2006 and 2005 a total of 8,359,493, 9,237,267 and 8,373,322 options and warrants, respectively, have not been included in the calculation of potential common shares as their effect on diluted per share amounts would have been anti-dilutive.

11. Commitments and Contingencies

        The Company has leased office space under a non-cancelable operating lease expiring in 2017 and office equipment under two non-cancelable operating leases which expire in 2009 and 2010. Rental expense for the years ended December 31, 2007, 2006 and 2005 was $784,000, $655,000 and $644,000, respectively.

        In November 2006 the Company entered into a new operating lease agreement for combined laboratory and office space. Our previous operating lease for facilities expired December 31, 2007, and we moved into the newly leased facility in December 2007. The new lease, as amended in 2007, is for approximately 42,600 square feet and expires on December 31, 2017, with a provision for two additional five year renewals. In connection with the new lease, we received landlord-provided incentives of approximately $7.7 million in the form of tenant improvements, which have been recorded as additions to fixed assets and deferred rent liabilities and will be amortized over the term of the lease. In connection with our new lease arrangement, we were required to provide a cash security deposit of approximately $497,000 of which approximately $440,000 was paid upon lease signing in November 2006, and the remainder was paid in February 2008. In addition, the lease stipulates the Company must issue a standby letter of credit for approximately $500,000 which is expected to be issued during the first quarter of 2008.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

11. Commitments and Contingencies (Continued)

        Future minimum lease payments under these leases are as follows:

2008	$1,929,120
2009	1,981,996
2010	1,997,220
2011	2,055,144
2012	2,116,800
Thereafter	11,575,536

$21,655,816

12. Subsequent Event

        In March 2007, Bristol-Myers Squibb Pharmaceuticals recalled certain batches of Taxol due to potential lack of sterility assurance. Sonus had some of these batches at clinical sites which were being used in the reference arm of the Phase 3 TOCOSOL Paclitaxel pivotal study. The Company has returned all of the recalled material to its suppliers in accordance with the recall notice. On March 12, 2008, the Company received an initial refund from its suppliers of approximately $850,000 for returned material.

13. Quarterly Financial Information (unaudited)

	Quarter Ended
	Mar. 31	June 30	Sept. 30	Dec. 31
	(in thousands, except per share data)
2007
Collaboration revenue from Bayer Schering Pharma AG	$5,051	$3,271	$4,079	$7,730
Operating expenses	$8,915	$9,825	$10,433	$6,193
Operating income (loss)	$(3,864)	$(6,554)	$(6,354)	$1,537
Net income (loss)	$(3,225)	$(5,963)	$(5,808)	$1,933
Net income (loss) per share*:
Basic and diluted	$(0.09)	$(0.16)	$(0.16)	$.05
2006
Collaboration revenue from Bayer Schering Pharma AG	$4,054	$7,514	$4,931	$5,893
Operating expenses	$9,879	$13,136	$12,067	$13,596
Operating loss	$(5,825)	$(5,623)	$(7,136)	$(7,703)
Net loss	$(5,310)	$(4,935)	$(6,293)	$(7,013)
Net loss per share*:
Basic and diluted	$(0.17)	$(0.14)	$(0.17)	$(0.19)

*
Quarterly EPS may not add to annual figure due to rounding.

Sonus Pharmaceuticals, Inc.

Balance Sheets

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,597,297	$6,535,272
Marketable securities	11,215,107	27,663,554
Interest receivable	181,591	456,149
Other current assets	615,984	576,905

Total current assets	29,609,979	35,231,880
Equipment, furniture and leasehold improvements, net	9,279,364	9,577,567
Other assets	497,327	439,822

Total assets	$39,386,670	$45,249,269

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,429,065	$1,462,444
Accrued expenses	2,241,413	4,141,273
Current portion of deferred rent	762,915	765,005

Total current liabilities	4,433,393	6,368,722
Deferred rent, less current portion	6,852,292	6,976,130
Commitments and contingencies
Stockholders' equity:
Preferred stock; $.001 par value; 5,000,000 authorized; no shares issued or outstanding	—	—
Common stock; $.001 par value; 75,000,000 shares authorized; 37,062,049 and 37,048,335 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	157,014,818	156,704,899
Accumulated deficit	(128,917,030)	(124,801,837)
Accumulated other comprehensive loss	3,197	1,355

Total stockholders' equity	28,100,985	31,904,417

Total liabilities and stockholders' equity	$39,386,670	$45,249,269

Sonus Pharmaceuticals, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Collaboration revenue from Bayer Schering	$—	$5,051,035
Operating expenses:
Research and development	2,269,034	6,939,399
General and administrative	2,101,409	1,975,600

Total operating expenses	4,370,443	8,914,999

Operating loss	(4,370,443)	(3,863,964)
Other income (expense):
Other expense	(44,378)	(34,953)
Interest income	299,628	673,873
Interest expense	—	(309)

Total other income, net	255,250	638,611

Net loss	$(4,115,193)	$(3,225,353)

Basic and diluted net loss per share	$(0.11)	$(0.09)
Shares used in computation of basic and diluted net loss per share	37,052,022	36,854,037

See accompanying notes.

Sonus Pharmaceuticals, Inc.

Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Operating activities:
Net loss	$(4,115,193)	$(3,225,353)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	345,486	154,176
Non-cash stock-based compensation	304,607	495,149
Accretion of investments	(6,089)	(207,332)
Changes in operating assets and liabilities:
Accounts receivable from related party	—	(127,774)
Interest receivable	274,558	(189,309)
Other current assets	(39,079)	(535,245)
Other long term assets	(57,505)	7,836
Accounts payable	(33,379)	(655,020)
Accounts payable to related party	—	130,650
Accrued expenses	(1,899,860)	(3,881,002)
Deferred rent	(125,928)	—
Other current liabilities	—	(25,008)
Deferred revenue from related party	—	(1,386,479)

Net cash used in operating activities	(5,352,382)	(9,444,711)
Investing activities:
Purchases of capital equipment and leasehold improvements	(47,283)	(64,456)
Purchases of marketable securities	(7,006,432)	(22,622,304)
Proceeds from sales of marketable securities	23,215,000	12,035,014
Proceeds from maturities of marketable securities	247,810	60,220

Net cash provided by (used in) investing activities	16,409,095	(10,591,526)
Financing activities:
Proceeds from issuance of common stock under employee benefit plans	5,312	28,399
Payments on lease obligations	—	(7,290)

Net cash provided by investing activities	5,312	21,109

Increase (Decrease) in cash and cash equivalents for the period	11,062,025	(20,015,128)
Cash and cash equivalents at beginning of period	6,535,272	35,771,784

Total cash and cash equivalents	$17,597,297	$15,756,656

Supplemental cash flow information:
Interest paid	$—	$309

See accompanying notes.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements

(Unaudited)

1. Basis of Presentation

        The unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required to be presented for complete financial statements. The accompanying financial statements reflect all adjustments (consisting only of normal recurring items) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The accompanying Balance Sheet at December 31, 2007 has been derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year then ended. The financial statements and related disclosures have been prepared with the assumption that users of the interim financial information have read or have access to the audited financial statements for the preceding fiscal year. Accordingly, these financial statements should be read in conjunction with the audited financial statements and the related notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2007 and filed with the Securities and Exchange Commission on March 14, 2008.

        The Company adopted SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157") effective January 1, 2008. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The Company did not have a transition adjustment to beginning retained earnings as a result of adopting this standard. SFAS No. 157 applies to all financial instruments that are measured and reported on a fair value basis. This includes those items reported in marketable securities on the balance sheets. See Note 4 for additional information.

        In conjunction with the adoption of SFAS No. 157, the Company also adopted SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of SFAS No. 115" ("SFAS No. 159") as of January 1, 2008. SFAS No. 159 provides companies the option to report select financial assets and liabilities at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. After the initial adoption, the election is made at the acquisition of a financial asset or financial liability and it may not be revoked. We did not apply the fair value option to any of our outstanding instruments; therefore, there has been no impact on our financial statements.

        Effective January 1, 2008, the Company adopted the provisions of FASB Emerging Issues Task Force, Issue 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities, or EITF 07-3. In accordance with EITF 07-3, nonrefundable contractual prepayments related to future R&D activities are deferred and recognized as an expense in the period that the related goods are delivered or services are performed. Our adoption of this standard has not had a material impact on our financial statements.

2. Related Party

        The Company has engaged in significant transactions with Bayer Schering Pharma AG, Germany ("Bayer Schering"). Bayer Schering is a related party due to their ownership interest in the Company (approximately 10.6% fully diluted) and has been appropriately identified as such on the face of the financial statements. All amounts disclosed on the face of the financial statements with related parties are attributable to Bayer Schering. Please see Note 3 "Collaboration and License Agreement with Bayer Schering Pharma AG" for additional details.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

(Unaudited)

3. Collaboration and License Agreement with Bayer Schering Pharma AG

        In October 2005, the Company entered into a Collaboration and License Agreement with Bayer Schering, a German corporation, pursuant to which, among other things, the Company granted Bayer Schering an exclusive, worldwide license to TOCOSOL Paclitaxel, its anti-cancer product candidate (the "Product"). With respect to the Product, Bayer Schering paid Sonus an upfront license fee of $20 million and paid Sonus for research and development services performed equal to 50% of eligible product research and development costs (in certain cases the reimbursement rate was 100%). In connection with the Collaboration and Licensing Agreement, the Company and an affiliate of Bayer Schering entered into a Securities Purchase Agreement whereby the Company sold 3,900,000 shares of common stock for an aggregate of $15.7 million and warrants to purchase 975,000 shares of common stock for an aggregate purchase price of $122,000.

        In October 2007, Sonus received notification from Bayer Schering of its decision to terminate the Collaboration and License Agreement in accordance with its terms because the Phase 3 pivotal trial did not meet its primary endpoint. The termination was effective on November 2, 2007. In accordance with the terms of the Agreement, all rights to TOCOSOL Paclitaxel have reverted back to Sonus. The Company has discontinued development of TOCOSOL Paclitaxel due to results of the Phase 3 study. These closure activities were substantially complete by December 31, 2007.

        During the three month period ended March 31, 2007, the Company recognized revenue of $1.4 million as amortization of the upfront license fee and an additional $3.7 million related to research and development services performed by Sonus primarily for the Phase 3 trial for TOCOSOL Paclitaxel and related drug supply and manufacturing costs.

        The Company does not expect to earn revenue or incur expense related to the Agreement with Bayer Schering beyond 2007. The final net billing between the Company and Bayer Schering was completed during the fourth quarter of 2007. Settlement of the final amount outstanding was received from Bayer Schering in December 2007. There were no receivables from, or payables to, Bayer Schering outstanding at March 31, 2008 or at December 31, 2007.

4. Marketable Securities

        With the adoption of SFAS No. 157, beginning January 1, 2008, assets and liabilities recorded at fair value in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. SFAS No. 157 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with SFAS No. 157, these inputs are summarized in the three broad levels listed below:

  •
  Level 1—Quoted prices in active markets for identical securities;

  •
  Level 2—Other significant observable inputs that are observable through corroboration with market date (including quoted prices in active markets for similar securities);

  •
  Level 3—Significant unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability.

        In determining the appropriate levels, the Company performed a detailed analysis of the assets and liabilities that are subject to SFAS No. 157. The following table presents information about our assets

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

(Unaudited)

4. Marketable Securities (Continued)

and liabilities that are measured at fair value on a recurring basis as of March 31, 2008, and indicates the fair value hierarchy of the valuation techniques we utilized to determine such fair value:

	Level 1	Level 2	Level 3	2007
Corporate debt securities	$378,657	$6,241,761	$—	$6,620,418
Government debt securities	—	4,543,267	—	4,543,267
Asset-backed securities	—	51,422	—	51,422

	$378,657	$10,836,450	$—	$11,215,107

5. Accrued Expenses

        Accrued expenses consist of the following:

	March 31, 2008	December 31, 2007
Clinical trials	$680,100	$2,627,765
Severance	1,092,074	908,496
Compensation	169,158	227,044
Other	300,081	377,968

	$2,241,413	$4,141,273

6. Reduction of Workforce

        On March 19, 2008, the Company implemented a reduction of workforce ("Reduction of Workforce") pursuant to which the Company's workforce was reduced by approximately 37%. The effective date of the Reduction of Workforce was March 31, 2008. The Company implemented the Reduction of Workforce in order to conserve cash and align its workforce with its anticipated staffing needs. The total cost of the Reduction of Workforce was approximately $1.0 million, which consisted of severance costs and medical insurance and was recognized as expense in the first quarter of 2008. Severance expense of approximately $656,000 and $393,000 was recognized in research and development expense and general and administrative expense, respectively, in the first quarter of 2008. The following table summarizes the severance expense activity, including payments of severance amounts accrued as of December 31, 2007:

Accrued severance as of December 31, 2007	$908,496
Cash payments made in the first quarter of 2008	(865,617)
Severance expense recorded in the first quarter of 2008	1,049,195

Accrued severance as of March 31, 2008	$1,092,074

        The accrued severance as of March 31, 2008 is expected to be paid in the second quarter of 2008.

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

(Unaudited)

7. Refund from Return of Recalled Taxol

        In March 2007, Bristol-Myers Squibb Pharmaceuticals recalled certain batches of Taxol due to potential lack of sterility assurance. Sonus had some of these batches at clinical sites which were being used in the reference arm of the Phase 3 TOCOSOL Paclitaxel pivotal study. The Company has returned all of the recalled material to its suppliers in accordance with the recall notice. On March 12, 2008, the Company received an initial refund from its suppliers of $848,408 for returned material which was recorded as a reduction of research and development expense in the first quarter of 2008. We are not reasonably able to estimate an amount for any additional refund that we may receive in future periods. Accordingly, there are no receivables recorded for any potential future refunds.

8. Comprehensive Income (Loss)

	Three months ended March 31,
	2008	2007
Net loss	$(4,115,193)	$(3,225,353)
Unrealized gain (loss) on cash equivalents and marketable securities	3,197	(8,797)

Comprehensive loss	$(4,111,996)	$(3,234,150)

9. Stockholders' Equity

Employee Stock Plans

        Employee stock options vest over a period of time determined by the Board of Directors, generally four years, and director stock options are generally fully vested on the date of grant. Stock options generally are granted at the fair market value on the date of grant and expire ten years from the date of grant.

        In the first quarter of 2008, the Company granted stock options to employees for 1,415,000 shares of common stock. These options fully vest two years from the date of grant.

        The Company has an employee stock purchase plan whereby employees may contribute up to 15% of their compensation to purchase shares of the Company's common stock at 85% of the stock's fair market value at the lower of the beginning or end of each six-month offering period. At March 31, 2008, a total of 39,551 shares remain available for purchase by employees under the plan.

        The Company has a 401(k) plan for all employees under which it provides a specified percentage match on employee contributions. Currently, the Company match is made in shares of the Company's common stock. The Company recognized compensation expense related to this plan for the three month period ended March 31, 2008 of $5,312. At March 31, 2008, there are no shares available for future issuances as matching contributions under the plan.

Stock-Based Compensation

        During the three month periods ended March 31, 2008 and 2007, respectively, the Company recorded stock-based compensation cost under the provisions of Statement of Accounting Standard 123

Sonus Pharmaceuticals, Inc.

Notes to Financial Statements (Continued)

(Unaudited)

9. Stockholders' Equity (Continued)

(revised 2004), "Share Based Payment," or "SFAS 123R." The following table summarizes the income statement classification of stock-based compensation:

	Three months ended March 31,
	2008	2007
Stock-based compensation expense:
General & administrative	$166,558	$286,161

Research & development	138,049	208,988

Total stock-based compensation expense	$304,607	$495,149

        The Company changed its estimated forfeiture rate based on personnel reductions in the first quarter of 2008. The impact in stock compensation expense as a result of the change in estimated forfeiture rate was not significant. The fair value of each stock option used in the calculations under SFAS 123R is estimated using the Black-Scholes-Merton option pricing model. The assumptions used in this model include (1) the stock price at grant date, (2) the exercise price, (3) an estimated option life of four years as of March 31, 2008 and 2007, (4) no expected dividends for each period presented, (5) stock price volatility factor of 106.08% and 60.2% as of March 31, 2008 and 2007, respectively, and (6) a risk-free interest rate of 2.75% and 4.65% as of March 31, 2008 and 2007, respectively.

Stock Option Activity

        The following is a summary of option activity for the first quarter of 2008:

		Options Outstanding
	Shares Available for Grant	Number of Shares	Weighted-Average Exercise Price
December 31, 2007	5,271,101	4,278,960	$4.82
Grants	(1,415,000)	1,415,000	$0.37
Exercises	—	—	—
Cancellations and expirations	958,612	(961,612)	$4.53

March 31, 2008	4,814,713	4,732,348	$3.55

10. Subsequent Events

        In April 2008, we began evaluating our space needs and various options that we believe will result in the consolidation of our operations into a smaller portion of our current facility. As we have not yet finalized the course of action for implementation of a facilities plan, including potential sublease of certain space, we cannot currently estimate the type of costs that will be associated with a plan, the total charge that will result from the implementation of a plan, or any charges associated with the plan that will result in future cash expenditures. Also, the cease use date of a portion of our facilities did not occur until the second quarter of 2008 after our reduction of workforce.

ANNEX A: ARRANGEMENT AGREEMENT

MADE as of the 27th day of May, 2008

BETWEEN:

SONUS PHARMACEUTICALS, INC.

-and-

ONCOGENEX TECHNOLOGIES INC.

ARRANGEMENT AGREEMENT

DuMoulin Black LLP
Barristers and Solicitors
10th Floor—595 Howe Street
Vancouver, British Columbia
V6C 2T5

TABLE OF CONTENTS

1.	INTERPRETATION		A-1
	1.1	Definitions	A-1
	1.2	Interpretation Not Affected by Headings, etc.	A-13
	1.3	Currency	A-13
	1.4	Number, etc.	A-13
	1.5	Date For Any Action	A-13
	1.6	Entire Agreement	A-14
	1.7	Accounting Matters	A-14
	1.8	Construction	A-14
	1.9	Knowledge	A-14
	1.10	Exhibits	A-15
2.	THE ARRANGEMENT		A-15
	2.1	Implementation Steps by OncoGenex	A-15
	2.2	Interim Order	A-15
	2.3	Articles of Arrangement	A-16
	2.4	OncoGenex Proxy Circular	A-17
	2.5	Sonus Proxy Statement and Meeting	A-17
	2.6	Securities Compliance	A-18
	2.7	Preparation of Filings	A-20
	2.8	U.S. Tax Treatment	A-21
	2.9	Voting Agreements	A-21
	2.10	Execution of Escrow Agreements by Sonus	A-21
	2.11	Executive Officers of Sonus	A-21
3.	REPRESENTATIONS AND WARRANTIES		A-22
	3.1	Representations and Warranties of OncoGenex	A-22
	3.2	Representations and Warranties of Sonus	A-48
	3.3	Non-Waiver	A-76
	3.4	Survival	A-76
4.	ESCROW PROVISIONS		A-76
5.	ADDITIONAL COVENANTS		A-77
	5.1	Retention of Goodwill	A-77
	5.2	Covenants of OncoGenex	A-77
	5.3	Covenants of Sonus	A-81
	5.4	Applications for Regulatory Approvals	A-86
	5.5	Covenants Regarding Non-Solicitation	A-86
	5.6	Notice by Sonus of Superior Proposal Determination	A-87
	5.7	Access to Information	A-88

	5.8	Covenant Regarding Representations and Warranties	A-89
	5.9	Closing Matters	A-89
	5.10	Directors and Officers Insurance	A-89
6.	CONDITIONS		A-90
	6.1	Mutual Conditions Precedent	A-90
	6.2	Additional Conditions Precedent to the Obligations of Sonus	A-91
	6.3	Additional Conditions Precedent to the Obligations of OncoGenex	A-92
	6.4	Notice and Cure Provisions	A-93
	6.5	Satisfaction of Conditions	A-93
7.	AMENDMENT AND TERMINATION		A-93
	7.1	Amendment	A-93
	7.2	Mutual Understanding Regarding Amendments	A-94
	7.3	Termination	A-94
	7.4	Effect Of Termination	A-95
	7.5	Expenses	A-96
	7.6	Liquidated Damages	A-96
	7.7	Remedies	A-96
	7.8	Effect of Break Fee Payment	A-96
8.	GENERAL		A-96
	8.1	Notices	A-96
	8.2	Assignment	A-97
	8.3	Binding Effect	A-98
	8.4	Waiver and Modification	A-98
	8.5	No Personal Liability	A-98
	8.6	Further Assurances	A-98
	8.7	Consultation	A-98
	8.8	Governing Laws	A-98
	8.9	Severability	A-98
	8.10	Counterparts	A-99
	8.11	Withholding Rights	A-99

Exhibit A—Appropriate Regulatory Approvals
Exhibit B—Arrangement Resolution
Exhibit C—Plan of Arrangement under section 192 of the Canada Business Corporations Act
Exhibit D—Intentionally omitted
Exhibit E—Voting Agreements

ii

ARRANGEMENT AGREEMENT

        THIS AGREEMENT made as of the 27th day of May, 2008.

AMONG:

  SONUS PHARMACEUTICALS, INC., a corporation existing under the laws of the State of Delaware

  (hereinafter referred to as "Sonus")

AND:

  ONCOGENEX TECHNOLOGIES INC., a corporation existing under the federal laws of Canada

  (hereinafter referred to as "OncoGenex")

        THIS AGREEMENT WITNESSETH THAT in consideration of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each party), the parties hereby covenant and agree as follows:

1.     INTERPRETATION

1.1    Definitions

        In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

  "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving Sonus, OncoGenex or their respective Subsidiaries, as applicable: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, arrangement or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or twenty-five percent (25%) or more of the equity securities of, Sonus, OncoGenex or any of their respective Subsidiaries, in a single transaction or series of related transactions; (ii) with respect to Sonus, the acquisition by any Person (other than any beneficial owner of more than five percent (5%) of Sonus Common Shares as long as such beneficial owner is eligible to make filings in respect thereof on Schedule 13G under applicable SEC rules and regulations) of beneficial ownership of ten percent (10%) or more of the outstanding Sonus Common Shares (including Sonus Common Shares currently beneficially owned by such Person); (iii) with respect to OncoGenex, the acquisition by any Person (other than as a result of financings with existing shareholders of OncoGenex) of beneficial ownership of ten percent (10%) or more of the outstanding OncoGenex shares; (iv) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of Sonus or OncoGenex, as applicable, or, with respect to Sonus, the filing of a registration statement under the Securities Act in connection therewith; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, as applicable;

  "Affiliate" has the meaning ascribed thereto in the Plan of Arrangement;

  "Announcement Date" means the day on which Sonus and OncoGenex first publicly announce the entering into this Agreement by Sonus and OncoGenex;

  "Appointed Directors" means three individuals to be designated by OncoGenex, and one individual, who shall be independent, acceptable to OncoGenex and Sonus;

  "Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations, as set out in Exhibit A hereto;

  "Arrangement" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 6.1 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

  "Arrangement Resolution" means the special resolution of the OncoGenex Securityholders, to be substantially in the form and content of Exhibit B hereto;

  "Articles of Arrangement" means the articles of arrangement of OncoGenex in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

  "Assumed Option" has the meaning ascribed thereto in Section 2.3(d);

  "Assumption Agreement" means the Stock Option Assumption, Amending and Confirmation Agreement relating to the assumption by Sonus of the OncoGenex Stock Option Plan and OncoGenex Options to be made between Sonus and OncoGenex prior to the Effective Date;

  "Average Market Price" means the average closing price of a Sonus Common Share on the NGM (or any other exchange on which Sonus Common Shares are listed for trading) for the ten consecutive Trading Days commencing with the Announcement Date or commencing with the first Trading Day after the Announcement Date if the announcement is after 1:00 p.m. Pacific Time;

  "BC Advantage Debenture" means the US$165,519 principal amount secured debenture of OncoGenex issued to BC Advantage Funds (VCC) Ltd. and outstanding at the date of this Agreement;

  "BC Advantage Debenture Repayment Amount" means the principal and interest owing to the holder of the BC Advantage Debenture on the tenth Trading Day following the Announcement Date;

  "BC Advantage Shares Issuable" means the number of Sonus Common Shares issuable that is equal to the BC Advantage Debenture Repayment Amount divided by 85 percent of the Average Market Price;

  "Business Day" means any day on which commercial banks are open for business in Seattle, Washington and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Seattle, Washington under the laws of the State of Washington or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

  "Canadian Jurisdictions" means British Columbia, Alberta and Ontario;

  "Capital Adjustment" means the amendment of Sonus' certificate of incorporation prior to the Effective Date such that, immediately following the Reverse Stock Split, the authorized share capital of Sonus consists of (i) that number of Sonus Common Shares as is equal to two times the Sonus Common Shares outstanding immediately following the Effective Time (including the Deposited Securities), and (ii) 5,000,000 Sonus Preferred Shares, or in each case such other number of Sonus Common Shares or Sonus Preferred Shares agreed upon by Sonus and OncoGenex prior to mailing the Proxy Statement;

  "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

  "Certificate of Amendment" means the certificate of amendment to the certificate of incorporation of Sonus to be filed with the Secretary of State of the State of Delaware and effective prior to the Effective Date, effecting the Reverse Stock Split, the Capital Adjustment and the Name Change;

  "Circular" means the notice of the OncoGenex Meetings and accompanying management proxy circular, including all schedules, appendices and exhibits thereto, to be sent to the OncoGenex Securityholders in connection with the OncoGenex Meetings;

  "Code" means the Internal Revenue Code of 1986, as amended;

  "Company" means Sonus, SonusSub, OncoGenex or OncoGenexSub, as the context requires;

  "Confidentiality Agreement" means the confidentiality and non-disclosure agreement dated as of February 22, 2008 between Sonus and OncoGenex;

  "Court" means the Supreme Court of British Columbia;

  "Debenture Shares Issuable" means the BC Advantage Shares Issuable plus the Other Debenture Shares Issuable;

  "Debt Instrument" means any bond, debenture, mortgage, promissory note or other instrument evidencing indebtedness for borrowed money;

  "Deposited Securities" has the meaning ascribed thereto in the Plan of Arrangement;

  "Director" means the Director appointed pursuant to Section 260 of the CBCA;

  "Dissent Procedures" has the meaning set out in section 3.1 of the Plan of Arrangement;

  "Dissent Rights" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement;

  "Dissenting Securityholder" means a holder of OncoGenex Shares or OncoGenex Debentures who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

  "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director giving effect to the Arrangement;

  "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

  "Employee Benefits" means:

    (a)
    salaries, wages, bonuses, vacation entitlements, commissions, fees, stock option plans, stock purchase plans, incentive plans, deferred compensation plans, profit-sharing plans and other similar benefits, plans or arrangements;

    (b)
    insurance, health, welfare, drug, disability, pension, retirement, travel, hospitalization, medical, dental, legal counseling, eye care and other similar benefits, plans or arrangements; and

    (c)
    agreements or arrangements with any labour union or employee association, written or oral employment agreements or arrangements and agreements or arrangements for the retention of the services of independent contractors, consultants or advisors;

  "Encumbrance" means any mortgage, charge, easement, encroachment, lien, adverse claim, assignment by way of security, security interest, servitude, pledge, hypothecation, conditional sale agreement, security agreement, title retention agreement, financing statement, option, right of pre-emption, privilege, obligation to assign, licence, sublicence (other than non-exclusive licences and sublicences of intellectual property made in the ordinary course of business) or other encumbrance;

  "Environmental Laws" means all applicable domestic, foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

  "ERISA Affiliate" means any entity or trade or business (whether or not incorporated) other than a Company that together with a Company, is considered under common control and treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

  "Escrow Agent" means Computershare Trust Company of Canada or such other Person as the parties hereto may approve, in its capacity as escrow agent under the Escrow Agreements, and includes any successor escrow agent appointed thereunder;

  "Escrow Agreements" means the agreements to be made among Sonus the Escrow Agent and each of the Escrow Shareholders (or the Escrow Shareholders' Agent on behalf of one or more Escrow Shareholders), which shall be substantially in the form and content of Appendix 1 to the Plan of Arrangement, with such changes thereto as the parties hereto, acting reasonably, may approve;

  "Escrow Ratio" means the number calculated by dividing 25,000,000 by the number of OncoGenex Shares outstanding immediately prior to the Effective Time;

  "Escrow Shareholder" means a Person who is an OncoGenex Shareholder immediately prior to the Effective Time and for whose benefit Deposited Securities have been deposited with the Escrow Agent under an Escrow Agreement;

  "Escrow Shareholders' Agent" means Howard Riback, or such other Person as the parties hereto may approve, in his capacity as shareholders' agent under the Escrow Agreements and includes any successor shareholders' agent appointed under the Escrow Agreements;

  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

  "Exchanged Portion" means (i) with respect to the BC Advantage Debenture, the principal amount of the BC Advantage Debenture that is equal to the Original Principal Amount of the BC Advantage Debenture multiplied by the number of Sonus Common Shares issued under Section 2.3(a) divided by the BC Advantage Shares Issuable; and (ii) with respect to the Other Debentures, the principal amount of the Other Debentures that is equal to the aggregate Original Principal Amount of the Other Debentures multiplied by the number of Sonus Common Shares issued under Section 2.3(a) divided by the Other Debenture Shares Issuable;

  "Expiration Date" means the day that is six years after the Effective Date;

  "Final Order" means the final order of the Court granted pursuant to Section 192 of the CBCA approving the Arrangement as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is abandoned or denied, as affirmed;

  "Financial Year End" means December 31, 2007;

  "GAAP" means the generally accepted accounting principles used in the United States, as in effect from time to time;

  "Good Clinical Practices" means, as applicable, the then current standards for clinical trials for pharmaceuticals (including all applicable requirements relating to protection of human subjects), as set forth in the FDCA and applicable regulations promulgated thereunder (including, for example, and without limitation, 21 C.F.R. Parts 50, 54, 56, 312, and 314), as amended from time to time, and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by other organizations, foreign Governmental Entities or foreign Regulatory Authorities, as applicable, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

  "Good Laboratory Practices" means, as applicable, the then current standards for the conduct and reporting of laboratory studies regarding pharmaceuticals, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practices as are required by other organizations, foreign Governmental Entities or foreign Regulatory Authorities, as applicable, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

  "Good Manufacturing Practices" means the then current standards for the manufacture, processing, packaging, testing, transportation, handling and holding of pharmaceutical products, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practices as are required by other organizations, foreign Governmental Entities or foreign Regulatory Authorities, as applicable, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

  "Governmental Entity" means any:

    (a)
    multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank or Tribunal;

    (b)
    subdivision, agent, commission, board, or authority of any of the foregoing;

    (c)
    quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

  "Guarantee" means any agreement, contract or commitment providing for the guarantee, indemnification, assumption or endorsement or any like commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person;

  "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants under any Environmental Laws, including, without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials, including sources of ionizing and nonionizing radiation", "petroleum products or wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Law.

  "IND" means an investigational new drug application filed with the FDA, including all documents, data and other information concerning the applicable drug which are necessary for or filed with such application;

  "Information" has the meaning ascribed thereto in Section 4.7(b);

  "Interested Person" means any present or former officer, director, shareholder, employee, consultant or advisor, excluding attorneys, accountants and other third party professional advisors of a Company in connection with this Agreement and the transactions contemplated herein, of or to such Company or any Person with which such Company or any of the foregoing does not deal at arm's length within the meaning of the Income Tax Act (Canada) (including a spouse, parent, child or sibling of any such Person);

  "Interim Order" means the interim order of the Court, as the same may be amended, granted pursuant to Section 192 of the CBCA in respect of the Arrangement, as contemplated by Section 2.2;

  "Laws" means all statutes, regulations, statutory rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or licence of any court, Governmental Entity, statutory body or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

  "Material Adverse Change", when used in connection with Sonus or OncoGenex, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, ownership, capital, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or those of its Subsidiaries, if any, that is, or would reasonably be expected to be, material and adverse to the business, properties, assets, operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, other than any change, effect, event or occurrence:

    (a)
    relating to the Canadian or United States' economy or securities markets in general; or

    (b)
    generally affecting the industry in which such party operates;

  "Material Adverse Effect", when used in connection with Sonus or OncoGenex, means any matter or action that has an effect that is, or would reasonably be expected to be, material and adverse to the business, properties, assets, operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, and "Materially Adversely Affected" shall have a corresponding meaning;

  "Meeting of Class A Shareholders" means the special meeting of the holders of OncoGenex Class A Preferred Shares (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Class A Preferred Shares consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Class B Shareholders" means the special meeting of the holders of OncoGenex Class B Preferred Shares (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Class B Shares consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Common Shareholders and Optionholders" means the special meeting of the holders of OncoGenex Common Shares and the holders of OncoGenex Options (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Common Shares and each and every holder of OncoGenex Options consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Debentureholders" means the special meeting of the holders of OncoGenex Debentures (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Debentures consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Name Change" means the change of name of Sonus to "OncoGenex Pharmaceuticals, Inc." or such other name as may be agreed upon by Sonus and OncoGenex;

  "NCM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq Capital Market;

  "NDA" means a new drug application for a drug filed in accordance with 21 C.F.R. Part 314, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning the applicable drug which are necessary for FDA approval to market such drug in the United States;

  "NGM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq Global Market;

  "Off-Balance Sheet Arrangement" has the meaning set forth in Item 303 of Regulation S-K adopted under the Exchange Act;

  "OncoGenex Affiliated Stockholders" has the meaning set forth in Section 2.9.

  "OncoGenex Business" means the business of OncoGenex and its Subsidiaries as described in Section 3.1.27;

  "OncoGenex Class A Preferred Shares" means OncoGenex Series 1 Class A Preferred Shares and OncoGenex Series 2 Class A Preferred Shares;

  "OncoGenex Class B Preferred Shares" means OncoGenex Series 1 Class B Preferred Shares and OncoGenex Series 2 Class B Preferred Shares;

  "OncoGenex Common Shares" means the common shares in the capital of OncoGenex;

  "OncoGenex Debentureholders" means the holders of OncoGenex Debentures immediately prior to the Effective Time;

  "OncoGenex Debentures" means the BC Advantage Debenture and the Other Debentures, collectively;

  "OncoGenex Disclosure Schedule" means that certain Disclosure Schedule dated as of the date hereof and delivered by OncoGenex to Sonus concurrently herewith;

  "OncoGenex Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person or Governmental Entity alleging any material liabilities or potential material liability arising out of, based on or resulting from the presence, or release or threatened release into the environment of, or any exposure to, any Hazardous Materials at any property or location owned or leased by OncoGenex or OncoGenexSub or other circumstances forming the basis of any material violation or alleged material violation of any Environmental Law.

  "OncoGenex Financial Statements" means the audited annual consolidated financial statements of OncoGenex as at December 31, 2007, consisting of the balance sheet of OncoGenex as at December 31, 2007 and the accompanying statement of operations and deficit and statement of cash flows for the 12-month period ended December 31, 2007, including the notes thereto and the auditor's report thereon, all of which are expressed in United States currency;

  "OncoGenex Intellectual Property" means all intellectual property including, without limitation, trade marks and trade mark applications, trade names, certification marks, patents, patent applications, patentable concepts, copyrights, know-how, formulae, processes, inventions, technical expertise, research data, trade secrets, industrial designs and other similar property, whether registered or unregistered, that is owned by, licensed to or otherwise used by OncoGenex and/or any of its Subsidiaries in the conduct of the OncoGenex Business, and including, without limitation, the OncoGenex Inventions and OncoGenex Trademarks;

  "OncoGenex Inventions" means the inventions described in the patents and patent applications listed in Table 1 of Section 3.1.37 of the OncoGenex Disclosure Schedule;

  "OncoGenex Interim Financial Statements" means the unaudited consolidated financial statements of OncoGenex as at March 31, 2008, consisting of the consolidated balance sheet of OncoGenex as at March 31, 2008 and the accompanying statement of operations and deficit and statement of cash flows for the period from the Financial Year End to and including March 31, 2008, all of which are expressed in United States currency;

  "OncoGenex Leased Property" means all the right, title and interest of OncoGenex or OncoGenexSub in and to the subject matter (whether realty or personalty) of the OncoGenex Leases;

  "OncoGenex Leases" means the real or personal property leases or subleases, or other rights of occupancy relating to real property, which OncoGenex or OncoGenexSub is a party to or bound by or subject to, including those set forth and described in Section 3.1.23 of the OncoGenex Disclosure Schedule;

  "OncoGenex Licences" has the meaning ascribed thereto in Section 3.1.32;

  "OncoGenex Material Agreements" means the agreements, indentures, contracts, leases, licences, options, instruments and other commitments of OncoGenex or OncoGenexSub set forth in Section 3.1.25 of the OncoGenex Disclosure Schedule;

  "OncoGenex Meetings" means the Meeting of Class A Shareholders, the Meeting of Class B Shareholders, the Meeting of Debentureholders and the Meeting of Common Shareholders and Optionholders;

  "OncoGenex Optionholders" means the holders of OncoGenex Options;

  "OncoGenex Options" means the options to purchase OncoGenex Common Shares granted under the OncoGenex Stock Option Plan which are outstanding and unexercised on the Effective Date;

  "OncoGenex Preferred Shares" means OncoGenex Class A Preferred Shares and OncoGenex Class B Preferred Shares;

  "OncoGenex Securityholders" means, collectively, OncoGenex Optionholders, OncoGenex Shareholders and OncoGenex Debentureholders;

  "OncoGenex Series 1 Class A Preferred Shares" means the Series 1 Class A Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 1 Class B Preferred Shares" means the Series 1 Class B Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 2 Class A Preferred Shares" means the Series 2 Class A Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 2 Class B Preferred Shares" means the Series 2 Class B Preferred shares in the capital of OncoGenex;

  "OncoGenex Shareholders" means the holders of OncoGenex Shares;

  "OncoGenex Shares" means OncoGenex Common Shares and OncoGenex Preferred Shares, collectively;

  "OncoGenex Stock Option Plan" means the employee stock option plan of OncoGenex, as amended and in effect on the date hereof;

  "OncoGenex Trademarks" means the trade-marks and trade names listed in Table 2 of Section 3.1.37 of the OncoGenex Disclosure Schedule;

  "OncoGenexSub" means OncoGenex, Inc., a corporation existing under the laws of the State of Washington and being a wholly owned Subsidiary of OncoGenex;

  "Original Principal Amount" means the principal amount of an OncoGenex Debenture immediately prior to the Effective Time;

  "Other Debenture Exchange Ratio" means 1,000 divided by 4,334,481;

  "Other Debenture Repayment Amount" means the aggregate principal and interest owing to the holders of the Other Debentures on the tenth Trading Day following the Announcement Date;

  "Other Debenture Shares Issuable" means the aggregate number of Sonus Common Shares issuable that is equal to the Other Debenture Repayment Amount divided by 85 percent of the Average Market Price;

  "Other Debentures" means the US$4,334,481 aggregate principal amount secured debentures of OncoGenex issued to Ventures West 7 Limited Partnership, Ventures West 7 U.S. Limited Partnership, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., BDC Capital Inc. and WHI Morula Fund, LLC and outstanding at the date of this Agreement;

  "Permitted Encumbrances" means (i) liens for Taxes or governmental assessments, charges or claims not yet due or which are being contested in good faith, and for which adequate reserves or other appropriate provisions have been established in financial statements in accordance with GAAP, (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by applicable Law incurred in the ordinary course of business which are either for sums not yet delinquent, or being contested in good faith, or which would not, individually or in the aggregate, result in a Material Adverse Effect, and(iii) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, and (iv) a contingent liability not to exceed $500,000 issued pursuant to Sonus' lease for its headquarters in Seattle, Washington;

  "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

  "Personal Information", when used in connection with a Company means any information in the possession of such Company about an individual other than the name, title, business address or telephone number of any employee;

  "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit C hereto and any amendments or variations thereto made in accordance with Section 6.1 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

  "Pre-Effective Date Period" means the period from and including the date hereof to and including the earlier of the Effective Time and the date of termination of this Agreement pursuant to Section 6;

  "Products" means all products that are owned, created, designed, developed, manufactured, marketed, licensed or sold (whether in existence or in development) by or on behalf of a Company;

  "Proxy Statement" means the proxy statement relating to the Sonus Meeting, as amended or supplemented from time to time;

  "Remaining Portion" means, with respect to the OncoGenex Debentures, the aggregate Original Principal Amounts less the Exchanged Portion;

  "Representatives" has the meaning ascribed thereto in Section 4.7(a);

  "Reverse Stock Split" means a reverse stock split of Sonus Common Shares on the basis of between 10 and 20 Sonus Common Shares being combined into one (1) Sonus Common Share or on such other basis as agreed upon by Sonus and OncoGenex prior to mailing the Proxy Statement;

  "Reverse Stock Split Factor" means the number of Sonus Common Shares that is combined into each one (1) Sonus Common Share pursuant to the Reverse Stock Split;

  "SEC" means the United States Securities and Exchange Commission;

  "Securities Act" means the United States Securities Act of 1933, as amended;

  "Share Cap" has the meaning ascribed thereto in Section 2.3(a);

  "Share Exchange Ratio" means the number calculated by the following formula:

Share Exchange Ratio =	(A + B - C) D

Where:	A =	the number of Sonus Common Shares outstanding immediately prior to the Effective Time
	B =	25,000,000 Sonus Common Shares
	C =	the Debenture Shares Issuable, subject to a maximum equal to the Share Cap
	D =	the number of OncoGenex Shares outstanding immediately prior to the Effective Time;

  "Shareholders' Agreement" means the shareholders' agreement among OncoGenex and certain of its shareholders made as of September 24, 2003, as amended effective August 10, 2005 and September 7, 2006;

  "Software" means all computer software including, without limitation, application software, systems software, software design tools, interfaces, object libraries, and microcode in object code or source code forms and firmware, embedded in or used to develop products, and any related documentation including, without limitation, technical documentation, system designs and specifications, flow charts, record and file layouts, memoranda, correspondence and other such documentation containing or relating to the design, structure or coding or testing of, or algorithms or routines used in, or errors discovered in or corrected in such software, user guides and manuals related thereto and any other documentations or material (in whatever form, whether human or machine readable, and in whatever media) relating to such software;

  "Sonus Affiliated Stockholders" has the meaning set forth in Section 2.9.

  "Sonus Business" means the business of Sonus and its Subsidiaries as described in Section 3.2.26;

  "Sonus Common Shares" means the shares of common stock, having a par value of $0.001 each, in the capital of Sonus;

  "Sonus Disclosure Schedule" means that certain Disclosure Schedule dated as of the date hereof and delivered by Sonus to OncoGenex concurrently herewith;

  "Sonus Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person or Governmental Entity alleging any material liability or potential material liability arising out of, based on or resulting from the presence, or release or threatened release into the environment of, or any exposure to, any Hazardous Materials at any property or location owned or leased by Sonus or any SonusSub or other circumstances forming the basis of any material violation or alleged material violation of any Environmental Law.

  "Sonus Financial Statements" means the audited annual consolidated financial statements of Sonus as at December 31, 2007, consisting of the balance sheet of Sonus as at December 31, 2007 and the accompanying statement of operations and deficit and statement of cash flows for the 12-month period ended December 31, 2007, including the notes thereto and the auditor's report thereon, all of which are expressed in United States currency;

  "Sonus Intellectual Property" means all intellectual property including, without limitation, trade marks and trade mark applications, trade names, certification marks, patents, patent applications, patentable concepts, copyrights, know-how, formulae, processes, inventions, technical expertise, research data, trade secrets, industrial designs and other similar property, whether registered or unregistered, that is owned by, licensed to or otherwise used by Sonus and/or any of its Subsidiaries in the conduct of the Sonus Business, and including, without limitation, the Sonus Inventions and Sonus Trademarks;

  "Sonus Interim Financial Statements" means the unaudited consolidated financial statements of Sonus as at March 31, 2008, consisting of the consolidated balance sheet of Sonus as at March 31, 2008 and the accompanying statement of operations and deficit and statement of cash flows for the period from the Financial Year End to and including March 31, 2008, all of which are expressed in United States currency;

  "Sonus Inventions" means the inventions described in the patents and patent applications listed in Table 1 of Section 3.2.36 of the Sonus Disclosure Schedule;

  "Sonus Leased Property" means all the right, title and interest of Sonus or SonusSub in and to the subject matter (whether realty or personalty) of the Sonus Leases;

  "Sonus Leases" means the real or personal property leases or subleases, or other rights of occupancy relating to real property, which Sonus or SonusSub is a party to or bound by or subject to, including those set forth and described in Section 3.2.22 of the Sonus Disclosure Schedule;

  "Sonus Licences" has the meaning ascribed thereto in Section 3.2.31;

  "Sonus Material Agreements" means the agreements, indentures, contracts, leases, licences, options, instruments and other commitments set forth in Section 3.2.25 of the Sonus Disclosure Schedule;

  "Sonus Meeting" means the special meeting of the holders of Sonus Common Shares (including any adjournment thereof) that is to be convened as provided by this Agreement to consider and, if deemed advisable, approve the Sonus Shareholder Resolutions;

  "Sonus Preferred Shares" means shares of preferred stock, par value $0.001 per share, of Sonus, none of which have been issued and no series of which has been designated;

  "Sonus SEC Documents" means all registration statements, prospectuses, forms, reports, proxy statements, schedules and other documents and filings required to be filed by Sonus under the Securities Act or the Exchange Act, as the case may be, since January 1, 2006;

  "Sonus Shareholder Resolutions" means all necessary approvals by shareholders of Sonus required by Delaware law, applicable securities laws and the Nasdaq Stock Marketplace Rules, to allow Sonus to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Reverse Stock Split, Name Change and election of directors of Sonus;

  "Sonus Shareholders" means the holders of Sonus Common Shares;

  "Sonus Trademarks" means the trade-marks and trade names listed in Table 2 of Section 3.2.36 of the Sonus Disclosure Schedule;

  "SonusSub" means Sonus Pharmaceuticals, Ltd., a corporation existing under the laws of the United Kingdom and being a wholly owned Subsidiary of Sonus;

  "Subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the Board of Directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a Subsidiary;

  "Superior Proposal" means a bona fide Acquisition Proposal made by any Person that the Board of Directors of Sonus determines in its good faith judgment to be more favorable to Sonus' shareholders than the Arrangement and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Sonus, is reasonably capable of being obtained by such Person;

  "Tax" and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

  "Tax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

  "Third Party Expenses" means all legal, accounting, financial advisory, investment banking, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby;

  "Third Party Software" means any software (including "Software") that is not owned by a Company but is licenced to the Company by another Person;

  "Trading Day" means any day that the NGM (or any other exchange on which Sonus Common Shares are listed for trading) is open for trading;

  "Tribunal" means:

    (a)
    any court (including a court of equity);

    (b)
    any federal, provincial, state, county, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality;

    (c)
    any securities commission, stock exchange or other regulatory or self-regulatory body;

    (d)
    any board of trade, chamber of commerce or other business or professional organization or association;

    (e)
    any arbitrator or arbitration tribunal; and

    (f)
    any other tribunal;

  "UBC Shareholders Agreement" means the amended and restated shareholders agreement dated for reference September 24, 2003, as amended August 10, 2005, between OncoGenex, Ventures West 7 Limited Partnership, Ventures West 7 U.S. Limited Partnership, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., Business Development Bank of Canada (as assigned to BDC), Milestone Medica Corporation, BC Advantage Funds (VCC) Ltd., the University of British Columbia, WHI Morula Fund LLC and certain others as further amended and restated from time to time;

  "Use" means use, modify, produce, distribute and license (including the right to sublicense).

  "Voting Agreement" means the Voting Agreement in the form attached hereto as Exhibit E.

1.2    Interpretation Not Affected by Headings, etc.

        The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references in this Agreement to a "Section" followed by a number and/or a letter refer to the specified section of this Agreement, and all references in this Agreement to an Exhibit followed by a letter refer to the specified Exhibit to this Agreement. Unless otherwise indicated, the terms "this Agreement", "hereof', "herein", "hereunder" and "hereby" and similar expressions refer to this Agreement (including the Exhibits hereto), as amended or supplemented from time to time pursuant to the applicable provisions hereof, and not to any particular section or other portion hereof.

1.3    Currency

        Unless otherwise indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States of America.

1.4    Number, etc.

        Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

1.5    Date For Any Action

        In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6    Entire Agreement

        This Agreement and the agreements and other documents referred to herein constitute the entire agreement between the parties with respect to the Arrangement and other transactions contemplated hereby and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect thereto, other than the Confidentiality Agreement.

1.7    Accounting Matters

        Unless otherwise indicated, all accounting terms used in this Agreement in respect of a Company shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature in respect of the Company required to be made shall be made in a manner consistent with GAAP and past practice.

1.8    Construction

        In this Agreement, unless otherwise indicated:

  (a)
  the words "include", "including" or "in particular", when following any general term or statement, shall not be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting the general term or statement to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

  (b)
  a reference to a statute means that statute, as amended and in effect as of the date of this Agreement, and includes each and every regulation and rule made thereunder and in effect as of the date hereof,

  (c)
  a reference to an "approval", "authorization", "consent", "designation", "notice" or "agreement" means an approval, authorization, consent, designation, notice or agreement, as the case may be, in writing, signed by an authorized representative of the party or parties thereto;

  (d)
  the phrase "ordinary course of business", or any variation thereof, of any Person refers to the business of such Person, carried on in the regular and ordinary course including commercially reasonable and businesslike actions that are in the regular and ordinary course of business for a company operating in the industry in which such business is conducted notwithstanding that similar actions may not have been undertaken before by such Person and may be on a scale or in a quantum significantly greater or different than the scale or quantum of similar actions undertaken by such Person previously;

  (e)
  where a word, term or phrase is defined, its derivatives or other grammatical forms have a corresponding meaning;

  (f)
  time is of the essence; and

  (g)
  references to a "party" or "parties" are references to a party or parties to this Agreement.

1.9    Knowledge

        In this Agreement, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person, "of which it is aware" or any similar phrase means, unless otherwise indicated, (i) with respect to any Person who is an individual, the actual knowledge of such Person without enquiry, (ii) with respect to OncoGenex, the actual knowledge of the Chief Executive Officer and the Chief Financial Officer without enquiry, and such knowledge that a Person acting in such capacity should have in the ordinary course of business, and (iii) with respect to Sonus, the actual knowledge of the Chief Executive Officer and the Chief Financial Officer without enquiry, and such knowledge that a Person acting in such capacity should have in the ordinary course of business.

1.10    Exhibits

        The following Exhibits are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form an integral part hereof:

    Exhibit A—Appropriate Regulatory Approvals
    Exhibit B—Arrangement Resolution
    Exhibit C—Plan of Arrangement
    Exhibit D—Intentionally omitted
    Exhibit E—Voting Agreements

2.     THE ARRANGEMENT

2.1    Implementation Steps by OncoGenex

        OncoGenex covenants in favour of Sonus that OncoGenex shall:

  (a)
  as soon as reasonably practicable, apply in a manner acceptable to Sonus, acting reasonably, under Section 192 of the CBCA for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

  (b)
  subject to Section 2.5, convene and hold the OncoGenex Meetings as promptly as practicable, but in any event not later than 30 days after mailing of the Proxy Statement to the Sonus Shareholders, for the purpose of considering and, if deemed advisable, approving the Arrangement and the transactions contemplated thereby by way of the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meetings);

  (c)
  subject to obtaining the approval(s) as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

  (d)
  subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

2.2    Interim Order

        The notice of motion for the application referred to in Section 2.1(a) shall include a request that the Interim Order provide:

  (a)
  for the class of Persons to whom notice is to be provided in respect of the Arrangement and the OncoGenex Meetings and for the manner in which such notice is to be provided;

  (b)
  that the requisite approval for the Arrangement Resolution shall be (i)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Common Shares and the holders of OncoGenex Options present in person or by proxy at the Meeting of Common Shareholders and Optionholders, voting as a single class, such that each holder of OncoGenex Common Shares is entitled to one vote for each OncoGenex Common Share held and each holder of OncoGenex Options is entitled to one vote for each OncoGenex Common Share such holder would have received on a valid exercise of such OncoGenex Options; or (B) a written consent resolution executed by each and every holder of OncoGenex Common Shares and each and every holder of OncoGenex Options; (ii)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Class A Preferred Shares present in person or by proxy at the Meeting of Class A Shareholders, voting as a separate class; or (B) a written consent resolution executed by each and every holder of OncoGenex Class A Preferred Shares; (iii)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Class B Preferred Shares present in person or by proxy at the Meeting of Class B Shareholders, voting as a separate class; or (B) a written consent resolution executed by each and every holder of OncoGenex Class B Preferred Shares; (iv)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Series 1 Class A Preferred Shares present in person or by proxy at the Meeting of Class A Shareholders, voting as a separate series; or (B) a written consent resolution executed by each and every holder of OncoGenex Series 1 Class A Preferred Shares; (v)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Series 2 Class A Preferred Shares present in person or by proxy at the Meeting of Class A Shareholders, voting as a separate series; or (B) a written consent resolution executed by each and every holder of OncoGenex Series 2 Class A Preferred Shares; (vi)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Series 1 Class B Preferred Shares present in person or by proxy at the Meeting of Class B Shareholders, voting as a separate series; or (B) a written consent resolution executed by each and every holder of OncoGenex Series 1 Class B Preferred Shares; (vii)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Series 2 Class B Preferred Shares present in person or by proxy at the Meeting of Class B Shareholders, voting as a separate series; or (B) a written consent resolution executed by each and every holder of OncoGenex Series 2 Class B Preferred Shares; and (viii)(A) the affirmative vote by those OncoGenex Debentureholders representing three-quarters of the principal amount of the OncoGenex Debentures who vote on the Arrangement Resolution in person or by proxy at the Meeting of Debentureholders, voting as a separate class; or (B) a written consent resolution executed by each and every OncoGenex Debentureholder;

  (c)
  that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of OncoGenex, including quorum requirements and all other matters, shall apply in respect of the OncoGenex Meetings; and

  (d)
  for the grant of the Dissent Rights.

2.3    Articles of Arrangement

        The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide substantially as follows:

  (a)
  Subject to Section 2.3(b), each of the OncoGenex Debentures (other than OncoGenex Debentures held by Dissenting Securityholders who are ultimately entitled to be paid fair value of the OncoGenex Debentures held by them) will be transferred by the holder thereof, without any act or formality on its part, to Sonus (or an Affiliate thereof) in exchange for (i) in the case of the BC Advantage Debenture, that number of fully paid and non-assessable Sonus Common Shares equal to the BC Advantage Shares Issuable, and (ii) in the case of the Other Debentures, for each $1,000 principal amount of Other Debentures transferred, that number of fully paid and non-assessable Sonus Common Shares equal to the Other Debenture Exchange Ratio multiplied by the Other Debenture Shares Issuable; provided, however, in no event shall Sonus be obligated to issue pursuant to this Section 2.3(a) a number of Sonus Common Shares that exceeds the number of Sonus Common Shares outstanding immediately prior to the Effective Time (the "Share Cap");

  (b)
  To the extent that the Share Cap limits the number of Sonus Common Shares otherwise issuable pursuant to Section 2.3(a) and notwithstanding Section 2.3(a), only that portion of the OncoGenex Debentures as is equal to the Exchanged Portion shall be deemed to be transferred to Sonus and the Remaining Portion shall be deemed to remain outstanding and be held by the OncoGenex Debentureholders; and to the extent OncoGenex Debentures are transferred to Sonus pursuant to Section 2.3(a) and (b), the name of each such holder will be removed from the register of holders of OncoGenex Debentures and added to the register of holders of Sonus Common Shares, and Sonus will be recorded as the registered holder of OncoGenex Debentures transferred and will be deemed to be the legal and beneficial owner thereof. To the extent that there is a Remaining Portion, the OncoGenex Debentureholders will continue to be recorded as the registered holders of that portion of the OncoGenex Debentures that are not transferred and will be deemed to be the legal and beneficial owners thereof. For the purposes of Section 2.3(a) and this Section 2.3(b), the Other Debentures and BC Advantage Debenture shall rank pari-passu with each other;

  (c)
  each OncoGenex Share (other than OncoGenex Shares held by Dissenting Securityholders who are ultimately entitled to be paid the fair value of the OncoGenex Shares held by them) will be transferred by the holder thereof, without any act or formality on its part, to Sonus in exchange for that number of fully paid and non assessable Sonus Common Shares equal to the Share Exchange Ratio, subject to Section 4; and the name of each such holder will be removed from the register of holders of OncoGenex Shares and added to the register of holders of Sonus Common Shares, and Sonus will be recorded as the registered holder of such OncoGenex Shares so exchanged and will be deemed to be the legal and beneficial owner thereof; and

  (d)
  each OncoGenex Option shall, without any act or formality, be exchanged by the holder thereof for an option (an "Assumed Option") to purchase a number of Sonus Common Shares equal to the product of the Share Exchange Ratio multiplied by the number of OncoGenex Common Shares subject to such OncoGenex Option. Such Assumed Option shall provide for an exercise price per Sonus Common Share equal to the exercise price per share of such OncoGenex Option immediately prior to the Effective Time divided by the Share Exchange Ratio and rounded up to the nearest one hundredth of a cent. If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a Sonus Common Share, then the number of Sonus Common Shares subject to such Assumed Option shall be rounded down to the next whole number of Sonus Common Shares. The term to expiry, conditions to and manner of exercise, vesting schedule and other terms and conditions of each of the Assumed Options shall be the same as the terms and conditions of the OncoGenex Option for which it is exchanged (except as provided for in the Assumption Agreement), and any document or agreement previously evidencing an OncoGenex Option shall be deemed to be an agreement between Sonus and the holder thereof evidencing such Assumed Option. Notwithstanding the above, in the event a holder of an OncoGenex Option would be subject to Section 409A of the Code as a result of the application of this Section 2.3(d) (but for this sentence), the determination of the exercise price and number of Sonus Common Shares that constitute the Assumed Option shall be adjusted as necessary such that the Assumed Option satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

2.4    OncoGenex Proxy Circular

        As promptly as practicable after the execution and delivery of this Agreement, OncoGenex shall prepare the Circular, together with any and all other documents required by the CBCA or other applicable Laws in connection with the Arrangement. As promptly as practicable after the completion of the Circular, OncoGenex shall cause the Circular and all other documentation required in connection with the OncoGenex Meetings to be sent to each OncoGenex Securityholder and to be filed as may be required by the Interim Order and applicable Laws.

2.5    Sonus Proxy Statement and Meeting

  (a)
  As soon as reasonably practicable after the execution and delivery of this Agreement, Sonus shall prepare and file with the SEC the Proxy Statement. Sonus shall use its best efforts to cause the Proxy Statement to be mailed to Sonus Shareholders as promptly as practicable. Sonus also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Sonus Common Shares and Assumed Options and assumption of the OncoGenex Stock Option Plan pursuant to the Arrangement and Sonus shall furnish all information concerning Sonus and the holders of Sonus Common Shares as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to the Proxy Statement (including, without limitation, any periodic report to be filed under Section 13 of the Exchange Act which will be incorporated therein by reference) or any response to SEC comments will be made by Sonus without OncoGenex's prior consent (which shall not be unreasonably withheld, delayed or conditioned) and without providing OncoGenex the opportunity to review and comment thereon, except as may be permitted pursuant to Section 5.5. Sonus shall advise OncoGenex, promptly after it receives notice thereof, of the time when the issuance of any stop order, the suspension of the qualification of Sonus Common Shares issuable in connection with the Arrangement for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Sonus shall advise OncoGenex, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Sonus shall, as promptly as practicable after receipt thereof, provide OncoGenex with copies of any written comments and advise OncoGenex of any oral consents with respect to the Proxy Statement received from the SEC or any other Governmental Authority. If at any time prior to the Effective Time any information relating to Sonus or OncoGenex, or any of their respective Affiliates, officers or directors, should be discovered by Sonus or OncoGenex which should be set forth in an amendment or supplement to the Proxy Statement, so that any of the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of Sonus and OncoGenex.

  (b)
  Sonus shall, as promptly as practicable after the Proxy Statement is approved by the SEC or review period expired, duly call, give notice of, convene and hold the Sonus Meeting in accordance with Delaware Law and its certificate of incorporation and bylaws for the purpose of passing the Sonus Shareholder Resolutions and shall, through its Board of Directors, recommend to its shareholders the Reverse Stock Split, the Capital Adjustment, the Name Change, the election of directors and the issuance of Sonus Common Shares and Assumed Options pursuant to the Arrangement. Unless the Board of Directors of Sonus has withdrawn its recommendation of this Agreement in compliance herewith, Sonus shall use its best efforts to solicit from Sonus Shareholders proxies in favor of the Sonus Shareholder Resolutions and to secure the vote or consent of shareholders required to approve the Sonus Shareholder Resolutions.

2.6    Securities Compliance

  (a)
  Sonus shall use its best efforts to obtain all orders required from the securities authorities of the Canadian Jurisdictions, on terms and conditions acceptable to OncoGenex, acting reasonably, to permit the first resale through the facilities of a stock exchange or market in the United States or through the NGM or NCM (provided that such first resale is made in accordance with the rules of the stock exchange or market upon which the trade is made or the rules of the NGM or NCM in accordance with all laws applicable to that stock exchange or market or applicable to the NGM or NCM) of:

    (i)
    Sonus Common Shares to be issued pursuant to the Arrangement; and

    (ii)
    Sonus Common Shares to be issued from time to time upon the exercise of the Assumed Options,

    in each case without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Canadian Governmental Entity or regulatory authority under any Canadian federal, provincial or territorial securities or other Canadian Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" for the purposes of Canadian federal, provincial or territorial securities Laws).

  (b)
  In the event Sonus is unable to obtain the orders described in Section 2.6(a), Sonus shall (i) as expeditiously as reasonably practicable, prepare and file under the applicable securities laws of a jurisdiction listed in Appendix B to National Instrument 45-102—Resale of Securities, a preliminary prospectus and related documents and obtain a receipt for such preliminary prospectus; (ii) use its best efforts to resolve as expeditiously as reasonably practicable any comments with respect to the preliminary prospectus made by the applicable securities regulatory authority and receive confirmation from such securities regulatory authority, prior to the Effective Date, that Sonus is clear to file under the applicable securities laws of such jurisdiction a (final) prospectus; (iii) prepare a (final) prospectus and related documents; and (iv) as soon as possible after the Effective Time file under such applicable securities laws such (final) prospectus and related documents and use its best efforts to obtain, as expeditiously as reasonably practicable thereafter, a receipt for the (final) prospectus from such securities regulatory authority.

  (c)
  Sonus shall use its best efforts to (i) through the Effective Time, maintain the listing of Sonus Common Shares on the NGM unless concurrently with the delisting of Sonus Common Shares from the NGM Sonus Common Shares are listed on the NCM, (ii) promptly file with the Nasdaq Stock Market an additional listing application or initial listing application, as required by the Nasdaq Stock Market, for the listing of Sonus Common Shares, including Sonus Common Shares to be issued pursuant to the Arrangement and upon exercise of Assumed Options, (iii) cause Sonus Common Shares, including Sonus Common Shares to be issued pursuant to the Arrangement and upon exercise of Assumed Options, to be approved for listing on the NGM or NCM prior to the Effective Time, such listing to be effective at or prior to the Effective Time.

  (d)
  Sonus and OncoGenex shall each use their best efforts to cause the issuance of Sonus Common Shares and Assumed Options pursuant to the Arrangement to be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

  (e)
  Sonus shall use its best efforts to cause Sonus Common Shares issuable upon exercise of the Assumed Options to be registered as of the Effective Time on a then effective Form S-8 promulgated by the SEC or to file a Form S-8 covering such Assumed Options within three (3) Business Days of the Effective Time and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as any Assumed Option remains outstanding. Sonus shall give holders of Assumed Options notice of their new options as soon as practicable after the Effective Time.

  (f)
  If requested by OncoGenex, Sonus shall use all reasonable commercial efforts to cause Sonus Common Shares to be listed for trading on the Toronto Stock Exchange prior to the Effective Time.

2.7    Preparation of Filings

  (a)
  Sonus and OncoGenex shall cooperate in:

  (i)
  the preparation of such applications for the orders and the preparation of the Circular, the Proxy Statement and such other documents reasonably deemed by Sonus or OncoGenex to be necessary to discharge, in the manner contemplated by Sections 2.4, 2.5 and 2.6, their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

  (ii)
  the taking of all such action as may be required under any applicable United States and Canadian federal, provincial, territorial or state securities Laws (including "blue sky laws"), in connection with the issuance of Sonus Common Shares in connection with the Arrangement or the issuance or exercise of the Assumed Options, to the extent the same is contemplated by Section 2.6; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Sonus nor OncoGenex shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except (A) as set forth in Section 2.6(b) and (B) as to matters and transactions arising solely from the offer and sale of Sonus Common Shares; and

  (iii)
  the taking of all such action as may be required under the CBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

  (b)
  Each of Sonus and OncoGenex shall, on a timely basis, furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) to effect the actions described in Sections 2.4, 2.5 and 2.6 and the foregoing provisions of this Section 2.7, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished or to be used.

  (c)
  Each of Sonus and OncoGenex shall promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular, the Proxy Statement or an application for an order or a preliminary prospectus or prospectus described in Section 2.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular, the Proxy Statement or such application or preliminary prospectus or prospectus. In any such event, Sonus and OncoGenex shall cooperate in the preparation of a supplement or amendment to the Proxy Statement or the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the OncoGenex Securityholders, the Sonus Shareholders and/or filed with the relevant securities regulatory authorities.

  (d)
  Each of OncoGenex and Sonus shall ensure that the Circular complies with all applicable Laws. Without limiting the generality of the foregoing, each of OncoGenex and Sonus shall ensure that neither the Proxy Statement nor the Circular contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than, in the case of OncoGenex, with respect to any information relating to and provided by Sonus and, in the case of Sonus, with respect to information relating to and provided by OncoGenex or any OncoGenex Securityholder) and shall ensure that the Circular provides OncoGenex Securityholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the OncoGenex Meetings.

2.8    U.S. Tax Treatment

        The Arrangement is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be a "plan of reorganization" within the meaning of the Treasury Regulations promulgated under Section 368 of the Code. Each party hereto agrees to treat the Arrangement as a reorganization within the meaning of Section 368(a) of the Code for all U.S. federal income tax purposes, and agrees to treat this Agreement as a "plan of reorganization" within the meaning of the Treasury Regulations promulgated under Section 368 of the Code, and to not take any position on any Tax Return or otherwise take any Tax reporting position inconsistent with such treatment, unless otherwise required by a "determination" within the meaning of Section 1313 of the Code that such treatment is not correct. Each party hereto agrees to act in good faith, consistent with the intent of the parties and the intended treatment of the Arrangement as set forth in this Section 2.8; provided, however, that Sonus and its Affiliates make no representation or warranty concerning the Tax treatment of the Arrangement or the transactions contemplated in this Agreement, and, except as specifically provided in this Section 2.8 relating to the reporting of the Arrangement for Tax purposes, do not covenant, represent or undertake to act or not act in any manner at any time to facilitate any such Tax treatment. Without limiting the generality of the foregoing, OncoGenex and the OncoGenex Securityholders shall rely on their own Tax advisors in determining whether or not the Arrangement and the transactions contemplated in this Agreement constitutes a reorganization within the meaning of Section 368 of the Code.

2.9    Voting Agreements

        As an inducement for each party to enter into this Agreement, each of the directors and certain of the officers and principal stockholders of OncoGenex (the "OncoGenex Affiliated Stockholders"), on the one hand, and each of the directors and executive officers of Sonus (the "Sonus Affiliated Stockholders"), on the other hand, have executed and delivered to Sonus and OncoGenex, respectively, Voting Agreements, providing that, among other things, the OncoGenex Affiliated Stockholders and Sonus Affiliated Stockholders will, subject to the terms and conditions therein, vote to approve the Arrangement and the transactions contemplated thereby, as more specifically set forth in the Arrangement Resolution and the Sonus Shareholder Resolutions, as applicable.

2.10    Execution of Escrow Agreements by Sonus

        Sonus covenants in favour of OncoGenex that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of Sonus, to execute and deliver the Escrow Agreements.

2.11    Executive Officers of Sonus.

        At the Effective Time, the Chief Executive Officer and the Chief Financial Officer of Sonus shall be Scott Cormack and Steve Anderson, respectively, and the employment of Michael Martino and Alan Fuhrman shall terminate. The parties agree that the terminations of Michael Martino and Alan Fuhrman shall constitute terminations pursuant to Section 1 of the Severance/Change in Control Agreement dated January 4, 2008, with respect to Michael Martino, and the Severance/Change in

Control Agreement dated January 11, 2008, with respect to Alan Fuhrman (collectively, the "Severance Agreements"). As a result of the forgoing terminations, Michael Martino and Alan Fuhrman shall be paid their current salaries and receive all benefits through their termination date, and shall be entitled to receive the severance benefits specified in Section 2.1 of the Severance Agreements, subject to delivery of a release, as specified in the Severance Agreements.

3.     REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of OncoGenex

        OncoGenex hereby represents and warrants to and in favour of Sonus that each of the following statements is true and correct, except as set forth in the OncoGenex Disclosure Schedule, and further acknowledges that Sonus is relying upon such representations and warranties in connection with the transactions herein contemplated. The OncoGenex Disclosure Schedule shall be arranged by specific Section references corresponding to the numbered and lettered Sections in this Section 3.1, and the disclosure in any Section shall qualify (i) the corresponding Section in this Section 3.1 and (ii) the other Sections in this Section 3.1 to the extent reasonably clear from a reading of such disclosure that it also qualifies or applies to such other Sections.

3.1.1    Incorporation and Organization of OncoGenex

        OncoGenex is a corporation duly incorporated under the CBCA, is validly subsisting, has full corporate and legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and conduct its business as currently conducted, is duly registered as an extra-provincial company under the Business Corporations Act (British Columbia), is in good standing with the Registrar of Companies for the Province of British Columbia with respect to the filing of annual reports and is in good standing with the Director with respect to the filing of annual returns. OncoGenex is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary. No proceedings have been instituted or are pending for the dissolution or liquidation of OncoGenex. True and complete copies of the Articles, Articles of Amendment and by-laws of OncoGenex have been provided to Sonus. OncoGenex is not in violation of any provision of its articles or by-laws. No Articles of Amendment have been filed or authorized by the shareholders of OncoGenex since September 19, 2007 and no by-laws have been amended or enacted since February 8, 2002.

3.1.2    Capitalization

        The authorized capital of OncoGenex consists of an unlimited number of OncoGenex Common Shares, an unlimited number of OncoGenex Class A Preferred Shares, an unlimited number of OncoGenex Class B Preferred Shares, and an unlimited number of Class C Preferred Shares. As of the date hereof, 1,285,500 OncoGenex Common Shares, 848,804.8 OncoGenex Class A Preferred Shares, 8,945,448 OncoGenex Class B Preferred Shares and no Class C Preferred Shares or shares of restricted stock are issued and outstanding. No OncoGenex Shares are held in treasury or authorized or reserved for issuance, other than upon the exercise of the OncoGenex Options and the conversion of the OncoGenex Preferred Shares and the OncoGenex Debentures. All outstanding OncoGenex Shares have been duly authorized and are validly issued, and are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon OncoGenex at the time at which they were issued and were issued in compliance with the articles and by-laws of OncoGenex and all applicable Laws. Except as disclosed in Section 3.1.2 of the OncoGenex Disclosure Schedule, there are, and have been, no registration rights, redemption or repurchase rights, anti-dilutive rights, voting agreements, voting trusts, preemptive rights or restrictions on transfer relating to any capital stock of OncoGenex, other than the Voting Agreements, rights under the Shareholders' Agreement, the

UBC Shareholders Agreement and the rights attaching to the OncoGenex Shares, such rights having been either complied with or waived or which will be complied with, waived or terminated prior to the Effective Time. As of the date hereof, OncoGenex Options for the purchase of 1,489,047 OncoGenex Common Shares are outstanding and no Person other than (a) Sonus under this Agreement, (b) the holders of OncoGenex Preferred Shares with respect to their right or obligation to convert such shares to OncoGenex Common Shares in accordance with the share rights attached to the OncoGenex Preferred Shares or (c) the OncoGenex Debentureholders with respect to their right or obligation to convert OncoGenex Debentures into OncoGenex Shares in accordance with the terms of the OncoGenex Debentures, has any other agreement, option, commitment, arrangement, or any other right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement, option or commitment (including any such right or privilege under convertible securities, warrants or convertible obligations of any nature) for:

  (a)
  the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares or any other securities of OncoGenex; or

  (b)
  the purchase or other acquisition from OncoGenex of any of its undertakings, business or assets.

Other than the OncoGenex Debentures, there are no outstanding bonds, debentures or other evidences of indebtedness of OncoGenex having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the OncoGenex Shares on any matter. All outstanding options, warrants, debentures, conversion privileges and other rights, agreements, arrangements or commitments (contingent or otherwise) obligating OncoGenex to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares of OncoGenex were issued in compliance with the articles and by-laws of OncoGenex and all applicable Laws, and any preemptive rights, rights of first refusal or similar rights.

3.1.3    Authority and No Violation

  (a)
  OncoGenex has all requisite corporate power and authority to enter into this Agreement and the documents required to be executed by OncoGenex in connection with the transactions contemplated herein, to perform its obligations hereunder and, subject to obtaining the approval of the OncoGenex Securityholders as contemplated by this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and such other documents by OncoGenex and the consummation by OncoGenex of the transactions contemplated by this Agreement and such other documents have been duly authorized by the Board of Directors of OncoGenex and no other corporate proceedings on its part are necessary to authorize this Agreement, the Voting Agreements, or the transactions contemplated hereby or thereby, other than:

  (i)
  with respect to the Circular and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the Board of Directors of OncoGenex; and

  (ii)
  with respect to the completion of the Arrangement, the approval of the OncoGenex Securityholders and such other corporate proceedings of OncoGenex as may be required by the Interim Order.

  (b)
  This Agreement has been duly executed and delivered by OncoGenex and, assuming the due authorization, execution and delivery hereof by Sonus, constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity. All documents required to be executed by OncoGenex in connection with the transactions contemplated herein will be duly executed and delivered by OncoGenex on or before the Effective Date and, when so executed and delivered, will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

  (c)
  The approval of this Agreement and the other documents required to be executed by OncoGenex in connection with the transactions contemplated herein, the execution and delivery by OncoGenex of this Agreement and such other documents, and the performance by OncoGenex of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not, except as disclosed in Section 3.1.3(c) of the OncoGenex Disclosure Schedule:

  (i)
  conflict with, result in a violation or breach of or loss of any benefit under, constitute a default or require any consent (other than such as has already been obtained or will be obtained prior to the Effective Time) to be obtained under, give rise to any termination rights or payment obligation under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of OncoGenex or any of its Subsidiaries pursuant to, any provision of:

  (A)
  the articles, by-laws or other charter documents of OncoGenex or any of its Subsidiaries, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in it;

  (B)
  any shareholder, voting or other agreements to which OncoGenex is a party;

  (C)
  any resolutions of its Board of Directors (or any committee thereof) or shareholders;

  (D)
  subject to obtaining the Appropriate Regulatory Approvals relating to OncoGenex or the transactions contemplated herein, any applicable Laws; or

  (E)
  subject to obtaining any consent, approval, permit or acknowledgement which may be required thereunder in connection with the completion of the transactions herein contemplated, details of which are set forth in Section 3.1.3 of the OncoGenex Disclosure Schedule, any license or registration or any agreement, contract, franchise, permit or commitment, written or oral, which OncoGenex or any of its Subsidiaries is a party to, bound by or subject to;

  (ii)
  give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

  (iii)
  result in the imposition of any Encumbrance upon any of OncoGenex's or its Subsidiaries' assets, or restrict, hinder, impair or limit their ability to carry on the OncoGenex Business as and where it is now being carried on or as and where it may be carried on in the future; or

  (iv)
  result in any Person becoming entitled to (A) any retirement, severance, unemployment compensation, "golden parachute", bonus or other such payment, the acceleration of the vesting or time to exercise or payment of any outstanding stock options or other Employee Benefits (including the OncoGenex Options), (B) the forgiveness or postponement of payment of any indebtedness owing to OncoGenex, or (C) receive any additional payments or compensation under or in respect of any Employee Benefits (including a "cash-out" of the OncoGenex Options as provided for in the OncoGenex Stock Option Plan).

  (d)
  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required to be obtained by OncoGenex or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any of the other documents contemplated hereby, or the consummation by OncoGenex of the transactions contemplated hereby or thereby, other than:

  (i)
  any approvals required by the Interim Order;

  (ii)
  the Final Order;

  (iii)
  notices to and filings with the Director under the CBCA;

  (iv)
  the Appropriate Regulatory Approvals relating to OncoGenex;

  (v)
  any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not in the aggregate have a Material Adverse Effect on OncoGenex; and

  (vi)
  any other consents or approvals set out in Section 3.1.3 of the OncoGenex Disclosure Schedule.

3.1.4    No Defaults

        Neither OncoGenex nor any of its Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect on OncoGenex.

3.1.5    Issued Shares and Options

        Section 3.1.5 of the OncoGenex Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all of the issued and outstanding OncoGenex Shares, including the registered holders of all such shares, and all of the outstanding and unexercised OncoGenex Options, including the name of each holder, dates of grant, exercise prices, expiry dates and exercise or vesting dates of such OncoGenex Options, whether and to what extent the exercisability of such OncoGenex Options will be accelerated upon consummation of the transactions contemplated by this Agreement or any termination of employment thereafter, and the number of OncoGenex Shares which are the subject thereof. Except as disclosed in Section 3.1.5 of the OncoGenex Disclosure Schedule, the certificates evidencing the OncoGenex Shares bear no restrictive legends and none of the articles or by-laws of OncoGenex, the Shareholders' Agreement or any other shareholder agreement or unanimous shareholder agreement governing the affairs of OncoGenex or the relationship, rights and duties of shareholders contains or provides for any restrictions or restrictive legends with respect to the OncoGenex Shares or any of them, other than restrictions contained in the Shareholders' Agreement, which will terminate as of the Effective Time.

3.1.6    Subsidiaries

  (a)
  Except as disclosed in Section 3.1.6 of the Disclosure Schedule, neither OncoGenex nor OncoGenexSub is the beneficial or registered owner of any shares or other ownership interests in any Person, and neither holds any securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in any Person. All of the issued and outstanding shares of capital stock of each of OncoGenex's Subsidiaries have been validly issued and are fully paid and non-assessable. Neither OncoGenex nor OncoGenexSub is a party to any agreement to acquire any shares or other ownership interests in any Person.

  (b)
  OncoGenexSub is a corporation duly incorporated under the laws of its jurisdiction of incorporation, is validly subsisting, has full corporate and legal power and authority to own,

    lease and operate the properties currently owned, leased and operated by it and conduct its business as currently conducted, and is in good standing under the laws of its jurisdiction of incorporation. OncoGenexSub is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary. No proceedings have been instituted or are pending for the dissolution or liquidation of OncoGenexSub. True and complete copies of the articles, bylaws or equivalent organizational documents of OncoGenexSub have been provided to Sonus, and OncoGenexSub is not in material violation of any provision of its organizational documents.

  (c)
  Except as disclosed in Section 3.1.6(c) of the OncoGenex Disclosure Schedule, OncoGenex is the beneficial owner of all of the issued and outstanding shares of OncoGenexSub free of any Encumbrance. No Person has any other agreement, option, commitment, arrangement, or any other right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment (including any such right or privilege under convertible securities, warrants or convertible obligations of any nature) for:

  (i)
  the purchase, subscription, allotment or issuance of, or conversion into, any of the issued or unissued shares or any other securities of OncoGenexSub; or

  (ii)
  the purchase or other acquisition from OncoGenexSub of any of its undertakings, business or assets.

3.1.7    OncoGenex Financial Statements

        The OncoGenex Financial Statements, copies of which have been provided to Sonus, have been prepared in accordance with GAAP applied on a basis consistent with those of previous years, the requirements of applicable Laws, are correct and complete and present fairly, in all material respects:

  (a)
  all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of OncoGenex as at the Financial Year End; and

  (b)
  the results of operations and cash flows of OncoGenex for the 12-month period ended on the Financial Year End.

3.1.8    Interim Statements

        Except as disclosed in Section 3.1.8 of the OncoGenex Disclosure Schedule, the OncoGenex Interim Financial Statements, copies of which have been provided to Sonus, have been prepared in accordance with GAAP applied on a basis consistent with those of previous years, are correct and complete and present fairly, in all material respects:

  (a)
  all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of OncoGenex on a consolidated basis, as at March 31, 2008; and

  (b)
  the revenues, earnings, results of operations and cash flows of OncoGenex on a consolidated basis, for the three-month period ended on March 31, 2008.

3.1.9    GAAP Liabilities

        OncoGenex has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and has no knowledge of any potential liabilities or obligations, other than:

  (a)
  liabilities (including liabilities for unpaid Taxes) disclosed on, reflected in or provided for in the OncoGenex Financial Statements or the OncoGenex Interim Financial Statements;

  (b)
  liabilities disclosed in Section 3.1.9 of the OncoGenex Disclosure Schedule or provided for in the operating budget of OncoGenex for the financial year ending December 31, 2008, a copy of which has been provided to Sonus;

  (c)
  liabilities incurred in the ordinary course of business and attributable to the period since the date of the OncoGenex Interim Financial Statements, none of which, individually or in the aggregate, has a Material Adverse Effect on OncoGenex; and

  (d)
  liabilities incurred in connection with this Agreement or the transactions contemplated in this Agreement.

3.1.10    Debt Instruments

        Except for the OncoGenex Debentures or as set forth and described in Section 3.1.10 of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries is bound by or subject to:

  (a)
  any Debt Instrument; or

  (b)
  any agreement, contract or commitment to create, assume or issue any Debt Instrument;

and no Debt Instrument or Encumbrance which OncoGenex or any of its Subsidiaries is bound by or subject to is dependent upon the Guarantee of or any security provided by any other Person.

3.1.11    Accounts Receivable

        All accounts receivable of and book debts and other debts due to OncoGenex reflected in the OncoGenex Financial Statements or which have come into existence since the Financial Year End were created in the ordinary course of OncoGenex's business and, except to the extent that the same have been paid in the ordinary course of its business since the Financial Year End, are valid and enforceable and payable in full, without any right of set-off or counterclaim or any reduction for doubtful accounts other than as reflected in the OncoGenex Financial Statements and, in the case of accounts receivable which have come into existence since the Financial Year End, other than a reasonable allowance for doubtful accounts consistent with OncoGenex's previous practice.

3.1.12    Accuracy of Books and Records

        Except as disclosed in Section 3.1.12 of the OncoGenex Disclosure Schedule, the books and records, accounting, financial and otherwise, of OncoGenex fairly and correctly set out and disclose in all material respects, in accordance with GAAP, the financial position of OncoGenex as at the date hereof and all material financial transactions of OncoGenex have been accurately recorded in such books and records on a consistent basis and in conformity with GAAP. Except as disclosed in Section 3.1.12 of the OncoGenex Disclosure Schedule, all records, controls, data or information owned by OncoGenex and required to operate the OncoGenex Business are in the full possession and control of OncoGenex.

3.1.13    Guarantees

        Except as set forth and described in Section 3.1.13 of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any Guarantee of the indebtedness of any other Person and is not a party to any Off-Balance Sheet Arrangement.

3.1.14    Inventories

        Except as disclosed in Section 3.1.14 of the OncoGenex Disclosure Schedule, the inventories of OncoGenex and its Subsidiaries, if any:

  (a)
  consist solely of items of tangible personal property of the kind and quality regularly used or produced in its business;

  (b)
  are saleable or useable in the ordinary course of the OncoGenex Business for the purpose for which they were intended;

  (c)
  are at a level consistent with the requirements of potential customers of the OncoGenex Business, as reasonably anticipated by OncoGenex;

  (d)
  are not obsolete; and

  (e)
  have been valued in the OncoGenex Financial Statements in accordance with GAAP, on a basis consistent with that of past practice.

3.1.15    OncoGenex Business Carried on in Ordinary Course

        The OncoGenex Business has been carried on in the ordinary course since the Financial Year End, and since the Financial Year End:

  (a)
  except as disclosed in Section 3.1.15(a) of the OncoGenex Disclosure Schedule, there has been no Material Adverse Change with respect to OncoGenex;

  (b)
  there has been no damage, destruction or loss of any material tangible assets (including any medium in which OncoGenex's Intellectual Property resides), whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on OncoGenex;

  (c)
  there has been no split, combination or reclassification of any of the outstanding OncoGenex Shares, and OncoGenex has not declared or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding OncoGenex Shares;

  (d)
  OncoGenex has not allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, nor has OncoGenex agreed to do any of the foregoing, except for:

  (i)
  the issuance of OncoGenex Common Shares pursuant to (A) the exercise of OncoGenex Options, which are or have become fully vested, (B) the conversion of OncoGenex Preferred Shares and (C) the conversion of OncoGenex Debentures;

  (ii)
  the grant of OncoGenex Options to certain officers, directors, employees, consultants and suppliers of OncoGenex since the Financial Year End; and

  (iii)
  the allotment and reservation for issuance of OncoGenex Common Shares pursuant to OncoGenex Options granted since the Financial Year End;

    particulars of which are set forth in Section 3.1.15(d) of the OncoGenex Disclosure Schedule;

  (e)
  except as disclosed in Section 3.1.15(e) of the OncoGenex Disclosure Schedule, there has been no increase in the salary or other cash compensation payable or to become payable by OncoGenex or any of its Subsidiaries to any of their respective officers, directors, employees or advisors, other than in the ordinary course of business, and there has been no declaration, payment or commitment or obligation of any kind for the payment or granting by OncoGenex or any of its Subsidiaries of a bonus, stock option or other additional salary or compensation to any such Person, or any grant to any such Person of any increase in severance or termination pay, nor has OncoGenex or any of its Subsidiaries agreed to do any of the foregoing;

  (f)
  except as disclosed in Section 3.1.15(f) of the OncoGenex Disclosure Schedule, there has been no increase in or modification of any Employee Benefits or agreement to increase or modify any Employee Benefits (including, in either case, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers, other than increases in salary or cash compensation payable or to become payable by OncoGenex or any of its Subsidiaries to any of their respective officers or directors, provided any such increase is in the ordinary course of business of OncoGenex;

  (g)
  except as disclosed in Section 3.1.15(g) of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries has (i) acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets or agreed to do any of the foregoing or (ii) incurred or committed to incur capital expenditures in excess of $100,000, in the aggregate, or agreed to do any of the foregoing;

  (h)
  except as set forth in Section 3.1.15(h) of the OncoGenex Disclosure Schedule, neither OncoGenex or any of its Subsidiaries has entered into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation and has not amended, modified, relinquished, terminated or failed to renew any Material Agreement, other than in the ordinary course of business of OncoGenex;

  (i)
  there has been no transfer (by way of a licence or otherwise) of or agreement to transfer to any Person rights to any of OncoGenex's Intellectual Property, other than non-exclusive licences in the ordinary course of business;

  (j)
  OncoGenex has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise), respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense;

  (k)
  except as set forth in Section 3.1.15(k) of the OncoGenex Disclosure Schedule, there has been no notice delivered to OncoGenex or any of its Subsidiaries of any claim of ownership by a third party of any OncoGenex Intellectual Property owned or developed by OncoGenex or any of its Subsidiaries, or of infringement by OncoGenex or any of its Subsidiaries of any third party's intellectual property rights;

  (l)
  except as set forth in Section 3.1.15(l) of the OncoGenex Disclosure Schedule, there has been no amendment to the articles or by-laws of OncoGenex or similar governing documents of any of its Subsidiaries;

  (m)
  there has been no disruption in the normal work of OncoGenex's workforce or claim of wrongful discharge or other unlawful labour practice in respect of OncoGenex;

  (n)
  there has been no waiver by OncoGenex or any of its Subsidiaries of, or agreement to waive, any right of substantial value, and neither OncoGenex nor any of its Subsidiaries has entered into any commitment or transaction not in the ordinary course of business where such right, commitment or transaction is or would be material in relation to OncoGenex or the OncoGenex Business; and

  (o)
  except as set forth in Section 3.1.15(o) of the OncoGenex Disclosure Schedule, there has been no creation, or agreement by OncoGenex or any of its Subsidiaries to create any Encumbrance on any of its property or assets (except for any lien for unpaid Taxes not yet due).

3.1.16    Partnerships or Joint Ventures

        Except as set forth in Section 3.1.16 of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries is a partner or participant in any partnership, joint venture, profit-sharing arrangement or other business combination of any kind and is not party to any agreement under which OncoGenex agrees to carry on any part of its business or any other activity in such manner or by which OncoGenex or any of its Subsidiaries agrees to share any revenue or profit with any other Person other than royalty and milestone payments to its licensors under licence agreements disclosed in Section 3.1.16 of the OncoGenex Disclosure Schedule.

3.1.17    Minute Books and Corporate Records

        To the knowledge of OncoGenex, the minute and record books of OncoGenex contain complete and accurate minutes of all meetings of, and copies of all by-laws and resolutions passed by, or consented to in writing by, the directors (and any committees thereof) and shareholders of OncoGenex since its incorporation and which are required to be maintained in such books under the CBCA; all such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share certificate books, registers of shareholders, registers of transfers, registers of directors, registers of holders of Debt Instruments and other corporate registers of OncoGenex comply in all material respects with the provisions of all applicable Laws and are complete and accurate in all material respects. Except for the Shareholders' Agreement and the UBC Shareholders Agreement, OncoGenex is not a party to or bound by or subject to any shareholder agreement or unanimous shareholder agreement governing the affairs of OncoGenex or the relationships, rights and duties of shareholders and is not subject to a shareholder rights plan or "poison pill" or similar plan.

3.1.18    Interested Persons

  (a)
  Except as set forth and described in Section 3.1.18 of the OncoGenex Disclosure Schedule, since the Financial Year End, no payment has been made or authorized by OncoGenex or any of its Subsidiaries to or for the benefit of any Interested Person, except in the ordinary course of business and at the regular rates, payable as Employee Benefits, management and other similar fees, the reimbursement of expenses incurred on behalf of OncoGenex or any Subsidiary, or otherwise.

  (b)
  Except as set forth and described in Section 3.1.18 of the OncoGenex Disclosure Schedule, since the Financial Year End the aggregate amount of Employee Benefits, management and other fees, reimbursement of expenses incurred on behalf of OncoGenex and its Subsidiaries or other payments in any such case made to an Interested Person have been paid at rates no greater than those prevailing at the Financial Year End.

  (c)
  Except as set forth and described in Section 3.1.18 of the OncoGenex Disclosure Schedule:

  (i)
  Neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any agreement, contract or commitment with any Interested Person, except for contracts of employment or personal services contracts with independent contractors;

  (ii)
  Neither OncoGenex nor any of its Subsidiaries has any loan or indebtedness outstanding (except for obligations incurred in the ordinary course of business with respect to Employee Benefits, personal services contracts or the reimbursement of expenses incurred on behalf of OncoGenex or a Subsidiary or otherwise) to any Interested Person;

  (iii)
  no Interested Person owns, directly or indirectly, in whole or in part, any property that OncoGenex or any of its Subsidiaries uses in the operation of its business as heretofore carried on; and

    (iv)
    no Interested Person has any cause of action or other claim whatsoever against, or owes any amount to, OncoGenex or any of its Subsidiaries in connection with OncoGenex's Business as heretofore carried on, except for any liability reflected in the OncoGenex Financial Statements or the OncoGenex Interim Financial Statements and claims in the ordinary course of business such as, without limitation, for accrued vacation pay and accrued benefits under the Employee Benefits.

3.1.19    Directors and Officers

        Section 3.1.19 of the OncoGenex Disclosure Schedule sets forth the names and titles of all directors and officers of OncoGenex and each of its Subsidiaries as at the date of this Agreement.

3.1.20    Employment and Employee Benefit Matters

  (a)
  As at May 15, 2008, OncoGenex had fifteen full time and one permanent part time employees, of which none are located in the United States and OncoGenexSub had five full time employees and two permanent part time employees, each of whom is located in the United States. The names of such individuals, their years of service, their job titles and the Employee Benefits to which they are entitled are set forth and described in Section 3.1.20 of the OncoGenex Disclosure Schedule. Section 3.1.20 also identifies each employee, if any, who holds a temporary work authorization, including H-1B, L-1, F-1 or J-1 visas or work authorizations (the "Work Permits"), and shows for each such employee the type of Work Permit and the length of time remaining on such Work Permit. To the knowledge of OncoGenex, no employee intends to terminate his employment with OncoGenex or any Subsidiary of OncoGenex, whether as a result of the transactions contemplated by this Agreement or otherwise.

  (b)
  Section 3.1.20 of the OncoGenex Disclosure Schedule contains a complete list of individuals who are not employees of OncoGenex, and who supply their services to OncoGenex or any Subsidiary under personal services contracts (whether written, oral or otherwise, and including independent contractors, employees of agencies, secondees or leased employees and consultants), specifying location, start and end date of engagement, services supplied, supplying agency and fees and other amounts payable by OncoGenex or any Subsidiary. There are no complaints, claims or charges outstanding or, to the knowledge of OncoGenex, anticipated relating to the engagement of such individuals.

  (c)
  Section 3.1.20 of the OncoGenex Disclosure Schedule lists each employee of OncoGenexSub who is absent from active employment (i) due to short or long term disability (ii) on a leave pursuant to the United States Family and Medical Leave Act or a comparable state Law, (iii) on any other leave or approved absence (together with the reason for each leave or absence) or (iv) due to military service (under conditions that give the employee rights to re-employment).

  (d)
  Section 3.1.20 of the OncoGenex Disclosure Schedule contains a complete list of all Employee Benefits maintained, or otherwise contributed to or required to be contributed to, by OncoGenex for the benefit of employees or former employees of OncoGenex or its Subsidiaries. OncoGenex has delivered or made available to Sonus true, correct and complete copies of all policies, handbooks and manuals relating to employment matters. With respect to continuation rights rising under federal or state Law as applied to employee benefit plans that are group health plans (as defined in Section 601 et seq. of ERISA), Section 3.1.20 of the OncoGenex Disclosure Schedule lists (i) each employee, former employee or qualifying beneficiary who has elected continuation coverage and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made.

  (e)
  Except as set forth and described in Section 3.1.20 of the OncoGenex Disclosure Schedule:

  (i)
  Neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any agreement or arrangement with respect to Employee Benefits and no such agreement or arrangement contains any specific provision as to notice of termination of employment or severance pay in lieu thereof;

  (ii)
  Neither OncoGenex nor any of its Subsidiaries has any obligations to amend any Employee Benefit and no amendments will be made or promised prior to the Effective Date, except with the prior written consent of Sonus;

  (iii)
  all material obligations of OncoGenex and its Subsidiaries with respect to Employee Benefits are reflected in and have been fully accrued in the OncoGenex Financial Statements or OncoGenex Interim Financial Statements;

  (iv)
  Neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any collective bargaining agreement or other similar arrangement with any labour union or employee association nor has it made any commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement and, to the knowledge of OncoGenex, there is no current application for certification or other attempt to organize or establish any labour union or employee association with respect to employees of OncoGenex or any of its Subsidiaries;

  (v)
  Each of OncoGenex and its Subsidiaries has, in all material respects, complied with, and operated its business in accordance with, all applicable Laws relating to employment and labour matters, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations matters; there are no current, pending or, to the knowledge of OncoGenex, threatened claims, complaints or proceedings of any kind involving OncoGenex, its Subsidiaries or to OncoGenex's knowledge, any of their respective employees before any Tribunal with respect to any of the above matters; and there are no facts known to OncoGenex that could reasonably be expected to give rise to any such claim, complaint or proceeding;

  (vi)
  there are no existing or, to the knowledge of OncoGenex, threatened labour strikes, slow downs, work stoppages or other similar labour troubles affecting OncoGenex or any of its Subsidiaries;

  (vii)
  Neither OncoGenex nor any of its Subsidiaries has made representations or commitments to its employees with respect to future material increases in wages or other compensation;

  (viii)
  to the knowledge of OncoGenex, no employee of OncoGenex or any of its Subsidiaries is bound by any confidentiality, non-solicitation or non-competition agreement in favour of any Person other than OncoGenex or one of its Subsidiaries which is material and relevant to the employment of such employee by OncoGenex or such Subsidiary and which imposes obligations on such employee greater than those owed by such employee under common law;

  (ix)
  to the knowledge of OncoGenex, no employee of OncoGenex or any of its Subsidiaries is, in any material respect, in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by OncoGenex or such Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others;

    (x)
    Neither OncoGenex nor any of its Subsidiaries is a party to any side letter or other written or oral material commitment with any employee or contractor;

    (xi)
    all accruals for unpaid vacation pay, premiums for employment insurance, health premiums, Canada or Québec Pension Plan premiums, accrued wages, salaries and commissions and other Employee Benefits have been reflected in the books and records of OncoGenex; and

    (xii)
    the execution and delivery of this Agreement by OncoGenex does not, the performance of this Agreement by OncoGenex will not, and the consummation of the transactions contemplated by this Agreement will not, (i) entitle any current or former employee or officer of OncoGenex, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation, due any such employee or officer, or (iii) accelerate the vesting of any stock option or of any shares of restricted stock or other securities of OncoGenex.

3.1.21    Employee Benefit Plans

  (a)
  Section 3.1.21 of the OncoGenex Disclosure Schedule sets forth a list of all OncoGenex Benefit Plans (as defined below) that are sponsored, maintained, contributed to or required to be maintained or contributed to by OncoGenex, any of its Subsidiaries or any OncoGenex Commonly Controlled Entity (as defined below). Each OncoGenex Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the United States Internal Revenue Service ("IRS") to be so qualified or has a document issued by the IRS confirming such qualification, and, to the knowledge of OncoGenex, no circumstances exist that could reasonably be expected by OncoGenex to result in the revocation of any such determination. Each OncoGenex Benefit Plan is in compliance with the applicable terms, if any, of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and any other applicable laws, rules and regulations, except where the breach or violation of which would not result in a Material Adverse Effect on OncoGenex. Each OncoGenex Benefit Plan has been administered in all material respects in accordance with the documents and instruments governing such OncoGenex Benefit Plan. No litigation is pending with regard to any OncoGenex Benefit Plan other than routine uncontested claims for benefits, and no OncoGenex Benefit Plan is currently under examination or audit by the Department of Labor or the IRS.

  (b)
  Neither OncoGenex nor any OncoGenex Commonly Controlled Entity (as defined below) has ever sponsored or contributed to a defined benefit pension plan that is subject to the funding obligations of Title IV of ERISA.

  (c)
  No OncoGenex Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither OncoGenex nor any OncoGenex Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by OncoGenex or any OncoGenex Commonly Controlled Entity.

  (d)
  Except as set forth in Section 3.1.21 of the OncoGenex Disclosure Schedule, no amount (whether in cash or property or the vesting of property) that could be received by, or benefit provided to, any officer, director or employee of OncoGenex or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed United States Treasury Regulations Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Except as set forth in Section 3.1.21 of the OncoGenex Disclosure Schedule, no such Person is entitled to receive any additional payment from OncoGenex or any other Person (a "OncoGenex Parachute Gross Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person. Except as set forth in Section 3.15(d) of the OncoGenex Disclosure Schedule, the Board of Directors of OncoGenex has not granted to any officer, director or employee of OncoGenex or any OncoGenexSub any right to receive any OncoGenex Parachute Gross Up Payment.

  (e)
  (i) all required material reports and descriptions, if any (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions), have been filed or distributed appropriately with respect to each OncoGenex Benefit Plan, and (ii) the requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Section 4980B of the Code ("Cobra") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") have been satisfied in all material respects with respect to each OncoGenex Benefit Plan.

  (f)
  No OncoGenex Benefit Plan is an employee stock ownership plan or otherwise invests in "employer securities" (as such term is defined in Section 409(l) of the Code).

  (g)
  OncoGenex has made all material contributions and other payments required by and due under the terms of each OncoGenex Benefit Plan and has taken no action (including, without limitation, actions required by Law) relating to any OncoGenex Benefit Plan that will increase OncoGenex's or any OncoGenex Commonly Controlled Entity's obligation under any OncoGenex Benefit Plan.

  (h)
  Except as set forth in Section 3.1.21 of the OncoGenex Disclosure Schedule, no OncoGenex Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A of the Code), and no OncoGenex Benefit Plan is subject to the laws of any jurisdiction other than the United States of America or one of its political subdivisions.

  (i)
  Except as disclosed in Section 3.1.21(i) of the OncoGenex Disclosure Schedule, no OncoGenex Benefit Plan promises or provides post-retirement medical life insurance or other benefits due now or in the future to current, former or retired employees of OncoGenex, any of its Subsidiaries or any OncoGenex Common Controlled Entity other than benefits required pursuant to Cobra, except in each case for benefits that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on OncoGenex.

  (j)
  No "pension plan", as such term is defined in Section 3(2) of ERISA, maintained by OncoGenex, any of its Subsidiaries or a OncoGenex Commonly Controlled Entity, has been frozen or terminated (including partial termination) in the last three (3) calendar years.

  (k)
  As used herein: (i) "Benefit Plans" means any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation or bonus plans or agreements or other incentive plans or agreements, all other employee programs, arrangements or agreements and all other employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of ERISA; (ii) "OncoGenex Benefit Plans" means the Benefit Plans currently adopted, maintained by, sponsored in whole or in part by, or contributed to by OncoGenex, any of its Subsidiaries or any OncoGenex Commonly Controlled Entity for the benefit of present or former employees or directors of OncoGenex and of OncoGenexSub or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity; (iii) "OncoGenex Commonly Controlled Entity" means an entity required to be aggregated with OncoGenex which is a member of the "controlled group of corporations"

    which includes OncoGenex within the meaning of Section 414(b), (c) or (m) of the Code; and (iv) "OncoGenex ERISA Plan" means any OncoGenex Benefit Plan which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA.

  (l)
  Section 3.1.21 of the OncoGenex Disclosure Schedule lists each corporation, trade or business (separately for each category below that applies): (i) that is (or was during the preceding five years) a OncoGenex Commonly Controlled Entity, (ii) that is (or was during the preceding five years) the legal employer of persons providing services to OncoGenex as leased employees within the meaning of Section 414(n) of the Code and (iii) with respect to which OncoGenex or OncoGenexSub is a successor employer for purposes of group health or other welfare plan continuation rights (including Section 601 et seq. of ERISA) or the United States Family and Medical Leave Act.

  (m)
  OncoGenex believes in good faith that any "nonqualified deferred compensation plan" (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which OncoGenex makes, is obligated to make or promises to make, payments (each a "OncoGenex 409A Plan") complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of OncoGenex after reasonable investigation, no payment to be made under any OncoGenex 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise.

3.1.22    Real Property

        Neither OncoGenex nor any of its Subsidiaries owns, nor is OncoGenex or any Subsidiary a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immovable property.

3.1.23    Leases and Leased Property

  (a)
  Neither OncoGenex nor OncoGenexSub is a party to or bound by or subject to nor has OncoGenex or OncoGenexSub agreed or become bound to enter into, any real or personal property lease, sublease or other right of occupancy relating to real property, whether as lessor or lessee, except for the OncoGenex Leases described in Section 3.1.23 of the OncoGenex Disclosure Schedule, copies of which have been provided to Sonus prior to the date hereof. OncoGenex or OncoGenexSub occupies and has the exclusive right to occupy and use all immovable OncoGenex Leased Property and has the exclusive right to use all movable OncoGenex Leased Property.

  (b)
  Each of the OncoGenex Leases is valid and subsisting and in good standing, all rental and other payments required to be paid by OncoGenex or OncoGenexSub as lessee or sublessee and due and payable pursuant to each of the OncoGenex Leases have been duly paid to date and neither OncoGenex nor OncoGenexSub is otherwise in default in meeting its obligations under any of the OncoGenex Leases and is entitled to all rights and benefits thereunder. No event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by OncoGenex or OncoGenexSub or, to the knowledge of OncoGenex, any other party to any of the OncoGenex Leases and no party to any of the OncoGenex Leases is claiming any such default or taking any action purportedly based upon any such default. The completion of the transactions contemplated herein will not, subject to obtaining any required consents set out in Section 3.1.23 of the OncoGenex Disclosure Schedule, afford any of the parties to any of the OncoGenex Leases or any other Person the right to terminate any of the OncoGenex Leases nor will the completion of the transactions contemplated herein result in any additional or more onerous obligation on OncoGenex or OncoGenexSub under any of the OncoGenex Leases.

3.1.24    Insurance

  (a)
  Each of OncoGenex and its Subsidiaries maintains insurance covering its property, assets and personnel and protecting its business against loss or damage on a basis that is comparable to the insurance maintained by reasonable Persons operating businesses similar to its business as heretofore carried on. Section 3.1.24(a) of the OncoGenex Disclosure Schedule sets forth a list of all insurance policies currently maintained by OncoGenex and each of its Subsidiaries. Each of such insurance policies is valid and subsisting and in good standing, there is no default, whether as to the payment of premiums or otherwise, under any material term or condition of such insurance policies, and, to the knowledge of OncoGenex, each Person which is an insured party under any of such insurance policies is entitled to all rights and benefits thereunder.

  (b)
  There are no pending claims under any such insurance policies. Neither OncoGenex nor any of its Subsidiaries has failed to give any notice or present any claim under any such insurance policies in due and timely fashion. To the knowledge of OncoGenex, no circumstances have occurred which might entitle OncoGenex or any of its Subsidiaries to make a claim under any such insurance policies or which might be required under any such insurance policies to be notified to the insurers thereunder and no material claim under any of such insurance policies has been made by OncoGenex or any of its Subsidiaries since the Financial Year End.

  (c)
  Except as disclosed in Section 3.1.24(c) of the OncoGenex Disclosure Schedule, none of such insurance policies is subject to any premium in excess of the stipulated or normal rate.

    No notice of cancellation of, material increase of premiums under, non-renewal with respect to, or disallowance of any claim under, any such insurance policies has been received by OncoGenex or any of its Subsidiaries.

3.1.25    Material Agreements

        Except for the Material Agreements disclosed in Section 3.1.25 of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any of the following:

  (a)
  any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $10,000 over the life of the contract;

  (b)
  any contract that expires, or may be renewed at the option of any Person other than OncoGenex or one of its Subsidiaries so as to expire, more than one year after the date of this Agreement;

  (c)
  any contract for capital expenditures in excess of $100,000 in the aggregate;

  (d)
  except as disclosed in Section 3.1.25(d) of the OncoGenex Disclosure Schedule, any confidentiality, secrecy or non-disclosure contract;

  (e)
  any non-competition, non-solicitation, field restriction, territory restriction, exclusivity or similar restrictions on OncoGenex or any of its Subsidiaries, or which requires OncoGenex or any of its Subsidiaries to offer products or services of any other Person on a priority or exclusive basis;

  (f)
  any leases of real or personal property, (including the OncoGenex Leases) under which the obligations of OncoGenex or any of its Subsidiaries exceed $25,000, on an annual basis;

  (g)
  any contract pursuant to which OncoGenex or any of its Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property under which the obligations of OncoGenex or any of its Subsidiaries exceed $10,000, on an annual basis;

  (h)
  any contract with any Person with whom OncoGenex or any of its Subsidiaries does not deal at arm's length within the meaning of the Income Tax Act (Canada);

  (i)
  any Guarantee or Off-Balance Sheet Arrangement;

  (j)
  any licence, sublicence or other agreement pursuant to which any Person (other than employees or independent contractors of OncoGenex or any of its Subsidiaries for purposes of their employment or contract with OncoGenex or such Subsidiary) has been or may be assigned, authorized to use, or given access to any of OncoGenex's Intellectual Property;

  (k)
  any license, sublicense or other agreement pursuant to which OncoGenex or any of its Subsidiaries has been granted or may be assigned or authorized to use, or has or may have incurred any obligation in connection with, (i) any third party intellectual property that is incorporated in or forms a part of any current or proposed OncoGenex Product or service or (ii) any of OncoGenex's Intellectual Property;

  (l)
  any employment contracts with employees and service contracts with independent contractors, or any contract, agreement or arrangement that would entitle any present or former director, officer employee or agent of OncoGenex or any of its Subsidiaries to indemnification from OncoGenex or any of its Subsidiaries;;

  (m)
  any agreement to indemnify, hold harmless or defend any other Person with respect to any assertion of personal injury, damage to property or intellectual property infringement, misappropriation or violation or warranting the lack thereof other than any licence of Third Party Software that is not part of OncoGenex's Intellectual Property and which relates to software that is generally available to the public; and

  (n)
  any agreement that gives rise to any material payments or material benefits as a result of the performance of this Agreement or any of the other transactions contemplated hereby; and

  (o)
  any other agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment which is or would reasonably be expected to be material to the business, properties, assets, operations, condition (financial or otherwise) or prospects of OncoGenex;

whether written or oral, and of any nature or kind whatsoever.

3.1.26    No Breach of Material Agreements

        Each of OncoGenex and its Subsidiaries has performed all of the material obligations required to be performed by it, and is entitled to all benefits under, and, to the knowledge of OncoGenex, is not alleged to be in default in respect of, any OncoGenex Material Agreement. Except as disclosed in Section 3.1.26 of the OncoGenex Disclosure Schedule, each of the OncoGenex Material Agreements is in full force and effect, unamended, and there exists no material breach thereof or material default or event of material default or event, occurrence, condition or act with respect to OncoGenex or any of its Subsidiaries, as the case may be, or, to OncoGenex's knowledge, with respect to the other contracting party or otherwise that, with or without the giving of notice, the lapse of time or the happening of any other event or conditions, would (A) become a default or event of default under any OncoGenex Material Agreement, or (B) result in the loss or expiration of any material right or option by OncoGenex (or the material gain thereof by any third party) under any OncoGenex Material Agreement. OncoGenex has delivered a true, correct and complete copy of each of the OncoGenex Material Agreements to Sonus.

3.1.27    OncoGenex Business

        The OncoGenex Business consists primarily of the development and commercialization of its pharmaceutical product candidates referred to as OGX-011, OGX-427 and OGX-225.

3.1.28    Obligations to Customers and Suppliers

        Except as set forth in Section 3.1.28 of the OncoGenex Disclosure Schedule, there are no outstanding consulting contracts or other maintenance obligations with or to customers or other users of the Products and services of OncoGenex or any of its Subsidiaries, and neither OncoGenex nor any of its Subsidiaries is required to provide any bonding or other financial security arrangements in connection with any transactions with any customers, contractors, users or suppliers, whether or not in the ordinary course of its business.

3.1.29    Legal Proceedings

        There are no actions, suits, claims, investigations or proceedings (whether private, governmental or otherwise, and whether or not purportedly on behalf of OncoGenex or any of its Subsidiaries) in progress, pending, or to the knowledge of OncoGenex, threatened, against or affecting OncoGenex or any of its Subsidiaries (including actions, suits, investigations or proceedings against any of their respective directors, officers or employees which relate to the business, affairs, assets or operations of OncoGenex or any of its Subsidiaries), at law or in equity, or before or by any Tribunal, or for which OncoGenex or any of its Subsidiaries is obligated to indemnify a third party. There is no judgment, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting OncoGenex or any of its Subsidiaries. Except as set forth in Section 3.1.29 of the OncoGenex Disclosure Schedule, OncoGenex is not aware of any grounds on which any such action, suit, investigation or proceeding might be commenced with any reasonable likelihood of success, and does not have any present plans or intentions to initiate any litigation, arbitration or other proceedings against any third party.

3.1.30    Banking Information

        Section 3.1.30 of the OncoGenex Disclosure Schedule sets forth and describes:

  (a)
  the name and location (including municipal address) of each bank, trust company or other institution in which OncoGenex or any of its Subsidiaries has an account, money on deposit or a safety deposit box and the name of each Person authorized to draw thereon or to have access thereto; and

  (b)
  the name of each Person holding a general or special power of attorney from OncoGenex or any of its Subsidiaries and a summary of the terms thereof.

3.1.31    Tax Matters

  (a)
  Except as disclosed in Section 3.1.31(a) of the OncoGenex Disclosure Schedule, except in respect of the income tax return for the current taxation year (which return is not yet due), and any income tax return which is required to be filed as a result of or in connection with the transactions contemplated herein, each of OncoGenex and its Subsidiaries has duly filed in the prescribed manner and within the prescribed time all Tax Returns required to be filed by it on or before the date hereof with any taxing or regulatory authority to which it is subject; such Tax Returns and the material accompanying such Tax Returns are accurate and complete in all material respects and each of OncoGenex and its Subsidiaries has provided to Sonus true and complete copies of all Tax Returns filed by it.

  (b)
  Each of OncoGenex and its Subsidiaries has paid all Taxes that are due and payable, and any interest, penalties and fines in connection therewith, properly due and payable, and has paid all of same in connection with all known assessments, reassessments and adjustments.

  (c)
  Except as set forth in the OncoGenex Financial Statements or the OncoGenex Interim Financial Statements, and except for Taxes incurred in the ordinary course of business or incurred or arising as a result of the transactions contemplated herein which Taxes are not yet due and payable, there are no Taxes or fines in respect of Taxes claimed by any Governmental Entity against OncoGenex or any of its Subsidiaries or which are known to OncoGenex or any of its Subsidiaries to be due and owing by OncoGenex or any of its Subsidiaries and, to the knowledge of OncoGenex or any of its Subsidiaries, there are no pending or threatened reassessments by any Governmental Entity in respect of Taxes owing by OncoGenex or any of its Subsidiaries, and there are no matters in dispute or under discussion with or any audits being conducted by any Governmental Entity relating to Taxes or fines in respect of Taxes asserted by such Governmental Entity against OncoGenex or any of its Subsidiaries.

  (d)
  The OncoGenex Financial Statements fully reflect accrued liabilities as at the Financial Year End for all Taxes.

  (e)
  Except as set forth and described in Section 3.1.31 of the OncoGenex Disclosure Schedule, there are no actions, suits, investigations, audits or proceedings and no assessment, reassessment or request for information in progress, pending or, to the knowledge of OncoGenex or any of its Subsidiaries, threatened against or affecting OncoGenex or any of its Subsidiaries in respect of Taxes nor are any issues under discussion with any taxing authority relating to any matters which could result in claims for additional Taxes or fines.

  (f)
  There are no agreements, waivers or other arrangements made by OncoGenex or any of its Subsidiaries providing for an extension of time with respect to any assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by OncoGenex or any of its Subsidiaries, or the provision of any documents or information currently under request by any Governmental Entity.

  (g)
  Except as set forth in Section 3.1.31 of the OncoGenex Disclosure Schedule, each of OncoGenex and its Subsidiaries has withheld the amount of all Taxes and other deductions required under any applicable Laws to be withheld from each payment made by it and has remitted all amounts withheld which are due and payable before the date hereof and all installments of Taxes which are due and payable before the date hereof to the relevant taxing or other authority within the time prescribed under any applicable Laws.

  (h)
  OncoGenex and each of its Subsidiaries have receipts or similar documentation relating to all material non-US Taxes paid by OncoGenex or any of its Subsidiaries.

  (i)
  Neither the OncoGenex nor any of its Subsidiaries is a party to, is bound by or has any obligation under any material Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between the OncoGenex and its Subsidiaries.

  (j)
  Neither OncoGenex nor any of its Subsidiaries have participated in any "reportable transactions" within the meaning of Treasury Regulations Section 1.6011-4, and neither OncoGenex nor any of its Subsidiaries have been a "material advisor" to any such transactions within the meaning of Section 6111 of the Code.

  (k)
  Neither the OncoGenex nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

  (l)
  Neither OncoGenex nor any of its Subsidiaries is a party to any contract or agreement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Sonus that are not deductible (in whole or in part) as a result of the application of Section 280G of the Code.

3.1.32    Compliance with Applicable Laws

        Each of OncoGenex and its Subsidiaries (i) has conducted and is conducting its business in compliance with all applicable Laws in each jurisdiction in which its business is carried on, (ii) is not in breach of any of such Laws and (iii) is duly licenced or registered in each jurisdiction in which it owns or leases its property and assets or carries on its business, so as to enable its business to be carried on as now conducted and its property and assets to be so owned or leased, (iv) is in possession of all licences, permits, approvals, consents, certificates, registrations, or authorizations (whether governmental, regulatory or similar type and including, without limitation, all INDs and NDAs and other authorizations under the FDCA) necessary to carry on its business as presently carried on or to own or lease any of the property or the assets utilized by it (collectively, the "OncoGenex Licenses"), except with respect to clauses (i), (ii), (iii) and (iv) of this Subsection 3.1.32 as would not, individually or in the aggregate, have a Material Adverse Effect on OncoGenex. Section 3.1.32 of the OncoGenex Disclosure Schedule sets out a complete and accurate list of all OncoGenex Licenses. Each OncoGenex Licence is valid and subsisting and in good standing and there is no default or breach of any OncoGenex Licence and, to the best of the knowledge of OncoGenex, no proceeding is pending or threatened to revoke or limit any OncoGenex Licence. Except as set forth in Section 3.1.32 of the OncoGenex Disclosure Schedule, no OncoGenex License requires the consent, approval, permit or acknowledgement of any Person in connection with the completion of the transactions herein contemplated.

3.1.33    Consents and Approvals

        Except for the Appropriate Regulatory Approvals, the Interim Order and the Final Order, there is no requirement for OncoGenex, any of its Subsidiaries or, to the best of OncoGenex's knowledge, any other Person to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation of the transactions contemplated by this Agreement or the Plan of Arrangement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals which relate solely to the identity of Sonus or which are of a purely administrative nature and could be completed or obtained without adverse effect on OncoGenex or its business immediately after the Effective Date.

3.1.34    No Business Restrictions

        There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which OncoGenex or any of its Subsidiaries is party or which is otherwise binding upon OncoGenex or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Sonus or OncoGenex, any acquisition of property (tangible or intangible) by Sonus or OncoGenex or the conduct of business by Sonus or OncoGenex, as currently conducted or proposed to be conducted by Sonus or OncoGenex. Without limiting the foregoing, neither OncoGenex nor any of its Subsidiaries has entered into any agreement under which Sonus or OncoGenex is restricted from selling, licencing or otherwise distributing any of its Products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

3.1.35    Environmental Matters

  (a)
  Except as disclosed in Section 3.1.35 of the OncoGenex Disclosure Schedule: (i) each of OncoGenex and OncoGenexSub is and has been at all times in compliance in all material respects with all applicable Environmental Laws (as defined below); (ii) neither OncoGenex nor OncoGenexSub has received any written communication that alleges that OncoGenex or OncoGenexSub is not in compliance with applicable Environmental Laws; (iii) all material permits and other governmental authorizations currently held by OncoGenex and OncoGenexSub pursuant to the Environmental Laws that are required for the occupation of their facilities and the operation of their businesses ("OncoGenex Environmental Permits") are in full force and effect, OncoGenex and OncoGenexSub are and have been at all times in compliance in all material respects with all of the terms of such OncoGenex Environmental Permits, and no other permits or other governmental authorizations are required by OncoGenex or OncoGenexSub for the conduct of their respective businesses, except where the failure to obtain such permits or government authorizations would not reasonably be expected to result in a Material Adverse Effect on OncoGenex; and (iv) the management, handling, storage, transportation, treatment, and disposal by OncoGenex and OncoGenexSub of any Hazardous Materials (as defined below) is and has been at all times in compliance in all material respects with all applicable Environmental Laws. OncoGenex has made available to Sonus true and complete copies of all documents, reports, or analyses which are in the possession of OncoGenex or its agents, relating to the presence or absence of Hazardous Materials on, at, under or migrating from or onto any real property currently or previously owned or leased by OncoGenex or any of its Subsidiaries.

  (b)
  To the knowledge of OncoGenex, there is no OncoGenex Environmental Claim pending or threatened against or involving OncoGenex, OncoGenexSub or against any Person whose liability for any environmental claim OncoGenex or OncoGenexSub has or may have retained or assumed either contractually or by operation of law.

  (c)
  Except as disclosed in Section 3.1.35(c) of the OncoGenex Disclosure Schedule, except for matters which would not have a Material Adverse Effect on OncoGenex, to the knowledge of OncoGenex, there are no past or present actions or activities by OncoGenex, OncoGenexSub or any other Person involving the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any OncoGenex Environmental Claim against OncoGenex or OncoGenexSub or against any Person whose liability for any OncoGenex Environmental Claim OncoGenex or OncoGenexSub may have retained or assumed either contractually or by operation of law. None of OncoGenex or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to an order relating to (A) compliance with Environmental Laws or OncoGenex Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to OncoGenex's knowledge, threatened with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

3.1.36    Condition and Sufficiency of Assets

        All facilities, machinery and equipment owned or used by each of OncoGenex and its Subsidiaries that are material to its business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted. Each of OncoGenex and its Subsidiaries owns or leases all of the property and assets (excluding Intellectual Property, which is dealt with in Section 3.1.37 below) used in or necessary for the conduct of its business as it is currently being conducted with good and marketable title to all property and assets which are owned by OncoGenex or any of its Subsidiaries, free and clear of any and all Encumbrances other than Permitted Encumbrances or as otherwise set forth in Section 3.1.36 of the OncoGenex Disclosure Schedule. Since the incorporation of OncoGenex, there has not been any significant interruption of operations, supplies, access or services by contractors of OncoGenex's business as heretofore carried on due to inadequate maintenance of any of the property or assets owned and used by OncoGenex. With the exception of assets which, by their nature, are portable and intended to be used in different locations (such as notebook computers), all of the tangible assets of OncoGenex and its Subsidiaries are situate at the locations specified in Section 3.1.36 of the OncoGenex Disclosure Schedule.

3.1.37    Intellectual Property

  (a)
  Set forth in Section 3.1.37(a) of the OncoGenex Disclosure Schedule is a true and complete list of the OncoGenex Inventions and the OncoGenex Trademarks. Except as disclosed in Section 3.1.37 of the OncoGenex Disclosure Schedule or the agreements referred to therein:

  (i)
  OncoGenex or one of its Subsidiaries, as the case may be, (A) has the exclusive and unrestricted right to Use all of the OncoGenex Intellectual Property (in each case, free and clear of any Encumbrances, except for Permitted Encumbrances), (B) or Isis Pharmaceuticals, Inc. or University of British Columbia as the case may be, is listed in the records of the appropriate United States, foreign or other registry as the sole and exclusive current owner, or licensee of record for each patent, patent application and trademark registration included in the OncoGenex Inventions or OncoGenex Trademarks owned or licensed by OncoGenex or any of its Subsidiaries, as the case may be, and (C) has not assigned, encumbered or granted any license or other rights to commercialize the OncoGenex Inventions or OncoGenex Trade-names to any other Person;

  (ii)
  Each of OncoGenex and its Subsidiaries has made all necessary filings, recordations and payments necessary to protect and maintain its interests in all OncoGenex Inventions or OncoGenex Trademarks owned or licensed by OncoGenex or any of its Subsidiaries, as the case may be;

  (iii)
  Neither OncoGenex nor any of its Subsidiaries is required to pay any royalty or other fee to any Person in respect of the Use of any of the OncoGenex Intellectual Property;

  (iv)
  Neither OncoGenex nor any of its Subsidiaries has entered into, nor is subject to, any order, indemnification, forbearance to sue, settlement agreement, license or other arrangement that (i) restricts OncoGenex's or any of its Subsidiaries' right to use or exploit any OncoGenex Intellectual Property, (ii) restricts OncoGenex's or any of its Subsidiaries' business in any material manner in order to accommodate any third Person's intellectual property rights, or (iii) permits any Person to use any material OncoGenex Intellectual Property except as expressly permitted under an OncoGenex IP Contract (as defined in Section 3.1.37(d) below);

  (v)
  each of the OncoGenex Trademarks is in use;

  (vi)
  to the knowledge of OncoGenex, there is no and has not been any unauthorized use, infringement or misappropriation of any of the OncoGenex Inventions or OncoGenex Trademarks by any Person, whether directly or indirectly;

  (vii)
  to the knowledge of OncoGenex, neither OncoGenex nor any of its Subsidiaries has received notice of pending or threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the OncoGenex Intellectual Property and, to the best of the knowledge of OncoGenex, there is no basis for such claim;

  (viii)
  to the knowledge of OncoGenex, the OncoGenex Inventions were made only by the individuals (the "OncoGenex Inventors") listed in Table 1 of Section 3.1.37 of the OncoGenex Disclosure Schedule;

    (ix)
    the OncoGenex Inventors have assigned all of their rights to the OncoGenex Inventions to OncoGenex, the University of British Columbia, or Isis Pharmaceuticals, Inc., as the case may be; and

    (x)
    there are no distributors, sales agents, representatives or any other Persons who have rights to market or license the OncoGenex Inventions;

  (b)
  Except for third party software programs that are "shrink wrapped" (that is, not customized for OncoGenex) and/or that are purchased off-the-shelf by OncoGenex or any of its Subsidiaries, neither OncoGenex nor any of its Subsidiaries owns or uses any software and no software has been licensed by OncoGenex or any of its Subsidiaries to any third parties.

  (c)
  To the knowledge of OncoGenex, the conduct of the OncoGenex Business does not infringe and the use of the OncoGenex Intellectual Property does not misappropriate, infringe or otherwise violate, whether directly or indirectly, any copyright, patent, trade-mark, trade name, industrial design, trade secret or other intellectual property or proprietary right of any other Person, and the conduct of the OncoGenex Business does not include any activity which may constitute passing off. Neither OncoGenex nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice from any Person (i) alleging misappropriation, infringement, or other violation by OncoGenex or any of its Subsidiaries of any intellectual property or proprietary rights of any Person, (ii) alleging that the use by OncoGenex or any of its Subsidiaries of OncoGenex Intellectual Property licensed by OncoGenex or any of its Subsidiaries is in breach of any applicable grant, license, agreement, instrument or other arrangement pursuant to which OncoGenex or any Subsidiary acquired the right to use such intellectual property, or (iii) alleging misuse or antitrust violations arising from the use or other exploitation of any OncoGenex Intellectual Property. No OncoGenex Intellectual Property has been or is being used or enforced by OncoGenex or any of its Subsidiaries or by any of their licensors, in a manner that, individually or in the aggregate, is reasonably likely to result in the cancellation, invalidity or unenforceability of such OncoGenex Intellectual Property.

  (d)
  To OncoGenex's knowledge, the agreements under which OncoGenex or any of its Subsidiaries has been granted rights in any intellectual property owned or controlled by a third Person are valid and legally enforceable, and free and clear of all Encumbrances, except for Permitted Encumbrances. With respect to any OncoGenex Intellectual Property which is held under sublicense, OncoGenex's or its Subsidiaries' rights, as the case may be, shall survive any termination of the sublicensor's rights from its licensor. None of the OncoGenex Intellectual Property that is being licensed by OncoGenex or any of its Subsidiaries shall be limited or their use thereof impaired, by the execution of this Agreement and the consummation of the transactions contemplated hereby. Each of OncoGenex and its Subsidiaries has made all necessary filings, recordations and payments to comply in all material respects with contractual obligations that it may have to third Persons, if any, to protect and maintain all intellectual property rights that are licensed to OncoGenex or any of its Subsidiaries by such third Persons. OncoGenex has provided Sonus with access to true and complete copies of all agreements under which OncoGenex or any of its Subsidiaries has obtained or granted any rights, title or interests in or to, or which by their terms expressly restrict OncoGenex or any of its Subsidiaries with respect to, any intellectual property (each, an "OncoGenex IP Contract") related to any or all of the OncoGenex Products, other than standard license agreements for commercially-available, off-the-shelf software. Except as provided in the OncoGenex IP Contracts, OncoGenex or one of its Subsidiaries has the exclusive right to develop, commercialize, manufacture, market, sell, import and otherwise exploit each of the OncoGenex Products, and neither OncoGenex nor any of its Subsidiaries has granted, assigned, licensed or otherwise transferred to any Person any right, title or interest in or to any OncoGenex Intellectual Property relating to any OncoGenex Product.

  (e)
  None of OncoGenex nor OncoGenexSub, to the best of the knowledge of OncoGenex, any employee of OncoGenex or OncoGenexSub is in violation in any material respect of any term of any employment contract, general non-disclosure agreement, non competition agreement or any other covenant or any other common law obligation to a former employer or anyone else which relates to the right of any such employee to be employed by OncoGenex or OncoGenexSub or to the use of trade secrets or proprietary information of any third party.

  (f)
  To the best of the knowledge of OncoGenex, all technical information developed by and belonging to OncoGenex or OncoGenexSub for which a copyright has not been registered or for which a patent application has not been made, which has not otherwise been deliberately or consciously made public or disclosed pursuant to a written non-disclosure agreement, has been kept confidential.

  (g)
  All employees of OncoGenex and OncoGenexSub have entered into proprietary rights or similar agreements with OncoGenex or OncoGenexSub pursuant to which the employee assigns to OncoGenex or OncoGenexSub all OncoGenex Intellectual Property, technical information and other information developed and/or worked on by the employees while employed or engaged by OncoGenex or OncoGenexSub.

  (h)
  All employees and Persons having access to or knowledge of the OncoGenex Intellectual Property through OncoGenex or OncoGenexSub of a confidential nature that is necessary or required or otherwise used for or in connection with the conduct or operation or proposed conduct or operation of the OncoGenex Business have entered into appropriate non-disclosure agreements with OncoGenex or OncoGenexSub.

3.1.38    Information Technology

  (a)
  OncoGenex has taken reasonable steps and implemented reasonable procedures to ensure that its internal operating business systems are free from disabling codes or instructions, viruses and contaminants.

  (b)
  OncoGenex has in place disaster recovery plans, procedures and facilities and has taken commercially reasonable steps to safeguard OncoGenex's internal operating systems and to restrict unauthorized access thereto. OncoGenex believes that such plans, procedures, facilities and steps are adequate given the size and nature of OncoGenex and the OncoGenex Business.

3.1.39    Unlawful Payments

        None of OncoGenex, any OncoGenexSub, or any officer, director, employee, agent or representative of OncoGenex or OncoGenexSub has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of OncoGenex or OncoGenexSub, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

3.1.40    Regulatory Compliance

  (a)
  OncoGenex has previously made available to Sonus complete and accurate copies of all OncoGenex Licenses and regulatory dossiers relating thereto, and all other communications, documents and other information submitted to or received from the U.S. Food and Drug Administration (the "FDA"), similar federal, state or local Governmental Entities, and similar foreign Governmental Entities having jurisdiction over its business or any of its assets or properties (each, a "Regulatory Authority," and collectively, the "Regulatory Authorities"), including inspection reports, warning letters, deficiency letters, non-approvable letters/orders, withdrawal letters/orders and similar documents, relating to OncoGenex or any of its Subsidiaries, the conduct of their business, or OncoGenex's Products that are material to the business of OncoGenex and its Subsidiaries, taken as a whole, as currently conducted (collectively, the "OncoGenex Regulatory Correspondence"). OncoGenex shall promptly deliver to Sonus copies of all OncoGenex Regulatory Correspondence received or reduced to written form between the date of this Agreement and the Effective Date. Each OncoGenex Licence from any Regulatory Authority relating to OncoGenex or any of its Subsidiaries, OncoGenex Products, and/or the conduct of their business is on file with the applicable Regulatory Authorities and is in compliance in all material respects with all formal filing and maintenance requirements. Each of OncoGenex and its Subsidiaries has filed all required notices and responses to notices, supplemental applications, reports and other information with each applicable Regulatory Authority, except where the failure to so file, individually or in the aggregate, has not had and would not have a Material Adverse Effect on OncoGenex. No fines or penalties are due and payable in respect of any such OncoGenex Licence or any violation thereof.

  (b)
  Except as set forth on Section 3.1.40 of the OncoGenex Disclosure Schedule, as to each Product subject to the jurisdiction of the FDA under the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder ("FDCA"), or the United States Public Health Services Act, as amended ("PHSA"), and the regulations thereunder, and each product subject to the jurisdiction of the United States Drug Enforcement Administration ("DEA") under the United States Controlled Substances Act, as amended, and United States Controlled Substances Import and Export Act, as amended ("CSA"), and the regulations under each of the foregoing (each such product, a "Pharmaceutical Product") that is or has been manufactured, packaged, labeled, sold, distributed, marketed, and/or tested by OncoGenex or OncoGenexSub or on behalf of OncoGenex or OncoGenexSub by any third party (each such party, an "OncoGenex Partner"), such Pharmaceutical Product is being or was manufactured, packaged, labeled, sold, distributed, marketed, and/or tested by OncoGenex, OncoGenexSub or an OncoGenex Partner in compliance with all applicable requirements under FDCA, PHSA, CSA, and similar laws, rules, regulations, and guidelines except where the failure to be in compliance would not have a Material Adverse Effect on OncoGenex. Except as disclosed in the Section 3.1.40 of the OncoGenex Disclosure Schedule, neither OncoGenex nor OncoGenexSub has received any notice of adverse findings, inspection report, warning letter, Section 305 notice, or other communication from the FDA, DEA, or any other Governmental Entity (i) contesting the premarket clearance, licensure, registration, approval, use, distribution, manufacturing, testing, sale, labeling, or promotion of any Pharmaceutical Product described in this Section 3.1.40 or (ii) otherwise alleging any violation of any laws, rules, regulations, or guidelines by OncoGenex, OncoGenexSub or any OncoGenex Partner, and which would have a Material Adverse Effect on OncoGenex or any Pharmaceutical Product.

  (c)
  Except as set forth on Section 3.1.40 of the OncoGenex Disclosure Schedule, no Pharmaceutical Products of OncoGenex or OncoGenexSub have been recalled, withdrawn, replaced, suspended or discontinued nor have any DEA registrations been terminated by OncoGenex or OncoGenexSub in the United States or outside the United States (whether voluntarily or otherwise) which would have a Material Adverse Effect on OncoGenex.

  (d)
  Neither OncoGenex nor OncoGenexSub, nor any officer, employee or agent of OncoGenex or OncoGenexSub, nor, to OncoGenex's knowledge, any OncoGenex Partner, has made any untrue statement of a material fact or fraudulent statement to any Regulatory Authority, failed to disclose a fact required to be disclosed to a Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or any similar policy. Neither OncoGenex, its Subsidiaries nor, to OncoGenex's knowledge, any OncoGenex Partner has engaged in any activity prohibited under U.S. federal or state criminal or civil health care laws (including without limitation the U.S. federal Anti-Kickback Statute, Stark Law, False Claims Act, Health Insurance Portability and Accountability Act, and any comparable state laws), or the regulations promulgated pursuant to such laws (each, a "Health Care Law"). There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to OncoGenex's knowledge, threatened against OncoGenex, its Subsidiaries or OncoGenex Partners, which relates to violation of any Health Care Law. Neither OncoGenex nor OncoGenexSub nor any officer, employee, or agent of OncoGenex or OncoGenex Sub, nor, to OncoGenex's knowledge, any OncoGenex Partner, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar law or authorized by 21 U.S.C. sec. 335a(b) or any similar law. There are no consent decrees (including plea agreements) or similar actions to which OncoGenex, its Subsidiaries or, to OncoGenex's knowledge, any OncoGenex Partner, is bound or which relate to the OncoGenex Pharmaceutical Products.

  (e)
  Except as set forth on Section 3.1.40 of the OncoGenex Disclosure Schedule, neither OncoGenex nor OncoGenexSub has received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action, including lawsuits, arbitrations, or legal or administrative or regulatory proceedings, charges, complaints, or investigations, nor are there any completed or pending efforts to withdraw its approval of, request the recall of, suspension of, seizure of, change the quotas for controlled substances, or change the controlled substances schedules of any Pharmaceutical Product of OncoGenex or OncoGenexSub, or commenced, or threatened to initiate, any action to impose a clinical hold on any clinical investigation by OncoGenex or OncoGenexSub, withdraw advertising or sales promotion materials, or any action to enjoin production at, or suspend or revoke the DEA registration or any facility of, or enter into a consent decree of permanent injunction with OncoGenex or OncoGenexSub which would have a Material Adverse Effect on OncoGenex.

  (f)
  The development, manufacture and testing of OncoGenex Products, and all required pre-clinical toxicology studies and OncoGenex-sponsored clinical trials conducted or being conducted with respect thereto, by OncoGenex, any of its Subsidiaries have been and are being conducted in compliance in all material respects with applicable OncoGenex Licences and applicable Law, including, without limitation, the applicable requirements of Good Manufacturing Practices, Good Laboratory Practices, and Good Clinical Practices. Except as disclosed in Section 3.1.40(f) of the OncoGenex Disclosure Schedule, the results of any such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to Sonus. Each clinical trial with respect to Pharmaceutical Products of OncoGenex and OncoGenexSub has been conducted in accordance with its clinical trial protocol and OncoGenex or OncoGenexSub has filed all required notices (and made available to Sonus copies thereof) of adverse drug experiences, injuries or deaths relating to clinical trials of such Pharmaceutical Products, and OncoGenex or OncoGenexSub has filed all required notices of any such occurrence, except where the failure to be in compliance with the protocol or relevant reporting requirements would not have a Material Adverse Effect on OncoGenex.

  (g)
  No Person has filed a claim for loss or potential loss under any indemnity covering participants in clinical trials of Pharmaceutical Products of OncoGenex or OncoGenexSub.

  (h)
  OncoGenex has provided or made available to Sonus all documents in its possession or the possession of the OncoGenexSub concerning communications to or from the FDA or DEA, or prepared by the FDA or DEA which bear in any material respect on compliance with FDA or DEA regulatory requirements, including but not limited to, any deficiency letter, warning letter, non-approvable letter/order, withdrawal letter/order, or similar communications.

3.1.41    Significant Suppliers

        Except as set out in Section 3.1.41 of the OncoGenex Disclosure Schedule, none of the suppliers of OncoGenex or any of its Subsidiaries is a sole supplier and the products and services provided by each such supplier are available from other suppliers.

3.1.42    Government Programs

        Except as set out in Section 3.1.42 of the OncoGenex Disclosure Schedule, no agreements, loans, funding arrangements or assistance programs are outstanding in favour of OncoGenex or any of its Subsidiaries from any Governmental Entity, and, to the knowledge of OncoGenex, no basis exists for any Governmental Entity to seek payment or repayment from OncoGenex or any of its Subsidiaries of any amount or benefit received, or to seek performance of any obligation of OncoGenex or any of its Subsidiaries, under any such program.

3.1.43    GST Registration

        OncoGenex is a registrant for the purposes of the Excise Tax Act (Canada).

3.1.44    Personal Information

  (a)
  OncoGenex has a written privacy policy which governs its collection, use and disclosure of employee Personal Information applicable to the OncoGenex Business and, since the date of adoption of such privacy policy, OncoGenex is in compliance in all material respects with such privacy policy.

  (b)
  There has not been any, and as of the date hereof, there is no complaint, investigation, proceeding or action completed, resolved, pending, or to the knowledge of OncoGenex, threatened against or involving in any way OncoGenex or the OncoGenex Business under or in relation to the Personal Information Protection and Electronic Documents Act S.C. 2000, c.5 or the Personal Information Protection Act S.B.C. 2003 c.63.

3.1.45    Advisory Fees

        Except as set forth in Section 3.1.45 of the OncoGenex Disclosure Schedule, and except for the accountants and lawyers of OncoGenex retained to negotiate, advance, carry out and complete the transactions contemplated herein, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of OncoGenex or any of its directors, officers or shareholders who might be entitled to any fee, commission or reimbursement of expenses from OncoGenex upon consummation of the transactions contemplated by this Agreement.

3.1.46    Other Negotiations: Brokers; Third Party Expenses

        None of OncoGenex, its Subsidiaries or, to the knowledge of OncoGenex, any of their respective directors, officers or shareholders (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of OncoGenex or at OncoGenex's direction) (a) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement (except the Shareholders' Agreement, which the parties thereto have agreed to terminate as of the Effective Time and in respect of which all consents required under such agreement in respect of this

Agreement and the transactions contemplated herein have been obtained), or (b) has entered into any agreement or had any discussions with any Person regarding any transaction involving OncoGenex or any of its Subsidiaries which could reasonably be expected to result in Sonus, OncoGenex, any of its Subsidiaries or any of their respective officers, directors, employees, agents or shareholders of any of them being subject to any claim for liability to such Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 3.1.46 of the OncoGenex Disclosure Schedule lists any agreement (other than any agreement with Sonus or any of its Affiliates) with respect to, and a reasonable estimate of, all Third Party Expenses which are reasonably expected to be incurred by OncoGenex in connection with the negotiation and implementation of the terms and conditions of this Agreement and the transactions contemplated hereby.

3.1.47    Disclosure

        The representations and warranties of OncoGenex contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement, including the OncoGenex Disclosure Schedule, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to Sonus.

3.1.48    Approval of Arrangement

  (a)
  The Board of Directors of OncoGenex has determined unanimously:

  (i)
  that the Arrangement is fair to and in the best interests of the OncoGenex Securityholders as a whole and is in the best interests of OncoGenex; and

  (ii)
  to recommend that the OncoGenex Securityholders vote in favour of the Arrangement.

  (b)
  All of OncoGenex's directors have advised OncoGenex that they intend to vote the securities of OncoGenex held directly by them in favour of the Arrangement and will, accordingly, so represent in the Circular.

3.1.49    Working Capital Position

        As of the date of this Agreement, the aggregate amount of OncoGenex's (i) cash on hand, plus (ii) liquid investments with a maturity of three year or less, plus (iii) accounts receivable, plus (iv) interest receivable, minus (v) accounts payable, minus (vi) accrued liabilities (excluding convertible debentures), plus (vii) an amount equal to fees and expenses actually incurred in connection with the preparation and filing of a prospectus in Canada pursuant to Section 2.6(b) of this Agreement and in connection with listing for trading of Sonus Common Shares on the Toronto Stock Exchange ((i) through (vii) "OncoGenex Current Working Capital") is at least US$4,145,000. OncoGenex owns all such assets free and clear of all Encumbrances, other than Permitted Encumbrances. As of the date of this Agreement, OncoGenex has no indebtedness except as reflected in the OncoGenex Financial Statements, or as otherwise incurred in the ordinary course of business.

3.2    Representations and Warranties of Sonus

        Sonus hereby represents and warrants to and in favour of OncoGenex that each of the following statements is true and correct, except as set forth in the Sonus Disclosure Schedule, and further acknowledges that OncoGenex is relying upon such representations and warranties in connection with the transactions herein contemplated. The Sonus Disclosure Schedule shall be arranged by specific Section references corresponding to the numbered and lettered Sections in this Section 3.2, and the disclosure in any Section shall qualify (i) the corresponding Section in this Section 3.2 and (ii) the other Sections in this Section 3.2 to the extent reasonably clear from a reading of such disclosure that it also qualifies or applies to such other Sections.

3.2.1    Incorporation and Organization of Sonus

        Sonus has been duly incorporated under the laws of the State of Delaware, is validly subsisting, has full corporate or legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and conduct its business as currently conducted, and is in good standing with the appropriate Governmental Entity in its jurisdiction of incorporation with respect to the filing of annual returns or equivalent documents. Sonus is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in the State of Washington. There are no other jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary except where the lack of such qualification or licencing would not have a Material Adverse Effect on Sonus. No proceedings have been instituted or are pending for the dissolution or liquidation of Sonus. True and complete copies of Sonus' certificate of incorporation and by-laws, together with all amendments, have been provided to OncoGenex. Except for the Certificate of Amendment to be filed prior to the Effective Date, no amendments to Sonus' certificate of incorporation have been filed or authorized by the shareholders of Sonus since May 5, 2004, and no by-laws have been amended or enacted since December 4, 2007.

3.2.2    Capitalization

  (a)
  On the date hereof and immediately prior to the filing of the Certificate of Amendment, the authorized capital of Sonus consists of 75,000,000 Sonus Common Shares and 5,000,000 Sonus Preferred Shares. As of the date hereof, 37,062,049 Sonus Common Shares and no Sonus Preferred Shares were issued and outstanding. All outstanding Sonus Common Shares have been duly authorized and are validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws, Sonus' certificate of incorporation and bylaws, and any preemptive rights, rights of first refusal or similar rights. There are no outstanding bonds, debentures, other evidences of indebtedness or other securities of Sonus having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Sonus Common Shares on any matter. Except for the Voting Agreements and as may be set forth in Section 3.2.2(a) the Sonus Disclosure Schedule, there are no registration rights, redemption or repurchase rights, anti-dilutive rights, voting agreements, voting trusts, preemptive rights or restrictions on transfer with respect to any capital stock of Sonus.

  (b)
  As of April 30, 2008, except for (i) stock options granted by Sonus pursuant to any of its 2007 Stock Incentive Plan, 2000 Stock Incentive Plan, 1999 Nonqualified Stock Incentive Plan, 1995 Stock Option Plan for Directors, and 1991 Incentive Stock Option, Non-Qualified Stock Option and Restricted Stock Purchase Plan, which are, when vested, exercisable to acquire up to 4,715,473 Sonus Common Shares, (ii) warrants issued by Sonus which are exercisable to acquire up to 4,080,533 Sonus Common Shares, (iii) the rights of Sonus' employees to participate in Sonus' 2006 Employee Stock Sonus Plan, and (iv) the matters disclosed in Section 3.2.2(b) of the Sonus Disclosure Schedule, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating Sonus to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares of Sonus. All outstanding options, warrants, conversion privileges and other rights, agreements, arrangements or commitments (contingent or otherwise) obligating Sonus to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares of Sonus were issued in compliance with all applicable Laws, Sonus' certificate of incorporation and bylaws, and any preemptive rights, rights of first refusal or similar rights. No Sonus Common Shares and no Sonus Preferred Shares are held in treasury or authorized or reserved for issuance, other than upon the exercise of the warrants, options and purchase rights referred to above. Section 3.2.2(b) of the Sonus Disclosure Schedule sets forth (i) for each outstanding stock option, the name, address, current (or former, if applicable) position with Sonus of the holder and the name of the plan under which the option is granted and the date of grant, amount of Sonus Common Shares, exercise price, vesting provisions and expiration date with respect to such option, (ii) for each outstanding warrant, the name and address of the holder and the date of grant, amount of Sonus Common Shares, exercise price and expiration date with respect to such warrant, and (iii) the particulars of each employee's current participation in the 2006 Employee Stock Sonus Plan. All outstanding stock options, warrants and other rights to acquire securities of Sonus include provisions that will result in such stock option, warrant or right, if still outstanding at the effective time of the Reverse Stock Split, to adjust automatically in accordance with the Reverse Split Ratio as to both exercise price and the amount of Sonus Common Shares issuable thereunder. Except for such adjustment and except as set forth in Section 3.2.2(b) of the Sonus Disclosure Schedule, the consummation of the Arrangement and the other transactions contemplated hereunder will not trigger any change of control provision and will not result in any acceleration, termination, payout or change under the terms of any of Sonus' outstanding warrants, stock options and other stock-based compensation plans and arrangements.

3.2.3    Authority and No Violation

  (a)
  Sonus has all requisite corporate power and authority to enter into this Agreement and the documents required to be executed by Sonus in connection with the transactions contemplated herein, to perform its obligations hereunder and, subject to obtaining the approval of the Sonus Shareholders as contemplated by this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and such other documents by Sonus and the consummation by Sonus of the transactions contemplated by this Agreement and such other documents, including, but not limited to, the Reverse Stock Split, the Capital Adjustment, the Name Change, and the filing of the Certificate of Amendment, subject to further approval upon fixing the Reverse Stock Split, Capital Adjustment and other changes contemplated by this Agreement, have been duly authorized by the Board of Directors of Sonus and no other corporate proceedings on its part are necessary to authorize this Agreement, the Escrow Agreements, the Voting Agreements, or the transactions contemplated hereby or thereby, other than:

  (i)
  with respect to the Proxy Statement and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the Board of Directors of Sonus; and

  (ii)
  with respect to the completion of the Arrangement, the approval of the Sonus Shareholder Resolutions.

  (b)
  This Agreement has been duly executed and delivered by Sonus and, assuming the due authorization, execution and delivery hereof by OncoGenex, constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity. All documents required to be executed by Sonus in connection with the transactions contemplated herein will be duly executed and delivered by Sonus on or before the Effective Date and, when so executed and delivered, will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

  (c)
  The approval of this Agreement and the other documents required to be executed by Sonus in connection with the transactions contemplated herein, the execution and delivery by Sonus of this Agreement and such other documents, and the performance by Sonus of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

    (i)
    conflict with, result in a violation or breach of or loss of any benefit under, constitute a default or require any consent (other than such as has already been obtained or will be obtained prior to the Effective Time) to be obtained under, give rise to any termination rights or payment obligation under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Sonus or any of its Subsidiaries pursuant to, any provision of:

    (A)
    the certificate of incorporation, articles, by-laws or other charter documents of Sonus or any of its Subsidiaries, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in it;

    (B)
    any material contract, agreement, licence, franchise or permit to which it Sonus or any of its Subsidiaries is bound;

    (C)
    any resolutions of its Board of Directors (or any committee thereof) or shareholders; or

    (D)
    subject to obtaining the Appropriate Regulatory Approvals relating to Sonus or the transactions contemplated herein, any Laws, regulation, order, judgment or decree;

    (ii)
    give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

    (iii)
    result in the Sonus Shareholders having any appraisal or dissent rights;

    (iv)
    result in the imposition of any Encumbrance upon any of Sonus' or its Subsidiaries' assets, or restrict, hinder, impair or limit their ability to carry on the Sonus Business as and where it is now being carried on or as and where it may be carried on in the future; or

    (v)
    except as set out in Section 3.2.3 of the Sonus Disclosure Schedule, result in any Person becoming entitled to (A) any retirement, severance, unemployment compensation, "golden parachute", bonus or other such payment, the acceleration of the vesting or time to exercise or payment of any outstanding stock options or other Employee Benefits, (C) the forgiveness or postponement of payment of any indebtedness owing to Sonus, or (D) receive any additional payments or compensation under or in respect of any Employee Benefits (including a "cash-out" of any stock options).

  (d)
  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required to be obtained by Sonus or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any of the other documents contemplated hereby, or the consummation by Sonus of the transactions contemplated hereby or thereby other than:

  (i)
  the Appropriate Regulatory Approvals relating to Sonus or the transactions contemplated herein; and

  (ii)
  any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not in the aggregate have a Material Adverse Effect on Sonus.

3.2.4    No Defaults

        Subject to obtaining the Appropriate Regulatory Approvals relating to Sonus, neither Sonus nor any of its Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect on Sonus.

3.2.5    Subsidiaries

  (a)
  Except as disclosed in Section 3.2.5 of the Disclosure Schedule, neither Sonus nor SonusSub is the beneficial or registered owner of any shares or other ownership interests in any Person, and neither holds any securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in any Person. All of the issued and outstanding shares of capital stock of each of Sonus' Subsidiaries have been validly issued and are fully paid and non-assessable. Neither Sonus nor SonusSub is a party to any agreement to acquire any shares or other ownership interests in any Person.

  (b)
  SonusSub is a corporation duly incorporated under the laws of its jurisdiction of incorporation, is validly subsisting, has full corporate and legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and conduct its business as currently conducted, and is in good standing under the laws of its jurisdiction of incorporation. SonusSub is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary. No proceedings have been instituted or are pending for the dissolution or liquidation of SonusSub. True and complete copies of the articles, bylaws or equivalent organizational documents of SonusSub have been provided to OncoGenex, and SonusSub is not in material violation of any provision of its organizational documents.

  (c)
  Except as disclosed in Section 3.2.5(c) of the Sonus Disclosure Schedule, Sonus is the beneficial owner of all of the issued and outstanding shares of SonusSub free of any Encumbrance. No Person has any other agreement, option, commitment, arrangement, or any other right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment (including any such right or privilege under convertible securities, warrants or convertible obligations of any nature) for:

  (i)
  the purchase, subscription, allotment or issuance of, or conversion into, any of the issued or unissued shares or any other securities of SonusSub; or

  (ii)
  the purchase or other acquisition from SonusSub of any of its undertakings, business or assets.

3.2.6    Sonus Financial Statements

        The Sonus Financial Statements, copies of which have been provided to OncoGenex, have been prepared in accordance with GAAP applied on a basis consistent with those of previous years, the requirements of applicable Laws, are correct and complete and present fairly, in all material respects:

  (a)
  all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Sonus as at the Financial Year End; and

  (b)
  the results of operations and cash flows of Sonus for the 12-month period ended on the Financial Year End.

3.2.7    Interim Statements

        Except as disclosed in Section 3.2.7 of the Sonus Disclosure Schedule, the Sonus Interim Financial Statements, copies of which have been provided to OncoGenex, have been prepared in accordance with GAAP applied on a basis consistent with those of previous years, are correct and complete and present fairly, in all material respects:

  (a)
  all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Sonus on a consolidated basis, as at March 31, 2008; and

  (b)
  the revenues, earnings, results of operations and cash flows of Sonus on a consolidated basis, for the three-month period ended on March 31, 2008.

3.2.8    Liabilities

        Sonus has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and has no knowledge of any potential liabilities or obligations, other than:

  (a)
  liabilities (including liabilities for unpaid Taxes) disclosed on, reflected in or provided for in the Sonus Financial Statements or the Sonus Interim Financial Statements;

  (b)
  liabilities disclosed in Section 3.2.8 of the Sonus Disclosure Schedule or provided for in the operating budget of Sonus for the financial year ending December 31, 2008, a copy of which has been provided to OncoGenex;

  (c)
  liabilities incurred in the ordinary course of business and attributable to the period since the date of the Sonus Interim Financial Statements, none of which, individually or in the aggregate, has a Material Adverse Effect on Sonus; and

  (d)
  liabilities incurred in connection with this Agreement or the transactions contemplated in this Agreement.

3.2.9    Debt Instruments

        Except as set forth and described in Section 3.2.9 of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries is bound by or subject to:

  (a)
  any Debt Instrument; or

  (b)
  any agreement, contract or commitment to create, assume or issue any Debt Instrument;

and no Debt Instrument or Encumbrance which Sonus or any of its Subsidiaries is bound by or subject to is dependent upon the Guarantee of or any security provided by any other Person.

3.2.10    Accounts Receivable

        All accounts receivable of and book debts and other debts due to Sonus reflected in the Sonus Financial Statements or which have come into existence since the Financial Year End were created in the ordinary course of Sonus' business and, except to the extent that the same have been paid in the ordinary course of its business since the Financial Year End, are valid and enforceable and payable in full, without any right of set-off or counterclaim or any reduction for doubtful accounts other than as reflected in the Sonus Financial Statements and, in the case of accounts receivable which have come into existence since the Financial Year End, other than a reasonable allowance for doubtful accounts consistent with Sonus' previous practice.

3.2.11    Accuracy of Books and Records

        Except as disclosed in Section 3.2.11 of the Sonus Disclosure Schedule, the books and records, accounting, financial and otherwise, of Sonus fairly and correctly set out and disclose in all material respects, in accordance with GAAP, the financial position of Sonus as at the date hereof and all material financial transactions of Sonus have been accurately recorded in such books and records on a consistent basis and in conformity with GAAP. Except as disclosed in Section 3.2.11 of the Sonus Disclosure Schedule, all records, controls, data or information owned by Sonus and required to operate the Sonus Business are in the full possession and control of Sonus.

3.2.12    Guarantees

        Except as set forth and described in Section 3.2.12 of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any Guarantee of the indebtedness of any other Person and is not a party to any Off-Balance Sheet Arrangement.

3.2.13    Inventories

        Except as disclosed in Section 3.2.13 of the Sonus Disclosure Schedule, the inventories of Sonus and its Subsidiaries, if any:

  (a)
  consist solely of items of tangible personal property of the kind and quality regularly used or produced in its business;

  (b)
  are saleable or useable in the ordinary course of the Sonus Business for the purpose for which they were intended;

  (c)
  are at a level consistent with the requirements of potential customers of the Sonus Business, as reasonably anticipated by Sonus;

  (d)
  are not obsolete; and

  (e)
  have been valued in the Sonus Financial Statements in accordance with GAAP, on a basis consistent with that of past practice.

3.2.14    Sonus Business Carried on in Ordinary Course

        The Sonus Business has been carried on in the ordinary course since the Financial Year End, and since the Financial Year End:

  (a)
  there has been no Material Adverse Change with respect to Sonus;

  (b)
  there has been no damage, destruction or loss of any material tangible assets (including any medium in which Sonus' Intellectual Property resides), whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on Sonus;

  (c)
  there has been no split, combination or reclassification of any of the outstanding Sonus Common Shares, and Sonus has not declared or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding Sonus Common Shares;

  (d)
  Sonus has not allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, nor has Sonus agreed to do any of the foregoing, except for:

    (i)
    the issuance of Sonus Common Shares pursuant to (A) the exercise of stock options, which are or have become fully vested and (B) the exercise of warrants to purchase Sonus Common Shares and (C) Sonus' employee share purchase plan;

    (ii)
    the grant of Sonus stock options to certain officers, directors, employees, consultants and suppliers of Sonus since the Financial Year End; and

    (iii)
    the allotment and reservation for issuance of Sonus Common Shares pursuant to Sonus stock options granted since the Financial Year End;

      particulars of which are set forth in Section 3.2.14(d) of the Sonus Disclosure Schedule;

  (e)
  except as disclosed in Section 3.2.14(e) of the Sonus Disclosure Schedule, there has been no increase in the salary or other cash compensation payable or to become payable by Sonus or any of its Subsidiaries to any of their respective officers, directors, employees or advisors, other than in the ordinary course of business, and there has been no declaration, payment or commitment or obligation of any kind for the payment or granting by Sonus or any of its Subsidiaries of a bonus, stock option or other additional salary or compensation to any such Person, or any grant to any such Person of any increase in severance or termination pay, nor has Sonus or any of its Subsidiaries agreed to do any of the foregoing;

  (f)
  except as disclosed in Section 3.2.14(f) of the Sonus Disclosure Schedule, there has been no increase in or modification of any Employee Benefits or agreement to increase or modify any Employee Benefits (including, in either case, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers, other than increases in salary or cash compensation payable or to become payable by Sonus or any of its Subsidiaries to any of their respective officers or directors, provided any such increase is in the ordinary course of business of Sonus;

  (g)
  except as disclosed in Section 3.2.14(g) of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries has (i) acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets or agreed to do any of the foregoing or (ii) incurred or committed to incur capital expenditures in excess of $100,000, in the aggregate, or agreed to do any of the foregoing;

  (h)
  except as set forth in Section 3.2.14(h) of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries has entered into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation and has not amended, modified, relinquished, terminated or failed to renew any Sonus Material Agreement, other than in the ordinary course of business of Sonus;

  (i)
  except as set forth in Section 3.2.14(i) of the Sonus Disclosure Schedule, there has been no transfer (by way of a licence or otherwise) of or agreement to transfer to any Person rights to any of Sonus' Intellectual Property, other than non-exclusive licences in the ordinary course of business;

  (j)
  Sonus has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise), respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense;

  (k)
  except as set forth in Section 3.2.14(k) of the Sonus Disclosure Schedule, there has been no notice delivered to Sonus or any of its Subsidiaries of any claim of ownership by a third party of any Sonus Intellectual Property owned or developed by Sonus or any of its Subsidiaries or of infringement by Sonus or any of its Subsidiaries of any third party's intellectual property rights or any offer by a third party to license intellectual property to Sonus;

  (l)
  except as set forth in Section 3.2.14(l) of the Sonus Disclosure Schedule, there has been no amendment to the articles or by-laws of Sonus or similar governing documents of any of its Subsidiaries;

  (m)
  there has been no disruption in the normal work of Sonus' workforce or claim of wrongful discharge or other unlawful labour practice in respect of Sonus;

  (n)
  there has been no waiver by Sonus or any of its Subsidiaries of, or agreement to waive, any right of substantial value, and neither Sonus nor any of its Subsidiaries has entered into any commitment or transaction not in the ordinary course of business where such right, commitment or transaction is or would be material in relation to Sonus or the Sonus Business; and

  (o)
  except as set forth in Section 3.2.14(o) of the Sonus Disclosure Schedule, there has been no creation, or agreement by Sonus or any of its Subsidiaries to create any Encumbrance on any of its property or assets (except for any lien for unpaid Taxes not yet due).

3.2.15    Partnerships or Joint Ventures

        Except as set forth in Section 3.2.15 of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries is a partner or participant in any partnership, joint venture, profit-sharing arrangement or other business combination of any kind and is not party to any agreement under which Sonus agrees to carry on any part of its business or any other activity in such manner or by which Sonus or any of its Subsidiaries agrees to share any revenue or profit with any other Person other than royalty payments to its licensors under licence agreements disclosed in Section 3.2.15 of the Sonus Disclosure Schedule.

3.2.16    Minute Books and Corporate Records

        To the knowledge of Sonus, the minute and record books of Sonus contain complete and accurate minutes of all meetings of, and copies of all by-laws and resolutions passed by, or consented to in writing by, the directors (and any committees thereof) and shareholders of Sonus since its incorporation and which are required to be maintained in such books under the laws of the State of Delaware; all such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share certificate books, registers of shareholders, registers of transfers, registers of directors, registers of holders of Debt Instruments and other corporate registers of Sonus comply in all material respects with the provisions of all applicable Laws and are complete and accurate in all material respects. Sonus is not a party to or bound by or subject to any shareholder agreement or unanimous shareholder agreement governing the affairs of Sonus or the relationships, rights and duties of shareholders and, except as set forth in Section 3.2.16 of the Sonus Disclosure Schedule, is not subject to a shareholder rights plan or "poison pill" or similar plan.

3.2.17    Interested Persons

  (a)
  Except as set forth and described in Section 3.2.17 of the Sonus Disclosure Schedule, since the Financial Year End, no payment has been made or authorized by Sonus or any of its Subsidiaries to or for the benefit of any Interested Person, except in the ordinary course of business and at the regular rates, payable as Employee Benefits, management and other similar fees, the reimbursement of expenses incurred on behalf of Sonus or any of Subsidiary, or otherwise.

  (b)
  Except as set forth and described in Section 3.2.17 of the Sonus Disclosure Schedule, since the Financial Year End the aggregate amount of Employee Benefits, management and other fees,

    reimbursement of expenses incurred on behalf of Sonus or any of its Subsidiaries or other payments in any such case made to an Interested Person have been paid at rates no greater than those prevailing at the Financial Year End.

  (c)
  Except as set forth and described in Section 3.2.17 of the Sonus Disclosure Schedule:

  (i)
  Neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any agreement, contract or commitment with any Interested Person, except for contracts of employment or personal services contracts with independent contractors;

  (ii)
  Neither Sonus nor any of its Subsidiaries has any loan or indebtedness outstanding (except for obligations incurred in the ordinary course of business with respect to Employee Benefits, personal services contracts or the reimbursement of expenses incurred on behalf of Sonus or a Subsidiary or otherwise) to any Interested Person;

  (iii)
  no Interested Person owns, directly or indirectly, in whole or in part, any property that Sonus or any of its Subsidiaries uses in the operation of its business as heretofore carried on; and

  (iv)
  no Interested Person has any cause of action or other claim whatsoever against, or owes any amount to, Sonus or any of its Subsidiaries in connection with the Sonus Business as heretofore carried on, except for any liability reflected in the Sonus Financial Statements or the Sonus Interim Financial Statements and claims in the ordinary course of business such as, without limitation, for accrued vacation pay and accrued benefits under the Employee Benefits.

3.2.18    Directors and Officers

        Section 3.2.18 of the Sonus Disclosure Schedule sets forth the names and titles of all directors and officers of Sonus as at the date of this Agreement.

3.2.19    Employment and Employee Benefit Matters

  (a)
  As of the date hereof, Sonus had 26 full time, 4 part time employees and 1 temporary employee, all of whom are located in the United States and SonusSub had no full time employees. The names of such individuals, their years of service, their job titles and the Employee Benefits to which they are entitled are set forth and described in Section 3.2.20 of the Sonus Disclosure Schedule. Section 3.2.19 also identifies each employee, if any, who holds a temporary work authorization, including H-1B, L-1, F-1 or J-1 visas or work authorizations (the "Work Permits"), and shows for each such employee the type of Work Permit and the length of time remaining on such Work Permit. To the knowledge of Sonus, no employee intends to terminate his or her employment with Sonus, whether as a result of the transactions contemplated by this Agreement or otherwise.

  (b)
  Section 3.2.19 of the Sonus Disclosure Schedule contains a complete list of individuals who are not employees of Sonus, and who supply their services to Sonus or any of its Subsidiaries under personal services contracts (whether written, oral or otherwise, and including independent contractors, employees of agencies, secondees or leased employees and consultants), specifying location, start and end date of engagement, services supplied, supplying agency and fees and other amounts payable by Sonus or any Subsidiary. There are no complaints, claims or charges outstanding or, to the knowledge of Sonus, anticipated relating to the engagement of such individuals.

  (c)
  Section 3.2.19 of the Sonus Disclosure Schedule lists each employee of Sonus who is absent from active employment (i) due to short or long term disability (ii) on a leave pursuant to the United States Family and Medical Leave Act or a comparable state Law, (iii) on any other leave or approved absence (together with the reason for each leave or absence) or (iv) due to military service (under conditions that give the employee rights to re-employment).

  (d)
  Section 3.2.19 of the Sonus Disclosure Schedule contains a complete list of all Employee Benefits maintained, or otherwise contributed to or required to be contributed to, by Sonus for the benefit of employees or former employees of Sonus or any of its Subsidiaries, and lists all policies, handbooks and manuals relating to employment matters. With respect to continuation rights rising under federal or state Law as applied to employee benefit plans that are group health plans (as defined in Section 601 et seq. of ERISA), Section 3.2.19 of the Sonus Disclosure Schedule lists (i) each employee, former employee or qualifying beneficiary who has elected continuation coverage and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made.

  (e)
  Except as set forth and described in Section 3.2.19 of the Sonus Disclosure Schedule:

  (i)
  Neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any agreement or arrangement with respect to Employee Benefits and no such agreement or arrangement contains any specific provision as to notice of termination of employment or severance pay in lieu thereof;

  (ii)
  Neither Sonus nor any of its Subsidiaries has any obligations to amend any Employee Benefit and no amendments will be made or promised prior to the Effective Date, except with the prior written consent of OncoGenex;

  (iii)
  all material obligations of Sonus and its Subsidiaries with respect to Employee Benefits are reflected in and have been fully accrued in the Sonus Financial Statements or Sonus Interim Financial Statements;

  (iv)
  Neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any collective bargaining agreement or other similar arrangement with any labour union or employee association nor has it made any commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement and, to the knowledge of Sonus, there is no current application for certification or other attempt to organize or establish any labour union or employee association with respect to employees of Sonus;

  (v)
  Each of Sonus and its Subsidiaries has, in all material respects, complied with, and operated its business in accordance with, all applicable Laws relating to employment and labour matters, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations matters; there are no current, pending or, to the knowledge of Sonus, threatened claims, complaints or proceedings of any kind involving Sonus,, its Subsidiaries, or to Sonus' knowledge, any of their employees before any Tribunal with respect to any of the above matters; and there are no facts known to Sonus that could reasonably be expected to give rise to any such claim, complaint or proceeding;

  (vi)
  there are no existing or, to the knowledge of Sonus, threatened labour strikes, slow downs, work stoppages or other similar labour troubles affecting Sonus or any of its Subsidiaries;

  (vii)
  Neither Sonus nor any of its Subsidiaries has made any material representations or commitments to its employees with respect to future material increases in wages or other compensation;

    (viii)
    to the knowledge of Sonus, no employee of Sonus or any of its Subsidiaries is bound by any confidentiality, non-solicitation or non-competition agreement in favour of any Person other than Sonus which is material and relevant to the employment of such employee by Sonus or such Subsidiary and which imposes obligations on such employee greater than those owed by such employee under common law;

    (ix)
    to the knowledge of Sonus, no employee of Sonus or any of its Subsidiaries is, in any material respect, in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Sonus or such Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others;

    (x)
    Neither Sonus nor any of its Subsidiaries is a party to any side letter or other written or oral material commitment with any employee or contractor;

    (xi)
    all accruals for unpaid vacation pay, premiums for employment insurance, health premiums, accrued wages, salaries and commissions and other Employee Benefits have been reflected in the books and records of Sonus; and

    (xii)
    the execution and delivery of this Agreement by Sonus does not, the performance of this Agreement by Sonus will not, and the consummation of the transactions contemplated by this Agreement will not, (i) entitle any current or former employee or officer of Sonus, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation, due any such employee or officer, or (iii) accelerate the vesting of any stock option or of any shares of restricted stock or other securities of Sonus.

3.2.20    Employee Benefit Plans

  (a)
  Section 3.2.20 of the Sonus Disclosure Schedule sets forth a list of all Sonus Benefit Plans (as defined below) that are sponsored, maintained, contributed to or required to be maintained or contributed to by Sonus, any of its Subsidiaries or any Sonus Commonly Controlled Entity (as defined below). Each Sonus Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified or has a document issued by the IRS confirming such qualification, and, to the knowledge of Sonus, no circumstances exist that could reasonably be expected by Sonus to result in the revocation of any such determination. Each Sonus Benefit Plan is in compliance with the applicable terms, if any, of the ERISA and the Code and any other applicable laws, rules and regulations, except where the breach or violation of which would not result in a Material Adverse Effect on Sonus. Each Sonus Benefit Plan has been administered in all material respects in accordance with the documents and instruments governing such Sonus Benefit Plan. No litigation is pending with regard to any Sonus Benefit Plan other than routine uncontested claims for benefits, and no Sonus Benefit Plan is currently under examination or audit by the Department of Labor or the IRS.

  (b)
  Neither Sonus nor any Sonus Commonly Controlled Entity (as defined below) has ever sponsored or contributed to a defined benefit pension plan that is subject to the funding obligations of Title IV of ERISA.

  (c)
  No Sonus Benefit Plan is or has been a Multiemployer Plan. Neither Sonus nor any Sonus Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by Sonus or any Sonus Commonly Controlled Entity.

  (d)
  Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no amount (whether in cash or property or the vesting of property) that could be received by, or benefit provided to, any officer, director or employee of Sonus or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed United States Treasury Regulations Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no such Person is entitled to receive any additional payment from Sonus or any other Person (a "Sonus Parachute Gross Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person. Except as set forth in Schedule 3.15(d) of the Sonus Disclosure Schedule, the Board of Directors of Sonus has not granted to any officer, director or employee of Sonus any right to receive any Sonus Parachute Gross Up Payment.

  (e)
  (i) all required material reports and descriptions, if any (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions), have been filed or distributed appropriately with respect to each Sonus Benefit Plan, and (ii) the requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Cobra and HIPAA have been satisfied in all material respects with respect to each Sonus Benefit Plan.

  (f)
  Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no Sonus Benefit Plan is an ESOP or otherwise invests in "employer securities" (as such term is defined in Section 409(l) of the Code).

  (g)
  Sonus has made all material contributions and other payments required by and due under the terms of each Sonus Benefit Plan and has taken no action (including, without limitation, actions required by Law) relating to any Sonus Benefit Plan that will increase Sonus' or any Sonus Commonly Controlled Entity's obligation under any Sonus Benefit Plan.

  (h)
  Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no Sonus Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A of the Code), and no Sonus Benefit Plan is subject to the laws of any jurisdiction other than the United States of America or one of its political subdivisions.

  (i)
  No Sonus Benefit Plan promises or provides post-retirement medical life insurance or other benefits due now or in the future to current, former or retired employees of Sonus, any of its Subsidiaries or any Sonus Common Controlled Entity other than benefits required pursuant to Cobra, except in each case for benefits that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Sonus.

  (j)
  Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no "pension plan", as such term is defined in Section 3(2) of ERISA, maintained by Sonus or a Sonus Commonly Controlled Entity, has been frozen or terminated (including partial termination) in the last three (3) calendar years.

  (k)
  As used herein: (i) "Benefit Plans" means any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation or bonus plans or agreements or other incentive plans or agreements, all other employee programs, arrangements or agreements and all other employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of ERISA; (ii) "Sonus Benefit Plans" mean the Benefit Plans currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Sonus, any of its

    Subsidiaries or any Sonus Commonly Controlled Entity for the benefit of present or former employees or directors of Sonus and of SonusSub or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity; (iii) "Sonus Commonly Controlled Entity" means an entity required to be aggregated with Sonus which is a member of the "controlled group of corporations" which includes Sonus within the meaning of Section 414(b), (c) or (m) of the Code; and (iv) "Sonus ERISA Plan" means any Sonus Benefit Plan which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA.

  (l)
  Section 3.2.20 of the Sonus Disclosure Schedule lists each corporation, trade or business (separately for each category below that applies): (i) that is (or was during the preceding five years) a Sonus Commonly Controlled Entity, (ii) that is (or was during the preceding five years) the legal employer of persons providing services to Sonus as leased employees within the meaning of Section 414(n) of the Code and (iii) with respect to which Sonus is a successor employer for purposes of group health or other welfare plan continuation rights (including Section 601 et seq. of ERISA) or the United States Family and Medical Leave Act.

  (m)
  Sonus believes in good faith that any "nonqualified deferred compensation plan" (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which Sonus makes, is obligated to make or promises to make, payments (each a "Sonus 409A Plan") complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of Sonus after reasonable investigation, no payment to be made under any Sonus 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise.

3.2.21    Real Property

        Neither Sonus nor any of its Subsidiaries owns, nor is Sonus or any of its Subsidiaries a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immovable property.

3.2.22    Leases and Leased Property

  (a)
  Neither Sonus nor SonusSub is a party to or bound by or subject to nor has Sonus or SonusSub agreed or become bound to enter into, any real or personal property lease, sublease or other right of occupancy relating to real property, whether as lessor or lessee, except for the Sonus Leases described in Section 3.2.22 of the Sonus Disclosure Schedule, copies of which have been provided to OncoGenex prior to the date hereof. Sonus or SonusSub occupies and has the exclusive right to occupy and use all immovable Sonus Leased Property and has the exclusive right to use all movable Sonus Leased Property.

  (b)
  Each of the Leases is valid and subsisting and in good standing, all rental and other payments required to be paid by Sonus or SonusSub as lessee or sublessee and due and payable pursuant to each of the Sonus Leases have been duly paid to date and neither Sonus nor SonusSub is otherwise in default in meeting its obligations under any of the Sonus Leases and is entitled to all rights and benefits thereunder. No event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by Sonus or SonusSub or, to the knowledge of Sonus, any other party to any of the Sonus Leases and no party to any of the Sonus Leases is claiming any such default or taking any action purportedly based upon any such default. The completion of the transactions contemplated herein will not, subject to obtaining any required consents set out in Section 3.2.22 of the Sonus Disclosure Schedule, afford any of the parties to any of the Sonus Leases or any other Person the right to terminate any of the Sonus Leases nor will the completion of the transactions contemplated herein result in any additional or more onerous obligation on Sonus or SonusSub under any of the Sonus Leases.

3.2.23    Insurance

  (a)
  Each of Sonus and its Subsidiaries maintains insurance covering its property, assets and personnel and protecting its business against loss or damage on a basis that is comparable to the insurance maintained by reasonable Persons operating businesses similar to its business as heretofore carried on. Section 3.2.23(a) of the Sonus Disclosure Schedule sets forth a list of all insurance policies currently maintained by Sonus and each of its Subsidiaries. Each of such insurance policies is valid and subsisting and in good standing, there is no default, whether as to the payment of premiums or otherwise, under any material term or condition of such insurance policies, and, to the knowledge of Sonus, each Person which is an insured party under any of such insurance policies is entitled to all rights and benefits thereunder.

  (b)
  There are no pending claims under any such insurance policies. Neither Sonus nor any of its Subsidiaries has failed to give any notice or present any claim under any such insurance policies in due and timely fashion. To the knowledge of Sonus, no circumstances have occurred which might entitle Sonus or any of its Subsidiaries to make a claim under any such insurance policies or which might be required under any such insurance policies to be notified to the insurers thereunder and no material claim under any of such insurance policies has been made by Sonus or any of its Subsidiaries since the Financial Year End.

  (c)
  Except as disclosed in Section 3.2.23(c) of the Sonus Disclosure Schedule, none of such insurance policies is subject to any premium in excess of the stipulated or normal rate.

    No notice of cancellation of, material increase of premiums under, non-renewal with respect to, or disallowance of any claim under, any such insurance policies has been received by Sonus or any of its Subsidiaries.

3.2.24    Material Agreements

        Except for the Sonus Material Agreements disclosed in Section 3.2.24 of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any of the following:

  (a)
  any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $10,000 over the life of the contract;

  (b)
  any contract that expires, or may be renewed at the option of any Person other than Sonus or one of its Subsidiaries so as to expire, more than one year after the date of this Agreement;

  (c)
  any contract for capital expenditures in excess of $100,000 in the aggregate;

  (d)
  any confidentiality, secrecy or non-disclosure contract;

  (e)
  any non-competition, non-solicitation, field restriction, territory restriction, exclusivity or similar restrictions on Sonus or any of its Subsidiaries, or which requires Sonus or any of its Subsidiaries to offer products or services of any other Person on a priority or exclusive basis;

  (f)
  any leases of any real or personal property (including the Sonus Leases) under which the obligations of Sonus or any of its Subsidiaries exceed $25,000, on an annual basis;

  (g)
  any contract pursuant to which Sonus or any of its Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property under which the obligations of Sonus or any of its Subsidiaries exceed $10,000, on an annual basis;

  (h)
  any contract with any Person with whom Sonus or any of its Subsidiaries does not deal at arm's length within the meaning of the Income Tax Act (Canada);

  (i)
  any Guarantee or Off-Balance Sheet Arrangement;

  (j)
  any licence, sublicence or other agreement to which any Person (other than employees or independent contractors of Sonus or any of its Subsidiaries for purposes of their employment or contract with Sonus or such Subsidiary) has been or may be assigned, authorized to use, or given access to any of Sonus' Intellectual Property;

  (k)
  any licence, sublicence or other agreement pursuant to which Sonus or any of its Subsidiaries has been granted or may be assigned or authorized to use, or has or may have incurred any obligation in connection with, (i) any third party intellectual property that is incorporated in or forms a part of any current or proposed Sonus Product or service or (ii) any of Sonus' Intellectual Property;

  (l)
  any employment contracts with employees and service contracts with independent contractors, or any contract, agreement or arrangement that would entitle any present or former director, officer employee or agent of Sonus or any of its Subsidiaries to indemnification from Sonus or any of its Subsidiaries;

  (m)
  any agreement to indemnify, hold harmless or defend any other Person with respect to any assertion of personal injury, damage to property or intellectual property infringement, misappropriation or violation or warranting the lack thereof other than any licence of Third Party Software that is not part of Sonus' Intellectual Property and which relates to software that is generally available to the public; and

  (n)
  any agreement that gives rise to any material payments or material benefits as a result of the performance of this Agreement or any of the other transactions contemplated hereby;

  (o)
  any other agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment which is or would reasonably be expected to be material to the business, properties, assets, operations, condition (financial or otherwise) or prospects of Sonus;

whether written or oral, and of any nature or kind whatsoever.

3.2.25    No Breach of Material Agreements

        Each of Sonus and its Subsidiaries has performed all of the material obligations required to be performed by it, and is entitled to all benefits under, and, to the knowledge of Sonus, is not alleged to be in default in respect of, any Sonus Material Agreement. Except as disclosed in Section 3.2.25 of the Sonus Disclosure Schedule, each of the Sonus Material Agreements is in full force and effect, unamended, and there exists no material breach thereof or material default or event of material default or event, occurrence, condition or act with respect to Sonus or any of its Subsidiaries, as the case may be, or, to Sonus' knowledge, with respect to the other contracting party or otherwise that, with or without the giving of notice, the lapse of time or the happening of any other event or conditions, would (A) become a default or event of default under any Sonus Material Agreement, or (B) result in the loss or expiration of any material right or option by Sonus (or the material gain thereof by any third party) under any Sonus Material Agreement. Sonus has delivered a true, correct and complete copy of each of the Sonus Material Agreements to OncoGenex.

3.2.26    Sonus Business

        The Sonus Business is as described in Sonus' Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and as described in other Sonus SEC Documents filed by Sonus from time to time since December 31, 2007.

3.2.27    Obligations to Customers and Suppliers

        Except as set forth in Section 3.2.27 of the Sonus Disclosure Schedule, there are no outstanding consulting contracts or other maintenance obligations with or to customers or other users of the Products and services of Sonus or any of its Subsidiaries, and neither Sonus nor any of its Subsidiaries is required to provide any bonding or other financial security arrangements in connection with any transactions with any customers, users or suppliers, whether or not in the ordinary course of its business.

3.2.28    Legal Proceedings

        There are no actions, suits, claims, investigations or proceedings (whether private, governmental or otherwise, and whether or not purportedly on behalf of Sonus or any of its Subsidiaries) in progress, pending, or to the knowledge of Sonus, threatened, against or affecting Sonus or any of its Subsidiaries (including actions, suits, investigations or proceedings against any of their respective directors, officers or employees which relate to the business, affairs, assets or operations of Sonus or any of its Subsidiaries), at law or in equity, or before or by any Tribunal, or for which Sonus or any of its Subsidiaries is obligated to indemnify a third party. There is no judgment, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting Sonus or any of its Subsidiaries. Except as set forth in Section 3.1.28 of the Sonus Disclosure Schedule, Sonus is not aware of any grounds on which any such action, suit, investigation or proceeding might be commenced with any reasonable likelihood of success, and does not have any present plans or intentions to initiate any litigation, arbitration or other proceedings against any third party.

3.2.29    Banking Information

        Section 3.2.29 of the Sonus Disclosure Schedule sets forth and describes:

  (a)
  the name and location (including municipal address) of each bank, trust company or other institution in which Sonus or any of its Subsidiaries has an account, money on deposit or a safety deposit box and the name of each Person authorized to draw thereon or to have access thereto; and

  (b)
  the name of each Person holding a general or special power of attorney from Sonus or any of its Subsidiaries and a summary of the terms thereof.

3.2.30    Tax Matters

  (a)
  Except in respect of the income tax return for the current taxation year (which return is not yet due), and any income tax return which is required to be filed as a result of or in connection with the transactions contemplated herein, each of Sonus and its Subsidiaries has duly filed in the prescribed manner and within the prescribed time all Tax Returns required to be filed by it on or before the date hereof with any taxing or regulatory authority to which it is subject; such Tax Returns and the material accompanying such Tax Returns are accurate and complete in all material respects and each of Sonus and its Subsidiaries has provided to OncoGenex true and complete copies of all Tax Returns filed by it.

  (b)
  Each of Sonus and its Subsidiaries has paid all Taxes that are due and payable, and any interest, penalties and fines in connection therewith, properly due and payable, and has paid all of same in connection with all known assessments, reassessments and adjustments.

  (c)
  Except as set forth in the Sonus Financial Statements or the Sonus Interim Financial Statements, and except for Taxes incurred in the ordinary course of business or incurred or arising as a result of the transactions contemplated herein which Taxes are not yet due and payable, there are no Taxes or fines in respect of Taxes claimed by any Governmental Entity against Sonus or any of its Subsidiaries or which are known to Sonus or any of its Subsidiaries to be due and owing by Sonus or any of its Subsidiaries and, to the knowledge of Sonus or any of its Subsidiaries, there are no pending or threatened reassessments by any Governmental Entity in respect of Taxes owing by Sonus or any of its Subsidiaries, and there are no matters in dispute or under discussion with or any audits being conducted by any

    Governmental Entity relating to Taxes or fines in respect of Taxes asserted by such Governmental Entity against Sonus or any of its Subsidiaries.

  (d)
  The Sonus Financial Statements fully reflect accrued liabilities as at the Financial Year End for all Taxes.

  (e)
  Except as set forth and described in Section 3.2.30 of the Sonus Disclosure Schedule, there are no actions, suits, investigations, audits or proceedings and no assessment, reassessment or request for information in progress, pending or, to the knowledge of Sonus or any of its Subsidiaries, threatened against or affecting Sonus or any of its Subsidiaries in respect of Taxes nor are any issues under discussion with any taxing authority relating to any matters which could result in claims for additional Taxes or fines.

  (f)
  There are no agreements, waivers or other arrangements made by Sonus or any of its Subsidiaries providing for an extension of time with respect to any assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by Sonus or any of its Subsidiaries, or the provision of any documents or information currently under request by any Governmental Entity.

  (g)
  Except as set forth in Section 3.2.30 of the Sonus Disclosure Schedule, each of Sonus and its Subsidiaries has withheld the amount of all Taxes and other deductions required under any applicable Laws to be withheld from each payment made by it and has remitted all amounts withheld which are due and payable before the date hereof and all installments of Taxes which are due and payable before the date hereof to the relevant taxing or other authority within the time prescribed under any applicable Laws.

  (h)
  Neither Sonus nor any of its Subsidiaries has participated in any "reportable transactions" within the meaning of Treasury Regulations Section 1.6011-4, and neither the Sonus nor any of its Subsidiaries has been a "material advisor" to any such transactions within the meaning of Section 6111 of the Code.

  (i)
  Neither the Sonus nor any of its Subsidiaries is a party to, is bound by or has any obligation under any material Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between the Sonus and its Subsidiaries.

  (j)
  Neither Sonus nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

3.2.31    Compliance with Applicable Laws

        Each of Sonus and its Subsidiaries (i) has conducted and is conducting its business in compliance with all applicable Laws in each jurisdiction in which its business is carried on, (ii) is not in breach of any of such Laws and (iii) is duly licenced or registered in each jurisdiction in which it owns or leases its property and assets or carries on its business, so as to enable its business to be carried on as now conducted and its property and assets to be so owned or leased, (iv) is in possession of all licences, permits, approvals, consents, certificates, registrations, or authorizations (whether governmental, regulatory or similar type and including, without limitation, all INDs and NDAs and other authorizations under the FDCA) necessary to carry on its business as presently carried on or to own or lease any of the property or the assets utilized by it (collectively, the "Sonus Licenses"), except with respect to clauses (i), (ii), (iii) and (iv) of this Subsection 3.2.31 as would not, individually or in the aggregate, have a Material Adverse Effect on Sonus. Section 3.2.31 of the Sonus Disclosure Schedule sets out a complete and accurate list of all Sonus Licenses. Each Sonus Licence is valid and subsisting and in good standing and there is no default or breach of any Sonus Licence and, to the best of the knowledge of Sonus, no proceeding is pending or threatened to revoke or limit any Sonus Licence. Except as set forth in Section 3.2.31 of the Sonus Disclosure Schedule, no Sonus License requires the consent, approval, permit or acknowledgement of any Person in connection with the completion of the transactions herein contemplated.

3.2.32    Consents and Approvals

        Except for the Appropriate Regulatory Approvals, the Interim Order and the Final Order, there is no requirement for Sonus, any of its Subsidiaries, or, to the best of Sonus' knowledge, any other Person to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation of the transactions contemplated by this Agreement or the Plan of Arrangement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals which relate solely to the identity of OncoGenex or which are of a purely administrative nature and could be completed or obtained without adverse effect on Sonus or its business immediately after the Effective Date.

3.2.33    No Business Restrictions

        There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Sonus or any of its Subsidiaries is party or which is otherwise binding upon Sonus or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Sonus or OncoGenex, any acquisition of property (tangible or intangible) by Sonus or OncoGenex or the conduct of business by Sonus or OncoGenex, as currently conducted or proposed to be conducted by Sonus or OncoGenex. Without limiting the foregoing, neither Sonus nor any of its Subsidiaries has entered into any agreement under which Sonus or OncoGenex is restricted from selling, licencing or otherwise distributing any of its Products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

3.2.34    Environmental Matters

  (a)
  Except as disclosed in Section 3.2.34 of the Sonus Disclosure Schedule: (i) each of Sonus and SonusSub is and has been at all times in compliance in all material respects with all applicable Environmental Laws; (ii) neither Sonus nor SonusSub has received any written communication that alleges that Sonus or SonusSub is not in compliance with applicable Environmental Laws; (iii) all material permits and other governmental authorizations currently held by Sonus and SonusSub pursuant to the Environmental Laws that are required for the occupation of their facilities and the operation of their businesses ("Sonus Environmental Permits") are in full force and effect, and Sonus and SonusSub are and have been at all times in compliance in all material respects with all of the terms of such Sonus Environmental Permits, and no other permits or other governmental authorizations are required by Sonus or SonusSub for the conduct of its respective business except where the failure to obtain such permits or government authorizations would not reasonably be expected to result in a Material Adverse Effect on Sonus; and (iv) the management, handling, storage, transportation, treatment, and disposal by Sonus and SonusSub of any Hazardous Materials is and has been at all times in compliance in all material respects with all applicable Environmental Laws. Sonus has made available to OncoGenex true and complete copies of all documents, reports, or analyses which are in the possession of Sonus or its agents, relating to the presence or absence of Hazardous Materials on, at, under or migrating from or onto any real property currently or previously owned or leased by Sonus or any of its Subsidiaries.

  (b)
  To the knowledge of Sonus, there is no Sonus Environmental Claim pending or threatened against or involving Sonus or SonusSub or against any Person whose liability for any Sonus

    Environmental Claim Sonus or SonusSub has or may have retained or assumed either contractually or by operation of law.

  (c)
  Except for matters which would not have a Material Adverse Effect on Sonus, to the knowledge of Sonus, there are no past or present actions or activities by Sonus, SonusSub or any other Person involving the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Sonus Environmental Claim against Sonus or SonusSub or against any Person whose liability for any Sonus Environmental Claim Sonus or SonusSub may have retained or assumed either contractually or by operation of law. None of Sonus or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to an order relating to (A) compliance with Environmental Laws or Sonus Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to Sonus' knowledge, threatened with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

3.2.35    Condition and Sufficiency of Assets

        All facilities, machinery and equipment owned or used by each of Sonus and its Subsidiaries that are material to its business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted. Each of Sonus and its Subsidiaries owns or leases all of the property and assets (excluding Intellectual Property, which is dealt with in Section 3.2.36 below) used in or necessary for the conduct of its business as it is currently being conducted with good and marketable title to all property and assets which are owned by Sonus or any of its Subsidiaries, free and clear of any and all Encumbrances, other than Permitted Encumbrances or as otherwise set forth in Section 3.2.35 of the Sonus Disclosure Schedule. Since the incorporation of Sonus there has not been any significant interruption of operations, supplies, access or services by contractors of Sonus' business as heretofore carried on due to inadequate maintenance of any of the property or assets owned and used by Sonus. With the exception of assets which, by their nature, are portable and intended to be used in different locations (such as notebook computers), all of the tangible assets of Sonus and its Subsidiaries are situate at the locations specified in Section 3.2.35 of the Sonus Disclosure Schedule.

3.2.36    Intellectual Property

  (a)
  Set forth in Section 3.2.36(a) of the Sonus Disclosure Schedule is a true and complete list of the Sonus Inventions and the Sonus Trademarks. Except as disclosed in Section 3.2.36 of the Sonus Disclosure Schedule or the agreements referred to therein:

  (i)
  Sonus or one of its Subsidiaries, as the case may be, (A) has the exclusive and unrestricted right to Use all of the Sonus Intellectual Property (in each case, free and clear of any Encumbrances, except for Permitted Encumbrances), (B) is listed in the records of the appropriate United States, foreign or other registry as the sole and exclusive current owner, or licensee of record for each patent, patent application and trademark registration included in the Sonus Inventions or Sonus Trademarks owned or licensed by Sonus or any of its Subsidiaries, as the case may be, and (C) has not assigned, encumbered or granted any license or other rights to commercialize the Sonus Inventions or Sonus Trade-names to any other Person;

  (ii)
  Each of Sonus and its Subsidiaries has made all necessary filings, recordations and payments necessary to protect and maintain its interests in all Sonus Inventions or Sonus Trademarks owned or licensed by Sonus or any of its Subsidiaries, as the case may be;

    (iii)
    Neither Sonus nor any of its Subsidiaries is required to pay any royalty or other fee to any Person in respect of the Use of any of the Sonus Intellectual Property;

    (iv)
    Neither Sonus nor any of its Subsidiaries has entered into, nor is subject to, any order, indemnification, forbearance to sue, settlement agreement, license or other arrangement that (i) restricts Sonus' or any of its Subsidiaries' right to use or exploit any Sonus Intellectual Property, (ii) restricts Sonus' or any of its Subsidiaries' business in any material manner in order to accommodate any third Person's intellectual property rights, or (iii) permits any Person to use any material Sonus Intellectual Property except as expressly permitted under an Sonus IP Contract (as defined in Section 3.2.36(d) below);

    (v)
    None of the Sonus Trademarks is in use;

    (vi)
    to the knowledge of Sonus, there is no and has not been any unauthorized use, infringement or misappropriation of any of the Sonus Inventions or Sonus Trademarks by any Person, whether directly or indirectly;

    (vii)
    to the knowledge of Sonus, neither Sonus nor any of its Subsidiaries has received notice of pending or threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Sonus Intellectual Property and, to the best of the knowledge of Sonus, there is no basis for such claim;

    (viii)
    to the knowledge of Sonus, the Sonus Inventions were made only by the individuals (the "Sonus Inventors") listed in Section 3.2.36 of the Sonus Disclosure Schedule;

    (ix)
    the Sonus Inventors have assigned all of their rights to the Sonus Inventions to Sonus; and

    (x)
    there are no distributors, sales agents, representatives or any other Persons who have rights to market or license the Sonus Inventions;

  (b)
  Except for third party software programs that are "shrink wrapped" (that is, not customized for Sonus) and/or that are purchased off-the-shelf by Sonus or any of its Subsidiaries, neither Sonus nor any of its Subsidiaries owns or uses any software and no software has been licensed by Sonus or any of its Subsidiaries to any third parties.

  (c)
  Except as disclosed in Section 3.2.36 of the Sonus Disclosure Schedule, to the knowledge of Sonus, the conduct of the Sonus Business does not infringe and the use of the Sonus Intellectual Property does not misappropriate, infringe or otherwise violate, whether directly or indirectly, any copyright, patent, trade-mark, trade name, industrial design, trade secret or other intellectual property or proprietary right of any other Person, and the conduct of the Sonus Business does not include any activity which may constitute passing off. Neither Sonus nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice from any Person (i) alleging misappropriation, infringement, or other violation by Sonus or any of its Subsidiaries of any intellectual property or proprietary rights of any Person, (ii) alleging that the use by Sonus or any of its Subsidiaries of Sonus Intellectual Property licensed by Sonus or any of its Subsidiaries is in breach of any applicable grant, license, agreement, instrument or other arrangement pursuant to which Sonus or any Subsidiary acquired the right to use such intellectual property, or (iii) alleging misuse or antitrust violations arising from the use or other exploitation of any Sonus Intellectual Property. No Sonus Intellectual Property has been or is being used or enforced by Sonus or any of its Subsidiaries or by any of their licensors, in a manner that, individually or in the aggregate, is reasonably likely to result in the cancellation, invalidity or unenforceability of such Sonus Intellectual Property.

  (d)
  To Sonus' knowledge, the agreements under which Sonus or any of its Subsidiaries has been granted rights in any intellectual property owned or controlled by a third Person are valid and legally enforceable, and free and clear of all Encumbrances, except for Permitted Encumbrances. With respect to any Sonus Intellectual Property which is held under sublicense, Sonus' or its Subsidiaries' rights, as the case may be, shall survive any termination of the sublicensor's rights from its licensor. None of the Sonus Intellectual Property that is being licensed by Sonus or any of its Subsidiaries shall be limited or their use thereof impaired, by the execution of this Agreement and the consummation of the transactions contemplated hereby. Each of Sonus and its Subsidiaries has made all necessary filings, recordations and payments to comply in all material respects with contractual obligations that it may have to third Persons, if any, to protect and maintain all intellectual property rights that are licensed to Sonus or any of its Subsidiaries by such third Persons. Sonus has provided OncoGenex with access to true and complete copies of all agreements under which Sonus or any of its Subsidiaries has obtained or granted any rights, title or interests in or to, or which by their terms expressly restrict Sonus or any of its Subsidiaries with respect to, any intellectual property (each, an "Sonus IP Contract") related to any or all of the Sonus Products, other than standard license agreements for commercially-available, off-the-shelf software. Except as provided in the Sonus IP Contracts, (i) Sonus or one of its Subsidiaries has the exclusive right to develop, commercialize, manufacture, market, sell, import and otherwise exploit each of the Sonus Products, and (ii) neither Sonus nor any of its Subsidiaries has granted, assigned, licensed or otherwise transferred to any Person any right, title or interest in or to any Sonus Intellectual Property relating to any Sonus Product.

  (e)
  None of Sonus, SonusSub, nor, to the best of the knowledge of Sonus, any employee of Sonus or SonusSub is in violation in any material respect of any term of any employment contract, general non-disclosure agreement, non competition agreement or any other covenant or any other common law obligation to a former employer or anyone else which relates to the right of any such employee to be employed by Sonus or SonusSub or to the use of trade secrets or proprietary information of any third party.

  (f)
  To the best of the knowledge of Sonus, all technical information developed by and belonging to Sonus or SonusSub for which a copyright has not been registered or for which a patent application has not been made, which has not otherwise been deliberately or consciously made public or disclosed pursuant to a written non-disclosure agreement, has been kept confidential.

  (g)
  All employees of Sonus and SonusSub have entered into proprietary rights or similar agreements with Sonus or SonusSub pursuant to which the employee assigns to Sonus or SonusSub all Sonus Intellectual Property, technical information and other information developed and/or worked on by the employees while employed or engaged by Sonus or SonusSub.

  (h)
  All employees and Persons having access to or knowledge of the Sonus Intellectual Property through Sonus or SonusSub of a confidential nature that is necessary or required or otherwise used for or in connection with the conduct or operation or proposed conduct or operation of the Sonus Business have entered into appropriate non-disclosure agreements with Sonus or SonusSub.

3.2.37    Regulatory Compliance

  (a)
  Sonus has previously made available to OncoGenex complete and accurate copies of all Sonus Licenses and regulatory dossiers relating thereto, and all other communications, documents and other information submitted to or received from the FDA and other Regulatory Authorities, including inspection reports, warning letters, deficiency letters, non-approvable letters/orders, withdrawal letters/orders and similar documents, relating to Sonus or any of its

    Subsidiaries, the conduct of their business, or Sonus' Products that are material to the business of Sonus and its Subsidiaries, taken as a whole, as currently conducted (collectively, the "Sonus Regulatory Correspondence"). Sonus shall promptly deliver to OncoGenex copies of all Sonus Regulatory Correspondence received or reduced to written form between the date of this Agreement and the Effective Date. Each Sonus Licence from any Regulatory Authority relating to Sonus or any of its Subsidiaries, Sonus Products, and/or the conduct of their business is on file with the applicable Regulatory Authorities and is in compliance in all material respects with all formal filing and maintenance requirements. Each of Sonus and its Subsidiaries has filed all required notices and responses to notices, supplemental applications, reports and other information with each applicable Regulatory Authority, except where the failure to so file, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Sonus. No fines or penalties are due and payable in respect of any such Sonus Licence or any violation thereof.

  (b)
  Except as set forth on Section 3.2.37 of the Sonus Disclosure Schedule, as to each Pharmaceutical Product subject to the jurisdiction of the FDA under the FDCA or the PHSA, and the regulations thereunder, and each product subject to the jurisdiction of the DEA under the CSA, and the regulations under each of the that is or has been manufactured, packaged, labeled, sold, distributed, marketed, and/or tested by Sonus or SonusSub or on behalf of Sonus or SonusSub by any third party (each such party, an "Sonus Partner"), such Pharmaceutical Product is being or was manufactured, packaged, labeled, sold, distributed, marketed, and/or tested by Sonus, SonusSub or an Sonus Partner in compliance with all applicable requirements under FDCA, PHSA, CSA, and similar laws, rules, regulations, and guidelines except where the failure to be in compliance would not have a Material Adverse Effect on Sonus. Except as disclosed in the Section 3.2.37 of the Sonus Disclosure Schedule, neither Sonus nor SonusSub has received any notice of adverse findings, inspection report, warning letter, Section 305 notice, or other communication from the FDA, DEA, or any other Governmental Entity (i) contesting the premarket clearance, licensure, registration, approval, use, distribution, manufacturing, testing, sale, labeling, or promotion of any Pharmaceutical Product described in this Section 3.2.37 or (ii) otherwise alleging any violation of any laws, rules, regulations, or guidelines by Sonus, SonusSub or any Sonus Partner, and which would have a Material Adverse Effect on Sonus or any Pharmaceutical Product.

  (c)
  Except as set forth on Section 3.2.37 of the Sonus Disclosure Schedule, no Pharmaceutical Products of Sonus or SonusSub have been recalled, withdrawn, replaced, suspended or discontinued nor have any DEA registrations been terminated by Sonus or SonusSub in the United States or outside the United States (whether voluntarily or otherwise) which would have a Material Adverse Effect on Sonus.

  (d)
  Neither Sonus nor SonusSub, nor any officer, employee or agent of Sonus or SonusSub, nor, to Sonus' knowledge, any Sonus Partner, has made any untrue statement of a material fact or fraudulent statement to any Regulatory Authority, failed to disclose a fact required to be disclosed to a Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or any similar policy. Neither Sonus, its Subsidiaries nor, to Sonus' knowledge, any Sonus Partner, has engaged in any activity prohibited under any Health Care Law. There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to Sonus' knowledge, threatened against Sonus, its Subsidiaries or Sonus Partners, which relates to violation of any Health Care Law. Neither Sonus nor SonusSub nor any officer, employee, or agent of Sonus or Sonus Sub, nor, to Sonus' knowledge, any Sonus Partner, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar law or authorized by 21 U.S.C. sec. 335a(b) or any similar law. There are no consent decrees (including plea agreements) or similar actions to which Sonus, its Subsidiaries or, to Sonus' knowledge, any Sonus Partner, is bound or which relate to the Sonus Pharmaceutical Products.

  (e)
  Except as set forth on Section 3.2.37 of the Sonus Disclosure Schedule, neither Sonus nor SonusSub has received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action, including lawsuits, arbitrations, or legal or administrative or regulatory proceedings, charges, complaints, or investigations, nor are there any completed or pending efforts to withdraw its approval of, request the recall of, suspension of, seizure of, change the quotas for controlled substances, or change the controlled substances schedules of any Pharmaceutical Product of Sonus or SonusSub, or commenced, or threatened to initiate, any action to impose a clinical hold on any clinical investigation by Sonus or SonusSub, withdraw advertising or sales promotion materials, or any action to enjoin production at, or suspend or revoke the DEA registration or any facility of, or enter into a consent decree of permanent injunction with Sonus or SonusSub which would have a Material Adverse Effect on Sonus.

  (f)
  The development, manufacture and testing of Sonus Products, and all required pre-clinical toxicology studies and Sonus-sponsored clinical trials conducted or being conducted with respect thereto, by Sonus or any of its Subsidiaries have been and are being conducted in compliance in all material respects with applicable Sonus Licences and applicable Law, including, without limitation, the applicable requirements of Good Manufacturing Practices, Good Laboratory Practices, and Good Clinical Practices. The results of any such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to OncoGenex. Each clinical trial with respect to Pharmaceutical Products of Sonus and SonusSub has been conducted in accordance with its clinical trial protocol and Sonus or SonusSub has filed all required notices (and made available to OncoGenex copies thereof) of adverse drug experiences, injuries or deaths relating to clinical trials of such Pharmaceutical Products, and Sonus or SonusSub has filed all required notices of any such occurrence, except where the failure to be in compliance with the protocol or relevant reporting requirements would not have a Material Adverse Effect on Sonus.

3.2.38    Unlawful Payments

        None of Sonus, SonusSub, or any officer, director, employee, agent or representative of Sonus or SonusSub has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of Sonus or SonusSub, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

3.2.39    Significant Suppliers

        Except as set out in Section 3.2.39 of the Sonus Disclosure Schedule, none of the suppliers of Sonus or any of its Subsidiaries is a sole supplier and the products and services provided by each such supplier are available from other suppliers.

3.2.40    Government Programs

        Except as set out in Section 3.2.40 of the Sonus Disclosure Schedule, no agreements, loans, funding arrangements or assistance programs are outstanding in favour of Sonus or any of its Subsidiaries from any Governmental Entity, and, to the knowledge of Sonus, no basis exists for any

Governmental Entity to seek payment or repayment from Sonus or any of its Subsidiaries of any amount or benefit received, or to seek performance of any obligation of Sonus or any of its Subsidiaries, under any such program.

3.2.41    Personal Information

  (a)
  Sonus has a written privacy policy which governs its collection, use and disclosure of employee Personal Information applicable to the Sonus Business and, since the date of adoption of such privacy policy, Sonus is in compliance in all material respects with such privacy policy.

  (b)
  There has not been any, and as of the date hereof, there is no complaint, investigation, proceeding or action completed, resolved, pending, or to the knowledge of Sonus, threatened against or involving in any way Sonus or the Sonus Business under or in relation to Laws relating to the protection of personal privacy.

3.2.42    Advisory Fees

        Except as set forth in Section 3.1.42 of the Sonus Disclosure Schedule, and except for the accountants and lawyers of Sonus retained to negotiate, advance, carry out and complete the transactions contemplated herein, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Sonus or any of its directors, officers or shareholders who might be entitled to any fee, commission or reimbursement of expenses from Sonus upon consummation of the transactions contemplated by this Agreement.

3.2.43    Other Negotiations: Brokers; Third Party Expenses

        None of Sonus, its Subsidiaries or, to the knowledge of Sonus, any of its directors, officers or shareholders (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Sonus or at Sonus' direction) (a) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement, or (b) has entered into any agreement or had any discussions with any Person regarding any transaction involving Sonus or any of its Subsidiaries which could reasonably be expected to result in OncoGenex, Sonus or any of their officers, directors, employees, agents or shareholders of any of them being subject to any claim for liability to such Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 3.2.43 of the Sonus Disclosure Schedule lists any agreement (other than any agreement with OncoGenex or any of its Affiliates) with respect to, and a reasonable estimate of, all Third Party Expenses which are reasonably expected to be incurred by Sonus in connection with the negotiation and implementation of the terms and conditions of this Agreement and the transactions contemplated hereby.

3.2.44    Disclosure

        The representations and warranties of Sonus contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement, including the Sonus Disclosure Schedule, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to OncoGenex.

3.2.45    Approval of Arrangement

  (a)
  The Board of Directors of Sonus has determined that the transactions contemplated by this Agreement are advisable and in the best interests of Sonus and its shareholders and has resolved to recommend to such shareholders that they vote in favor of this Agreement and the transactions contemplated by this Agreement, and approve the issuance of Sonus Common Shares pursuant to this Agreement.

  (b)
  All of Sonus' directors have advised Sonus that they intend to vote the securities of Sonus held by them (or that the shareholder on whose behalf they act as nominee intends to vote the securities of Sonus held by it) in favour of this Agreement and the transactions contemplated by this Agreement and will, accordingly, so represent in the Proxy Statement.

3.2.46    Public Company Matters

  (a)
  Since January 1, 2006, Sonus has filed on a timely basis all Sonus SEC Documents required to be filed by it. As of their respective filing dates, all Sonus SEC Documents filed by Sonus since January 1, 2006 complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, as the case may be, and none of the Sonus SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such Sonus SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC prior to the date hereof. Except as set forth in the Sonus Disclosure Schedule, the financial statements of Sonus, including the notes thereto, included in the Sonus SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Sonus at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments).

  (b)
  Sonus is exempt from the registration requirements of the Investment Company Act of 1940, as amended, pursuant to Rule 3a-8 thereunder.

  (c)
  Sonus is not, nor has it at any time previously been, a "shell company", as defined in Rule 405 under the Securities Act or Rule 12b-2 under the Exchange Act, nor will any Person who acquires Sonus Common Shares pursuant to the Arrangement or upon exercise of Assumed Options be subject to the resale restrictions set forth in Rule 145 under the Securities Act or prevented, by virtue of Rule 144(i) under the Securities Act, from relying upon Rule 144 under the Securities Act with respect to resales of such securities that are otherwise in compliance with Rule 144 under the Securities Act.

  (d)
  None of Sonus, its predecessors or affiliates have been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such Person for failure to comply with Rule 503 under the Securities Act.

  (e)
  As of the date hereof, no amendments or prospectus supplements are required to be filed by the Sonus with respect to any registration statement that has been filed by Sonus under the Securities Act and is presently effective, nor, excepting the Form S-8 registration statements contemplated by this Agreement, is Sonus required by Law or contract to file or seek the effectiveness of any additional registration statements. Sonus has not received any comments or inquiries from the SEC's staff with respect to any registration statement or other Sonus SEC Document filed by Sonus, except those which have been fully resolved to the satisfaction of the SEC's staff. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Sonus.

  (f)
  Except as set forth in Section 3.2.46(f) of the Sonus Disclosure Schedule, Sonus is on the date hereof in compliance with each of the continued listing requirements of the NGM and each of the initial listing requirements of the NCM.

  (g)
  Sonus has previously provided or made available to OncoGenex true and correct copies of all corporate governance policies of Sonus currently in effect, including, but not limited to, policies relating to insider trading, related party transactions, non-discrimination, whistleblowers, disclosure controls, records retention, contract approvals, codes of ethics, and the charters of all committees of the Board of Directors of Sonus and of all other committees (such as disclosure committees) of Sonus.

3.2.47    Sonus Common Shares

  (a)
  The Sonus Common Shares and Assumed Options to be issued pursuant to the Arrangement and Sonus Common Shares to be issued upon exercise from time to time of the Assumed Options, will, when issued and delivered in accordance with the terms of this Agreement and the Plan of Arrangement or the applicable terms attaching to the Assumed Options respectively, be duly and validly issued by Sonus on their respective dates of issue, in the case of Sonus Common Shares as fully paid and non-assessable shares and will not be issued in violation of the terms of any agreement or other understanding binding upon Sonus at the time that such securities are issued and will be issued in compliance with the constating documents of Sonus and all applicable Laws.

  (b)
  Assuming and subject to the satisfaction of all conditions precedent set forth in Sections 5.1 and 5.2, the issuance of Sonus Common Shares to be issued on the Effective Date pursuant to this Agreement and the Plan of Arrangement and the assumption and conversion of each OncoGenex Option into Assumed Options shall be exempt from the registration requirements of the Securities Act by virtue of the exemption provided in Section 3(a)(10) thereunder. The resale of Sonus Common Shares issued in exchange for OncoGenex Shares under the Arrangement will be exempt from the registration requirements of the Securities Act, except that Sonus Common Shares held by persons who are Affiliates of Sonus after the Arrangement may be resold by them only in compliance with the resale provisions of Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. Upon the filing with the SEC of a registration statement on Form S-8 under the Securities Act with respect to Sonus Common Shares issuable upon exercise of the Assumed Options, the sale of Sonus Common Shares upon exercise of the Assumed Options will be registered under the Securities Act.

  (c)
  The issuance of Sonus Common Shares and Assumed Options on the Effective Date pursuant to this Agreement and the Plan of Arrangement will be exempt from the prospectus and dealer registration requirements under the applicable securities laws of the Canadian Jurisdictions. The issuance of Sonus Common Shares upon the exercise of Assumed Options from time to time in accordance with their terms, will be exempt from the prospectus and dealer registration requirements under the applicable securities laws of the Canadian Jurisdictions. Subject to the terms of any orders described in Section 2.6(a), and subject to Sonus obtaining such orders prior to the Effective Date, the "prospectus requirement" (within the meaning of applicable securities laws of the Canadian Jurisdictions will not apply to the first trade of Sonus Common Shares (i) issued pursuant to the Arrangement; or (ii) issued upon exercise of Assumed Options from time to time in accordance with their terms (collectively, in this section, the "Transaction Securities"). In the event that Sonus is unable to obtain the order referred to in Section 2.6(a) prior to the Effective Date and in the event that Sonus obtains the receipt (the "Prospectus Receipt") for the (final) prospectus contemplated in Section 2.6(b) after the Effective Date, the first trade of Transaction Securities, from time to time, after the date on which Sonus obtains the Prospectus Receipt will not be or deemed to be a "distribution" (within the meaning of applicable securities laws of the Canadian Jurisdictions provided that:

    (i)
    Sonus is a reporting issuer in a jurisdiction of Canada at the time of the trade;

    (ii)
    the trade is not a "control distribution" as defined in National Instrument 45-102—Resale of Securities;

    (iii)
    no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade;

    (iv)
    no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

    (v)
    if the selling security holder is an insider or officer of Sonus, the selling security holder has no reasonable grounds to believe that Sonus is in default of securities legislation.

    The foregoing representation is based on Laws in effect or as proposed as of the date hereof and assuming that such Laws are not amended prior to the date of any particular trade referred to above and is also based on the qualification that no "cease-trade" or similar order restricting trades in any of the Transaction Securities is in effect at such time.

3.2.48    Other Transactions

        As at the date hereof, Sonus is not in any discussions to acquire any third party other than OncoGenex.

3.2.49    Intentionally deleted

3.2.50    Working Capital Position

        As of the date of this Agreement, the aggregate amount of (i) Sonus' cash on hand, plus (ii) liquid investments of Sonus with a maturity of three year or less, plus (iii) accounts receivable, plus (iv) interest receivable, minus (v) accounts payable, minus (vi) accrued liabilities (excluding deferred rent), plus (vii) a reserve for any severance paid or payable with respect to the termination of the Sonus CEO and Sonus CFO, plus (viii) an amount equal to fees and expenses actually incurred in connection with the preparation and filing of a prospectus in Canada pursuant to Section 2.6(b) of this Agreement and in connection with listing for trading of Sonus Common Shares on the Toronto Stock Exchange ((i) through (viii) "Sonus Current Working Capital") is at least $23.1 million. As of the date of this Agreement, Sonus has no indebtedness except as reflected in the audited consolidated financial statements of Sonus included in Sonus' Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as reflected in any Sonus SEC Document filed since December 31, 2007, or as otherwise incurred in the ordinary course of business.

3.2.51    Disclosure Controls

        Except as disclosed on Section 3.2.51 of the Sonus Disclosure Schedule, Sonus has established and maintains adequate disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Sonus' disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Sonus in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Sonus' management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to SEC regulation.

3.2.52    Disclosure of Material Weaknesses

        Sonus has disclosed, based on its evaluation for the fiscal year ended December 31, 2007, to its outside auditors and the audit committee of its Board of Directors (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to materially affect Sonus' ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, known to management that involves management or other employees who, in each case, have a significant role in Sonus' internal control over financial reporting.

3.3    Non-Waiver

        No investigations made by or on behalf of any of the parties at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any other party herein or pursuant hereto, unless disclosure of the fact at issue is expressly made in writing in this Agreement, including the OncoGenex Disclosure Schedule (in the case of OncoGenex) and the Sonus Disclosure Schedule (in the case of Sonus) prior to the execution hereof and such disclosure contains no material untrue statement. Notwithstanding anything else in this Agreement, the OncoGenex Disclosure Schedule or the Sonus Disclosure Schedule, any matter disclosed or described in any appropriate representation or warranty of a Company contained in this Agreement or in any appropriate section of the OncoGenex Disclosure Schedule or the Sonus Disclosure Schedule shall be deemed to have been disclosed and described in all related representations and warranties of OncoGenex or Sonus and sections of the OncoGenex Disclosure Schedule or Sonus Disclosure Schedule, as the case may be.

3.4    Survival

        For greater certainty, the representations and warranties of OncoGenex and Sonus contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time on the Effective Date.

4.     ESCROW PROVISIONS

4.1    Establishment of the Escrow

        From the total number of Sonus Common Shares issuable to each OncoGenex Shareholder pursuant to Section 2.3(c), Sonus shall, at or promptly after the Effective Time, deduct and cause to be deposited, without any act or formality on the part of the OncoGenex Shareholder, that number of Sonus Common Shares as is equal to the number of OncoGenex Shares held by the OncoGenex Shareholder immediately prior to the Effective Time multiplied by the Escrow Ratio. All Sonus Common Shares deposited with the Escrow Agent shall be governed by the terms set forth in the Escrow Agreements. Pursuant to the terms of the Escrow Agreements, and subject to the provisions thereof, the Deposited Securities shall be released to the OncoGenex Shareholders in the amounts set forth opposite, and upon the achievement of, the milestones set forth on Schedule A to the Escrow Agreements.

4.2    Return to Treasury of Unreleased Deposited Securities

        Any Deposited Securities that have not been released to the Escrow Shareholders pursuant to the Escrow Agreements prior to the Expiration Date shall be delivered by the Escrow Agent to Sonus for cancellation, as soon as practicable after the Expiration Date.

5.     ADDITIONAL COVENANTS

5.1    Retention of Goodwill

        During the Pre-Effective Date Period, OncoGenex and Sonus will, subject to the fact that the Arrangement and related transactions are contemplated hereby, continue to carry on business in the ordinary course, working to preserve the attendant goodwill of the Companies and to contribute to retention of that goodwill to and after the Effective Date. The following provisions of this Section 5 are intended to be in furtherance of this general commitment, subject to the fact that the Arrangement and related transactions are contemplated hereby.

5.2    Covenants of OncoGenex

  (a)
  OncoGenex covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with Section 7, except (i) with the consent of Sonus to any deviation therefrom, (ii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, or (iii) as set forth in Section 5.2 of the OncoGenex Disclosure Schedule, OncoGenex will and will cause its Subsidiaries, as applicable, to:

  (i)
  carry on the OncoGenex Business in the ordinary course consistent with past practice, except for changes which are a result of the Arrangement and the transactions contemplated by this Agreement and use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained;

  (ii)
  not commence to undertake a substantial or unusual expansion of its business facilities or an expansion that is out of the ordinary course of business in light of current market and economic conditions, or make any capital expenditures other than capital expenditures in the ordinary and usual course of business consistent with past practice;

  (iii)
  not split, combine or reclassify any of the outstanding OncoGenex Shares, nor declare or pay any dividends on or make any other distributions (in either case, in stock or property) on or in respect of the outstanding OncoGenex Shares;

  (iv)
  not amend or change its articles or by-laws, except as contemplated by the Arrangement;

  (v)
  not allot, reserve, set aside or issue, authorize or propose the allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (A) the issuance of OncoGenex Common Shares pursuant to the exercise of fully vested OncoGenex Options granted prior to the date hereof and (B) the issuance of OncoGenex Common Shares to holders of OncoGenex Preferred Shares upon the exercise by the holders thereof of the right of conversion attached to such shares and (C) the issuance of OncoGenex Shares to holders of OncoGenex Debentures upon the exercise by the holders thereof of the right to convert OncoGenex Debentures;

  (vi)
  not, whether through its Board of Directors or otherwise, accelerate, or permit to be accelerated, the vesting of any unvested OncoGenex Options or otherwise amend, vary or modify, or take any other action under the OncoGenex Stock Option Plan other than as contemplated in this Agreement or Section 3.1.3(c)(iv) of the OncoGenex Disclosure Schedule;

    (vii)
    not acquire or agree to acquire any OncoGenex Shares or other of its outstanding securities, whether by public or private transaction, or otherwise;

    (viii)
    not reorganize, amalgamate or merge OncoGenex with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities of, or purchasing substantially all of the assets of, or by any other means, any business of any Person;

    (ix)
    not loan any money, guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue or sell any debt securities, other than in the ordinary course of business;

    (x)
    other than in the ordinary course of business or as specifically contemplated in this Agreement, or except to the minimum extent required to comply with applicable Law or to the minimum extent required in order to avoid adverse treatment under Section 409A of the Code, but subject to restrictions set out elsewhere in this Agreement, not enter into or modify any employment, severance, collective bargaining or other Employee Benefits, policies or arrangements with, or grant any bonuses, salary increases, stock options, restricted stock, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers, directors or employees of OncoGenex;

    (xi)
    not, except in the ordinary course of business:

    (A)
    satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the OncoGenex Financial Statements or the OncoGenex Interim Financial Statements, which are, individually or in the aggregate, material; or

    (B)
    grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material;

    (xii)
    use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

    (xiii)
    not waive, release, assign, settle or compromise any material claims, or any material litigation for an amount in excess of $25,000, individually, or $100,000 in the aggregate, or which would impose any material restriction on the business of OncoGenex or Sonus or any of their Subsidiaries or would reasonably be expected to create precedent for claims that are reasonably likely to be material to OncoGenex or Sonus or any of their Subsidiaries;

    (xiv)
    not forgive any loans to directors, officers or employees of OncoGenex or any of its Subsidiaries, nor settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

    (xv)
    make any material tax election, settle or compromise any material liability for Taxes, amend any Tax Return or file any refund for Taxes, other than in the ordinary course of business or as may be required by a Governmental Entity;

    (xvi)
    not enter into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation that would constitute an OncoGenex Material Agreement if entered into or otherwise relates to the development or commercialization of any pharmaceutical or medical device product, or amend, modify, relinquish, terminate or fail to renew in any material respect any OncoGenex Material Agreement, all other than in the ordinary course of business;

    (xvii)
    (A)  not acquire or sell, pledge, license, guarantee, encumber or otherwise dispose of, or authorize any of the foregoing with respect to, any material property or assets (including any OncoGenex Intellectual Property), except for the sale of inventory in the ordinary course of business; or

    (B)
    not incur or commit to incur capital expenditures prior to the Effective Date, other than in the ordinary course of business, and not, in any event, exceeding $50,000;

    (xviii)
    take all action necessary or advisable to protect or maintain the OncoGenex Intellectual Property owned by OncoGenex or any of its Subsidiaries that is material to the conduct of the OncoGenex Business as currently conducted and currently proposed to be conducted, including the prosecution of all pending applications for patents and trademarks, the filing of any documents or other information or the payment of any maintenance or other fees related thereto;

    (xix)
    not make any material changes to existing accounting practices relating to OncoGenex, except as required by applicable Law or required by GAAP or make any material tax election inconsistent with past practice; and

    (xx)
    authorize or enter into any contract or otherwise make any commitment to do any of the foregoing; and

    (xxi)
    promptly advise Sonus in writing:

    (A)
    of any event occurring subsequent to the date of this Agreement, other than in the ordinary course of business, that would render any representation or warranty of OncoGenex contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the date of this Agreement), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

    (B)
    of any Material Adverse Change in respect of OncoGenex other than a Material Adverse Change specifically authorized by this Agreement; and

    (C)
    of any breach by OncoGenex of any covenant or agreement contained in this Agreement.

  (b)
  OncoGenex shall perform all obligations required or desirable to be performed by OncoGenex under this Agreement and shall do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, OncoGenex shall:

  (i)
  use all reasonable efforts to obtain the approvals of the OncoGenex Securityholders to the Arrangement at the OncoGenex Meetings or by consent resolution, as provided for in Section 2.2(b) and in the Interim Order, subject, however, to the exercise by the Board of Directors of OncoGenex of its fiduciary duties as provided herein;

  (ii)
  apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals set out in Part II of Exhibit A and, in doing so, to keep Sonus reasonably informed as to the status of the proceedings relating to obtaining the Appropriate Regulatory Approvals, including providing Sonus with copies of all related applications and notifications, in draft form, in order for Sonus to provide its reasonable comments;

    (iii)
    use reasonable efforts to cause to be voted in favour of the Sonus Shareholder Resolutions at the Sonus Meeting all proxies granted to officers of OncoGenex under the Voting Agreements executed by the Sonus Affiliated Stockholders, to the maximum extent that such officers are authorized or permitted to do so under such proxies and under applicable Law;

    (iv)
    apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

    (v)
    carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on OncoGenex with respect to the transactions contemplated hereby and by the Arrangement;

    (vi)
    defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

    (vii)
    use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to OncoGenex which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

    (viii)
    on or before the Effective Date, effect all necessary registrations, filings and submissions of information required by Governmental Entities from OncoGenex relating to the transactions contemplated herein;

    (ix)
    in connection with the Arrangement and other transactions contemplated herein, use its reasonable efforts to obtain, before the Effective Date, all necessary waivers, consents and approvals required to be obtained by OncoGenex from other parties pursuant to the Material Agreements;

    (x)
    execute and deliver to Sonus, on or before the Effective Date, the Assumption Agreement;

    (xi)
    deliver to Sonus on or before the Effective Date evidence, in a form acceptable to Sonus acting reasonably, of the termination of the Shareholders' Agreement and termination of the UBC Shareholders Agreement;

    (xii)
    deliver to Sonus, not less than 12 Business Days prior to the Effective Date, a certificate duly executed by two directors or senior officers of OncoGenex setting forth the aggregate number of OncoGenex Shares issued and outstanding as at the date of such certificate (which shall also be the number of such shares outstanding as at the Effective Date) and the aggregate number of OncoGenex Shares which are or may at any future time become issuable upon the exercise in full of all OncoGenex Options outstanding as at the Effective Date, including all OncoGenex Options which are not fully vested or immediately exercisable as at the Effective Date (which shall also be the number of such shares issuable thereunder as at the Effective Date), and certifying that there are no further rights, agreements or arrangements of any nature or kind then outstanding for the acquisition of further OncoGenex Shares, or securities convertible into or exchangeable for OncoGenex Shares;

    (xiii)
    not, notwithstanding any other provision of this Agreement (including the Exhibits hereto and the OncoGenex Disclosure Schedule), allot, issue or grant any OncoGenex Shares, OncoGenex Options or other securities convertible into or exchangeable for OncoGenex

      Shares, or enter into any agreements or arrangements relating thereto, to or with any Person or for any reason between the date of the certificate referred to in Section 5.2(b)(xii) and the Effective Date;

    (xiv)
    subject to the Plan of Arrangement, use all reasonable efforts to assist all OncoGenex Securityholders who are not residents of Canada for purposes of the Income Tax Act (Canada) to obtain appropriate clearance certificates pursuant to Section 116 of such Act;

    (xv)
    use all reasonable efforts to obtain Major Investor Approval (as defined in the share rights attaching to the OncoGenex Preferred Shares (the "OncoGenex Preferred Share Rights")) to exclude the Arrangement and the transactions contemplated by this Agreement as a Liquidation Event (as defined in the OncoGenex Preferred Share Rights) and to approve the transactions contemplated by this Agreement;

    (xvi)
    use all reasonable efforts to cause the Escrow Shareholders or the Escrow Shareholders' Agent to execute, on or before the Effective Date, the Escrow Agreements; and

    (xvii)
    not approve or register the transfer of any OncoGenex Shares which are subject to the provisions of the Voting Agreements executed by OncoGenex Affiliated Shareholders, except as expressly permitted by such Voting Agreements.

  (c)
  OncoGenex shall not, directly or indirectly, through any officer, director, employee, representative or agent of OncoGenex:

  (i)
  solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal;

  (ii)
  participate in any discussions or negotiations regarding any Acquisition Proposal;

  (iii)
  withdraw or modify in a manner adverse to Sonus the approval of the Board of Directors of OncoGenex of the transactions contemplated hereby;

  (iv)
  approve or recommend any Acquisition Proposal; or

  (v)
  enter into any agreement, arrangement or understanding related to any Acquisition Proposal.

    OncoGenex agrees that it will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties regarding any Acquisition Proposal. OncoGenex shall ensure that its officers, directors and employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this Section 5.2(c), and it shall be responsible for any breach of this Section 5.2(c) by any such Person.

5.3    Covenants of Sonus

  (a)
  Sonus covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with Section 7, except (i) with the consent of OncoGenex to any deviation therefrom, (ii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, or (iii) as set forth in Section 5.3 of the Sonus Disclosure Schedule, Sonus will and will cause its Subsidiaries, as applicable, to:

  (i)
  carry on the Sonus Business in the ordinary course consistent with past practice, except for changes which are as a result of the Arrangement and the transactions contemplated by this Agreement and use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained;

    (ii)
    not commence to undertake a substantial or unusual expansion of its business facilities or an expansion that is out of the ordinary course of business in light of current market and economic conditions, or make any capital expenditures other than capital expenditures in the ordinary and usual course of business consistent with past practice;

    (iii)
    not, except as contemplated by the Reverse Stock Split, split, combine or reclassify any of the outstanding Sonus Common Shares, nor declare or pay any dividends on or make any other distributions (in either case, in stock or property) on or in respect of the outstanding Sonus Common Shares;

    (iv)
    not amend its certificate of incorporation or by-laws, except by filing the Certificate of Amendment;

    (v)
    not allot, reserve, set aside or issue, authorize or propose the allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (A) the issuance of Sonus Common Shares pursuant to the exercise of fully vested stock options granted prior to the date hereof and disclosed in Section 3.2.2 of the Sonus Disclosure Schedule and (B) the issuance of Sonus Common Shares to holders of warrants disclosed in Section 3.2.2 of the Sonus Disclosure Schedule upon the exercise by the holders thereof;

    (vi)
    not, whether through its Board of Directors or otherwise, amend, vary, modify, accelerate, or permit to be amended, varied, modified or accelerated, any stock options, restricted stock or other stock based compensation awards or otherwise amend, vary or modify, or take any other action under any of Sonus' stock-based compensation plans other than as contemplated in this Agreement or Section 3.2.3(c)(iv) of the Sonus Disclosure Schedule;

    (vii)
    not acquire or agree to acquire any Sonus Common Shares or other of its outstanding securities, whether by public or private transaction, or otherwise;

    (viii)
    not reorganize, amalgamate or merge Sonus with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities of or purchasing substantially all of the assets of, or by any other means, any business of any Person;

    (ix)
    not loan any money, guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue or sell any debt securities other than in the ordinary course of business;

    (x)
    other than in the ordinary course of business or as specifically contemplated in this Agreement, or except to the minimum extent required to comply with applicable Law or to the minimum extent required in order to avoid adverse treatment under Section 409A of the Code, but subject to restrictions set out elsewhere in this Agreement, not enter into or modify any employment, severance, collective bargaining or other Employee Benefits, policies or arrangements with, or grant any bonuses, salary increases, stock options, restricted stock, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers, directors or employees of Sonus;

    (xi)
    not, except in the ordinary course of business:

    (A)
    satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the Sonus Financial Statements or the Sonus Interim Financial Statements, which are, individually or in the aggregate, material; or

    (B)
    grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material;

    (xii)
    use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

    (xiii)
    not waive, release, assign, settle or compromise any material claims, or any material litigation for an amount in excess of $25,000, individually, or $100,000 in the aggregate, or which would impose any material restriction on the business of OncoGenex or Sonus or any of their Subsidiaries or would reasonably be expected to create precedent for claims that are reasonably likely to be material to OncoGenex or Sonus or any of their Subsidiaries;

    (xiv)
    not forgive any loans to directors, officers or employees of Sonus or any of its Subsidiaries, nor settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

    (xv)
    make any material tax election, settle or compromise any material liability for Taxes, amend any Tax Return or file any refund for Taxes, other than in the ordinary course of business or as may be required by a Governmental Entity;

    (xvi)
    not enter into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation that would constitute a Sonus Material Agreement if entered into or otherwise relates to the development or commercialization of any pharmaceutical or medical device product, or amend, modify, relinquish, terminate or fail to renew in any material respect any Sonus Material Agreement, all other than in the ordinary course of business;

    (xvii)
    (A)  not acquire or sell, pledge, license, guarantee, encumber or otherwise dispose of, or authorize any of the foregoing with respect to, any material property or assets (including any Sonus Intellectual Property), except for the sale of inventory in the ordinary course of business; or

    (B)
    not incur or commit to incur capital expenditures prior to the Effective Date, other than in the ordinary course of business, and not, in any event, exceeding $50,000;

    (xviii)
    take all action necessary or advisable to protect or maintain the Sonus Intellectual Property owned by Sonus or any of its Subsidiaries that is material to the conduct of the Sonus Business as currently conducted and currently proposed to be conducted, including the prosecution of all pending applications for patents and trademarks, the filing of any documents or other information or the payment of any maintenance or other fees related thereto;

    (xix)
    not make any material changes to existing accounting practices relating to Sonus, except as required by applicable Law or required by GAAP or make any material tax election inconsistent with past practice;

    (xx)
    authorize or enter into any contract or otherwise make any commitment to do any of the foregoing;

    (xxi)
    promptly advise OncoGenex in writing:

    (A)
    of any event occurring subsequent to the date of this Agreement, other than in the ordinary course of business, that would render any representation or warranty of Sonus contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the date of this Agreement), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

    (B)
    of any Material Adverse Change in respect of Sonus other than a Material Adverse Change specifically authorized by this Agreement; and

    (C)
    of any breach by Sonus of any covenant or agreement contained in this Agreement; and

    (xxii)
    not allow any stock options to be exchanged for cash or other property of Sonus.

  (b)
  Sonus shall perform all obligations required or desirable to be performed by Sonus under this Agreement and shall do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Sonus shall:

  (i)
  use all reasonable efforts to obtain the approvals of the Sonus Shareholders to the Sonus Shareholder Resolutions at the Sonus Meeting, as provided for in Section 2.5(b), subject, however, to the exercise by the Board of Directors of Sonus of its fiduciary duties as provided herein;

  (ii)
  apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals set out in Part I of Exhibit A and, in doing so, to keep OncoGenex reasonably informed as to the status of the proceedings relating to obtaining the Appropriate Regulatory Approvals, including providing OncoGenex with copies of all related applications and notifications, in draft form, in order for OncoGenex to provide its reasonable comments;

  (iii)
  use reasonable efforts to cause to be voted in favour of the Arrangement at the OncoGenex Meetings all proxies granted to officers of Sonus under the Voting Agreements executed by the OncoGenex Affiliated Shareholders, to the maximum extent that such officers are authorized or permitted to do so under such proxies and under applicable Law;

  (iv)
  in the event Sonus is unable to obtain the orders described in Section 2.6(a) on or before June 27, 2008, Sonus shall forthwith take the actions specified in Section 2.6(b);

  (v)
  carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Sonus with respect to the transactions contemplated hereby and by the Arrangement;

  (vi)
  defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

    (vii)
    use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Sonus which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

    (viii)
    on or before the Effective Date, effect all necessary registrations, filings and submissions of information required by Governmental Entities from Sonus relating to the transactions contemplated herein;

    (ix)
    in connection with the Arrangement and other transactions contemplated herein, use its reasonable efforts to obtain, before the Effective Date, all necessary waivers, consents and approvals required to be obtained by Sonus from other parties pursuant to the Material Agreements;

    (x)
    reserve a sufficient number of Sonus Common Shares for issuance upon the completion of the Arrangement and the exercise from time to time of Assumed Options; and

    (xi)
    use all reasonable efforts to obtain authorization for listing on the NGM or NCM of Sonus Common Shares issuable: (A) pursuant to the Arrangement, and (B) upon exercise of the Assumed Options from time to time;

    (xii)
    cause the Board of Directors of Sonus to be established at seven (7) directors;

    (xiii)
    use all reasonable efforts to obtain, on or before the Effective Date, written resignations, effective as at the Effective Time, from directors of Sonus such that three (3) directors of Sonus remain and, effective as at the Effective Time, to cause the appointment of the Appointed Directors to fill the vacancies created thereby;

    (xiv)
    execute and deliver to OncoGenex, on or before the Effective Date, the Assumption Agreement;

    (xv)
    deliver to OncoGenex, not less than 12 Business Days prior to the Effective Date, a certificate duly executed by two directors or senior officers of Sonus setting forth the aggregate number of Sonus Common Shares issued and outstanding as at the date of such certificate (which shall also be the number of such shares outstanding as at the Effective Date) and the aggregate number of Sonus Common Shares which are or may at any future time become issuable upon the exercise in full of all warrants to purchase Sonus Common Shares and Sonus stock options outstanding as at the Effective Date, including all Sonus stock options which are not fully vested or immediately exercisable as at the Effective Date (which shall also be the number of such shares issuable thereunder as at the Effective Date), in each case, on both a pre-Reserve Stock Split basis and a post-Reserve Stock Split basis, and certifying that there are no further rights, agreements or arrangements of any nature or kind then outstanding for the acquisition of further Sonus Common Shares, or securities convertible into or exchangeable for Sonus Common Shares;

    (xvi)
    not, notwithstanding any other provision of this Agreement (including the Exhibits hereto and the Sonus Disclosure Schedule), allot, issue or grant any Sonus Common Shares, Sonus stock options or other securities convertible into or exchangeable for Sonus Common Shares, or enter into any agreements or arrangements relating thereto, to or with any Person or for any reason between the date of the certificate referred to in Section 5.3(b)(xiv) and the Effective Date; and

    (xvii)
    not approve or register the transfer of any Sonus Shares which are subject to the provisions of the Voting Agreements executed by Sonus Affiliated Stockholders, except as expressly permitted by such Voting Agreements.

  (c)
  Intentionally deleted; and

  (d)
  Sonus covenants and agrees to make all arrangements for the issuance of Sonus Common Shares required to be issued as contemplated pursuant to the Plan of Arrangement and make all arrangements for the issuance of Sonus Common Shares issuable upon the exercise from time to time of Assumed Options in accordance with their terms, and otherwise be bound by the provisions of the Plan of Arrangement upon the Plan of Arrangement becoming effective.

5.4    Applications for Regulatory Approvals

        Each of OncoGenex and Sonus covenant and agree to use all reasonable efforts required to apply for and obtain the Appropriate Regulatory Approvals, and shall proceed diligently with respect to such applications, in a coordinated and expeditious manner.

5.5    Covenants Regarding Non-Solicitation

  (a)
  Subject to this Section 5.5 and Section 5.6, Sonus shall not, directly or indirectly, through any officer, director, employee, representative or agent of Sonus:

  (i)
  solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal;

  (ii)
  participate in any discussions or negotiations regarding any Acquisition Proposal;

  (iii)
  withdraw or modify in a manner adverse to OncoGenex the approval of the Board of Directors of Sonus of the transactions contemplated hereby;

  (iv)
  approve or recommend any Acquisition Proposal; or

  (v)
  enter into any agreement, arrangement or understanding related to any Acquisition Proposal.

    Notwithstanding the preceding part of this Section 5.5(a) and any other provision of this Agreement, nothing shall prohibit the Board of Directors or representatives of Sonus from (subject to compliance with Section 5.6 hereof) (A) furnishing information to, or engaging in discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal; or (B) recommending such an unsolicited bona fide written Acquisition Proposal to Sonus Shareholders, if, and only to the extent that, (w) the Board of Directors of Sonus concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal would reasonably be expected to constitute, or lead to, a Superior Proposal, (x) the Board of Directors of Sonus determines in good faith (after consultation with outside legal counsel) that the failure to take such action would result in a breach by the Board of Directors of Sonus of its fiduciary duties to Sonus Shareholders under applicable law, (y) prior to furnishing such information to, or entering into discussions or negotiations with, such Person Sonus provides prompt written notice to OncoGenex to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person (which notice shall identify the nature and material terms of the proposal), and (z) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of Sonus receives from such Person an executed confidentiality agreement with provisions no less favorable to Sonus than the Confidentiality Agreement.

  (b)
  Sonus agrees that it will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties regarding any Acquisition Proposal. Sonus shall promptly provide OncoGenex with a copy of any written Acquisition Proposal received and a written statement with respect to any nonwritten Acquisition Proposal received, which statement shall include the identity of the Person making the Acquisition Proposal and the material terms thereof. Sonus shall inform OncoGenex promptly of any change in the price, structure, form of consideration or material terms and conditions regarding the Acquisition Proposal and shall promptly provide to OncoGenex all written materials received by Sonus with respect thereto. Sonus agrees to keep OncoGenex fully and timely informed of the status of any discussions, negotiations, furnishing of non-public information, or other activities relating to an Acquisition Proposal. Sonus shall promptly provide to OncoGenex any non-public information concerning Sonus provided to any other person in connection with any Acquisition Proposal which was not previously provided to OncoGenex.

  (c)
  Nothing contained in this Section 5.5 shall prohibit Sonus from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to Sonus Shareholders which, in the good faith judgment of the Board of Directors of Sonus based on the advice of outside counsel, is required under applicable law; provided that in any such cases Sonus does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Arrangement or Sonus Shareholder Resolutions or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless Sonus and its Board of Directors have complied with all the provisions of this Section 5.5.

  (d)
  Sonus shall ensure that its officers, directors and employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this Section 5.5, and it shall be responsible for any breach of this Section 5.5 by any such Person.

5.6    Notice by Sonus of Superior Proposal Determination

        Notwithstanding Sections 5.5(a), (b) and (d), Sonus may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal if, and only if:

  (a)
  it has provided OncoGenex with a copy of the material terms of the Superior Proposal and otherwise be in compliance with this Agreement;

  (b)
  five Business Days shall have elapsed from the later of the date OncoGenex received written notice advising OncoGenex that Sonus' Board of Directors has resolved, subject only to compliance with this Section 5.6 and termination of this Agreement, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, and the date OncoGenex received a copy of such Superior Proposal; and

  (c)
  it has previously or concurrently will have:

  (i)
  paid to OncoGenex the break fee, if any, payable under Section 7.5; and

  (ii)
  terminated this Agreement pursuant to Section 7.3.

        Any information provided by Sonus to OncoGenex pursuant to this Section 5.6 or pursuant to Section 5.7 shall constitute "Information" under Section 5.7(b).

        During such five Business Day period, Sonus agrees that OncoGenex shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Sonus will review any offer by OncoGenex to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether OncoGenex's offer upon acceptance by Sonus would result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of Sonus so determines, it will enter into an amended agreement with OncoGenex reflecting OncoGenex's amended proposal. If the Board of Directors of Sonus continues to believe, in good faith and after consultation with financial advisors and outside legal counsel, that such Superior Proposal remains a Superior Proposal and therefor rejects OncoGenex's amended proposal, Sonus may terminate this Agreement pursuant to Section 7.3(j); provided, however, that Sonus must concurrently therewith pay to OncoGenex the break fee, if any, payable to OncoGenex under Section 7.5 and must concurrently with such termination enter into a definitive agreement with respect to such Acquisition Proposal. Sonus acknowledges and agrees that payment of the break fee, if any, payable under Section 7.5 is a condition to valid termination of this Agreement under Section 7.3(j) and this Section 5.6.

        Sonus also acknowledges and agrees that each successive material modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (b) of this Section 5.6 to initiate an additional five Business Day notice period.

5.7    Access to Information

  (a)
  During the Pre-Effective Date Period, at the request of OncoGenex or Sonus, acting reasonably, the other party will execute or cause to be executed such consents, authorizations and directions as may be necessary to enable the requesting party or its officers, employees, counsel, accountants and other authorized representatives and advisors (the "Representatives") to obtain full access to all files and records relating to the other party or its assets maintained by any Governmental Entity.

  (b)
  Without limiting the Confidentiality Agreement, each of Sonus and OncoGenex acknowledges that certain information to be provided to it under Section 5.7(a) above, or provided to it prior to the execution of this Agreement, will be confidential, non-public and/or proprietary in nature (the "Information"). Except as permitted below, each of Sonus and OncoGenex will keep the Information confidential and will not, without the prior written consent of the other, disclose it, in any manner whatsoever, in whole or in part, to any other Person, and will not use it for any purpose other than to evaluate the transactions contemplated by this Agreement. Each of Sonus and OncoGenex will make all reasonable, necessary and appropriate efforts to safeguard the Information from disclosure to anyone other than as permitted hereby and to control the copies, extracts or reproductions made of the Information. The Information may be provided to the Representatives of each of Sonus and OncoGenex who require access to the same to assist it in proceeding in good faith with the transactions contemplated by this Agreement, and whose assistance is required for such purposes, provided that it has first informed such Representatives to whom Information is provided that the Representative has the same obligations, including as to confidentiality, restricted use and otherwise, that it has with respect to such Information. This provision shall not apply to such portions of the Information that:

  (i)
  are or become generally available to the public otherwise than as a result of disclosure by a party or its Representatives; or

  (ii)
  become available to a party on a non-confidential basis from a source other than, directly or indirectly, the other party or its Representatives, provided that such source is not, to the knowledge of the first party, upon reasonable enquiry, prohibited from transmitting the information by a contractual, legal or fiduciary obligation; or

  (iii)
  were known to a party or were in its possession on a non-confidential basis prior to being disclosed to it by the other party or by someone on its behalf; or

  (iv)
  are required by applicable Laws or court order to be disclosed, provided that if a party or any of its representatives (the "Compelled Party") is required to disclose any such information, the Compelled Party gives the other parties (the "Other Parties") prior written notice of such disclosure as soon as practicable, so that the Other Parties will have an opportunity to seek a protective order or to take other appropriate action.

    Where this Agreement is terminated for any reason then all Information of the disclosing party (including all paper and electronic copies thereof) shall be immediately returned to the disclosing party or destroyed as directed by the disclosing party.

    The provisions of this Section 5.7(b) shall survive the termination of this Agreement.

  (c)
  The parties acknowledge that certain Information may be competitively sensitive and that disclosure thereof shall be limited to that which is reasonably necessary for the purpose of:

  (i)
  preparing submissions or applications in order to obtain the Appropriate Regulatory Approvals; and

  (ii)
  preparing the Circular and Proxy Statement.

  (d)
  In the case of any conflict between subsections (b) or (c) of this Section 5.7 and the Confidentiality Agreement, the terms of the Confidentiality Agreement shall govern.

5.8    Covenant Regarding Representations and Warranties

        Each of OncoGenex and Sonus covenants that it will use all reasonable efforts to ensure that the representations and warranties given by it and contained in Section 3 are true and correct in all material respects on and as at the Effective Date (except to the extent such representations and warranties speak as of a specified date or except as affected by transactions contemplated or permitted by this Agreement or in the ordinary course of business or otherwise consented to by the other parties hereto).

5.9    Closing Matters

        Each of Sonus and OncoGenex shall deliver, at the closing of the Arrangement and other transactions contemplated hereby, such customary certificates (including "bring-down" certificates), resolutions, opinions (including appropriate legal opinions of Sonus' Canadian and U.S. legal counsel opining upon the issuance and resale of Sonus Common Shares) and other closing documents as may be required by the other party, acting reasonably. The closing of the Arrangement and the transactions contemplated hereby will take place at 11:00 a.m. (Pacific Time) on the Effective Date at the offices of Dorsey and Whitney LLP in Seattle, Washington, or such other place as may be agreed by Sonus and OncoGenex.

5.10    Directors and Officers Insurance.

        For a period of six (6) years after the Effective Date, Sonus shall maintain in effect directors and officers liability insurance on terms no less favorable and in an amount not less than the amount of directors and officers liability insurance covering each present and former director and officer of Sonus or of any Sonus Subsidiary (collectively, the "Indemnified Parties") under the Sonus directors and officers liability insurance policy on the date hereof, and shall purchase a "tail" insurance policy prior to the Effective Date for such purpose. After the Effective Date, Sonus will continue to fulfill and honor in all respects the obligations of Sonus pursuant to indemnification agreements with Sonus' officers, directors and key employees in existence on the Effective Date. Such indemnification agreements have been made available to OncoGenex. This Section 5.10 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be jointly and severally binding on Sonus and its successors and assigns and shall survive the Effective Date.

6.     CONDITIONS

6.1    Mutual Conditions Precedent

        The respective obligations of the parties to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of Sonus and OncoGenex:

  (a)
  the Arrangement shall have been approved at the OncoGenex Meetings in the manner contemplated by Section 2.2;

  (b)
  the Arrangement shall have been approved by the OncoGenex Securityholders in accordance with any conditions in addition to those set out in Section 6.1(a) which may be imposed by the CBCA or the Interim Order;

  (c)
  the Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of OncoGenex and Sonus, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

  (d)
  this Agreement and the Sonus Shareholder Resolutions shall have been approved at the Sonus Meeting in accordance with Delaware Law and Sonus' certificate of incorporation and by-laws;

  (e)
  the Proxy Statement shall have been approved by the SEC under the Securities Act prior to the mailing of the Proxy Statement by Sonus to the Sonus Shareholders and no stop order suspending the effectiveness of the Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Sonus or OncoGenex, threatened by the SEC;

  (f)
  the Reverse Stock Split, the Capital Adjustment and the Name Change shall have been effected;

  (g)
  the issuance of Sonus Common Shares and Assumed Options pursuant to the Arrangement shall be exemption from registration pursuant to Section 3(a)(10) of the Securities Act;

  (h)
  there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Appropriate Regulatory Approvals which have been obtained;

  (i)
  this Agreement shall not have been terminated pursuant to Section 7; and

  (j)
  all consents, waivers, permits, orders and approvals of any Governmental Entity (including the Appropriate Regulatory Approvals other than, in the case of the Sonus, the orders or receipts set forth in Section 2.6(a) or (b) or notice pursuant to Section 12 of the Investment Canada Act), and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to be obtained or the non-expiry of which would constitute a criminal offense, or would have a Material Adverse Effect on Sonus or OncoGenex, as the case may be, shall have been obtained or received on terms that will not have a Material Adverse Effect on Sonus and/or OncoGenex and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success,

    (i)
    seeking to prohibit or restrict the acquisition by Sonus or any of its Subsidiaries of any OncoGenex Shares, seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from OncoGenex or Sonus any damages that are material in relation to OncoGenex and Sonus, taken as a whole;

    (ii)
    seeking to prohibit or materially limit the ownership or operation by Sonus or any of its Subsidiaries of any material portion of the business or assets of OncoGenex or to compel Sonus or any of its Subsidiaries to dispose of or hold separate any material portion of the business or assets of OncoGenex;

    (iii)
    seeking to impose limitations on the ability of Sonus or any of its Subsidiaries to acquire or hold, or exercise full rights of ownership of, any OncoGenex Shares, including the right to vote the OncoGenex Shares on all matters properly presented to the shareholders of OncoGenex;

    (iv)
    seeking to prohibit Sonus or any of its Subsidiaries from effectively controlling in any material respect the business or operations of OncoGenex; or

    (v)
    which otherwise is reasonably likely to have a Material Adverse Effect on OncoGenex or Sonus.

6.2    Additional Conditions Precedent to the Obligations of Sonus

        The obligations of the Sonus Parties to complete the transactions contemplated by this Agreement shall also be subject to the fulfillment of each of the following conditions precedent (each of which is for Sonus' exclusive benefit and may be waived by Sonus and any one or more of which, if not satisfied or waived, will relieve Sonus of any obligation under this Agreement):

  (a)
  all covenants and agreements of OncoGenex under this Agreement to be performed or observed on or before the Effective Date shall have been duly performed and observed by OncoGenex in all material respects;

  (b)
  the representations and warranties of OncoGenex contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date, or except as affected by transactions or changes in the ordinary course of business or otherwise contemplated or permitted by this Agreement or otherwise consented to by Sonus) and Sonus shall have received a certificate of OncoGenex addressed to Sonus and dated the Effective Date, signed on behalf of OncoGenex by two senior executive officers of OncoGenex, confirming the same as at the Effective Date;

  (c)
  between the date hereof and the Effective Date, there shall not have occurred, in the judgment of Sonus, acting reasonably, a Material Adverse Change to OncoGenex;

  (d)
  Sonus shall have received from OncoGenex evidence, in form and content acceptable to Sonus, acting reasonably, of (i) the termination of the Shareholders' Agreement and the UBC Shareholders Agreement, such terminations to be effective as at the Effective Time, and (ii) consent to the Arrangement from UBC under the terms of the OncoGenex license agreements with UBC;

  (e)
  holders of more than 2% of the issued and outstanding OncoGenex Shares shall not have exercised the Dissent Rights in respect of the Arrangement; and

  (f)
  each of the Voting Agreements executed by the OncoGenex Affiliated Shareholders shall be and remain in full force and effect, unamended, and each of the parties thereto (other than Sonus) shall be, in all material respects, in full compliance with their respective obligations thereunder.

Sonus may not rely on the failure to satisfy any of the above conditions precedent as a basis for a non-compliance by them with their obligations under this Agreement if the condition precedent would have been satisfied but for a material default by Sonus in complying with its obligations hereunder.

6.3    Additional Conditions Precedent to the Obligations of OncoGenex

        The obligations of OncoGenex to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of OncoGenex and may be waived by OncoGenex and any one or more of which, if not satisfied or waived, will relieve OncoGenex of any obligation under this Agreement):

  (a)
  all covenants of Sonus under this Agreement to be performed on or before the Effective Date shall have been duly performed by Sonus in all material respects;

  (b)
  all representations and warranties of Sonus contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date, or except as affected by transactions or changes in the ordinary course of business or otherwise contemplated or permitted by this Agreement) and OncoGenex shall have received a certificate of Sonus addressed to OncoGenex and dated the Effective Date, signed on behalf of Sonus by two senior executive officers of Sonus, confirming the same as at the Effective Date;

  (c)
  between the date hereof and the Effective Date, there shall not have occurred, in the judgment of OncoGenex, acting reasonably, a Material Adverse Change to Sonus;

  (d)
  the receipt by Sonus of written resignations of directors of Sonus such that three (3) directors of Sonus remain and the Board of Directors of Sonus shall have appointed the Appointed Directors to fill the vacancies created thereby;

  (e)
  Sonus shall have either (i) obtained the order described in Section 2.6(a) or (ii) filed and obtained a receipt for a preliminary prospectus, resolved any comments with respect to such preliminary prospectus made by the applicable securities regulatory authority and received confirmation from such securities regulatory authority that Sonus is clear to file a final prospectus and shall have prepared a final prospectus, all as contemplated pursuant to Section 2.6(b);

  (f)
  Sonus Common Shares issuable (i) pursuant to the Arrangement and (ii) upon exercise of the Assumed Options from time to time, shall have been authorized for listing on any stock exchange or trading market on which Sonus Common Shares are then listed for trading;

  (g)
  Sonus shall have delivered to OncoGenex satisfactory evidence of the filing of the Certificate of Amendment;

  (h)
  each of the Voting Agreements executed by the Sonus Affiliated Stockholders shall be and remain in full force and effect, unamended, and each of the parties thereto (other than OncoGenex) shall be, in all material respects, in full compliance with their respective obligations thereunder; and

  (i)
  Sonus shall have provided OncoGenex with an updated certificate containing true and accurate facts regarding certain matters completed and signed by a director or officer of Sonus and addressed to Working Opportunity Fund (EVCC) Ltd. and the administrator under the Employee Investment Act (British Columbia) in the form previously delivered to Sonus.

OncoGenex may not rely on the failure to satisfy any of the above conditions precedent as a basis for noncompliance by OncoGenex with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by OncoGenex in complying with its obligations hereunder.

6.4    Notice and Cure Provisions

        Sonus and OncoGenex will give notice to the other, promptly after discovery, of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

  (a)
  cause any of the representations or warranties of the other contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date (except to the extent such representations and warranties speak as of a specified date or except as affected by transactions or changes in the ordinary course of business or otherwise contemplated or permitted by this Agreement); or

  (b)
  result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

Neither Sonus nor OncoGenex may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 6.1, 6.2 and 6.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Articles of Arrangement with the Director, Sonus or OncoGenex, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which Sonus or OncoGenex, as the case may be, are asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that Sonus or OncoGenex, as the case may be, are proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement until the earlier of September 30, 2008 and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated as a result of the occurrence of that matter.

6.5    Satisfaction of Conditions

        The conditions precedent set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released when, with the approval of Sonus and OncoGenex, a certificate of arrangement in respect of the Arrangement is issued by the Director.

7.     AMENDMENT AND TERMINATION

7.1    Amendment

        This Agreement may, at any time and from time to time before or after the holding of the OncoGenex Meetings and Sonus Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

  (a)
  change the time for performance of any of the obligations or acts of the parties;

  (b)
  waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

  (c)
  waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

  (d)
  waive compliance with or modify any conditions precedent herein contained, provided, however, that any such change, waiver or modification does not invalidate any required approval of the OncoGenex Securityholders to the Arrangement or any required approval of the Sonus Shareholders of the Sonus Shareholder Resolutions.

7.2    Mutual Understanding Regarding Amendments

        The parties agree that if the Sonus or OncoGenex, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its security holders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with the Sonus or OncoGenex, as the case may be, so that such amendment can be effected subject to applicable Laws and the rights of the security holders.

7.3    Termination

        The right of any party hereto to terminate this Agreement pursuant to this Section 7.3 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement. This Agreement may be terminated at any time prior to the Effective Time, whether before or after holding of the OncoGenex Meetings and the Sonus Meeting:

  (a)
  by mutual consent of OncoGenex and Sonus;

  (b)
  by OncoGenex, (i) upon a breach of any covenant or agreement on the part of Sonus set forth in this Agreement, or (ii) if any representation or warranty of Sonus shall have become untrue, in either case such that the conditions set forth in Section 6.1 or Section 6.3 would not be satisfied (a "Terminating Sonus Breach"); subject to the notice and cure provisions in Section 6.4;

  (c)
  by Sonus, (i) upon breach of any covenant or agreement on the part of OncoGenex set forth in this Agreement, or (ii) if any representation or warranty of OncoGenex shall have become untrue, in either case such that the conditions set forth in Section 6.1 or Section 6.2 would not be satisfied (a "Terminating OncoGenex Breach"); subject to the notice and cure provisions in Section 6.4;

  (d)
  by either OncoGenex or Sonus, if there shall be any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity which is final and nonappealable preventing the consummation of the transactions contemplated by this Agreement; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.3(d) shall have used reasonable efforts to cause any such decree, permanent injunction, judgment or other order to be vacated or lifted;

  (e)
  by either OncoGenex or Sonus, if the Arrangement shall not have been consummated on or before September 30, 2008; provided, further, that the right to terminate this Agreement under this Section 7.3(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Arrangement to occur on or before such date;

  (f)
  by either OncoGenex or Sonus, if the Sonus Shareholder Resolutions shall not have been approved at the Sonus Meeting (including any adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 7.3(f) shall not be available to Sonus if Sonus has not complied with its obligations under this Agreement;

  (g)
  by either Sonus or OncoGenex, if the Arrangement Resolution shall not have been approved at the OncoGenex Meetings (including any adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 7.3(g) shall not be available to OncoGenex if OncoGenex has not complied with its obligations under this Agreement;

  (h)
  by OncoGenex, if (i) the Board of Directors of Sonus withdraws or modifies its recommendation of this Agreement or the Sonus Shareholder Resolutions or shall have resolved or publicly announced its intention to do any of the foregoing or the Board of Directors of Sonus shall have agreed to accept an Acquisition Proposal or recommended to the Sonus Shareholders any Acquisition Proposal or resolved to do so; or (ii) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Sonus Common Shares is commenced or a registration statement with respect thereto shall have been filed and the Board of Directors of Sonus, within ten (10) Business Days after such tender offer or exchange offer is so commenced or such registration statement is so filed, either fails to recommend against acceptance of such tender or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender or exchange offer by its shareholders;

  (i)
  intentionally omitted;

  (j)
  by Sonus, if the Board of Directors of Sonus shall have determined to recommend an Acquisition Proposal to its shareholders after determining, pursuant to Section 5.5, that such Acquisition Proposal constitutes a Superior Proposal, and Sonus complies with Section 5.6;

  (k)
  intentionally omitted;

  (l)
  by OncoGenex, if there shall have occurred one or more events which shall have caused a Material Adverse Effect on Sonus which Material Adverse Effect shall have remained uncured (to the extent curable) after the notice and cure period specified in Section 6.4;

  (m)
  by Sonus, if there shall have occurred one or more events which shall have caused a Material Adverse Effect on OncoGenex which Material Adverse Effect shall have remained uncured (to the extent curable) after the notice and cure period specified in Section 6.4;

  (n)
  by OncoGenex, if the Sonus Current Working Capital on the day immediately prior to the proposed Effective Date is less than $21.2 million if the Effective Date is on or before June 30, 2008; $19.4 million if the Effective Date is after June 30, 2008 and on or before July 31, 2008; $18.4 million if the Effective Date is after July 31, 2008 and on or before August 31, 2008; or $17.2 million if the Effective Date is after August 31, 2008; or

  (o)
  by Sonus, if the OncoGenex Current Working Capital on the day immediately prior to the proposed Effective Date is negative.

7.4    Effect Of Termination

        Except as provided in Section 7.5, in the event of the termination of this Agreement pursuant to Section 7.3, this Agreement shall forthwith become void, there shall be no liability on the part of OncoGenex or Sonus or any of their respective officers, directors, shareholders or agents to the other, and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any willful breach by a party of any of its representations, warranties, covenants or agreements in this Agreement; and provided that the provisions of Sections 5.7 and 7.5 will remain in full force and effect and survive any termination of this Agreement.

7.5    Expenses

  (a)
  Except as otherwise set forth in this Agreement, all costs and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses, whether or not the Arrangement is consummated.

  (b)
  If OncoGenex terminates this Agreement pursuant to Section 7.3(h) or Sonus terminates this Agreement pursuant to Section 7.3(j), then Sonus shall pay to OncoGenex the sum of $500,000 plus out of pocket expenses of up to $350,000 in immediately available funds. Such payment shall be made within 5 Business Days after termination of this Agreement.

7.6    Liquidated Damages

        Each of the parties acknowledges that the damages set forth in this Section 7 are a genuine pre-estimate of the damages which the other will suffer or incur as a result of the event giving rise to those damages and are not penalties. Each of the parties irrevocably waives any right it may have to raise as a defense in any proceedings that any such damages are abusive.

7.7    Remedies

        Subject to Section 7.8, the parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to the parties.

7.8    Effect of Break Fee Payment

        Nothing in this Agreement shall preclude a party from seeking damages in respect of losses incurred or suffered by such party as a result of any breach of this Agreement by the other party, seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise, or seeking specific performance of any of such covenants or agreements, without the necessity of posting bond or security in connection therewith. Notwithstanding Section 7.7, payment of the fee set forth in Section 7.5 shall be the exclusive remedy in the event of termination pursuant to 7.3(h) or 7.3(j).

8.     GENERAL

8.1    Notices

        All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

  (a)
  If to OncoGenex:

    OncoGenex Technologies Inc.
    400 - 1001 West Broadway
    Vancouver, BC V6H 4B1

    Attention:    President and Chief Executive Officer
    Facsimile:    (604) 736-3687

    with a copy to:

    DuMoulin Black LLP
    10th Floor, 595 Howe Street
    Vancouver, British Columbia V6C 2T5

    Attention:    J. Douglas Seppala
    Facsimile:    (604) 687-3635

    and to:

    Dorsey &Whitney LLP
    U.S. Bank Centre
    1420 Fifth Avenue
    Suite 3400
    Seattle, WA 98101-4010

    Attention:    Randal Jones
    Facsimile:    (206) 903-8820

  (b)
  If to a Sonus Party:

    Sonus Pharmaceuticals, Inc.
    1522 217th Place SE
    Suite 100
    Bothell, WA 98021

    Attention:    Chief Executive Officer
    Facsimile:    425-686-1600

    with a copy to:

    Fasken Martineau & DuMoulin LLP
    2900 - 550 Burrard Street
    Bentall 5, Box 29
    Vancouver, British Columbia V6C 0A3

    Attention:    Iain Mant
    Facsimile:    (604) 631-3232

    and to:

    Stradling Yocca Carlson & Rauth
    Orange County Office
    660 Newport Center Drive
    Suite 1600
    Newport Beach, CA 92660

    Attention:    Christopher Ivey
    Facsimile:    (949) 823-5121

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

8.2    Assignment

        No party hereto may assign its rights or obligations under this Agreement or the Arrangement.

8.3    Binding Effect

        This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors. For greater certainty, regardless of whether the Arrangement Resolution has been passed and regardless of whether the Interim Order or the Final Order has been granted, Sonus will not have any right pursuant to this Agreement or the Plan of Arrangement, in equity or otherwise, whether absolutely or contingently, to, or to acquire, OncoGenex Shares or OncoGenex Debentures prior to the Effective Time, and any such right will only come into existence when the Plan of Arrangement becomes effective and binding at the Effective Time.

8.4    Waiver and Modification

        OncoGenex and Sonus may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waiver or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

8.5    No Personal Liability

  (a)
  No director or officer of Sonus shall have any personal liability whatsoever to OncoGenex under this Agreement, or any other document delivered in connection with the Arrangement by or on behalf of Sonus.

  (b)
  No director or officer of OncoGenex shall have any personal liability whatsoever to Sonus under this Agreement, or any other document delivered in connection with the Arrangement by or on behalf of OncoGenex.

8.6    Further Assurances

        Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and things and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.7    Consultation

        Sonus and OncoGenex agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement.

8.8    Governing Laws

        This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

8.9    Severability

        If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall in such event negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under this Agreement.

8.10    Counterparts

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be un original, but all of which together shall constitute one and the same instrument.

8.11    Withholding Rights

        Sonus, or its paying agent, shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement or the Arrangement such amounts as Sonus or its agent is required to deduct and withhold with respect to the making of such payment under the Code, the Income Tax Act (Canada) or any provision of state, or local or other law. To the extent that amounts are so withheld by Sonus or its agent, such withheld amounts shall be treated for all purposes of this Agreement and the Arrangement as having been paid to the OncoGenex Shareholders.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

SONUS PHARMACEUTICALS, INC.
By:	/s/ MICHAEL A. MARTINO Michael A. Martino President and Chief Executive Officer
ONCOGENEX TECHNOLOGIES INC.
By:	/s/ SCOTT CORMACK Scott Cormack President and Chief Executive Officer

Exhibits to Arrangement Agreement

Exhibit A:	Appropriate Regulatory Approvals	A-1
Exhibit B:	Arrangement Resolution	B-1
Exhibit C:	Plan of Arrangement Under Section 192 of the Canada Business Corporations Act	See Annex B
	Appendix 1 to Exhibit C: Escrow Agreement	See Annex E
Exhibit D:	Intentionally Omitted
Exhibit E:	Voting Agreements	See Annex D-1 and Annex D-2

EXHIBIT A
APPROPRIATE REGULATORY APPROVALS

PART I

To be obtained or filed by Sonus

  •
  exemption orders from the Ontario Securities Commission, the British Columbia Securities Commission and the Alberta Securities Commission from the prospectus requirements with respect to resale of Sonus Common Shares as described in Section 2.6(a)

  •
  if Sonus is unable to obtain the orders described in Section 2.6(a), filing a preliminary prospectus and final prospectus and obtaining receipts therefore as described in Section 2.6(b)

  •
  if Sonus Common Shares are then listed on the NGM or NCM, authorization for listing of Sonus Common Shares issuable in connection with the Arrangement and upon exercise of the Replacement Options on the NGM or NCM, subject to the official notice of issuance

  •
  amendments to Sonus' Form S8 and any prospectus relating thereto on file with the SEC

Such other material authorizations, orders or consents of or, registration, declaration or filing with, any Governmental Entities as required by or with respect to Sonus in connection with the execution and delivery by Sonus of this Agreement or the Arrangement or any other documents and agreements to be delivered under this Agreement, or consummation by Sonus of the transactions contemplated by this Agreement or the Arrangement.

PART II

To be obtained or filed by OncoGenex

  •
  notice to the Director of the application for the Interim Order

  •
  notice to the Director of the application for the Final Order

  •
  filing of the Articles of Arrangement with the Director under the CBCA upon receipt of the Final Order

  •
  in the event any OncoGenex Securityholders exercise Dissent Rights, application to Court to fix a fair value for the shares and debentures of any such OncoGenex Securityholder who fails to accept an offer by OncoGenex to pay an amount considered by the directors of OncoGenex to be the fair value for such shares

Such other material authorizations, orders or consents of or, registration, declaration or filing with, any Governmental Entities as required by or with respect to OncoGenex in connection with the execution and delivery by OncoGenex of this Agreement or the Arrangement or any other documents and agreements to be delivered under this Agreement, or consummation by OncoGenex of the transactions contemplated by this Agreement or the Arrangement.

EXHIBIT B
ARRANGEMENT RESOLUTION

SPECIAL RESOLUTION OF
THE ONCOGENEX TECHNOLOGIES INC. SECURITYHOLDERS

        IT WAS RESOLVED that:

  1.
  The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving OncoGenex Technologies Inc. (the "Corporation"), as more particularly described and set forth in the management proxy circular (the "Circular") of the Corporation accompanying the notice of this meeting dated    •    , 2008 (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted.

  2.
  The plan of arrangement (the "Plan of Arrangement") involving the Corporation, the full text of which is set out as Exhibit C to the Arrangement Agreement made as of May 27, 2008 between Sonus Pharmaceuticals, Inc. and the Corporation (the "Arrangement Agreement") (as the Plan of Arrangement may be or may have been amended), is hereby approved and adopted.

  3.
  The Arrangement Agreement, the actions of the directors of the Corporation is approving the Arrangement and the actions of the directors and officers of the Corporation in executing and delivering the Arrangement Agreement are hereby ratified, authorized, approved and adopted.

  4.
  Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders, debentureholders and optionholders of the Corporation or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Corporation are hereby authorized and empowered (i) to amend the Arrangement Agreement, or the Plan of Arrangement to the extent permitted thereby, and (ii) not to proceed with the Arrangement without further approval of the shareholders, debentureholders and optionholders of the Corporation, but only if the Arrangement Agreement is terminated in accordance with Article 7 thereof.

  5.
  Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute, under the seal of the Corporation or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Arrangement Agreement for filing.

  6.
  Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such termination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

EXHIBIT C
PLAN OF ARRANGEMENT UNDER SECTION 192 OF THE CANADA
BUSINESS CORPORATIONS ACT

See Annex B to the Proxy Statement

APPENDIX 1 TO PLAN OF ARRANGEMENT

FORM OF ESCROW AGREEMENT

See Annex E to the Proxy Statement

EXHIBIT E
VOTING AGREEMENT

See Annex D-1 and Annex D-2 to the Proxy Statement

ANNEX B: PLAN OF ARRANGEMENT

ARTICLE 1
INTERPRETATION

1.1    Definitions.    In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control of, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise;

  "Announcement Date" means the day on which Sonus and OncoGenex first publicly announce the entering into the Arrangement Agreement;

  "Arrangement" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.1 of the Arrangement Agreement or Article 5 hereof or made at the direction of the Court in the Final Order;

  "Arrangement Agreement" means the agreement made as of    •    between Sonus and OncoGenex, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

  "Arrangement Resolution" means the special resolutions passed by the holders of the OncoGenex Securities at the Meetings;

  "Articles of Arrangement" means the articles of arrangement of OncoGenex in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

  "Assumed Option" has the meaning ascribed thereto in section 2.2(b), and, when used in the plural in a context where the number of such options is relevant, means the number of Sonus Common Shares issuable under such Assumed Option once such option has fully vested;

  "Assumption Agreement" means the Stock Option Assumption, Amending and Confirmation Agreement relating to the assumption by Sonus of the OncoGenex Stock Option Plan and OncoGenex Options to be made between Sonus and OncoGenex prior to the Effective Date;

  "Average Market Price" means the average closing price of a Sonus Common Share on the NGM (or any other exchange on which Sonus Common Shares are listed for trading) for the ten consecutive Trading Days commencing with the Announcement Date or commencing with the first Trading Day after the Announcement Date if the Announcement is after 1:00 p.m. Pacific Time;

  "BC Advantage Debenture" means the US$165,519 principal amount secured debenture of OncoGenex issued to BC Advantage Funds (VCC) Ltd. and outstanding at the date of the Arrangement Agreement;

  "BC Advantage Debenture Repayment Amount" means the principal and interest owing to the holder of the BC Advantage Debenture on the tenth Trading Day following the Announcement Date;

  "BC Advantage Shares Issuable" means the number of Sonus Common Shares issuable that is equal to the BC Advantage Debenture Repayment Amount divided by 85 percent of the Average Market Price;

  "Business Day" means any day on which commercial banks are open for business in Seattle, Washington and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in Seattle, Washington under the laws of the State of Washington or the federal laws of the United States of America;

  "Canadian Resident" means a person who is not a non-resident of Canada for purposes of the ITA;

  "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

  "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

  "Circular" means the notice of the Meetings and accompanying management proxy circular to be sent to holders of OncoGenex Shares, OncoGenex Debentures and OncoGenex Options in connection with the Meetings;

  "Clearance Certificate" has the meaning ascribed thereto in Section 4.9;

  "Court" means the Supreme Court of British Columbia;

  "CRA" means Canada Revenue Agency;

  "Current Market Price" means on any date of determination, the average closing price of a Sonus Common Share on the NGM (or any other exchange on which Sonus Common Shares are listed for trading) for the ten consecutive Business Days immediately preceding such date;

  "Debenture Shares Issuable" means the BC Advantage Shares Issuable plus the Other Debenture Shares Issuable;

  "Depositary" means Computershare Trust Company of Canada, at such offices as will be set out in the Letter of Transmittal;

  "Deposited Securities" has the meaning ascribed thereto in section 2.2(e);

  "Director" means the Director appointed under section 260 of the CBCA;

  "Dissent Procedures" has the meaning set out in section 3.1;

  "Dissenting Securityholder" means a holder of OncoGenex Shares or OncoGenex Debentures who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

  "Effective Date" means the date shown on the Certificate;

  "Effective Time" means 12:01 a.m. (Pacific time) on the Effective Date;

  "Escrow Agent" means Computershare Trust Company of Canada or such other Person as the parties hereto may approve, in its capacity as escrow agent under the Escrow Agreements, and includes any successor escrow agent appointed thereunder;

  "Escrow Agreements" means the agreements to be made among Sonus, the Escrow Agent and each of the Escrow Shareholders (or the Escrow Shareholders' Agent on behalf of one or more Escrow Shareholders), which shall be substantially in the form and content of Appendix 1 hereto, as amended or supplemented from time to time in accordance with the terms thereof;

  "Escrow Ratio" means the number calculated by dividing 25,000,000 by the number of OncoGenex Shares outstanding immediately prior to the Effective Time;

  "Escrow Shareholder" means a Person who is an OncoGenex Shareholder immediately prior to the Effective Time and for whose benefit Deposited Securities have been deposited with the Escrow Agent under an Escrow Agreement;

  "Escrow Shareholders' Agent" means Howard Riback, or such other Person as the parties hereto may approve, in his capacity as shareholders' agent under the Escrow Agreements and includes any successor shareholders' agent appointed under the Escrow Agreements;

  "Escrowed Sonus Common Share Certificate" has the meaning ascribed thereto in section 4.1(a);

  "Exchanged Portion" means (i) with respect to the BC Advantage Debenture, the principal amount of the BC Advantage Debenture that is equal to the Original Principal Amount of the BC Advantage Debenture multiplied by the number of Sonus Common Shares issued under section 2.2(a)(i) divided by the BC Advantage Shares Issuable; and (ii) with respect to the Other Debentures, the principal amount of the Other Debentures that is equal to the aggregate Original Principal Amount of the Other Debentures multiplied by the number of Sonus Common Shares issued under section 2.2(a)(ii) divided by the Other Debenture Shares Issuable;

  "Final Order" means the final order of the Court approving the Arrangement, granted pursuant to section 192 of the CBCA, as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

  "holder" means, when used with reference to any OncoGenex Securities, the holder of such OncoGenex Securities shown from time to time on the securities register maintained by or on behalf of OncoGenex in respect of such OncoGenex Securities;

  "Interim Order" means the interim order of the Court made in connection with the process for obtaining shareholder approval of the Arrangement and related matters;

  "ITA" means the Income Tax Act, R.S.C. 1985, c.1 (5th Supp.), as amended;

  "Letter of Transmittal" means the Letter of Transmittal for use by holders of OncoGenex Shares and/or OncoGenex Debentures, in the form which will accompany the Circular;

  "Meeting of Class A Shareholders" means the special meeting of the holders of OncoGenex Class A Preferred Shares (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Class A Preferred Shares consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Class B Shareholders" means the special meeting of the holders of OncoGenex Class B Preferred Shares (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Class B Shares consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Common Shareholders and Optionholders" means the special meeting of the holders of OncoGenex Common Shares and the holders of OncoGenex Options (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Common Shares and each and every holder of OncoGenex Options consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Debentureholders" means the special meeting of the holders of OncoGenex Debentures (including any adjournment thereof) that is to be convened as provided by the Interim

  Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Debentures consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meetings" means the Meeting of Class A Shareholders, the Meeting of Class B Shareholders, the Meeting of Debentureholders and the Meeting of Common Shareholders and Optionholders;

  "Meetings Date" means the date of the Meetings;

  "NGM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq Global Market;

  "OncoGenex" means OncoGenex Technologies Inc., a corporation existing under the federal laws of Canada;

  "OncoGenex Class A Preferred Shares" means the OncoGenex Series 1 Class A Preferred Shares and the OncoGenex Series 2 Class A Preferred Shares;

  "OncoGenex Class B Preferred Shares" means the OncoGenex Series 1 Class B Preferred Shares and the OncoGenex Series 2 Class B Preferred Shares;

  "OncoGenex Common Shares" means the common shares in the capital of OncoGenex;

  "OncoGenex Debentures" means the BC Advantage Debenture and the Other Debentures, collectively;

  "OncoGenex Option" means an option to purchase OncoGenex Common Shares granted under the OncoGenex Stock Option Plan and being outstanding and unexercised at the Effective Time;

  "OncoGenex Preferred Shares" means the OncoGenex Class A Preferred Shares and OncoGenex Class B Preferred Shares;

  "OncoGenex Securities" means the OncoGenex Shares, the OncoGenex Debentures and the OncoGenex Options, collectively;

  "OncoGenex Series 1 Class A Preferred Shares" means the Series 1 Class A Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 1 Class B Preferred Shares" means the Series 1 Class B Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 2 Class A Preferred Shares" means the Series 2 Class A Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 2 Class B Preferred Shares" means the Series 2 Class B Preferred shares in the capital of OncoGenex;

  "OncoGenex Shares" means the OncoGenex Common Shares and the OncoGenex Preferred Shares, collectively; and

  "OncoGenex Stock Option Plan" means the employee stock option plan of OncoGenex, as amended and in effect on the date of the Arrangement Agreement;

  "Original Principal Amount" means the principal amount of an OncoGenex Debenture immediately prior to the Effective Time;

  "Other Debenture Exchange Ratio" means 1,000 divided by 4,334,481;

  "Other Debenture Repayment Amount" means the aggregate principal and interest owing to the holders of the Other Debentures on the tenth Trading Day following the Announcement Date;

  "Other Debenture Shares Issuable" means the aggregate number of Sonus Common Shares issuable that is equal to the Other Debenture Repayment Amount divided by 85 percent of the Average Market Price;

  "Other Debentures" means the US$4,334,481 aggregate principal amount secured debentures of OncoGenex issued to Ventures West 7 Limited Partnership, Ventures West 7 U.S. Limited Partnership, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., BDC Capital Inc. and WHI Morula Fund, LLC and outstanding at the date of the Arrangement Agreement;

  "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

  "Remaining Portion" means, with respect to the OncoGenex Debentures, the aggregate Original Principal Amount less the Exchanged Portion;

  "Reverse Stock Split" means a reverse stock split of Sonus Common Shares on the basis of between 10 and 20 Sonus Common Shares being combined into one (1) Sonus Common Share or on such other basis as agreed upon by Sonus and OncoGenex prior to mailing the Proxy Statement (as defined in the Arrangement Agreement);

  "Share Cap" has the meaning ascribed thereto in section 2.2(a);

  "Share Exchange Ratio" means the number calculated by the following formula:

Share Exchange Ratio =	(A + B - C) D

Where:	A =	the number of Sonus Common Shares outstanding immediately prior to the Effective Time
	B =	25,000,000 Sonus Common Shares
	C =	the Debenture Shares Issuable, subject to a maximum equal to the Share Cap
	D =	the number of OncoGenex Shares outstanding immediately prior to the Effective Time;

  "Sonus" means Sonus Pharmaceuticals, Inc., a corporation existing under the laws of the State of Delaware;

  "Sonus Common Share" means a share of common stock, par value U.S. $0.001, in the capital of Sonus and any other securities into which such share may be changed;

  "Trading Day" means any day that the NGM (or any other exchange on which Sonus Common Shares are listed for trading) is open for trading.

1.2    Sections and Headings.    The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3    Number, Gender and Persons.    In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

1.4    Date for any Action.    If any date on which any action is required to be taken under this Plan of Arrangement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2
ARRANGEMENT

2.1    Binding Effect.    This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) OncoGenex, (ii) Sonus (iii) all holders of OncoGenex Shares, (iv) all holders of OncoGenex Debentures, and (v) all holders of OncoGenex Options. For greater certainty, regardless of whether the Arrangement Resolution has been passed and regardless of whether the Interim Order or the Final Order has been granted, Sonus will not have any right pursuant to the Arrangement Agreement or this Plan of Arrangement, in equity or otherwise, whether absolutely or contingently, to, or to acquire, OncoGenex Shares or OncoGenex Debentures prior to the Effective Time, and any such right will only come into existence when this Plan of Arrangement becomes effective and binding at the Effective Time.

2.2    Arrangement.    Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

  (a)
  subject to section 2.2(b), each of the OncoGenex Debentures (other than OncoGenex Debentures held by Dissenting Securityholders who are ultimately entitled to be paid fair value of the OncoGenex Debentures held by them) will be transferred by the holder thereof, without any act or formality on its part, to Sonus (or an Affiliate thereof) in exchange for (i) in the case of the BC Advantage Debenture, that number of fully paid and non-assessable Sonus Common Shares equal to the BC Advantage Shares Issuable, and (ii) in the case of the Other Debentures, for each $1,000 principal amount of Other Debentures transferred, that number of fully paid and non-assessable Sonus Common Shares equal to the Other Debenture Exchange Ratio multiplied by the Other Debenture Shares Issuable; provided, however, in no event shall Sonus be obligated to issue pursuant to this section 2.2(a) a number of Sonus Common Shares that exceeds the number of Sonus Common Shares outstanding immediately prior to the Effective Time (the "Share Cap");

  (b)
  to the extent that the Share Cap limits the number of Sonus Common Shares otherwise issuable pursuant to section 2.2(a) and notwithstanding Section 2.2(a), only that portion of the OncoGenex Debentures as is equal to the Exchanged Portion shall be deemed to be transferred to Sonus and the Remaining Portion shall be deemed to remain outstanding and be held by the OncoGenex Debentureholders; and to the extent OncoGenex Debentures are transferred to Sonus pursuant to section 2.2(a) and (b), the name of each such holder will be removed from the register of holders of OncoGenex Debentures and added to the register of holders of Sonus Common Shares, and Sonus will be recorded as the registered holder of OncoGenex Debentures transferred and will be deemed to be the legal and beneficial owner thereof. To the extent that there is a Remaining Portion, the OncoGenex Debentureholders will continue to be recorded as the registered holders of that portion of the OncoGenex Debentures that are not transferred and will be deemed to be the legal and beneficial owners thereof. For the purposes of section 2.2(a) and this section 2.2(b), the Other Debentures and BC Advantage Debenture shall rank pari-passu with each other;

  (c)
  each OncoGenex Share (other than OncoGenex Shares held by Dissenting Securityholders who are ultimately entitled to be paid the fair value of the OncoGenex Shares held by them) will be transferred by the holder thereof, without any act or formality on its part, to Sonus in exchange for that number of fully paid and non-assessable Sonus Common Shares equal to the Share Exchange Ratio; and the name of each such holder will be removed from the register of holders of OncoGenex Shares and added to the register of holders of Sonus Common Shares, and Sonus will be recorded as the registered holder of such OncoGenex Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

  (d)
  each OncoGenex Option shall, without any act or formality, be exchanged by the holder thereof for an option (an "Assumed Option") to purchase a number of Sonus Common Shares equal to the product of the Share Exchange Ratio multiplied by the number of OncoGenex Common Shares subject to such OncoGenex Option. Such Assumed Option shall provide for an exercise price per Sonus Common Share equal to the exercise price per share of such OncoGenex Option immediately prior to the Effective Time divided by the Share Exchange Ratio and rounded up to the nearest one hundredth of a cent. If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a Sonus Common Share, then the number of Sonus Common Shares subject to such Assumed Option shall be rounded down to the next whole number of Sonus Common Shares. The term to expiry, conditions to and manner of exercise, vesting schedule and other terms and conditions of each of the Assumed Options shall be the same as the terms and conditions of the OncoGenex Option for which it is exchanged (except as provided for in the Assumption Agreement), and any document or agreement previously evidencing an OncoGenex Option shall be deemed to be an agreement between Sonus and the holder thereof evidencing such Assumed Option. Notwithstanding the above, in the event a holder of an OncoGenex Option would be subject to Section 409A of the Code (as defined in the Arrangement Agreement) as a result of the application of this Section 2.2(d) (but for this sentence), the determination of the exercise price and number of Sonus Common Shares that constitute the Assumed Option shall be adjusted as necessary such that the Assumed Option satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D); and

  (e)
  each Person entitled to receive Sonus Common Shares to be issued pursuant to section 2.2(c) of this Plan of Arrangement, (i) who does not execute an Escrow Agreement will be deemed to have irrevocably appointed and authorized the Escrow Shareholders' Agent, as the agent of such Person, to enter into and act under an Escrow Agreement on behalf of such Person in the manner contemplated in the Escrow Agreement, (ii) will be deemed to have irrevocably authorized and directed Sonus, and its representatives and agents, to withhold from the total number of Sonus Common Shares issuable to such Person pursuant to section 2.2(c) of this Plan of Arrangement at the Effective Time and cause to be deposited with the Escrow Agent, that number of Sonus Common Shares as is equal to the number of OncoGenex Shares held by such Person immediately prior to the Effective Time multiplied by the Escrow Ratio, rounded down to the nearest whole number (the "Deposited Securities"), (iii) will be deemed to have irrevocably authorized the Escrow Agent to hold and deal with such Person's Deposited Securities in accordance with the terms of the Escrow Agreements, and (iv) will be bound by the provisions of the Escrow Agreements in respect of all of such Person's Deposited Securities.

2.3    Adjustments to Exchange Ratios.    The Share Exchange Ratio, the Escrow Ratio, the Other Debenture Shares Issuable and the BC Advantage Shares Issuable shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Sonus Common Shares or OncoGenex Shares), reorganization, recapitalization or other like change with respect to Sonus Common Shares or OncoGenex Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time, including, but not limited to, the Reverse Stock Split.

ARTICLE 3
RIGHTS OF DISSENT

3.1    Rights of Dissent.    Holders of OncoGenex Shares and OncoGenex Debentures may exercise rights of dissent with respect to such shares and debentures pursuant to and in the manner set forth in section 190 of the CBCA and this section 3.1 (collectively, the "Dissent Procedures") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by OncoGenex not later than 5:00 p.m. (Vancouver time) on the last Business Day preceding the Meetings Date. Holders of OncoGenex Shares and OncoGenex Debentures who duly exercise such rights of dissent and who:

  (a)
  are ultimately entitled to be paid fair value by OncoGenex for their OncoGenex Shares or OncoGenex Debentures, as the case may be, shall be deemed to have transferred such OncoGenex Shares and OncoGenex Debentures to OncoGenex on the Effective Date, in exchange for the fair value therefor and shall receive such fair value in accordance with the Dissent Procedures, less any applicable tax withholdings; or

  (b)
  are ultimately not entitled, for any reason, to be paid fair value for their OncoGenex Shares or OncoGenex Debentures, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of OncoGenex Shares or OncoGenex Debentures, as the case may be, and shall receive Sonus Common Shares on the basis determined in accordance with section 2.2(a), (b) or (c), as applicable, but in no case shall Sonus, OncoGenex or any other Person be required to recognize such holders as holders of OncoGenex Shares or OncoGenex Debentures, as the case may be, after the Effective Time, and the names of such holders of OncoGenex Shares and OncoGenex Debentures shall be deleted from the registers of holders of OncoGenex Shares and OncoGenex Debentures, as the case may be, at the Effective Time.

ARTICLE 4
CERTIFICATES AND FRACTIONAL SHARES

4.1    Exchange of OncoGenex Share Certificates for Sonus Common Shares.    At or promptly after the Effective Time, Sonus shall deposit or cause the deposit with the Depositary, for the benefit of the holders of OncoGenex Shares who will receive Sonus Common Shares on the Arrangement, certificates representing that number of whole Sonus Common Shares to be delivered pursuant to section 2.2(c) (rounded down to the nearest whole number), upon the exchange of OncoGenex Shares and cause the Depositary to deliver such certificates as follows:

  (a)
  to the Escrow Agent, for each Person for whom Deposited Securities are to be deposited with the Escrow Agent, a certificate representing such Deposited Securities (the "Escrowed Sonus Common Share Certificate"); and

  (b)
  to each such Person a certificate representing the balance of the Sonus Common Shares that such Person is entitled to pursuant to section 2.2(c).

Upon surrender to the Depositary for cancellation of a certificate duly endorsed for transfer or accompanied by documents to effect a transfer, which certificate immediately prior to the Effective Time represented one or more OncoGenex Shares which were exchanged for Sonus Common Shares under the Arrangement, together with a duly executed Letter of Transmittal, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder or the Escrow Agent, as described above, certificates representing that number (rounded down to the nearest whole number) of Sonus Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.4, less any amounts withheld pursuant to section 4.8), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of OncoGenex Shares which was not registered in the transfer records of OncoGenex, certificates representing the proper number of Sonus Common Shares may, subject to section 2.2, be issued to the transferee if the certificate, which immediately prior to the Effective Time represented OncoGenex Shares which OncoGenex Shares were exchanged for Sonus Common Shares under the Arrangement, is presented to the Depositary and accompanied by all documents reasonably required to evidence and effect such transfer to such transferee, plus a Letter of Transmittal duly executed by such transferee. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented one or more outstanding OncoGenex Shares which OncoGenex Shares were exchanged for Sonus Common Shares under the Arrangement, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) certificates representing the Sonus Common Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of fractional Sonus Common Shares as contemplated by section 4.5 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Sonus Common Shares as contemplated by section 4.4, in each case, less any amounts withheld pursuant to section 4.8.

4.2    Exchange of OncoGenex Debentures for Sonus Common Shares.    At or promptly after the Effective Time, Sonus shall deposit or cause the deposit with the Depositary, for the benefit of the holders of OncoGenex Debentures who will receive Sonus Common Shares on the Arrangement, certificates representing that number of whole Sonus Common Shares to be delivered pursuant to section 2.2(a), upon the exchange of OncoGenex Debentures. Upon surrender to the Depositary for cancellation of a certificate duly endorsed for transfer or accompanied by documents to effect a transfer, which certificate immediately prior to the Effective Time represented one or more OncoGenex Debentures which were exchanged for Sonus Common Shares under the Arrangement, together with a duly executed Letter of Transmittal, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Sonus Common Shares which such holder has the right to receive (together with any distributions with respect thereto pursuant to section 4.4, less any amounts withheld pursuant to section 4.8). In the event of a transfer of ownership of OncoGenex Debentures which was not registered in the transfer records of OncoGenex, a certificate representing the proper number of Sonus Common Shares may, subject to section 2.2, be issued to the transferee if the certificate which immediately prior to the Effective Time represented OncoGenex Debentures which OncoGenex Debentures were exchanged for Sonus Common Shares under the Arrangement, is presented to the Depositary and accompanied by all documents reasonably required to evidence and effect such transfer to such transferee, plus a Letter of Transmittal duly executed by such transferee. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding OncoGenex Debentures which OncoGenex Debentures were exchanged for Sonus Common Shares under the Arrangement, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing the Sonus Common Shares as contemplated by this section 4.2, (ii) a cash payment in lieu of fractional Sonus Common Shares as contemplated by section 4.5 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Sonus Common Shares as contemplated by section 4.4, in each case, less any amounts withheld pursuant to section 4.8.

4.3    Deposit of Securities in Escrow.    At or promptly after the Effective Time, Sonus shall deposit, or cause to be deposited, with the Escrow Agent the Escrowed Sonus Common Share Certificates representing all of the Sonus Common Shares comprising the Deposited Securities, being in the aggregate certificates representing all of the Deposited Securities, all of which shall be held and dealt with in accordance with the terms of the Escrow Agreements.

4.4    Distributions with Respect to Unsurrendered Certificates.    No dividends or other distributions declared or made after the Effective Time with respect to Sonus Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding OncoGenex Securities that were exchanged pursuant to section 2.2, unless and until the holder of record of such certificate surrenders such certificate and other documents in accordance with section 4.1 or section 4.2, or such other documents in accordance with section 4.5, as the case may be. Subject to applicable law, at the time of such surrender of any such certificate (or in the case of clause (ii) below, at the appropriate payment date), there shall be paid to such holder, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Sonus Common Share and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Sonus Common Share.

4.5    No Fractional Shares.    No certificates or scrip representing fractional Sonus Common Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 or section 4.2 or of documents pursuant to section 4.5, and no dividend, stock split or other change in the capital structure of Sonus shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Sonus. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in a Sonus Common Share will receive a cash payment from the Depositary equal to the product of such fractional interest multiplied by the Current Market Price on the Effective Date. Sonus shall from time to time as necessary provide the Depositary with funds sufficient to satisfy these obligations. The aggregate number of Sonus Common Shares for which no certificates are issued as a result of the foregoing provisions of this section 4.5 shall be deemed to have been surrendered by the Depositary, on behalf of the owners thereof, to Sonus, for no additional consideration at the Effective Time.

4.6    Lost Certificates.    In the event any certificate which immediately prior to the Effective Time represented one or more outstanding OncoGenex Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such affidavit for such lost, stolen or destroyed certificate, one or more certificates representing one or more Sonus Common Shares (and any dividends or distributions with respect thereto) deliverable in accordance with such Person's Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Sonus Common Shares are to be issued shall, as a condition precedent to the issuance thereof, provide an indemnity to the Depositary, which indemnity is satisfactory to Sonus and its transfer agent so as to indemnify Sonus against any claim that may be made against Sonus, with respect to the certificate alleged to have been lost, stolen or destroyed.

4.7    Extinction of Rights.    Any certificate which immediately prior to the Effective Time represented outstanding OncoGenex Shares or OncoGenex Debentures that were exchanged pursuant to section 2.2 and not deposited, with all other documents required by section 4.1 or section 4.2, as the case may be, on or prior to the third anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder or debentureholder, as the case may be, against Sonus. On such date, the Sonus Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Sonus, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder. None of Sonus, OncoGenex or the Depositary shall be liable to any person in respect of any Sonus Common Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.8    Withholding Rights.    Each of Sonus and the Depositary shall be entitled to withhold from any Sonus Common Shares or other consideration otherwise issuable or payable pursuant to this Plan of Arrangement to any holder of OncoGenex Shares and OncoGenex Debentures who is not a Canadian Resident (a "Non-Resident Holder"), such amounts as Sonus or the Depositary, respectively, are required to deduct and withhold with respect to such issuance or payment, as the case may be, under Sections 116 and 212 of the ITA. Since the consideration paid to the Non-Resident Holder of OncoGenex Shares and OncoGenex Debentures under the Arrangement Agreement is in the form of Sonus Common Shares and not cash, and the liquidation value of those shares is unknown, Sonus or the Depositary will initially holdback all Sonus Common Shares otherwise issuable to a Non-Resident Holder. Any amount actually paid to the CRA by Sonus or by the Depositary when demanded by the CRA under the ITA on behalf of any Non-Resident Holder of OncoGenex Shares and OncoGenex Debentures will immediately become due and payable to Sonus by the Non-Resident Holder and shall bear interest at 15% per annum, compounded monthly. The Sonus Common Shares (including Deposited Securities) withheld according to this Section 4.8 will not be released to a Non-Resident Holder until the amounts owing to Sonus are paid in full or waived by Sonus or such conditions described in Section 4.9 are met. If there is no tax ultimately owing by the Non-Resident Holder to the CRA, the interest on the amounts remitted to the CRA by Sonus or the Depositary will be waived by Sonus. If there is an amount owing to Sonus (as a result of Sonus making a payment to the CRA on behalf of a Non-Resident Holder), Sonus shall be authorized to deposit the withheld shares in a segregated brokerage account in trust for the benefit of the Non-Resident Holder and the Non-Resident Holder shall be deemed to have provided the trustee of that account with irrevocable instructions to sell, on terms satisfactory to Sonus, a sufficient number of the withheld Sonus Common Shares to satisfy the taxes paid by Sonus or the Depositary on behalf of the Non-Resident Holder and interest accrued and remit those proceeds to Sonus. If upon the sale of all such Sonus Common Shares and the remittance of all of the related proceeds to Sonus, any remaining liability by the Non-Resident Holder to Sonus remains, that remaining liability shall be waived by Sonus. Notwithstanding the above, any Non-Resident Holder who remits in cash the full amount of tax withholdings potentially owing prior to the receipt of a Clearance Certificate or actually owing after the receipt of a Clearance Certificate, either directly to the CRA or to Sonus, shall have all of their withheld Sonus Common Shares released, subject to Section 2.2(e).

4.9    Clearance Certificates.    If any Sonus Common Shares or other consideration is deducted or withheld from a Non-Resident Holder pursuant to Section 116 of the ITA as described in section 4.8, Sonus or the Depositary, as the case may be, shall, subject to Section 4.8, remit such consideration to such Non-Resident Holder upon delivery by such Non-Resident Holder to Sonus or the Depositary, as the case may be, of a certificate of compliance (with a certificate limit not less than the fair market value of the aggregate consideration to be paid to such Non-Resident Holder for their OncoGenex Shares pursuant to the terms of the Arrangement) issued pursuant to section 116 of the ITA (a "Clearance Certificate"). If such Non-Resident Holder does not so deliver a Clearance Certificate and withholding payment is demanded by the CRA, Sonus will remit sufficient funds to the CRA to comply with this remittance requirement; provided that, if Sonus or the Depositary, as the case may be, is provided with a letter from the CRA advising that none of the amounts deducted or withheld in respect of such Non-Resident Holder are required to be remitted, Sonus or the Depositary, as the case may be, will continue to hold such amounts in accordance with that letter until a Clearance Certificate is provided or until the CRA requires the amounts to be remitted, whichever shall first occur. Subject to Section 4.8, to the extent that amounts are so deducted or Sonus Common Shares withheld, the corresponding amounts will be immediately due and payable to Sonus, provided that such amounts, are actually remitted upon demand to the CRA in accordance with this section.

ARTICLE 5
AMENDMENTS

5.1  OncoGenex reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/ or supplement must be (i) set out in writing, (ii) approved by Sonus, (iii) filed with the Court and, if made following the Meetings, approved by the Court, and (iv) communicated to holders of OncoGenex Shares, OncoGenex Debentures and OncoGenex Options if and as required by the Court.

5.2  Any amendment, modification or supplement to this Plan of Arrangement may be proposed by OncoGenex at any time prior to the Meetings (provided that Sonus shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Meetings (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

5.3  Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meetings shall be effective only if (i) it is consented to by each of OncoGenex and Sonus, and (ii) if required by the Court, it is consented to by holders of the OncoGenex Shares, OncoGenex Debentures or OncoGenex Options voting in the manner directed by the Court.

5.4  Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by OncoGenex, provided that it concerns a matter which, in the reasonable opinion of OncoGenex, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of OncoGenex Shares, OncoGenex Debentures or OncoGenex Options.

ARTICLE 6
FURTHER ASSURANCES

6.1  Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done or executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

Annex C: LEERINK FAIRNESS OPINION

CONFIDENTIAL

May 20, 2008

Board of Directors
Sonus Pharmaceuticals, Inc.
1522 217th Place S.E.
Suite 100
Bothell, WA 98021

Members of the Board of Directors:

        We understand that Sonus Pharmaceuticals, Inc. ("Sonus") and OncoGenex Technologies Inc. ("OncoGenex") are proposing to enter into an Arrangement Agreement (the "Arrangement Agreement"). The terms and conditions of the proposed Arrangement (as defined below) are set out more fully in the Arrangement Agreement. The Arrangement Agreement and the agreements and arrangements contemplated to be executed or to be performed in connection therewith are collectively referred to as the "Transaction Documents."

        The Transaction Documents provide, among other things, that subject to the terms, conditions and adjustments set forth therein, Sonus and OncoGenex will enter into arrangement pursuant to which Sonus will acquire all of the outstanding capital stock and certain other securities of OncoGenex (such arrangement, the "Arrangement") in exchange for (i) at the closing of the proposed Arrangement, the issuance by Sonus of an aggregate of 37,062,049 shares of Sonus's common stock, $0.001 par value per share (the "Common Stock") (such shares of Common Stock described in this clause (i) are collectively referred to as the "Initial Consideration"); and (ii) at the closing of the proposed Arrangement, the issuance by Sonus of an aggregate of 25,000,000 shares of Common Stock, which such shares shall be placed in escrow and may be (x) released from such escrow upon the achievement of various milestones specified in the Transaction Documents (such milestones are collectively referred to as the "Milestones"); or (y) cancelled if the Milestones are not achieved within the time periods specified in the Transaction Documents (such shares of Common Stock described in this clause (ii) are collectively referred to as the "Additional Consideration;" the Initial Consideration and the Additional Consideration are collectively referred to as the "Consideration"). For purposes of our Opinion (as defined below), we have assumed that at the closing of the proposed Arrangement (A) the Consideration has been paid in full and (B) the Milestones have been satisfied or achieved in full, the Additional Consideration has been released from all escrow arrangements contemplated by the Transaction Documents and that the Additional Consideration has been delivered to certain securityholders of OncoGenex in accordance with the terms of the Transaction Documents.

        You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to Sonus and to the holders of Common Stock (other than OncoGenex and its affiliates) of the Consideration to be paid by Sonus in the proposed Arrangement. This letter and our Opinion have been authorized by our Fairness Opinion Review Committee.

        We are not acting as financial advisor to the Board of Directors of Sonus in connection with the proposed Arrangement and will not receive a fee from Sonus or OncoGenex in connection with the closing of the proposed Arrangement. We will receive a customary fee from Sonus for providing this Opinion (such fee to become due and payable at the time this letter is delivered to Sonus) and Sonus has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, we and our affiliates may, in the future, provide commercial and investment banking services to Sonus and receive fees for the rendering of such services. Furthermore, in the ordinary course of business, we may trade in the securities of Sonus for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the securities of Sonus.

        In connection with our Opinion, we have reviewed and considered such financial and other information as we have deemed relevant, including, among other things:

  (i)
  a draft of the Arrangement Agreement dated May 17, 2008, together with the exhibits and schedules thereto;

  (ii)
  certain publicly available financial statements and other business and financial information of Sonus furnished to us by Sonus management;

  (iii)
  certain financial statements and other business and financial information of OncoGenex furnished to us by Sonus management;

  (iv)
  certain materials prepared by Sonus concerning the business, operations and prospects of Sonus, OncoGenex and the combined company furnished to us by Sonus management;

  (v)
  certain materials prepared by OncoGenex concerning the business, operations and prospects of OncoGenex furnished to us by Sonus management;

  (vi)
  certain internal financial statements and other financial and operating data, including certain financial forecasts, concerning Sonus, OncoGenex and the combined company, all as prepared by the management of Sonus and furnished to us by Sonus management;

  (vii)
  certain internal financial statements and other financial and operating data, including certain financial forecasts, concerning OncoGenex, all as prepared by the management of OncoGenex and furnished to us by Sonus management;

  (viii)
  discussions we had with certain members of management of Sonus and OncoGenex concerning the business, operations, financial condition and prospects of Sonus, OncoGenex and the combined company;

  (ix)
  the stock prices and trading history of Common Stock;

  (x)
  compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed relevant to similar data for OncoGenex;

  (xi)
  compared the financial terms of the proposed Arrangement with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant; and

  (xii)
  such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.

        In conducting our review and analysis and in arriving at our Opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the management of Sonus and OncoGenex), or publicly available. We have not undertaken any responsibility for independently verifying, and did not independently verify, the accuracy, completeness or reasonableness of any such information. We have further relied upon the assurances of the management of Sonus and OncoGenex that they are not aware of any facts that would make such information inaccurate or misleading in any respect. With respect to financial forecasts for Sonus, OncoGenex and the combined company that were provided to us (as described above) and that we have reviewed, we have been advised, and we have assumed, with your consent, that such forecasts have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of the management of Sonus and OncoGenex, respectively, as to the future financial condition and performance of Sonus, OncoGenex and the combined company. We express no opinion with respect to such forecasts or estimates or the assumptions upon which they are based.

        We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities (contingent or otherwise) of Sonus or OncoGenex, nor have we been furnished with such materials. We have made no independent investigation of any legal, tax or accounting matters relating to Sonus, and have assumed the correctness of all legal, accounting and tax advice given to Sonus and its Board of Directors. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the proposed Arrangement, (ii) any tax or other consequences that might result from the proposed Arrangement or (iii) what the value of Common Stock will be when issued pursuant to the proposed Arrangement or the price at which shares of Common Stock may be traded in the future. Our services to Sonus in connection with the proposed Arrangement have been comprised of rendering an opinion as to the fairness, from a financial point of view, to Sonus and to the holders of Common Stock (other than OncoGenex and its affiliates) of the Consideration to be paid by Sonus in the proposed Arrangement, and our Opinion does not address any other term, aspect or implication of the proposed Arrangement or any other agreement or arrangement entered into in connection with the proposed Arrangement. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.

        For purposes of rendering our Opinion, we have assumed in all respects material to our analysis, that the Consideration to be paid by Sonus pursuant to the Transaction Documents was determined through arm's-length negotiations between the appropriate parties, that the representations and warranties of each party contained in the Transaction Documents are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Transaction Documents without material alteration or waiver thereof and that all conditions to the consummation of the proposed Arrangement will be satisfied without waiver thereof or material alteration to the terms of the proposed Arrangement. We have also assumed, with your consent, that the final form of each Transaction Document will be substantially the same as the last draft reviewed by us. In addition, we have assumed, with your consent, that the historical financial statements of each of Sonus and OncoGenex reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. We have further assumed, with your consent, that as of the date hereof there has been no material adverse change in Sonus's or OncoGenex's assets, financial condition, results of operations, business or prospects since the date of the last audited financial statements made available to us.

        In preparing the Opinion, we performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. We arrived at our ultimate Opinion based on the results of all analyses we undertook and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying our analyses and our Opinion.

        In our analyses, we considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Sonus's or OncoGenex's control. No company, transaction or business used in our analyses as a comparison is identical to Sonus or OncoGenex or the proposed Arrangement, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in our analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, our analyses are inherently subject to substantial uncertainty.

        It is understood that this letter and our Opinion are intended for the sole benefit and use of the Board of Directors of Sonus in its consideration of the proposed Arrangement and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter and our Opinion do not constitute a recommendation to the Board of Directors of Sonus or any stockholder of Sonus to take any action in connection with the proposed Arrangement or otherwise. We have not been requested to opine as to, and this letter and our Opinion do not in any manner address, Sonus's underlying business decision to effect the proposed Arrangement or to proceed with any other business strategy or whether the holders of capital stock of Sonus would receive more or less if another strategy or transaction was undertaken. In addition, this letter and our Opinion do not address any legal or accounting matters, as to which we understand that Sonus has obtained such advice as it has deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid by Sonus in the proposed Arrangement is fair, from a financial point of view, to Sonus and to the holders of Common Stock (other than OncoGenex and its affiliates).

Very truly yours,
/s/ LEERINK SWANN LLC

Annex D-1: FORM OF ONCOGENEX VOTING AGREEMENT

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is made and entered into as of May 27, 2008, by and between Sonus Pharmaceuticals, Inc., a Delaware corporation ("Sonus"), and the signatory hereto (the "Securityholder"). Capitalized terms used and not defined herein have the same meaning as in the Arrangement Agreement, dated as of the date hereof (as such agreement may hereafter be amended or modified from time to time, the "Arrangement Agreement"), by and between Sonus and OncoGenex Technologies Inc., a corporation existing under the federal laws of Canada ("OncoGenex").

        WHEREAS, Sonus and OncoGenex will effect an arrangement under Section 192 of the CBCA, subject to the terms and conditions set forth in the Arrangement Agreement and Plan of Arrangement; and

        WHEREAS, as a condition to entering into the Arrangement Agreement, Sonus has required that the Securityholder, solely in the Securityholder's capacity as a holder of OncoGenex securities, enter into, and the Securityholder has agreed to enter into, this Agreement.

        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Representations and Warranties of the Securityholder.    The Securityholder hereby represents and warrants to Sonus as follows:

          (a)    Authority; Binding Obligation.    The Securityholder has all necessary power and authority to enter into this Agreement and perform all of the Securityholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by the Securityholder (and the Securityholder's spouse, if the Securities (as defined below) constitute community property under applicable law) and constitutes a valid and legally binding obligation of the Securityholder and such spouse, enforceable against the Securityholder and such spouse, as the case may be, in accordance with its terms.

          (b)    Ownership of Securities.    The Securityholder is the beneficial owner or record holder of the number of securities of OncoGenex listed on Schedule A attached hereto (the "Existing Securities" and, together with any securities of OncoGenex the record or beneficial ownership of which is acquired by the Securityholder after the date hereof, the "Securities"). The Existing Securities listed on Schedule A constitute all of the OncoGenex securities of record or beneficially owned by the Securityholder as of the date hereof. With respect to the Securities, the Securityholder has sole voting power and sole power to issue instructions with respect to or otherwise engage in the actions set forth in Section 2 hereof, and sole power of disposition, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

          (c)    No Conflicts.    Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or a default under (with or without notice, lapse of time, or both) any contract, agreement, voting agreement, shareholders' agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which the Securityholder is a party or which the Securityholder or the Securityholder's Securities are subject to or bound, other than the Shareholders' Agreement, the applicable provisions of which have been waived by the Securityholder.

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          (d)    Reliance.    The Securityholder understands and acknowledges that Sonus is entering into the Arrangement Agreement in reliance upon the Securityholder's execution and delivery of this Agreement.

        2.    Voting Agreement and Agreement Not to Transfer.

          (a)   The Securityholder hereby agrees to vote or cause to be voted all of the Securityholder's Securities (i) in favor of the approval of the Arrangement Resolution and the Arrangement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of OncoGenex under the Arrangement Agreement; and (iii) except with the prior written consent of Sonus, against the following actions (other than the Arrangement): (A) any extraordinary corporate transactions, such as an amalgamation, consolidation or other business combination involving OncoGenex; (B) any sale, lease, transfer or disposition of a material amount of the assets of OncoGenex; (C) any change in the board of directors of OncoGenex; (D) any material change in the present capitalization of OncoGenex; (E) any amendment of OncoGenex's articles of incorporation or bylaws; (F) any other change in the corporate structure, business, assets or ownership of OncoGenex; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Sonus or OncoGenex of the Arrangement and the transactions contemplated by the Arrangement Agreement. The Securityholder shall not enter into any agreement, arrangement or understanding with any Person prior to the Termination Date (as defined in Section 7 below) to vote or give instructions, whether before or after the Termination Date, in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

          (b)   Upon the failure of the Securityholder to vote any Securities in accordance with the terms of this Agreement, the Securityholder hereby grants to the Chief Executive Officer and Chief Financial Officer of Sonus, and each of them individually, a proxy coupled with an interest in all Securities owned by the Securityholder, which proxy shall be irrevocable and survive until the Termination Date, to vote all such Securities in the manner provided in this Agreement. If between the execution hereof and the Termination Date, the Securityholder should die or become incapacitated, or if any trust or estate holding the Securityholder's Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, any actions taken by Sonus under this Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not Sonus has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

          (c)   The Securityholder hereby agrees not to (i) sell, transfer, convey, assign or otherwise dispose of any of his, her or its Securities without the prior written consent of Sonus, other than Securities sold or surrendered or deemed sold or surrendered to pay the exercise price of any OncoGenex Options or to satisfy OncoGenex's withholding obligations with respect to any Taxes resulting from such exercise or resulting from the vesting of restricted stock or restricted performance stock, or (ii) pledge, mortgage or otherwise encumber such Securities. Notwithstanding the foregoing, the Securityholder may complete any Permitted Transfer (as defined in Schedule B) without the prior written consent of Sonus. Any permitted transferee of the Securityholder's Securities must become a party to this Agreement and any purported transfer of the Securityholder's Securities to a Person that does not become a party hereto shall be null and void ab initio.

        3.    Cooperation.    The Securityholder agrees that he or she will not (directly or indirectly) (i) encourage, initiate, solicit or take any other action designed to facilitate any Acquisition Proposal

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involving OncoGenex from any Person or (ii) exercise any dissent right that the Securityholder may have in connection with the Arrangement. Further, the Securityholder hereby agrees to execute and deliver, or cause to be executed or delivered, such additional proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of Sonus, to carry out the purpose and intent of this Agreement and to consummate the Arrangement under the terms of the Arrangement Agreement.

        4.    Disclosure.    The Securityholder hereby agrees to permit Sonus to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), and in any press release or other disclosure document which Sonus reasonably determines to be necessary or desirable to comply with applicable laws or the rules and regulations of Nasdaq or such other regulatory authority having jurisdiction in connection with the Arrangement and any transactions related thereto, Securityholder's identity and ownership of OncoGenex Securities and the nature of Securityholder's commitments, arrangements and understandings under this Agreement, provided that any public announcement or disclosure is made in accordance with the terms of the Arrangement Agreement.

        5.    Confidentiality.    The Securityholder shall keep the existence and contents of this Agreement confidential and shall not disclose its existence or contents to any other person except as is necessary in order to enable the Securityholder to comply with its obligations hereunder or as may be required by Law. The Securityholder shall not, so long as Sonus has not announced the Arrangement to the public generally, disclose information about the Arrangement or this Agreement to any other person, unless such disclosure is necessary in the Securityholder's course of business and the person receiving the information acknowledges that he or she is also prohibited from disclosing such information to others.

        6.    Securityholder Capacity.    The Securityholder is entering this Agreement in his, her or its capacity as the record or beneficial owner of the Securities, and not in his, her or its capacity as a director or officer of OncoGenex.

        7.    Termination.    The obligations of the Securityholder hereunder shall terminate:

          (a)   if the Arrangement is consummated, upon the consummation of the Arrangement;

          (b)   if the Arrangement is not consummated, upon the termination of the Arrangement Agreement in accordance with its terms;

          (c)   upon any material amendment to the Arrangement Agreement or Plan of Arrangement being given effect that has not been approved by the OncoGenex Shareholders;

          (d)   on August 31, 2008 if not otherwise terminated prior to such date and provided that the Proxy Statement is not subject to a review by the SEC; or

          (e)   on September 30, 2008 if not otherwise terminated prior to such date and provided that the Proxy Statement is reviewed by the SEC.

The "Termination Date" for any particular provision hereunder shall be the date of termination of the Securityholder's obligations under such provision.

        8.    Specific Performance.    The Securityholder acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of its obligations under this Agreement and that the remedy at law for any breach, or threatened breach, would likely be inadequate and, accordingly, agrees that Sonus shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Securityholder from violating any of its obligations under this Agreement. In connection with any action or proceeding for such equitable or injunctive relief, the Securityholder hereby waives any claim or defense that a remedy at Law alone is adequate and agrees, to the maximum extent permitted by Law, to have the obligations of the

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Securityholder under this Agreement specifically enforced against him or her, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against the Securityholder enjoining or restraining any breach or threatened breach of this Agreement.

        9.    Non-Resident Tax Matters.    The Securityholder acknowledges and agrees as follows:

          (a)    Withholding Rights.    Each of Sonus and the Depositary (as defined in the Plan of Arrangement) shall be entitled to withhold from any Sonus Common Shares or other consideration otherwise issuable or payable pursuant to the Plan of Arrangement to any holder of OncoGenex Shares and OncoGenex Debentures who is not a Canadian Resident (a "Non-Resident Holder"), such amounts as Sonus or the Depositary, respectively, are required to deduct and withhold with respect to such issuance or payment, as the case may be, under Sections 116 and 212 of the Income Tax Act, R.S.C. 1985, c.1 (5th Supp.), as amended (the "ITA"). Since the consideration paid to the Non-Resident Holder of OncoGenex Shares and OncoGenex Debentures under the Arrangement Agreement is in the form of Sonus Common Shares and not cash, and the liquidation value of those shares is unknown, Sonus or the Depositary will initially holdback all Sonus Common Shares otherwise issuable to a Non-Resident Holder. Any amount actually paid to the Canada Revenue Agency (the "CRA") by Sonus or by the Depositary when demanded by the CRA under the ITA on behalf of any Non-Resident Holder of OncoGenex Shares and OncoGenex Debentures will immediately become due and payable to Sonus by the Non-Resident Holder and shall bear interest at 15% per annum, compounded monthly. The Sonus Common Shares (including Deposited Securities) withheld according to this Section 9(a) will not be released to a Non-Resident Holder until the amounts owing to Sonus are paid in full or waived by Sonus or such conditions described in Section 9(b) are met. If there is no tax ultimately owing by the Non-Resident Holder to the CRA, the interest on the amounts remitted to the CRA by Sonus or the Depositary will be waived by Sonus. If there is an amount owing to Sonus (as a result of Sonus making a payment to the CRA on behalf of a Non-Resident Holder), Sonus shall be authorized to deposit the withheld shares in a segregated brokerage account in trust for the benefit of the Non-Resident Holder and the Non-Resident Holder shall be deemed to have provided the trustee of that account with irrevocable instructions to sell, on terms satisfactory to Sonus, a sufficient number of the withheld Sonus Common Shares to satisfy the taxes paid by Sonus or the Depositary on behalf of the Non-Resident Holder and interest accrued and remit those proceeds to Sonus. If upon the sale of all such Sonus Common Shares and the remittance of all of the related proceeds to Sonus, any remaining liability by the Non-Resident Holder to Sonus remains, that remaining liability shall be waived by Sonus. Notwithstanding the above, any Non-Resident Holder who remits in cash the full amount of tax withholdings potentially owing prior to the receipt of a Clearance Certificate (as defined below) or actually owing after the receipt of a Clearance Certificate, either directly to the CRA or to Sonus, shall have all of their withheld Sonus Common Shares released, subject to Section 2.2(e) of the Plan of Arrangement.

          (b)    Clearance Certificates.    If any Sonus Common Shares or other consideration is deducted or withheld from a Non-Resident Holder pursuant to Section 116 of the ITA as described in Section 9(a), Sonus or the Depositary, as the case may be, shall, subject to Section 9(a), remit such consideration to such Non-Resident Holder upon delivery by such Non-Resident Holder to Sonus or the Depositary, as the case may be, of a certificate of compliance (with a certificate limit not less than the fair market value of the aggregate consideration to be paid to such Non-Resident Holder for their OncoGenex Shares pursuant to the terms of the Arrangement) issued pursuant to section 116 of the ITA (a "Clearance Certificate"). If such Non-Resident Holder does not so deliver a Clearance Certificate and withholding payment is demanded by the CRA, Sonus will remit sufficient funds to the CRA to comply with this remittance requirement; provided that, if Sonus or the Depositary, as the case may be, is provided with a letter from the CRA advising that none of the amounts deducted or withheld in respect of such Non-Resident Holder are required to

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  be remitted, Sonus or the Depositary, as the case may be, will continue to hold such amounts in accordance with that letter until a Clearance Certificate is provided or until the CRA requires the amounts to be remitted, whichever shall first occur. Subject to Section 9(a), to the extent that amounts are so deducted or Sonus Common Shares withheld, the corresponding amounts will be immediately due and payable to Sonus, provided that such amounts, are actually remitted upon demand to the CRA in accordance with this section.

          (c)    Covenant to Apply for Clearance Certificate.    The Securityholder hereby covenants and agrees that it will apply to CRA for a Clearance Certificate as soon as practicable after the Arrangement becomes effective to satisfy delivery of such certificate to Sonus as such delivery is contemplated in section 9(b) herein.

        10.    Miscellaneous.

          (a)    Definitional Matters.

            (i)    For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            (ii)   The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          (b)    Entire Agreement.    This Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

          (c)    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than parties hereto or their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (d)    Assignment.    This Agreement shall not be assignable by law or otherwise without the prior written consent of the other party hereto.

          (e)    Modifications; Waivers.    This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

          (f)    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (g)    Governing Law.    This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of British Columbia, without regard to the conflict of law principles thereof.

          (h)    Jurisdiction and Venue.    Any legal action or proceeding with respect to this Agreement shall be brought solely in a court of competent jurisdiction in the Province of British Columbia and, by execution and delivery of this Agreement, each of the Securityholder and Sonus hereby

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  accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of and venue in the aforesaid courts, notwithstanding any objections it may otherwise have. Each of the Securityholder and Sonus irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in Section 10(l) below, such service to become effective thirty (30) days after such delivery.

          (i)    Waiver of Trial by Jury.    Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of the other party has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10(i).

          (j)    Attorney's Fees.    The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

          (k)    Counterparts.    This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          (l)    Notices.    All notices, requests, and other communications given or delivered hereunder shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of electronic confirmation of receipt if sent by e-mail, facsimile or other wire transmission, (c) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (d) one day after being deposited with a reputable overnight courier. Notices, requests, and communications to the parties shall, unless another address is specified in writing in accordance with this Section 10(l), be sent to the address or facsimile number indicated below:

      If to Sonus, addressed to it at:

        Sonus Pharmaceuticals, Inc.
        1522 217th Place S.E.
        Bothell, Washington 98021
        Attention: Chief Executive Officer
        Telephone: (425) 686-1501
        Facsimile: (425) 686-1601

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      with a copy to:

        Stradling Yocca Carlson & Rauth
        660 Newport Center Drive, Suite 1600
        Newport Beach, California 92660
        Attention: Christopher D. Ivey, Esq.
        Fax: (949) 725-4100

      If to the Securityholder, to the address noted on the signature page hereto.

          (m)    Delivery of Opinion.    Sonus covenants to and with the Securityholder to deliver to OncoGenex and the Securityholder at the closing of the Arrangement an opinion of counsel addressed to OncoGenex and the Securityholder, among others, pertaining to applicable United States and Canadian securities law matters in respect of the Sonus Common Shares issuable to the OncoGenex Shareholder on closing of the Arrangement, such opinion to be in a form satisfactory to the holders of a majority of the OncoGenex Shares acting reasonably.

          (n)    Advice of Counsel.    SECURITYHOLDER ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SECURITYHOLDER HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature page follows]

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        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

SONUS PHARMACEUTICALS, INC.
By:
Name: Title: President and Chief Executive Officer

SECURITYHOLDER:
Name: Date:
SECURITYHOLDER'S SPOUSE (if applicable):
Name: Date:
IF CORPORATE/ENTITY SECURITYHOLDER:
Name of Corporation or other Entity
By:
Name: Title: Date:
Address for Notices:

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SCHEDULE A

Number of OncoGenex Common Shares:

Number of OncoGenex Options:

Number of OncoGenex Series 1 Class A Preferred Shares:

Number of OncoGenex Series 2 Class A Preferred Shares:

Number of OncoGenex Series 1 Class B Preferred Shares:

Number of OncoGenex Series 2 Class B Preferred Shares:

Outstanding Principal Amount of OncoGenex Other Debentures:

Outstanding Principal Amount of BC Advantage Debenture:

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SCHEDULE "B"

PERMITTED TRANSFERS

        For the purposes of section 2(c) of the Agreement, each of the following shall be classified as a "Permitted Transfer":

  (i)
  Sale to a Controlled Corporation—The Securityholder may from time to time Transfer (as defined below) all or any part of its Securities to a corporation which is under the Control (as defined below) of the Securityholder provided that such corporation agrees as a condition of the Transfer to Transfer back such Securities to the Securityholder in the event that such corporation ceases to be under control of the Securityholder.

  (ii)
  Family, RSP Sales—A Securityholder may from time to time Transfer all or any part of its Securities to:

  A.
  a trust for the benefit of the Securityholder or his or her immediate family;

  B.
  a registered retirement savings plan of the Securityholder or his or her spouse; and

  C.
  provided that if such transferee (both legal and beneficial transferees in the case of a trust) is required to become a party to this Agreement, such transferees (if more than one) shall designate the Securityholder to represent all of the transferees and such representative will remain a party to and bound by this Agreement for and on behalf of such transferees and the Securityholder shall be deemed to be the legal and beneficial owner of such transferred Securities for the purposes of this Agreement.

  (iii)
  Death—Upon the death of the Securityholder, the Securities may be Transferred in accordance with a probated will of the deceased or by operation of laws for the administration of estates upon intestacy, provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

  (iv)
  Investor Exemptions—If the Securityholder is an Investor (as defined below) it may Transfer the whole or any part of its Securities:

  A.
  if it is required by law to do so;

  B.
  if it resolves to Transfer all or substantially all of its assets or if the Transfer is part of a portfolio sale of its assets;

  C.
  to any person, where the Transfer is in connection with a reorganization of the Investor;

  D.
  if the Transfer is to any manager, general partner, affiliate or associate of the Investor or affiliate or associate of such manager or general partner;

  E.
  to any corporation or other form of entity whose senior officers are, or which is managed by a corporate manager whose senior officers are, common officers of the Investor, the Investor's manager or the Investor's general partner, as the case may be, as at the date of the Transfer;

  F.
  to any limited partnership the general partner of which is Controlled, directly or indirectly, by the Investor, the manager or general partner of the Investor, or an affiliate or associate of the Investor, or its manager or general partner as at the date of the Transfer;

  G.
  to any persons who are bona fide investors (including limited partners, the general partner or fund manager, as the case may be, or directors, officers, or employees who are participants in an incentive program) in the Investor who are entitled to participate in a distribution of the assets of the Investor upon winding-up, liquidation or dissolution where the Securities are distributed to them on such occurrence; provided that if such

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      investors are required to become parties to this Agreement, such investors (if more than one) shall designate one person to represent all such investors and such representative will become party to and bound by this Agreement for and on behalf of such investors and the representative shall be deemed to be the legal and beneficial owner of such Transferred Securities for the purposes of this Agreement;

    H.
    in respect of Ventures West 7 Limited Partnership ("Ventures West Canada") and Ventures West 7 U.S. Limited Partnership ("Ventures West U.S."), without limiting any of the foregoing, to (i) any limited partner of Ventures West Canada or Ventures West U.S., (ii) Ventures West Capital Ltd., any subsidiary thereof, or any corporation whose senior officers are common officers of Ventures West Capital Ltd., or (iii) any fund managed by Ventures West Capital Ltd. or any subsidiary thereof; or

    I.
    in respect of Working Opportunity Fund (EVCC) Ltd., without limiting any of the foregoing, to any member of the GrowthWorks Group (as defined below)

    provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

Defined Terms:

        In this Schedule "B", the following terms shall have the following meanings:

          "affiliate" means with respect to any person:

    (i)
    any corporation which is directly or indirectly Controlled by that person;

    (ii)
    if a corporation, any corporation which Controls that person, and any corporation which is directly or indirectly Controlled by a corporation which Controls that corporate person; and

    (iii)
    if a partnership or limited partnership, any partner of the partnership or any corporation which Controls that partner and any corporation which is directly or indirectly Controlled by a corporation that Controls that partner.

          "associate" has the same meaning as has been designated to that term in the Canada Business Corporations Act (Canada), as amended from time to time.

          "Control", "Controls" or "Controlled" means, in relation to a corporation:

    (i)
    the right to cast a majority of the votes which may be cast at a general meeting of that corporation; or

    (ii)
    the right to elect or appoint, directly or indirectly, a majority of the directors of that corporation.

          "GrowthWorks Group" means:

    (i)
    Growth Works Capital Ltd. ("GrowthWorks");

    (ii)
    any investment fund (whether corporation, limited partnership, trust or other entity) to which GrowthWorks or any affiliate or associate of GrowthWorks provides management or investment advisory services; or

    (iii)
    any affiliate or an associate of the foregoing.

          "Investors" means Ventures West Canada, Ventures West US, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., Business Development Bank of Canada, Milestone Medica Corporation and WHI Morula Fund, LLC and "Investor" means any one of them.

          "Transfer" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words "Transferred", "Transferring" and similar words have corresponding meanings.

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SCHEDULE OF PARTIES TO SONUS VOTING AGREEMENTS

        Each of the individuals identified below is party to a voting agreement with Sonus Pharmaceuticals, Inc. in the form filed as Exhibit 10.1 to Sonus' Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2008:

Ventures West 7 Limited Partnership
Ventures West 7 U.S. Limited Partnership
H.I.G. Horizon Corp.
Working Opportunity Fund (EVCC) Ltd.
BDC Capital Inc.
Business Development Bank of Canada
Milestone Medica Corporation
Sherry Tryssenaar
Vancouver Prostate Research Foundation
Quest/BC Advantage Funds
WHI Morula Fund, LLC
Scott Cormack
Martin Gleave
603356 B.C. Ltd.
Steve Anderson
Cindy Jacobs
Neil Clendeninn
Tom Bailey

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Annex D-2: FORM OF SONUS VOTING AGREEMENT

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is made and entered into as of May 27, 2008, by and between OncoGenex Technologies Inc., a corporation existing under the federal laws of Canada ("OncoGenex"), and the signatory hereto (the "Stockholder"). Capitalized terms used and not defined herein have the same meaning as in the Arrangement Agreement, dated as of the date hereof (as such agreement may hereafter be amended or modified from time to time, the "Arrangement Agreement"), by and between Sonus Pharmaceuticals, Inc., a Delaware corporation ("Sonus"), and OncoGenex.

        WHEREAS, Sonus and OncoGenex will effect an arrangement under Section 192 of the CBCA, subject to the terms and conditions set forth in the Arrangement Agreement and Plan of Arrangement; and

        WHEREAS, as a condition to entering into the Arrangement Agreement, OncoGenex has required that the Stockholder, solely in the Stockholder's capacity as a holder of Sonus Common Shares, enter into, and the Stockholder has agreed to enter into, this Agreement.

        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to OncoGenex as follows:

          (a)    Authority; Binding Obligation.    The Stockholder has all necessary power and authority to enter into this Agreement and perform all of the Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder (and the Stockholder's spouse, if the Shares (as defined below) constitute community property under applicable law) and constitutes a valid and legally binding obligation of the Stockholder and such spouse, enforceable against the Stockholder and such spouse, as the case may be, in accordance with its terms.

          (b)    Ownership of Shares.    The Stockholder is the beneficial owner or record holder of the number of Sonus Common Shares listed on Schedule A attached hereto (the "Existing Shares" and, together with any Sonus Common Shares the record or beneficial ownership of which is acquired by the Stockholder after the date hereof, the "Shares"). The Stockholder also owns the number of Sonus stock options listed on Schedule A attached hereto ("Sonus Options"), which, together with the Existing Shares, constitute all of the shares of Sonus Common Stock and other Sonus securities owned of record or beneficially by the Stockholder as of the date hereof. With respect to the Existing Shares, the Stockholder has sole voting power and sole power to issue instructions with respect to or otherwise engage in the actions set forth in Section 2 hereof, and sole power of disposition, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

          (c)    No Conflicts.    Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or a default under (with or without notice, lapse of time, or both) any contract, agreement, voting agreement, shareholders' agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which the Stockholder is a party or which the Stockholder or the Stockholder's Shares are subject to or bound.

D-2-1

          (d)    Reliance.    The Stockholder understands and acknowledges that OncoGenex is entering into the Arrangement Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

        2.    Voting Agreement and Agreement Not to Transfer.

          (a)   The Stockholder hereby agrees to vote or cause to be voted all of the Stockholder's Shares (i) in favor of (A) the approval of the issuance by Sonus of the Sonus Common Shares to be issued pursuant to the Arrangement, (B) the Reverse Stock Split, (C) the Name Change, (D) the Capital Adjustment, and (E) the election of those directors nominated to the Board of Directors of Sonus in accordance with the terms of the Arrangement Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Sonus under the Arrangement Agreement; and (iii) except with the prior written consent of OncoGenex, against the following actions (other than the Arrangement): (W) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving Sonus; (X) any sale, lease, transfer or disposition of a material amount of the assets of Sonus; (Y) any other change in the corporate structure, business, assets or ownership of Sonus; or (Z) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to OncoGenex of the Arrangement and the transactions contemplated by the Arrangement Agreement. The Stockholder shall not enter into any agreement, arrangement or understanding with any Person prior to the Termination Date (as defined below) to vote or give instructions, whether before or after the Termination Date, in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

          (b)   Upon the failure of the Stockholder to vote any Shares in accordance with the terms of this Agreement, the Stockholder hereby grants to the Chief Executive Officer and Chief Financial Officer of OncoGenex, and each of them individually, a proxy coupled with an interest in all Shares owned by the Stockholder, which proxy shall be irrevocable and survive until the Termination Date, to vote all such Shares in the manner provided in this Agreement. If between the execution hereof and the Termination Date, the Stockholder should die or become incapacitated, or if any trust or estate holding the Stockholder's Shares should be terminated, or if any corporation or partnership holding the Shares should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, any actions taken by OncoGenex under this Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not OncoGenex has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

          (c)   The Stockholder hereby agrees not to (i) sell, transfer, convey, assign or otherwise dispose of any of his, her or its Shares without the prior written consent of OncoGenex, other than Shares sold or surrendered or deemed sold or surrendered to pay the exercise price of any Sonus Options or to satisfy OncoGenex's withholding obligations with respect to any Taxes resulting from such exercise or resulting from the vesting of restricted stock or restricted performance stock, or (ii) pledge, mortgage or otherwise encumber such Shares. Any permitted transferee of the Stockholder's Shares must become a party to this Agreement and any purported transfer of the Stockholder's Shares to a Person that does not become a party hereto shall be null and void ab initio.

        3.    Cooperation.    The Stockholder agrees that he or she will not (directly or indirectly) encourage, initiate, solicit or take any other action designed to facilitate any Acquisition Proposal involving Sonus from any Person. Further, the Stockholder hereby agrees to execute and deliver, or cause to be executed or delivered, such additional proxies, consents, waivers and other instruments, and undertake

D-2-2

any and all further action, necessary or desirable, in the reasonable opinion of OncoGenex, to carry out the purpose and intent of this Agreement and to consummate the Arrangement under the terms of the Arrangement Agreement.

        4.    Disclosure.    The Stockholder hereby agrees to permit OncoGenex to publish and disclose in the Circular (and all other documentation required in connection with the OncoGenex Meetings), and in any press release or other disclosure document which OncoGenex reasonably determines to be necessary or desirable to comply with applicable laws or the rules and regulations of any regulatory authority having jurisdiction in connection with the Arrangement and any transactions related thereto, Stockholder's identity and ownership of the Shares and the nature of Stockholder's commitments, arrangements and understandings under this Agreement, provided that any public announcement or disclosure is made in accordance with the terms of the Arrangement Agreement.

        5.    Confidentiality.    The Stockholder shall keep the existence and contents of this Agreement confidential and shall not disclose its existence or contents to any other Person except as is necessary in order to enable the Stockholder to comply with its obligations hereunder or as may be required by Law. The Stockholder shall not, so long as Sonus or OncoGenex has not announced the Arrangement to the public generally, disclose information about the Arrangement or this Agreement to any other person, unless such disclosure is necessary in the Stockholder's course of business and the Person receiving the information acknowledges that he or she is also prohibited from disclosing such information to others.

        6.    Stockholder Capacity.    The Stockholder is entering this Agreement in his, her or its capacity as the record or beneficial owner of the Shares, and not in his or her capacity as a director or officer of Sonus.

        7.    Termination.    If the Arrangement is consummated, the obligations of the Stockholder hereunder shall terminate upon the consummation of the Arrangement. If the Arrangement is not consummated, the obligations of the Stockholder hereunder shall terminate upon the termination of the Arrangement Agreement in accordance with its terms. The "Termination Date" for any particular provision hereunder shall be the date of termination of the Stockholder's obligations under such provision.

        8.    Specific Performance.    The Stockholder acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of its obligations under this Agreement and that the remedy at law for any breach, or threatened breach, would likely be inadequate and, accordingly, agrees that OncoGenex shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Stockholder from violating any of its obligations under this Agreement. In connection with any action or proceeding for such equitable or injunctive relief, the Stockholder hereby waives any claim or defense that a remedy at Law alone is adequate and agrees, to the maximum extent permitted by Law, to have the obligations of the Stockholder under this Agreement specifically enforced against him or her, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against the Stockholder enjoining or restraining any breach or threatened breach of this Agreement.

        9.    Miscellaneous.

          (a)    Definitional Matters.

            (i)    For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

D-2-3

            (ii)   The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          (b)    Entire Agreement.    This Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

          (c)    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than parties hereto or their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (d)    Assignment.    This Agreement shall not be assignable by law or otherwise without the prior written consent of the other party hereto.

          (e)    Modifications; Waivers.    This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

          (f)    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (g)    Governing Law.    This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

          (h)    Jurisdiction and Venue.    Any legal action or proceeding with respect to this Agreement shall be brought solely in the courts of the Court of Chancery of Delaware and the Federal Courts of the United States of America located in the State of Delaware and, by execution and delivery of this Agreement, each of the Stockholder and OncoGenex hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of and venue in the aforesaid courts, notwithstanding any objections it may otherwise have. Each of the Stockholder and OncoGenex irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in Section 9(l) below, such service to become effective thirty (30) days after such delivery.

          (i)    Waiver of Trial by Jury.    Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of the other party has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9(i).

D-2-4

          (j)    Attorney's Fees.    The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

          (k)    Counterparts.    This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          (l)    Notices.    All notices, requests, and other communications given or delivered hereunder shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of electronic confirmation of receipt if sent by e-mail, facsimile or other wire transmission, (c) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (d) one day after being deposited with a reputable overnight courier. Notices, requests, and communications to the parties shall, unless another address is specified in writing in accordance with this Section 9(l), be sent to the address or facsimile number indicated below:

      If to OncoGenex, addressed to it at:

        OncoGenex Technologies Inc.
        400 - 1001 West Broadway
        Vancouver, BC V6H 4B1
        Attention: President and Chief Executive Officer
        Facsimile: (604) 736-3687

      with a copy to:

        DuMoulin Black LLP
        10th Floor, 595 Howe Street
        Vancouver, British Columbia V6C 2T5
        Attention: J. Douglas Seppala
        Facsimile: (604) 687-3635

      and to:

        Dorsey &Whitney LLP
        U.S. Bank Centre
        1420 Fifth Avenue
        Suite 3400
        Seattle, WA 98101-4010
        Attention: Randal Jones
        Facsimile: (206) 903-8820

      If to the Stockholder, to the address noted on the signature page hereto.

          (m)    Advice of Counsel.    STOCKHOLDER ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, STOCKHOLDER HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature page follows]

D-2-5

        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

ONCOGENEX TECHNOLOGIES INC.
By:
Name: Title: President and Chief Executiven Officer

STOCKHOLDER:
Name: Date:
STOCKHOLDER'S SPOUSE (if applicable):
Name: Date:
Address for Notices:

D-2-6

SCHEDULE A

Number of Sonus Common Shares:

Number of Sonus Options:

D-2-7

SCHEDULE OF PARTIES TO ONCOGENEX VOTING AGREEMENTS

        Each of the individuals identified below is party to a voting agreement with OncoGenex Technologies Inc. in the form filed as Exhibit 10.2 to Sonus' Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2008:

Michael Martino
Alan Fuhrman
Robert E. Ivy
Michelle Burris
George Dunbar
Dwight Winstead

D-2-8

ANNEX E: ESCROW AGREEMENT

        THIS AGREEMENT made as of the    •    day of    •    , 2008

AMONG:

  SONUS PHARMACEUTICALS, INC., to be renamed    •    , a corporation existing under the laws of the State of Delaware

  (hereinafter referred to as "Purchaser" or "Sonus")

AND:

  COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada

  (hereinafter referred to as the "Escrow Agent")

AND:

      •    , the registered and beneficial owner of the Escrow Securities (as defined herein) (hereinafter referred to as the "Shareholder'') or, if applicable, [Howard Riback], as agent for and on behalf of the Shareholder (hereinafter referred to as the "Shareholder's Agent")

WHEREAS:

  A.    Pursuant to an arrangement agreement (the "Arrangement Agreement") dated as of May     •    , 2008 among the Purchaser and OncoGenex Technologies Inc. (the "OncoGenex") and the statutory plan of arrangement contemplated thereby (the "Plan of Arrangement"), the Purchaser acquired all of the issued and outstanding securities of OncoGenex from the securityholders of OncoGenex in exchange for securities of the Purchaser.

  B.    In connection with the completion of the Plan of Arrangement, an aggregate of 25,000,000 common shares of the Purchaser (the "Milestone Shares") that may be issued to certain securityholders of OncoGenex (the "Escrow Shareholders") have been or will be deposited with the Escrow Agent to be held in escrow pursuant to escrow agreements (collectively, the "Escrow Agreements") having terms and conditions identical to those set forth in this Agreement.

  C.    In connection with the completion of the Plan of Arrangement, the Shareholder is entitled to receive up to    •    Milestone Shares (the "Escrow Securities"), which are being deposited with the Escrow Agent to be held in escrow pursuant to the terms of this Agreement.

  D.    In the event that this Agreement has been executed by the Shareholder's Agent in lieu of the Shareholder itself, under the terms of the Arrangement Agreement and the Plan of Arrangement the Shareholder is deemed to have irrevocably appointed and authorized the Shareholder's Agent as the agent of the Shareholder, to enter into and act under this Agreement on its behalf as described in Section 10 below.

        NOW THEREFORE in consideration of the respective covenants and agreements in this Agreement and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby covenant and agree as follows:

1.0    DEFINITIONS AND INTERPRETATION

1.1    Each term denoted in this Agreement by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Arrangement Agreement or the Plan of Arrangement, unless the context otherwise requires. The Purchaser shall provide the Escrow Agent with true and complete copies of the Arrangement Agreement and the Plan of Arrangement for its records and reference.

1.2    The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references in this Agreement to a "section" followed by a number and/or a letter refer to the specified section of this Agreement. Unless otherwise indicated, the terms "this Agreement", "hereof", "herein", "hereunder" and "hereby" and similar expressions refer to this Agreement, as amended or supplemented from time to time pursuant to the applicable provisions hereof, and not to any particular section or other portion hereof.

1.3    Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

1.4    If any date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.0    ESCROW AND ESCROW SECURITIES

2.1.    The Purchaser and the Shareholder appoint the Escrow Agent to act as escrow agent under this Agreement in respect of the Escrow Securities. The Escrow Agent accepts such appointment, subject to the terms and conditions set forth in this Agreement.

2.2.    At or promptly after the Effective Time, the Purchaser shall deposit, or cause to be deposited, on behalf of the Shareholder, with the Escrow Agent the Escrow Securities to be held in escrow under this Agreement. In connection therewith the Purchaser shall deliver, or cause to be delivered, to the Escrow Agent any share certificates representing the Escrow Securities or other evidence of these securities.

2.3.    In the event of a subdivision of the Purchaser's share capital that correspondingly results in the subdivision of the Escrow Securities that have not been released from escrow at the time of such subdivision, any additional common shares of the Purchaser to which the Shareholder is entitled as a result of the subdivision of such Escrow Securities shall be deposited with the Escrow Agent to be held in escrow pursuant to the terms of this Agreement. All such additional shares shall thereafter be treated as Escrow Securities for the purposes of this Agreement.

2.4.    The Purchaser and the Shareholder direct the Escrow Agent to hold the Escrow Securities in escrow until they are released from escrow pursuant to the terms of this Agreement.

3.0    RELEASE OF ESCROW SECURITIES

3.1.    Subject to any other release or cancellation under this Agreement, the Escrow Securities are to be released from escrow upon the achievement of certain milestones by the Purchaser (the "Milestones"). Schedule "A" to this Agreement sets forth the applicable Milestones and the percentage or number of Escrow Securities to be released from escrow upon the achievement of each such Milestone. In Schedule "A", the percentage figure for the percent of Escrow Securities to be released from escrow upon the achievement of a particular Milestone represents the percent of the original number of Escrow Securities (as may be adjusted from time to time to account for any subdivision, consolidation, stock dividend, reclassification, or other like change affecting the Purchaser's common share capital subsequent to the Effective Time (each such change, a "Capital Change")) as opposed to the percent of the Escrow Securities remaining in escrow at the time of achievement of such Milestone. In respect of the release from escrow pursuant to the Escrow Agreements of any Milestone Shares, whether upon the Achievement of any Milestone or otherwise, the Milestone Shares shall be released from escrow to the Escrow Holders (including the Shareholder) on a pro-rata basis. Notwithstanding the occurrence of any or all of the Milestones, in no event shall the number of Milestone Shares releasable in the aggregate to all Escrow Shareholders exceed 25,000,000 (subject to adjustment from time to time to account for any Capital Change).

3.2.    For the purposes of this Agreement and the release from escrow of the Escrow Securities, the board of directors of the Purchaser shall have the sole responsibility of determining whether or not a

Milestone has been achieved, subject to the rights of the Escrow Shareholders described in section 3.9. The Purchaser shall make any such determination acting reasonably and in good faith. Until the earlier to occur of (i) such time as all of the Escrow Securities have been released from escrow, or (ii) the Expiration Date (as defined below), the Purchaser agrees to use, and to cause its Affiliates to use, reasonable efforts and devote a reasonable amount of resources (such efforts and resources are collectively referred to herein as the "Agreed Resources") in order to achieve, in the ordinary course of business, Milestones one (1) through nine (9) set forth on Schedule "A". Notwithstanding anything herein to the contrary, the Purchaser and the Shareholder acknowledge and agree that, in the event that the Purchaser's board of directors acting in good faith determines that it is in the best interests of the Purchaser and all of its stockholders to reduce or suspend the Agreed Resources, and that the failure to take such action could reasonably be determined to result in or lead to a breach of the fiduciary duties of the Purchaser's board of directors, then the Purchaser may reduce or suspend, as the case may be, the Agreed Resources until such time and by such amount as the board of directors determines to be reasonably necessary in light of the circumstances under which such action is taken. The Purchaser shall resume providing the Agreed Resources as soon as the continuation of providing such Agreed Resources could not reasonably be determined to result in or lead to a breach of the fiduciary duties of the Purchaser's board of directors.

3.3.    Upon the Purchaser having determined that a Milestone has been achieved, the Purchaser shall forthwith provide the Escrow Agent (with a copy to the Shareholder and, if applicable, the Shareholder's Agent) with written notice (a "Release Notice"): (a) confirming that such Milestone has been achieved and the date (a "Release Date") such Milestone has been achieved; and, subject to section 3.8, (b) providing an irrevocable direction to release a specified percentage or number of Escrow Securities to the Shareholder. A Release Notice must be signed by the Chief Executive Officer and the Chief Financial Officer of the Purchaser.

3.4.    In the event that a Capital Change occurs subsequent to the Effective Time and prior to six years after the Effective Date of the Arrangement (the "Expiration Date"), the Purchaser shall ensure that: (a) the percentage or number of Escrow Securities to be released from escrow on a Release Date takes into account the change in number of Escrow Securities that occurred as a result of such Capital Change and is adjusted, where necessary, such that the number of Escrow Securities released from escrow on a Release Date is equal to that number of Escrow Securities that would be eligible for release had such Capital Change been given effect immediately prior to the Effective Time; and (b) the applicable Release Notice sets out the Purchaser's calculations in this regard.

3.5.    Irrespective of when a Release Notice is delivered by the Purchaser or received by the Escrow Agent, the Release Date specified in such Release Notice shall be deemed to be the date on which the Escrow Securities covered by such Release Notice were released from escrow under this Agreement.

3.6.    The Purchaser and the Escrow Agent acknowledge and agree that on the basis that all of the Milestone Shares are to be held in escrow by the Escrow Agent pursuant to terms and conditions identical to this Agreement, the Purchaser may, for each Milestone that is achieved, provide a single Release Notice covering all Escrow Shareholders and their respective portion of the Milestone Shares in lieu of providing the Escrow Agent with a separate Release Notice for each Escrow Shareholder.

3.7.    Upon receipt of a Release Notice, the Escrow Agent shall deliver to the Shareholder, within three (3) Business Days, a share certificate registered in the name of the Shareholder evidencing the Escrow Securities released from escrow in connection with such Release Notice. If, on a date that Escrow Securities are to be released, the Escrow Agent holds a share certificate or other evidence representing more Escrow Securities than are to be released, the Escrow Agent shall deliver the share certificate or other evidence to the Purchaser or its transfer agent and request replacement share certificates or other evidence in denominations necessary to allow for: (a) the delivery to the Shareholder of the number of Escrow Securities so released; and (b) the balance of the Escrow

Securities to remain in escrow with the Escrow Agent. After the Escrow Agent receives the replacement share certificates or other evidence, the Escrow Agent will send to the Shareholder the replacement share certificate or other evidence of the Escrow Securities released.

3.8.    As provided for in the Plan of Arrangement, the Purchaser is entitled to withhold from any consideration issuable or payable pursuant to the Plan of Arrangement to the Shareholder (including the Escrow Securities), provided that the Shareholder is not a Canadian Resident, such amounts as the Purchaser is required to deduct and withhold with respect to such issuance or payment, as the case may be, under Section 116 of the Income Tax Act (Canada). Notwithstanding that the Purchaser has determined that Escrow Securities are eligible for release from escrow pursuant to section 2.3 hereof, the Purchaser shall not be obligated to deliver a Release Notice in respect of such determination until the Shareholder has (a) satisfied all amounts owing to the Purchaser under section 4.8 of the Plan of Arrangement and (b) complied with the requirements of section 4.9 of the Plan of Arrangement.

3.9.    The Purchaser shall, on a semi-annual basis commencing on the day that is six-months from the Effective Date, provide the Escrow Shareholders with a written update (a "Milestone Update") on the status of the achievement of Milestones one (1) through eight (8) set forth in Schedule "A". The initial Milestone Update shall set out in reasonable detail the then current status of achievement of the relevant Milestones while all subsequent Milestone Updates shall describe the progress in respect of each Milestone since the previous Milestone Update.

        If, at any time, the Purchaser receives, from Escrow Shareholders holding in the aggregate not less than two-thirds (2/3) of the Milestone Shares then remaining in escrow pursuant to the Escrow Agreements, a written request (a "Clarification Request") to provide a detailed account of the status of achievement of any Milestone, the Purchaser shall within 10 Business Days of the receipt of such Clarification Request provide a written response (a "Clarification Response") to the Escrow Shareholders setting out a detailed account of the status of achievement of such Milestone. A Clarification Request must: (a) identify the Escrow Shareholder(s) who are providing such Clarification Request; and (b) set out the specific Milestone or Milestones in respect of which the Escrow Shareholders are requesting clarification. For greater certainty, a particular Clarification Request may take the form of a single document submitted to the Purchaser on behalf of multiple Escrow Shareholders or multiple documents each submitted to the Purchaser on behalf of one or more Escrow Shareholders provided that such documents shall only collectively be treated as one Clarification Request if they all relate to the same Milestone or Milestones, as the case may be.

        If, within 15 Business Days of the delivery of a Clarification Response (or, if a Clarification Response is not delivered within the required 10 Business Day period, then within 25 Business Days of the delivery of the Clarification Request), the Purchaser receives, from Escrow Shareholders holding in the aggregate not less than two-thirds (2/3) of the Milestone Shares then remaining in escrow pursuant to the Escrow Agreements, a written notice (a "Dispute Notice") that said Escrow Shareholders (the "Disputing Shareholders") dispute the Purchaser's position that any one or more of the Milestones identified in the corresponding Clarification Request has not been achieved, the matter (a "Dispute") shall be resolved in accordance with the provisions of Schedule "C". For greater certainty, a particular Dispute Notice may take the form of a single document submitted to the Purchaser on behalf of multiple Escrow Shareholders or multiple documents each submitted to the Purchaser on behalf of one or more Escrow Shareholders provided that such documents shall only collectively be treated as one Dispute Notice if they all relate to the same Milestone or Milestones, as the case may be.

        If, upon following the procedures set forth in Schedule "C", it is determined that a particular Milestone has in fact been achieved, the Purchaser shall forthwith provide a Release Notice to the Escrow Agent in respect of such Milestone.

        Notwithstanding the Purchaser's obligation to provide the Milestone Updates and, if applicable, a Clarification Response, the Purchaser shall in no manner be obligated to disclose to the Escrow

Shareholders in any such document, or otherwise, any undisclosed material information (as such term is commonly defined under applicable securities laws) in respect of the business and affairs of the Purchaser ("Undisclosed Information"). In the event of a Dispute, if any Undisclosed Information is provided by the Purchaser to the Disputing Shareholders for the purpose of settling such Dispute, such information shall only be provided to the Disputing Shareholders on the condition that the Disputing Shareholders agree to treat such information as confidential and agree not to trade in any securities of the Purchaser until such time that the Undisclosed Information is made public.

4.0    CANCELLATION OF ESCROW SECURITIES

4.1.    Subject to the Purchaser having complied with its obligations under this Agreement and not otherwise being in material breach of the terms of this Agreement, effective as of the Expiration Date the Shareholder shall cease to be the registered and beneficial owner of, and shall have no further rights and obligations in respect of, any Escrow Securities and any dividends or distributions received thereon, that have not, as of the Expiration Date, been released from escrow to the Shareholder in accordance with the terms of this Agreement (collectively, the "Unreleased Escrow Holdings").

4.2.    Subject to the Purchaser having complied with its obligations under this Agreement and not otherwise being in material breach of the terms of this Agreement, any Unreleased Escrow Holdings shall be delivered by the Escrow Agent to the Purchaser as soon as practicable after the Expiration Date.

4.3.    With respect to the transfer of Unreleased Escrow Holdings from the Escrow Agent to the Purchaser pursuant to sections 4.1 and 4.2, the Shareholder hereby irrevocably constitutes and appoints the Purchaser the true and lawful agent, attorney and attorney in fact of the Shareholder with respect to the Unreleased Escrow Holdings, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to execute and deliver such instruments and documents as are necessary to carry out such transfer or other action in respect thereof.

5.0    DEALING WITH ESCROW SECURITIES

5.1.    For greater certainty, the provisions of Part 5 of this Agreement only apply to those Escrow Securities that remain in escrow under this Agreement. The provisions of Part 5 of this Agreement shall immediately cease to apply to any Escrow Securities once they have been released from escrow under this Agreement.

5.2.    Unless expressly permitted by this Agreement, the Shareholder shall not sell, transfer, assign, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with the Escrow Securities or any related share certificates or other evidence of the Escrow Securities. The Shareholder may transfer all or a portion of the Escrow Securities pursuant to a Permitted Transfer (as defined in Schedule "B") provided that any transferee of the Escrow Securities must become a party to this Agreement and any purported transfer of Escrow Securities to a person that does not become a party hereto shall be null and void ab initio. Each certificate representing Escrow Securities held in escrow shall have the following legend noted conspicuously thereon:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN ESCROW AGREEMENT DATED                        , 2008 BY AND AMONG SONUS PHARMACEUTICALS, INC., COMPUTERSHARE TRUST COMPANY OF CANADA, AS ESCROW AGENT, AND                        , OR, IF APPLICABLE, HOWARD RIBACK, AS SHAREHOLDER'S AGENT. THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER UNTIL RELEASED FROM SUCH RESTRICTIONS IN ACCORDANCE WITH THE TERMS OF SUCH ESCROW AGREEMENT

5.3.    Any dividend or other distribution on the Escrow Securities shall be deposited with the Escrow Agent to be held in escrow along with the corresponding Escrow Securities. Any such dividend or other distribution shall be released from escrow in conjunction with the release from escrow of the corresponding Escrow Securities and the Purchaser shall direct the Escrow Agent to do the same in the applicable Release Notice. If the Escrow Securities are reclassified or changed into other securities or property pursuant to a merger, consolidation or other reorganization of Purchaser after the Effective Time that does not otherwise constitute a Business Combination (as defined in Schedule "A") the occurrence of which constitutes the achievement of Milestone 10 set forth in Schedule "A", then such reclassified shares or other securities or property, as the case may be, shall be deposited with the Escrow Agent to be held in escrow and released from escrow in conjunction with the terms of this Agreement as if such merger, consolidation or other reorganization had been given effect immediately prior to the Effective Time.

5.4.    With respect to the voting rights attached to the Escrow Securities, the Shareholder hereby irrevocably constitutes and appoints the Purchaser the true and lawful agent, attorney and attorney in fact of the Shareholder with respect to the Escrow Securities, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to execute and deliver such instruments of proxy, authorizations or consents, and to exercise such other similar rights of the Shareholder, in respect of the Escrow Securities at any annual, special or adjourned meeting of the shareholders of the Purchaser, or of any class of shareholders of the Purchaser, and in any written consent in lieu of any such meeting. The Purchaser agrees to act in such capacity and to vote the Escrow Securities on any matter for which the Escrow Securities are eligible to vote such that the votes attached to the Escrow Securities are voted in a manner consistent with the voting of all common shares of the Purchaser, excluding Milestone Shares, that were eligible to vote and for which votes were cast in respect of such matter. For example, if in respect of a particular matter: (a) 75% of the common shares of the Purchaser, excluding Milestone Shares, that were eligible to vote and for which votes were cast in respect of such matter voted in favour of such matter; and (b) 25% of the common shares of the Purchaser, excluding Milestone Shares, that were eligible to vote and for which votes were cast in respect of such matter voted against such matter, the Purchaser shall cause 75% of the Escrow Securities to be voted in favour of the matter and 25% of the Escrow Securities to be voted against such matter.

6.0    CONCERNING THE ESCROW AGENT

6.1.    The Escrow Agent accepts its duties and responsibilities under this Agreement, and the Escrow Securities and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

6.2.    The Escrow Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any Escrow Securities deposited with it.

6.3.    The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of Escrow Securities within escrow under this Agreement.

6.4.    The Escrow Agent will have no responsibility for Escrow Securities that it has released to the Shareholder according to this Agreement.

6.5.    The Purchaser hereby agrees to indemnify and hold harmless the Escrow Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from gross negligence, wilful misconduct or bad faith on the part of the Escrow Agent. This indemnity survives the release of the Escrow Securities, the resignation or termination of the Escrow Agent and the termination of this Agreement.

6.6.    The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith reasonably believes to be genuine.

6.7.    The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other parties including the Escrow Agent, as applicable, and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

6.8.    The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Purchaser as soon as practicable that it has retained legal counsel or other advisors. The Purchaser will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors, upon delivery of a reasonably itemized invoice setting forth the services performed by such counsel or advisors.

6.9.    In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the parties or by a court of competent jurisdiction.

6.10.    The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility under the Arrangement Agreement or the Plan of Arrangement or arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

6.11.    The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

6.12.    The Escrow Agent is authorized to cancel any share certificate delivered to it and hold the Escrow Securities in electronic, or uncertificated form only, pending release of such securities from escrow.

6.13.    The Escrow Agent will have no responsibility with respect to any Escrow Securities in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

6.14.    The Escrow Agent will not be liable to any of the parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, wilful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more parties, except for losses directly caused by its bad faith or willful misconduct, exceed the amount of its annual fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount shall be greater.

6.15.    The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Escrow Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Purchaser, provided: (i) that the Escrow Agent's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent's satisfaction within such 10 day period, then such resignation shall not be effective. For greater certainty, section 8.1 shall not apply to a resignation of the Escrow Agent in these circumstances.

6.16.    The parties acknowledge that federal, provincial or state legislation that addresses the protection of individual's personal information (collectively, "Privacy Laws") applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party will take or direct any action that would contravene, or cause another to contravene, applicable Privacy Laws. The Purchaser will, prior to transferring or causing to be transferred personal information to the Escrow Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Escrow Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

6.17.    With respect to any cash balances held in escrow by the Escrow Agent pursuant to section 5.3, the Escrow Agent may hold such cash balances in an account established for such purposes with the Escrow Agent's financial institution.

6.18.    The Escrow Agent shall not be required to expend or risk its own funds or otherwise incur financial liabilities in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers hereunder.

7.0    COMPENSATION

7.1.    The Purchaser agrees to pay the Escrow Agent reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Escrow Agent for all reasonable expenses (including taxes other than taxes based on the net income of the Escrow Agent) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Escrow Agent in connection with its duties under this Agreement; provided that Purchaser shall have no obligation to reimburse the Escrow Agent for any expenses or disbursements paid, incurred or suffered by the Escrow Agent in any suit or litigation in which the Escrow Agent is determined to have acted fraudulently, in bad faith or with gross negligence or wilful misconduct. Any amount due under this Section and unpaid 30 days after request for such payment, will bear interest from the expiration of 30 days and a rate per annum equal to the then current rate charged by the Escrow Agent from time to time.

8.0    RESIGNATION AND REMOVAL OF THE ESCROW AGENT

8.1.    The Escrow Agent may resign as Escrow Agent at any time with or without cause by giving not less than 20 days prior written notice to the Purchaser and the Shareholder, such resignation to be effective 20 days following the date such notice is given. In addition, subject to the Escrow Agent being concurrently and similarly removed and replaced in respect of all of the Escrow Agreements, the Purchaser and the Shareholder may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument executed by the Purchaser and the Shareholder (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In no event shall any such resignation or removal become effective until the appointment of a successor escrow agent, to be appointed by the Purchaser and the Shareholder by mutual agreement and the Purchaser and the Shareholder shall use their best efforts to mutually agree upon a successor agent within 20 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Purchaser, with the consent of the Shareholder, which shall not be unreasonably withheld, shall have the right to appoint a successor escrow agent. The successor escrow agent selected in the such manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as the Escrow Agent. If no successor escrow agent is named in the event of the Escrow Agent's resignation, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. Thereafter, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Agreement.

9.0    TERMINATION

9.1.    The escrow created by this Agreement shall continue until the earliest to occur of the following events:

  (a)
  all Escrow Securities having been released to the Shareholder;

  (b)
  the Escrow Agent having delivered all remaining Escrow Securities to the Purchaser in accordance with section 4.2; or

  (c)
  the Purchaser and the Shareholder agreeing in writing to terminate such escrow, in which case the Escrow Agent shall distribute the Escrow Securities in accordance with the written instructions of the Purchaser and the Shareholder.

10.0    SHAREHOLDER'S AGENT

10.1.    Pursuant to the Arrangement Agreement and the Plan of Arrangement, in the event that this Agreement has been executed by the Shareholder's Agent in lieu of the Shareholder itself, the Shareholder is deemed to have irrevocably appointed and authorized the Shareholder's Agent as the agent of the Shareholder, to enter into and act under this Agreement on its behalf.

10.2.    In the event that this Agreement has been executed by the Shareholder's Agent in lieu of the Shareholder:

  (a)
  a decision, act, consent or instruction of the Shareholder's Agent shall constitute a decision of the Shareholder and shall be final, binding and conclusive upon the Shareholder, and the Escrow Agent and the Purchaser may rely upon any such decision, act, consent or instruction of the Shareholder's Agent as being the decision, act, consent or instruction of the Shareholder and any notice or communications to or from the Shareholder's Agent shall constitute notice to or from the Shareholder;

  (b)
  the Escrow Agent and the Purchaser are hereby relieved from any liability to any person for any acts done by them in accordance with any decision, act, consent or instruction of the Shareholder's Agent;

  (c)
  the Shareholder's Agent shall not be liable for any act done or omitted under this Agreement as agent of the Shareholder while acting in good faith, or acting on the advice of counsel;

  (d)
  the Shareholder's Agent shall have no duty, obligation or responsibility to expend his personal funds in support of his activities as agent of the Shareholder; and

  (e)
  the Purchaser shall indemnify and hold harmless the Shareholder's Agent against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Shareholder's Agent's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Shareholder's Agent, may be paid, incurred or suffered by the Shareholder's Agent by reason or as a result of the performance by the Shareholder's Agent of its obligations set out in this Agreement.

11.0    GENERAL

11.1.    If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

11.2.    This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.3.    All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by registered mail or delivered by facsimile to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

  (a)
  to the Purchaser:

      [Address]

      Attention:         •
       Facsimile:        •

  (b)
  to the Escrow Agent:

      [Address]

      Attention:         •
       Facsimile:        •

  (c)
  to the Shareholder:

      [Address]

      Attention:         •
       Facsimile:        •

  (d)
  to the Shareholder's Agent (if applicable):

      [Address]

      Attention:         •
       Facsimile:        •

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by facsimile shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

11.4.    This Agreement may only be amended by written agreement of the parties. No Escrow Agreement (including, without limitation, this Agreement) may be amended unless the same amendment is offered to all other Escrow Shareholders in respect of their respective Escrow Agreement. Each Escrow Shareholder shall have 30 days to either accept or decline the proposed amendment to their respective Escrow Agreement after which the Escrow Agreements for all those accepting the proposed amendment shall be amended accordingly. No Escrow Holder shall have a veto over whether or not a proposed amendment is given effect.

11.5.    Each of the parties, upon the request of any other party, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

11.6.    This Agreement shall be construed and enforced in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

11.7.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and any counterpart thereof may be executed by telecopy and when delivered shall be deemed to be an original.

[Signature Page Follows]

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SONUS PHARMACEUTICALS INC.	COMPUTERSHARE TRUST COMPANY OF CANADA
Per:
Authorized Signatory	Per:	Authorized Signatory
	Per:	Authorized Signatory
•

SCHEDULE "A"

MILESTONES AND RELEASE SCHEDULE

        Further to section 3.1 of the Agreement, the Milestones and corresponding percentage or number of Escrow Securities to be released upon the achievement thereof are set forth in the table below. The percentage figures represent the percent of the original number of Escrow Securities (as may be adjusted to account for any subdivision or consolidation of the Escrow Securities). The percentage figures are not cumulative.

	Milestone	Escrow Securities to be Released

1.	The completion of the planned patient enrolment (as specified in the last submission to the regulatory authorities prior to the dosing of the first patient enrolled in the trial) in the Supportive Clinical Trial with OGX-011.	50%

2.	The completion of a SPA on the patient population, study design, trial endpoints, statistical analyses and size of a registration clinical trial with OGX-011.	25%

3.	Achievement of a survival advantage of 2 months or more in the OGX-011 randomized Phase 2a trial referred to as clinical trial OGX-011-03.	50%

4.	The enrolment of a first patient in a phase 2 clinical trial with OGX-427.	25%

5.	The completion of the planned patient enrolment (as specified in the last submission to the regulatory authorities prior to the dosing of the first patient enrolled in the trial) in the first phase 2 clinical trial with OGX-427.	50%

6.	Following a Type B Meeting with FDA and: (a) the confirmation from the FDA in such meeting of the use of pain palliation as an appropriate endpoint to support a product marketing approval in prostate cancer; and (ii) FDA guidance as to acceptable means of evaluating and analyzing pain palliation for a registration trial.	25%

7.	If: (a) the average closing share price for the Purchaser's common shares on the NASDAQ Global Market (or such other stock market on which the common shares are then listed) for a period of ten consecutive trading days is at least 50% above the closing share price of common shares on the NASDAQ Global Market on the Announcement Date (adjusted for stock splits, consolidations and other capital changes since the Announcement Date); and (b) there has been a prior release of at least 50% of the Escrowed Securities.	All remaining escrow shares

8.	Enrolment of a first patient in a randomized registration trial for either OGX-011 or OGX-427.	100%

9.	The signing of a partnering or licensing agreement with a pharmaceutical or biotechnology company, as approved by the board of directors of the Purchaser, for the development of OGX-011, OGX-427 or OGX-225.	100%

10.	The occurrence of a Business Combination in which the value per share of the consideration received by the holders of the Purchaser's common shares as a result of the Business Combination equals or exceeds 150% of the average closing sale prices of the Purchaser's common shares, as reported on the NASDAQ Global Market (or such other stock market on which the common shares are then listed), for the ten trading days both immediately prior to and immediately following the Announcement Date. In the event the consideration received includes property other than cash, the value of such property, including securities, shall be the fair market value of such property as determined in good faith by the board of directors of the Purchaser.	100%

        For the purposes of this Schedule, the following terms shall have the following meanings:

  "Business Combination" means any (i) merger, reverse merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, arrangement or other similar transaction involving the Purchaser, except for any such transaction in which the holders of the outstanding voting securities of the Purchaser immediately prior to such transaction continue to hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Purchaser or of the surviving entity (or the parent of the surviving entity) immediately after such transaction; or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or substantially all of the assets of the Purchaser, in a single transaction or series of related transactions; or (iii) the sale, transfer, issuance or other disposition of, or the acquisition by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of, the beneficial ownership of fifty percent (50%) or more of the total combined voting power of all outstanding equity securities of the Purchaser or any of its subsidiaries, in a single transaction or series of related transactions.

  Notwithstanding the foregoing, in no event shall a Business Combination be deemed to have occurred upon the consummation of any transaction entered into primarily for financing purposes.

  "FDA" means the United States Food and Drug Administration.

  "SPA" means a Special Protocol Assessment as agreed by the Purchaser and the FDA in respect of the design and size of a clinical trial.

  "Supportive Clinical Trial" means a randomized clinical trial in patients with hormone refractory prostate cancer that will serve to support the registration trial(s) in a New Drug Application filing with the FDA and market approval.

  "Type B Meeting" means a meeting between the Purchaser and the FDA that is for the purpose of eliciting responses from FDA to specific issues raised by a sponsor.

SCHEDULE "B"

PERMITTED TRANSFERS OF ESCROW SECURITIES

        For the purposes of section 5.2 of the Agreement, each of the following shall be classified as a "Permitted Transfer":

  (i)
  Sale to a Controlled Corporation—The Shareholder may from time to time Transfer (as defined below) all or any part of its Escrow Securities to a corporation which is under the Control (as defined below) of the Shareholder provided that such corporation agrees as a condition of the Transfer to Transfer back such Escrow Securities to the Shareholder in the event that such corporation ceases to be under control of the Shareholder.

  (ii)
  Family, RSP Sales—A Shareholder may from time to time Transfer all or any part of its Escrow Securities to:

  A.
  a trust for the benefit of the Shareholder or his or her immediate family;

  B.
  a registered retirement savings plan of the Shareholder or his or her spouse; and

  C.
  provided that if such transferee (both legal and beneficial transferees in the case of a trust) is required to become a party to this Agreement, such transferees (if more than one) shall designate the Shareholder to represent all of the transferees and such representative will remain a party to and bound by this Agreement for and on behalf of such transferees and the Shareholder shall be deemed to be the legal and beneficial owner of such transferred Escrow Securities for the purposes of this Agreement.

  (iii)
  Death—Upon the death of the Shareholder, the Escrow Securities may be Transferred in accordance with a probated will of the deceased or by operation of laws for the administration of estates upon intestacy, provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

  (iv)
  Investor Exemptions—If the Shareholder is an Investor (as defined below) it may Transfer the whole or any part of its Escrow Securities:

  A.
  if it is required by law to do so;

  B.
  if it resolves to Transfer all or substantially all of its assets or if the Transfer is part of a portfolio sale of its assets;

  C.
  to any person, where the Transfer is in connection with a reorganization of the Investor;

  D.
  if the Transfer is to any manager, general partner, affiliate or associate of the Investor or affiliate or associate of such manager or general partner;

  E.
  to any corporation or other form of entity whose senior officers are, or which is managed by a corporate manager whose senior officers are, common officers of the Investor, the Investor's manager or the Investor's general partner, as the case may be, as at the date of the Transfer;

  F.
  to any limited partnership the general partner of which is Controlled, directly or indirectly, by the Investor, the manager or general partner of the Investor, or an affiliate or associate of the Investor, or its manager or general partner as at the date of the Transfer;

  G.
  to any persons who are bona fide investors (including limited partners, the general partner or fund manager, as the case may be, or directors, officers, or employees who are participants in an incentive program) in the Investor who are entitled to participate in a distribution of the assets of the Investor upon winding-up, liquidation or dissolution where the Escrowed Securities are distributed to them on such occurrence; provided that if such investors are required to become parties to this Agreement, such investors (if more than one) shall designate one person to represent all such investors and such representative will become party to and bound by this Agreement for and on behalf of such investors and the representative shall be deemed to be the legal and beneficial owner of such Transferred Escrow Securities for the purposes of this Agreement;

    H.
    in respect of Ventures West 7 Limited Partnership ("Ventures West Canada") and Ventures West 7 U.S. Limited Partnership ("Ventures West U.S."), without limiting any of the foregoing, to (i) any limited partner of Ventures West Canada or Ventures West U.S., (ii) Ventures West Capital Ltd., any subsidiary thereof, or any corporation whose senior officers are common officers of Ventures West Capital Ltd., or (iii) any fund managed by Ventures West Capital Ltd. or any subsidiary thereof; or

    I.
    in respect of Working Opportunity Fund (EVCC) Ltd., without limiting any of the foregoing, to any member of the GrowthWorks Group (as defined below)

    provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

Defined Terms:

  In this Schedule "B", the following terms shall have the following meanings:

  "affiliate" means with respect to any person:

    (i)
    any corporation which is directly or indirectly Controlled by that person;

    (ii)
    if a corporation, any corporation which Controls that person, and any corporation which is directly or indirectly Controlled by a corporation which Controls that corporate person; and

    (iii)
    if a partnership or limited partnership, any partner of the partnership or any corporation which Controls that partner and any corporation which is directly or indirectly Controlled by a corporation that Controls that partner.

  "associate" has the same meaning as has been designated to that term in the Canada Business Corporations Act (Canada), as amended from time to time.

  "Control", "Controls" or "Controlled" means, in relation to a corporation:

    (i)
    the right to cast a majority of the votes which may be cast at a general meeting of that corporation; or

    (ii)
    the right to elect or appoint, directly or indirectly, a majority of the directors of that corporation.

  "GrowthWorks Group" means:

    (i)
    Growth Works Capital Ltd. ("GrowthWorks");

    (ii)
    any investment fund (whether corporation, limited partnership, trust or other entity) to which GrowthWorks or any affiliate or associate of GrowthWorks provides management or investment advisory services; or

    (iii)
    any affiliate or an associate of the foregoing.

  "Investors" means Ventures West Canada, Ventures West US, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., Business Development Bank of Canada, Milestone Medica Corporation and WHI Morula Fund, LLC and "Investor" means any one of them.

  "Transfer" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words "Transferred", "Transferring" and similar words have corresponding meanings.

SCHEDULE "C"

RESOLUTION OF DISPUTES

1.     Appointment of Shareholder Representative

        In the event of a Dispute under section 3.9 of the Agreement, within three (3) Business Days of the Purchaser's receipt of a Dispute Notice, the Purchaser shall provide written confirmation (a "Dispute Confirmation") to the Disputing Shareholders that it has received such Dispute Notice. Within ten (10) Business Days of the delivery of the Dispute Confirmation: (a) the Disputing Shareholders must appoint a representative (a "Shareholder Representative") to act on behalf of all of the Disputing Shareholders in all matters related to the settling of the Dispute; and (b) the Shareholder Representative must confirm in writing to the Purchaser its appointment and the fact that it has the full power and authority to act on behalf of all of the Disputing Shareholders in respect of the settlement of the Dispute. The Disputing Shareholders shall use whatever procedures they deem appropriate to appoint a Shareholder Representative provided that such appointment is duly and validly made and the Shareholder Representative is granted the full power and authority to act on behalf of all of the Disputing Shareholders in respect of the settlement of the Dispute.

2.     Reasonable Commercial Efforts to Settle Disputes.

        The Shareholder Representative (on behalf of the Disputing Shareholders) and the Purchaser shall use all reasonable commercial efforts to settle the Dispute. To this end, they shall consult and negotiate with each other in good faith and understanding of their mutual interests to reach a just and equitable solution satisfactory to the Disputing Shareholders and the Purchaser.

3.     Arbitration.

        If the Disputing Shareholders and the Purchaser do not reach a solution pursuant to Section 2 of this Schedule "C" within a period of 20 Business Days following the delivery of the Dispute Confirmation, then upon written notice (an "Arbitration Notice") by either the Shareholder Representative or the Purchaser to the other, the Dispute shall be finally settled by arbitration in accordance with the provisions of the Commercial Arbitration Act (British Columbia), as amended or replaced based upon the following:

  (a)
  the arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the Shareholder Representative and the Purchaser, or in the event of failure to agree within ten (10) Business Days following the delivery of the Arbitration Notice, either the Shareholder Representative or the Purchaser may apply to a judge of the Supreme Court of British Columbia to appoint an arbitrator. The arbitrator shall be qualified by education and training to pass upon the particular matter to be decided;

  (b)
  the arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 30 days of the appointment of the arbitrator;

  (c)
  after an Arbitration Notice is given, the Shareholder Representative and the Purchaser will meet within 15 Business Days of delivery of the Arbitration Notice and will negotiate in good faith to agree upon the rules and procedures for the arbitration, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk, failing which, the rules and procedures for the arbitration shall be determined by the arbitrator;

  (d)
  the arbitration shall take place in Vancouver, British Columbia;

  (e)
  the arbitration award shall be given in writing shall provide reasons for the decision, and shall be final and binding on the Disputing Shareholders and the Purchaser, not subject to any appeal. The arbitration award shall be limited to a determination by the arbitrator of whether or not the Milestone that is the subject of the Dispute has in fact been achieved (or in the case of a Dispute involving more than one Milestone, whether or not each such Milestone has in fact been achieved);

  (f)
  the fees and other costs of the arbitration associated with the arbitrator and the Shareholder Representative shall be paid by the Disputing Shareholders provided that should the arbitrator rule in favour of the Disputing Shareholders (i.e. should the arbitrator rule that any one or more of the Milestones that is the subject of the Dispute has in fact been achieved), the Purchaser shall pay all fees and other costs of the arbitration associated with the arbitrator and the Shareholder Representative and shall reimburse any such fees and costs previously paid by the Disputing Shareholders;

  (g)
  all Disputes referred to arbitration (including without limitation the scope of the agreement to arbitrate, any statute of limitations, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive Law of British Columbia and the federal laws of Canada applicable therein; and

  (h)
  the Disputing Shareholders, the Shareholder Representative and the Purchaser shall agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the parties to the arbitration, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

ANNEX F: CERTIFICATE OF AMENDMENT TO EFFECT NAME CHANGE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SONUS PHARMACEUTICALS, INC.
a Delaware Corporation
(pursuant to Section 242 of the Delaware General Corporation Law)

        SONUS PHARMACEUTICALS, INC., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law (the "Corporation"), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

          FIRST:    That in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article I of the Corporation's Amended and Restated Certificate be amended to read as follows:

    "The name of this Corporation is OncoGenex Pharmaceuticals, Inc."

          SECOND:    That thereafter, pursuant to a resolution of its Board of Directors, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Corporation's stockholders approved and authorized the foregoing amendment (the "Amendment").

          THIRD:    That the Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Michael A. Martino, its duly authorized President and Chief Executive Officer this     day of              , 2008.

SONUS PHARMACEUTICALS, INC. a Delaware Corporation
By:
Michael A. Martino President and Chief Executive Officer

F-1

ANNEX G: CERTIFICATE OF AMENDMENT TO EFFECT REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SONUS PHARMACEUTICALS, INC.
a Delaware Corporation
(pursuant to Section 242 of the Delaware General Corporation Law)

        SONUS PHARMACEUTICALS, INC., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law (the "Corporation"), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

          FIRST:    That in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the first two sentences of the text of Article IV of the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

    "This Corporation is authorized to issue two classes of stock to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the Corporation shall have authority to issue is                  , of which (i)                     shares shall be designated Common Stock and shall have a par value of $.001 per share; and (ii) 5,000,000 shares shall be designated Preferred Stock and shall have a par value of $.001 per share."

          RESOLVED FURTHER, that Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended by adding a paragraph thereto, which such paragraph shall appear as the last paragraph of Article IV and shall read as follows:

    "Upon the effectiveness of this Certificate of Amendment of Amended and Restated Certificate of Incorporation, every                  (    ) shares of the Corporation's issued and outstanding Common Stock shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into one (1) share of the Corporation's Common Stock, par value $0.001 per share."

          SECOND:    That thereafter, pursuant to a resolution of its Board of Directors, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Corporation's stockholders approved and authorized the foregoing amendment (the "Amendment").

          THIRD:    That the Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Michael A. Martino, its duly authorized President and Chief Executive Officer this     day of              , 2008.

SONUS PHARMACEUTICALS, INC. a Delaware Corporation
By:
Michael A. Martino President and Chief Executive Officer

G-1

PROXY

SONUS PHARMACEUTICALS, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders—August 19, 2008

             The undersigned hereby nominates, constitutes and appoints Michael A. Martino and Alan Fuhrman, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Sonus Pharmaceuticals, Inc. which the undersigned is entitled to represent and vote at the 2008 Annual and Special Meeting of Stockholders to be held on August 19, 2008 at 9:00 a.m., Pacific time, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington 98101, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW.

1.
Approval of the issuance of Sonus Common Stock in connection with the Arrangement agreement:
☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
Election of Directors:
☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Election of the following nominees as directors:
Michael A. Martino, Michelle G. Burris, George W. Dunbar, Jr., Robert E. Ivy and Dwight Winstead
(Instructions: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

3.
Approval of an Amendment of Sonus' Amended and Restated Certificate of Incorporation to change Sonus' name to "OncoGenex Pharmaceuticals, Inc.":
☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
Approval of an Amendment of Sonus' Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of the outstanding shares of Sonus' Common Stock within the range of 1-for-10 and 1-for-20, and (ii) reduce the number of authorized shares of Sonus' Common Stock from 75,000,000 to the number of shares which is equal to two times the number of shares of Sonus' Common Stock outstanding immediately following the closing of the arrangement and the reverse stock split:
☐ FOR	☐ AGAINST	☐ ABSTAIN
5.
Ratification of the appointment of Ernst & Young LLP as Sonus' Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008:
☐ FOR	☐ AGAINST	☐ ABSTAIN
6.
Approval, if necessary, of an adjournment or postponement of the meeting to solicit additional proxies:
☐ FOR	☐ AGAINST	☐ ABSTAIN
7.
In their discretion, on such other business as may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

             THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE ISSUANCE OF SONUS COMMON SHARES IN CONNECTION WITH THE ARRANGEMENT, "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE AMENDMENT OF SONUS' AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE NAME CHANGE, "FOR" THE AMENDMENT OF SONUS' AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT, "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP, AND "FOR" AN ADJOURNMENT, IF NECESSARY, OF THE MEETING TO SOLICIT ADDITIONAL PROXIES.

Date	, 2008
(Signature of shareholder)

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.